UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) of § 240.14a-12

SANTA LUCIA BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

Common Stock

	2)	Aggregate number of securities to which transaction applies:

2,003,131

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$0.35 per common share

	4)	Proposed maximum aggregate value of transaction:

$701,095.85

	5)	Total fee paid:

$140.22 (fee of 1/50 of 1% of proposed cash payment)

☐	Fee paid previously with preliminary materials:

☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

$1401.33 (amount of registration fee)

	2)	Form, Schedule or Registration Statement No.:

333-173201

	3)	Filing Party:

Santa Lucia Bancorp

	4)	Date Filed:

August 18, 2011

PRELIMINARY – SUBJECT TO COMPLETION

PROPOSED MERGER - YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Santa Lucia Bancorp:

On June 24, 2011, Santa Lucia Bancorp, or Santa Lucia, and its subsidiary, Santa Lucia Bank, entered into an Agreement and Plan of Merger with Carpenter Fund Manager GP, LLC, or Carpenter (Carpenter is the manager of Carpenter Community BancFund, L.P., and Carpenter Community BancFund-A, L.P., which we refer to collectively as the “Investors”), Mission Community Bancorp and Mission Community Bank (the “Merger Agreement”).  The board of directors of Santa Lucia has approved of the transactions contemplated in the Merger Agreement, including the following: (i) Santa Lucia will merge with a newly formed merger subsidiary of Investors, with Santa Lucia being the survivor, and (ii) Santa Lucia Bank will merge with and into Mission Community Bank, with Mission Community Bank being the surviving bank.  The foregoing mergers and other transactions contemplated by the Merger Agreement shall be collectively referred to as the “Merger.”

In connection with the Merger, Santa Lucia’s common shareholders will receive $0.35 per share, and Santa Lucia’s sole preferred shareholder, the United States Department of the Treasury, which holds $4.0 million of preferred stock and a warrant for the purchase of 38,869 shares of common stock issued to the United States Treasury in connection with Santa Lucia’s participation in the Capital Purchase Program authorized by the Troubled Asset Relief Program,  will receive, in settlement of such preferred stock, warrants and related missed dividend payments, a payment of $2.8 million.

We presently expect the Merger to close in the fourth quarter of 2011.

The common stock of Santa Lucia is not listed on any national stock exchange.  However, it is quoted on the OTC Bulletin Board under the symbol “SLBA.”  On June 23, 2011, which was the last trading day before the public announcement of the Merger during which shares of our common stock were traded, the closing price was $0.51 per share.

Santa Lucia is holding a special shareholders’ meeting at which its shareholders will be asked to approve the principal terms of the Merger Agreement.  Information about the special meeting is contained in this proxy statement.  You are urged to read this document carefully and in its entirety.

YOUR BOARD OF DIRECTORS HAS  DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF SANTA LUCIA AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

We hope that you will attend the special meeting in person; however, we strongly encourage you to designate the proxies named on the enclosed proxy card to vote your shares.  This will ensure that your common stock is represented at the special meeting.  You will also be able to vote by telephone or by the Internet.  The enclosed proxy card explains more about these voting procedures.

Whether or not you plan to attend the Santa Lucia special meeting, please vote as soon as possible to make sure that your shares are represented at the special meeting.  If you do not vote, it will have the same effect as voting against the Merger.

John C. Hansen
President and Chief Executive Officer
Santa Lucia Bancorp

This proxy statement is dated ________, 2011 and is first being mailed to shareholders on or about August 29, 2011.

Sources of Additional Information

We are subject to the informational requirements of the Exchange Act.  We file annual, quarterly and current reports, proxy statements and other information with the SEC.  This information is available to you without charge upon your written or oral request.  You can obtain documents related to Santa Lucia, without charge, through the website of the Securities and Exchange Commission, or SEC, at www.sec.gov, through Santa Lucia’s website, www.santaluciabank.com, or by requesting them in writing or by telephone.

(The website address given in this document is for information only and is not intended to be an active link or to incorporate any website information into this document.)

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this document.

In order to receive timely delivery of requested documents in advance of the special meeting, you should make your request no later than September 15, 2011.

All information contained in this proxy statement with respect to Mission Community Bancorp and its affiliates has been supplied by Mission Community Bancorp.  All information contained in this proxy statement with respect to Santa Lucia has been supplied by Santa Lucia.

You should rely only on the information provided or incorporated by reference in this  proxy statement.  We have not authorized anyone to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date on the front of the document.

See “Where You Can Find More Information” beginning on page 80.

PROXY STATEMENT
AND
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 6, 2011

Notice is hereby given that a special meeting of Shareholders of Santa Lucia Bancorp (referred to herein as “Santa Lucia” or the “Company”) will be held at 7480 El Camino Real, Atascadero, California 93422, on October 6, 2011, at 6 p.m., local time (the “Special Meeting”), for the following purposes:

1.
To consider and act upon a proposal to approve the principal terms of an Agreement and Plan of Merger by and among Carpenter Fund Manager GP, LLC, Mission Community Bancorp, Mission Community Bank, the Company and Santa Lucia Bank, dated June 24, 2011, (the “Merger Agreement”) that provides for a merger of Santa Lucia and a newly formed subsidiary of Carpenter Community BancFund, L.P., and Carpenter Community BancFund-A, L.P., to be immediately followed by the merger of Santa Lucia Bank with and into Mission Community Bank, and the transactions related thereto as more fully described in the proxy statement dated [*], 2011, (collectively, the “Merger.”)

2.
To cast a non-binding advisory vote to approve “golden parachute” compensation payable under existing agreements with the Company that certain executive officers of the Company will or may receive in connection with the merger; and

3.	Such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Upon completion of the Merger, shares of Santa Lucia common stock that are outstanding as of the record date will no longer be listed on any stock exchange or quotation system, and will not participate in the future earnings or growth of Santa Lucia.

Santa Lucia’s executive officers and directors have agreed to vote their aggregate 667,199 shares of Santa Lucia common stock (which constitutes approximately 33% of Santa Lucia’s outstanding shares of common stock), “FOR” the Merger, the Merger Agreement and those transactions contemplated thereby.

YOUR BOARD OF DIRECTORS HAS  DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF SANTA LUCIA AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE “GOLDEN PARACHUTE” COMPENSATION THAT WILL OR MAY BE RECEIVED BY CERTAIN EXECUTIVE OFFICERS OF SANTA LUCIA IN CONNECTION WITH THE MERGER.

The board of directors of Santa Lucia has fixed the close of business on August 12, 2011, as the record date for the determination of the shareholders entitled to have notice of and to vote at the Santa Lucia Special Meeting and any adjournments or postponements thereof.  Only shareholders of Santa Lucia of record at the close of business on such date will be entitled to receive notice of and to vote at the Special Meeting and at any adjournments of the Special Meeting. Whether or not you expect to attend the Special Meeting, we urge you to consider the Proxy Statement dated [*], 2011 (the “Proxy Statement”) carefully and to sign, date and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured at the Special Meeting. You also will be able to vote by telephone or internet.  The enclosed proxy card explains more about these voting procedures.  The giving of a proxy does not affect your right to vote in person in the event that you attend the Special Meeting.

Your vote is very important. If you don’t vote or don’t instruct your broker how to vote any shares held by you in street name, it will have the same effect as voting “No.” Please mark, sign, date and return your proxy promptly, whether or not you plan to attend the Special Meeting. Your proxy will be revocable, either in writing or by voting in person at the Special Meeting, at any time prior to its exercise, by following the procedure described in the proxy statement.

If you would like to attend the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Special Meeting, you must obtain from your broker or such other nominee a proxy issued in your name.

If your shares are held by a broker or other nominee, you should have received with this Proxy Statement the forms you will need to instruct your broker how to vote. Your broker can’t vote your shares without your instructions. Please make sure you get and use the appropriate form for that purpose.

We look forward to seeing you at the Special Meeting, and we appreciate your continued loyalty and support.

By Order of the Board of Directors of
Santa Lucia Bancorp,

Jerry W. DeCou III
Chairman

Margaret A. Torres
Secretary

Atascadero, California
[*], 2011

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE “GOLDEN PARACHUTE” COMPENSATION THAT WILL OR MAY BE RECEIVED BY CERTAIN EXECUTIVE OFFICERS OF SANTA LUCIA IN CONNECTION WITH THE MERGER.

This Proxy Statement provides you with detailed information about the Merger. We encourage you to read this entire document carefully.
                      ______________________________________________________

No government agency has passed upon the accuracy or adequacy of this Proxy Statement. Any representation to the contrary is unlawful.
                                          ______________________________________________________

This Proxy Statement, including the notice of Special Meeting, and the accompanying form of proxy are first being mailed to Santa Lucia shareholders on or about August 29, 2011.

SUMMARY TERM SHEET	1
The Parties to the Merger	1
The Merger	2
Santa Lucia’s Reasons for the Merger	2
The Special Meeting	4
Terms of the Merger	7
Board Recommendation Concerning the Merger	8
Miscellaneous Matters Relating to the Merger	8
QUESTIONS AND ANSWERS ABOUT THE MERGER	14
SANTA LUCIA SELECTED FINANCIAL DATA	18
FORWARD LOOKING STATEMENTS	19
RISK FACTORS	20
THE SPECIAL MEETING	21
General	21
Record Date; Solicitation of Proxies	21
Vote Required	21
Revocability of Proxies	22
Recommendation of Santa Lucia’s Board of Directors	22
Security Ownership of Certain Beneficial Owners and Management	22
Questions and Additional Information	25
PROPOSAL 1: THE MERGER	26
General	26
Background of the Merger	26
Reasons for the Merger; Considerations by Santa Lucia’s Board of Directors	34
Merger Consideration	37
Impact of the Merger on Stock Options	38
Recommendation of the Board of Directors	38
Opinion of Santa Lucia’s Financial Advisor	38
Carpenter’s Financial Resources	48
Effective Time; Closing Date	48
Payment for Certificates Held by Santa Lucia’s Shareholders	48
Dissenters’ Rights	49
Federal Income Tax Consequences of the Merger	51
The Voting Agreement	52
Effects on Santa Lucia if the Merger is Not Completed	53
Regulatory Approvals	53
THE MERGER AGREEMENT	55
Representations and Warranties	55
Business Pending the Merger and Other Covenants	55
Conditions to the Merger	62
Non-Solicitation, Non-Competition and Confidentiality Agreement; Non-Solicitation and Confidentiality Agreement	64

i

Expenses; Termination; Termination Fees	65
Interests of Certain Persons in the Merger	67
Amendment and Waiver	70
INFORMATION ABOUT MISSION	71
Mission Community Bancorp	71
Mission Community Bank	71
INFORMATION ABOUT SANTA LUCIA	72
Santa Lucia Bancorp	72
Santa Lucia Bank	72
Description of Business	73
Market Price and Dividend Information	74
Regulatory Orders	75
Description of Property	75
Legal Proceedings	75
Financial Statements and Supplementary Data	75
Management’s Discussion and Analysis of Financial Condition and Results of Operations	76
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	76
Quantitative and Qualitative Disclosures About Market Risk	76
PROPOSAL 2: ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION	77
Vote Required and Board of Directors Recommendation	79
PROPOSAL 3: OTHER BUSINESS	80
FUTURE SHAREHOLDER PROPOSALS	80
WHERE YOU CAN FIND MORE INFORMATION	80
APPENDICES: TABLE OF CONTENTS	81
Appendix A: Agreement and Plan of Merger	A-1
Appendix B: Fairness Opinion of D.A. Davidson & Co.	B-1
Appendix C: Chapter 13 of California General Corporation Law	C-1
Appendix D: Santa Lucia Bancorp’s Annual Report on Form 10-K for 2010	D-1
Appendix E: Santa Lucia Bancorp’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2011	E-1

ii

SUMMARY TERM SHEET

This brief summary term sheet, together with the “Questions and Answers” on the following pages, highlights selected information from the proxy statement (the “Proxy Statement”). It does not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement, including the Appendices. Each item in this summary refers to the page where that subject is discussed in more detail.

Except as otherwise specifically noted in this proxy statement, “Santa Lucia,” “Company,” “we,” “our,” “us” and similar words refer to Santa Lucia Bancorp and its subsidiaries as the context requires.

The Parties to the Merger (page 26)

On June 24, 2011, Santa Lucia Bancorp (referred to herein as “Santa Lucia” or the “Company”) and its subsidiary, Santa Lucia Bank (“SL Bank”) (Santa Lucia and SL Bank shall collectively be referred to as “Seller Parties”) entered into an Agreement and Plan of Merger with Carpenter Fund Manager GP, LLC (“Carpenter”), Mission Community Bancorp (referred to herein as “Mission”), and Mission Community Bank (“MC Bank”) (the “Merger Agreement”).  Subject to regulatory approvals and the satisfaction or waiver of the conditions in the Merger Agreement, if Santa Lucia’s shareholders approve the Merger Agreement at the special meeting, (i) Santa Lucia will merge with a newly formed merger subsidiary of Investors (“Newco”), with Santa Lucia being the survivor, and (ii) SL Bank will merge with and into MC Bank, with MC Bank being the surviving bank.  In this proxy statement, we refer to the foregoing mergers and other transactions contemplated by the Merger Agreement collectively as the “Merger.”

Santa Lucia is a California corporation and a registered bank holding company. Through its wholly-owned subsidiary, Santa Lucia Bank, Santa Lucia operates in the Central Coast of California. Our primary business is providing traditional community banking services to customers.  At March 31, 2011, we had total assets of $246.3 million, total net loans held for investment of $168.7 million, total deposits of $230.7 million and shareholders’ equity of $7.1 million.

Santa Lucia and SL Bank are subject to pending regulatory actions with respect to their operations, including a Written Agreement with the Federal Reserve Bank of San Francisco (“FRBSF”), which we refer to as the “Written Agreement,” and a separate Consent Order with the California Department of Financial Institutions (“DFI”), which we refer to as the “Consent Order,” described below in “Reasons for the Merger.”  As a result of these regulatory actions, the significant operating losses we incurred in 2010 and 2009, and the resulting deterioration of our capital position, we believe there is substantial doubt about our ability to continue as a going concern.

Carpenter is the General Partner of each of Carpenter Community BancFund, L.P., and Carpenter Community BancFund-A, L.P., which we refer to collectively as the “Investors.”  The Investors, along with a sister investment fund, invest private equity capital that, when partnered with Carpenter’s banking expertise and talented bank management teams, works to build investor value by supporting community banking franchises in which they invest.  One of the Investors’ majority owned portfolio companies is Mission Community Bancorp.

1

Mission is a California corporation and a registered bank holding company.  Through its wholly owned subsidiary, MC Bank, Mission provides traditional community banking services to customers along the Central Coast of California.  There are two full-service Mission Community Bank offices in San Luis Obispo, one each in Santa Maria, Paso Robles and Arroyo Grande, and a new agribusiness loan production office in Oxnard, California. The bank’s administrative headquarters and the Small Business Banking Center are located in San Luis Obispo.  As of March 31, 2011, it had total assets $217.6 million and total deposits of $174.7 million.

Information About the Combined Entity

Following the Merger, MC Bank will be the surviving bank. It is contemplated that certain members of senior management, including Claudya Ross, our Chief Credit Officer, will continue in senior management positions at Mission Community Bank after the Merger. See “THE MERGER – Employment, Change of Control and other Compensation Agreements.” In addition, Santa Lucia anticipates that there will be significant continuity of Santa Lucia and SL Bank employees following the Merger.

Santa Lucia will continue to exist as a subsidiary of Investors and will own certain non-performing assets acquired by it from SL Bank prior to the Merger.

The Merger (Pages 26 and Appendix A)

In connection with the Merger, the Company’s common shareholders will receive $0.35 per share.  Immediately prior to the Merger the Company’s outstanding $4.0 million of preferred stock and warrant for the purchase of 38,869 shares of common stock at an exercise price of $15.43 issued to the United States Treasury, or UST, in connection with the Company’s participation in the Capital Purchase Program authorized by the Troubled Asset Relief Program (“TARP CPP”), and related missed dividend payments will be settled for a payment to the UST of $2.8 million pursuant to an agreement between Newco and UST (the “UST Agreement”).

We presently expect the Merger to close in the fourth quarter of 2011.

We have attached the Merger Agreement as Appendix A at the back of this Proxy Statement. We encourage you to read the Merger Agreement, as it is the legal document that governs the Merger.

Santa Lucia’s Reasons for the Merger (Page 34)

Santa Lucia’s inability to meet the capital requirements of its regulators discussed below and the lack of other potential merger partners strongly influenced Santa Lucia’s board of directors when considering the Merger.  While these factors were largely considered, in reaching its unanimous decision to approve the Merger Agreement and recommend the Merger to our shareholders, the board analyzed many factors, which are described in detail at pages 35 to 38, including the following:

2

•
The enforcement actions taken against Santa Lucia by its regulators, including the following: the Consent Order with the DFI (the Consent Order is further discussed in a Current Report on Form 8-K filed by Santa Lucia on May 9, 2011), the Written Agreement with the FRBSF (the Written Agreement is discussed in detail and included in a exhibit in a Current Report on Form 8-K filed by Santa Lucia on December 29, 2010) and the Memorandum of Understanding with the FRB that was approved by the  board of directors of Santa Lucia and SL Bank on June 9, 2011 (collectively, the “Regulatory Orders”);

•
The inability of Seller Parties to raise capital in order to achieve compliance with the Regulatory Orders, specifically including the requirement under the Consent Order, that SL Bank increase its shareholders’ equity by $12.0 million within 90 days and thereafter, maintain its shareholder’s equity in an amount not less than 9% of the Bank’s total assets;

•	In light of the inability to raise the required capital, the limited ability of Seller Parties to meet the other provisions of the Regulatory Orders in an adequate fashion;

•	The lack of interest by any other institution for a merger transaction;

•	The risk of closure of SL Bank by its regulators;

•	The history, reputation and prospects of Mission, MC Bank, and the financial backing provided by the Investors;

•	Mission’s ability to offer improved services such as larger lending limits, additional branches and expanded consumer banking and money services;

•	The use of improved technology for the efficient conduct of operations; and

•	Mission’s ability to recruit and retain top employees and serve and increase its customer base.

Santa Lucia’s requirement to raise capital was a result of the dramatic losses suffered by the Company in 2009 and 2010, which caused a significant reduction in capital.  As a result of the foregoing, as well as the capital requirements included in the Written Agreement, and at the time, anticipated enforcement action by the DFI, the Company commenced a private placement offering in the fourth quarter of 2010, (the “Private Placement”) and at one point, held approximately $1.2 million in escrow as a result of efforts associated with the Private Placement.  While this amount of capital would be a material addition to the Company’s capital levels, such amount of capital would not have adequately recapitalized SL Bank, brought SL Bank into compliance with any capital ratio requirement the DFI would likely set, or ultimately did set by way of the Consent Order, nor was it sufficient for purposes of satisfying the Written Agreement.  Because of the shortfall in the Private Placement, the Company then elected to proceed with a public rights offering pursuant to the terms of its Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2011, as amended, on June 7, 2011 (the “Registration Statement”) to attempt to raise sufficient capital.   Upon amending the Registration Statement on June 7, 2011, the Company returned all funds from the Private Placement then held in escrow for the purposes of focusing its capital raising efforts on the offering contemplated in the Registration Statement.  The Private Placement and the offering contemplated in the Registration Statement illuminate Santa Lucia’s continuous and varied but ultimately failed efforts to raise sufficient capital to meet the requirements of the Regulatory Orders.

3

Contemporaneously with the filing of the Registration Statement, the Company was engaged in discussions with Mission and Carpenter concerning the Merger.  As a result of negotiations with Mission and Carpenter and given the likelihood of coming to a final, definitive agreement with them concerning the Merger, and as a condition precedent to the execution of the Merger Agreement, Santa Lucia withdrew the Registration Statement with the SEC on June 27, 2011.  The decision to conclude such efforts and focus on the Merger was the result of the likelihood that Santa Lucia would be unsuccessful in raising $12.0 million in capital that was required by the Regulatory Orders and the likely failure of the institution if the Merger was not consummated.

Given the foregoing, Santa Lucia’s board of directors believes that the Merger represents the only viable opportunity for Santa Lucia’s shareholders to avoid a total loss of their investment that would likely follow the seizure of SL Bank by banking regulators.  Therefore, the board of directors of Santa Lucia believes that the Merger, the Merger Agreement and those transactions contemplated thereby are in the best interests of its shareholders.

The Special Meeting (see page 21)

Date, Time and Place

The special meeting will be held at Santa Lucia’s headquarters, located at 7480 El Camino Real, Atascadero, California 93422 at 6 p.m. on October 6, 2011 (the “Special Meeting.”)

Purpose

At the Special Meeting, you will be asked to consider and vote on the approval and adoption of the Merger Agreement, the Merger and the related transactions.

Record Date and Quorum

You are entitled to vote at the Special Meeting if you owned shares of Santa Lucia common stock at the close of business on August 12, 2011, the record date for the special meeting. You will have one vote for each share of Santa Lucia common stock that you owned on the record date. As of the record date, there were 2,003,131 shares of Santa Lucia common stock issued and outstanding and entitled to vote. A majority of Santa Lucia common stock issued, outstanding and entitled to vote at the Special Meeting constitutes a quorum for the purpose of the Special Meeting. In the event that a quorum is not present at the special meeting, the meeting may be adjourned or postponed to solicit additional proxies.

4

Vote Required

The adoption of the Merger Agreement requires the affirmative vote present or represented by proxy of the holders of at least a majority of the outstanding shares of Santa Lucia common stock.  The approval of the non-binding resolution approving compensation to our executive officers in connection with the Merger requires the affirmative vote present or represented by proxy of a majority of the shares present and entitled to vote at the special meeting.

Voting and Proxies

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the Special Meeting. If you do not return your proxy card or submit your proxy by phone or the Internet or attend the Special Meeting, your shares of Santa Lucia common stock will not be voted. Even if you plan to attend the Special Meeting, if you hold your shares of common stock in your own name as the shareholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card, or by using the telephone number instructions printed on your proxy card.

If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to approve the Merger, approve and adopt the Merger Agreement and those transactions contemplated thereby, and “FOR” the proposal to adopt a non-binding resolution in favor of the compensation that will or may be paid to our executives in connection with the Merger.

Revocability of Proxy

Any shareholder of record of Santa Lucia common stock may revoke his or her proxy before it is voted at the Special Meeting. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the proxies, we recommend that you revoke or amend your prior instructions in the same way you initially gave them—that is, by telephone, internet, or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

5

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Santa Lucia Bancorp
7480 El Camino Real
Atascadero, California 93422
Attention:  Corporate Secretary

Discretionary Voting and Adjournments

We are not aware of any business to come before the special meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the special meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the best judgment of the persons voting the proxies, including to adjourn the Special Meeting.

Adjournment of the Special Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the Special Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Special Meeting.

Santa Lucia’s Financial Advisor Gives its Opinion That the Consideration is Fair to You (Page 38 and Appendix B)

The investment banking firm of D.A. Davidson & Co. (“D.A. Davidson”), which serves as a financial advisor to the board of Santa Lucia in connection with this transaction, has issued a written opinion that the price to be paid for Santa Lucia shares in this transaction is fair from a financial point of view.  A copy of the opinion, as of June 23, 2011, is attached as Appendix B to this Proxy Statement. We encourage you to read it carefully. Also, you should carefully read the description of their analyses in reaching that conclusion.

Certain Shareholders Have Agreed to Vote in Favor of the Merger (Page 52)

All of the directors of Santa Lucia, as well as Margaret A. Torres and Claudya Ross, who are collectively entitled to vote approximately 33% of Santa Lucia’s outstanding shares of common stock, have entered into a voting agreement with Mission. This agreement provides that these directors and executive officers will vote their shares of Santa Lucia common stock in favor of the Merger.

The directors and executive officers entered into this agreement because Mission stated that it was a condition to entering into the transaction, and because they believe the transaction is in the best interest of Santa Lucia and it shareholders. The voting agreement could discourage other companies from trying to acquire Santa Lucia.

6

Terms of the Merger

You Will Receive Cash for Your Shares of Santa Lucia Common Stock in the Merger (Page 37)

The Merger Agreement provides for a cash payment to Santa Lucia shareholders of $0.35 per share of common stock of Santa Lucia.

Additionally, (i) Newco will retire for $2.8 million Santa Lucia’s preferred stock and associated warrants issued to the UST under the TARP CPP, and (ii) Mission will assume the approximately $5.1 million of Santa Lucia’s outstanding trust preferred securities.

Unexercised Stock Options Will Be Cancelled and All Related Plans Terminated (Page 38)

All of Santa Lucia’s outstanding options have an exercise price in excess of the per share consideration to be paid in connection with the Merger and it is not likely that any options will be exercised.  Each unexercised option to purchase Santa Lucia common stock will be terminated at the effective time of the Merger and no consideration will be paid for outstanding options to purchase Santa Lucia’s common stock.

Regulatory Approvals We Must Obtain for the Merger (Page 53)

We cannot complete the Merger unless it is approved by the Board of Governors of the Federal Reserve Board (the “FRB”) and the DFI.

Mission and Carpenter have filed applications with the regulators seeking approval of the transactions contemplated by the Merger Agreement.  Any approval granted by these federal and state bank regulatory agencies may include terms and conditions more onerous than Mission’s management contemplates which would give Mission the right to terminate the Merger. Although Mission and Santa Lucia expect to obtain the timely required regulatory approvals, there can be no assurance as to if or when these regulatory approvals will be obtained, or the terms and conditions on which the approvals may be granted.

Although we do not know of any reason why these regulatory approvals cannot be obtained in a timely manner, we cannot be certain when, or if, they will be obtained.

The Merger Will Be a Sale for Tax Purposes (Page 51)

The Merger is expected to be treated as a sale of your Santa Lucia shares for federal income tax purposes. As such, it will be taxable to Santa Lucia shareholders unless held in a tax-deferred account such as an IRA or 401(K). Tax consequences depend on your individual circumstances, including how long you have held your shares and the manner in which they are held, and may vary among shareholders. We urge you to contact your own tax advisor to understand fully how the Merger will affect you.

7

Board Recommendation Concerning the Merger

Our Board Unanimously Recommends That You Approve the Merger, the Merger Agreement and those transactions contemplated thereby (Page 38)

The board of directors has unanimously approved the Merger Agreement and the Merger, and recommends that you vote FOR the Merger, the Merger Agreement and those transactions contemplated thereby.

Miscellaneous Matters Relating to the Merger

You May Exercise Dissenters’ Rights (Page 49 and Appendix C)

Holders of Santa Lucia common stock who do not vote in favor of the Merger, who give written notice to Santa Lucia that they dissent from the Merger, who continue to hold shares at the effective time of the Merger, and who have fully complied with all applicable provisions of Chapter 13 of the California Corporations Code have the right to receive from Santa Lucia the value of their shares based upon a valuation of Santa Lucia shares as of the business day prior to announcement of the Merger.  See also Appendix C, which includes a copy of Chapter 13 of the California Corporations Code.

Please review “Risk Factors” for a discussion of the risks involved in electing dissenters’ rights.

Benefits to Certain Officers and Directors in the Merger (Page 67)

When considering the recommendation of the Santa Lucia board of directors, you should be aware that some of Santa Lucia’s directors and officers have interests in the Merger in addition to those of other Santa Lucia shareholders.

The directors and executive officers of Santa Lucia, together with their affiliates, beneficially owned, as of the record date for the special meeting, a total of 667,199 shares of Santa Lucia common stock, representing an aggregate of approximately 33% of the total outstanding shares of Santa Lucia common stock.

These interests include compensation arrangements between certain officers and directors as well insurance protection under the Company’s directors’ and officers’ liability insurance policy.

The Santa Lucia board of directors was aware of these interests and considered them before approving the Merger Agreement.

Termination of Compensation Plans (Page 68)

In connection with the Merger Agreement and the transactions contemplated thereby, the Company and various directors and officers have entered into benefit termination agreements that effectively terminate the respective director’s or officer’s compensation arrangements in exchange for a fixed sum that represents a significant discount over what they would normally be entitled to receive in the event of a transaction such as the Merger.

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Things We Must Do for the Merger to Occur (Page 55)

Completion of the Merger is subject to various conditions, including, but not limited to:

•	approval of the Merger by the Santa Lucia shareholders;

•	receipt of all governmental and other consents and approvals that are necessary to permit completion of the Merger;

•	Mission successfully raising up to $25.0 million in capital to support the combined MC Bank and SL Bank;

•	consummation of the transactions referenced in the UST Agreement; and

•	other conditions as set forth in the Merger Agreement.

Certain of these conditions to the Merger may be waived by Mission or Santa Lucia, as applicable.

Conditions to the Merger (Page 62)

The obligations of both Santa Lucia and Mission to consummate the Merger are subject to the satisfaction or waiver on or before the effective time of the Merger of various conditions.  Among other things, the obligations of Santa Lucia and Mission to consummate the Merger are subject to the following conditions:

•	the representations and warranties contained in the Merger Agreement, and any agreement contemplated by the Merger Agreement, shall be true and correct in all material respects;

•
each party shall have performed and complied in all material respects with their respective obligations under the Merger Agreement, including, among other things, the delivery of all receipts, obtaining the requisite Santa Lucia shareholder vote; and

•
all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement shall have been obtained and shall remain in full force and effect and no governmental authority shall prohibit or make illegal, the consummation of the transactions contemplated by the Merger Agreement.

The obligations of the Seller Parties to consummate the Merger are also subject to fulfillment of certain other conditions, including, among other things, Mission’s delivery of officer certificates.

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The obligations of Mission to consummate the Merger are also subject to the fulfillment of certain other conditions, including the following:

•
as of the last day of the last month immediately preceding the closing date as recorded in the financial books of Santa Lucia and SL Bank, known as the measurement date, (a) SL Bank shall have a total risk-based capital ratio of not less than 7% and a leverage capital ratio of not less than 4%, (b) the allowance for loan and lease losses of SL Bank shall not be less than 5% of total loans, and (c) classified assets at the measurement date, and assets which should be treated as classified assets under applicable standards under SL Bank’s asset classification policies or the policies of the banking agencies shall not exceed $30,500,000; and (d) net operating losses (as defined in the Merger Agreement) for Santa Lucia for the period beginning July 1, 2011 and ending on the measurement date shall not exceed $250,000;

•
the transaction contemplated by the UST Agreement shall have been completed on terms acceptable to the Mission, the UST Agreement shall have been executed, and the UST shall have transferred the preferred stock and warrants on terms acceptable to Mission, as set forth in the UST Agreement.

•	since the date of the Merger Agreement, Seller Parties shall not have suffered a material adverse effect;

•	the fairness opinion shall have been reissued to Santa Lucia as of the date of the Proxy Statement, and shall not have been revoked, modified or withdrawn;

•
no employee, shareholder, officer or Benefit Plan beneficiary that has executed and delivered a Voting Agreement; Non-Solicitation, Non-Competition and Confidentiality Agreement; Non-Solicitation and Confidentiality Agreement or Benefit Termination Agreement and Release shall be in default of any of such person’s obligations thereunder or revoked or sought to challenge the enforceability or validity of any such agreement;

•
the debt assumption contemplated in the Merger Agreement and all related documentation shall have been approved by a duly authorized representative of the holders of the junior subordinated debentures on terms satisfactory to Mission in its sole discretion;

•	Santa Lucia’s core deposits (as defined in the Merger Agreement) at the measurement date shall not be less than $150,000,000;

•
the expenses of Seller Parties related to the transactions contemplated by the Merger Agreement, inclusive of all investment banking, financial advisory, finders, broker, placement agent, permit, legal, accounting, printing, mailing, employee severance, change-in-control, accelerated benefit or similar payments (excluding any payments constituting plan consideration), and data processing termination costs of SL Bank, and other fees and expenses shall be set forth in a certificate of Seller Parties executed by their respective Chief Financial Officers and Chief Executive Officers and shall not exceed $750,000; and

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•	all funding by Mission required for the consummation of the transactions contemplated in the Merger Agreement shall have been obtained on terms acceptable to the Mission.

Additionally, the consummation of the Merger is subject to the performance of covenants, the execution and delivery of certain ancillary documents, third-party consents, officers’ certificates and other documents.

If these and other conditions are not satisfied or waived, the Merger Agreement may be terminated. The Merger Agreement may also be terminated upon the occurrence of certain other events.

We Expect the Merger to Occur in the Fourth Quarter of 2011 (Page 48)

The Merger will occur shortly after all of the conditions to its completion have been satisfied. We currently anticipate that the Merger will occur in the fourth quarter of 2011.

Termination of the Merger Agreement (Page 65)

The Merger Agreement may be terminated at any time prior to the effective time of the Merger:

•	by mutual consent of Mission and Santa Lucia;

•
by Mission or Santa Lucia, if its board of directors so determines by the vote of a majority of the members of its entire board, in the event of either (i) a breach by the other party of any representation or warranty contained in the Merger Agreement, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants, agreements or conditions in the Merger Agreement  which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach;

•	by Mission or Santa Lucia, if the transactions contemplated in the Merger Agreement are not consummated by December 31, 2011;

•	by Mission or Santa Lucia, if regulatory approvals that are required for the consummation of the transactions contemplated by the Merger Agreement have been denied;

•	by Mission, if obtaining the requisite regulatory approvals requires a burdensome condition;

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•
by Santa Lucia, if, prior to obtaining the requisite shareholder approval, (i) Santa Lucia is not in material breach of the Merger Agreement, (ii) Santa Lucia or SL Bank board of directors authorizes Santa Lucia or SL Bank to enter into a definitive agreement with respect to a superior proposal and Santa Lucia and SL Bank notifies Mission in writing that it intends to enter into such agreement, (iii) Mission does not make, within five (5) business days of receiving such notice, an offer that, the Santa Lucia board of directors determines is a superior proposal from a financial point of view, and (iv) Santa Lucia, prior to such termination, pays Mission those fees required under the terms of the agreement, including a termination fee of $175,000 and costs up to $250,000;

•
by Mission or Santa Lucia, if its board of directors so determines by vote of a majority of the members of the entire board, in the event that the required Santa Lucia shareholder approval is not obtained at the Santa Lucia shareholder’s meeting;

•	by Mission, upon the existence of any fact or circumstance that would have or would reasonably be expected to have a material adverse effect on Mission or Seller Parties; and

•	by Mission, if Mission reasonably determines in good faith that any of the closing conditions benefitting Mission cannot reasonably be expected to be satisfied.

Termination Fees (Page 65)

In the event that (i) a bona fide merger proposal shall have been made to Santa Lucia or any of its subsidiaries or its shareholders or any person shall have publicly announced an intention (whether or not conditional) to make an acquisition proposal with respect to Santa Lucia or any of its subsidiaries (and such acquisition proposal or publicly announced intention shall not have been publicly withdrawn without qualification at least (x) 30 calendar days prior to, with respect to a termination stemming from adverse action by the board of directors of Santa Lucia or delay, the date of termination, or (y) at least 10 business days prior to, with respect to a termination stemming from the lack of approval by the Santa Lucia shareholders, the date of the Special Meeting of Santa Lucia’s shareholders); and thereafter the Merger Agreement is terminated by either Mission or Santa Lucia for delay or for the failure to obtain approval by the Santa Lucia shareholders, or (ii) the Merger Agreement is terminated (x) by Santa Lucia stemming from a superior proposal and subject to the terms and conditions of the Merger Agreement relating to superior proposals (y) by Mission stemming from adverse action by the board of directors of Santa Lucia and the required shareholder vote is not obtained, or (z) by Mission stemming from adverse action by the board of directors of Santa Lucia, such action including the recommendation to Santa Lucia shareholders of another proposal or a failure to notify Mission, MC Bank and Carpenter of such proposal, then Santa Lucia shall promptly, and in any event no later than two business days after the date of such termination pay Mission a termination fee of $175,000, in addition to reimbursement for Mission’s transaction costs, not to exceed $250,000.

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No Solicitation (Page 64)

So long as the Merger Agreement is in effect, Santa Lucia agreed that its directors and executive officers shall direct and use its/their reasonable best efforts to cause all other officers, employees, agents and representatives not to, (a) directly or indirectly, initiate, solicit, encourage or otherwise facilitate, (b) engage in, continue or otherwise participate in any discussions or negotiations concerning, or provide any non-public information or data to, any person relating to, or (c) other facilitate any effort or attempt to make or implement, any alternative “acquisition proposal.”  This term means another proposal for the merger of Santa Lucia, and includes (i) any proposal or offer with respect to a, merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving Santa Lucia or any of its subsidiaries or (ii) any acquisition by any person resulting in, or proposal or offer which if consummated would result in, any person becoming the beneficial owner of directly or indirectly, in one or a series of related transactions, 10% or more of the total voting power of any class of equity securities of Santa Lucia, or those of any of its subsidiaries, or 10% or more of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of Santa Lucia, in each case other than the transactions contemplated by the Merger Agreement.

However, Santa Lucia may participate in negotiations or discussions in response to an unsolicited acquisition proposal that the Board of Directors determines is a “superior proposal” if the Board of Directors of Santa Lucia has determined, based on the advice of its outside counsel and financial advisor, that the failure to do so would breach, or would reasonably be expected to result in a breach of the fiduciary obligations of Santa Lucia’s Board of Directors. Santa Lucia has agreed to notify Mission of any superior proposal received. See “Merger Agreement - Business Pending the Merger and Other Covenants.”

Amendment and Waiver (Page 70)

Prior to the completion of the Merger, any provision of the Merger Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties to the Merger Agreement, executed in the same manner as the Merger Agreement.

The foregoing discussion of the terms and conditions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What is happening in this transaction?

A: SL Bank is being acquired by MC Bank, the wholly owned subsidiary of Mission and will be merged with and into MC Bank.  Following such transaction, SL Bank’s separate existence will end.  Santa Lucia will merge with and into a subsidiary of the Investors and shall remain as the surviving subsidiary and shall thereafter be a subsidiary of Investors.

Q:  Why is this Merger proposed?

A: Santa Lucia’s regulators gave Santa Lucia until August, 2011 to raise $12.0 million in capital or find a merger partner.  After being unsuccessful in raising the requisite amount of capital and following an exhaustive search for merger partners, Santa Lucia’s board of directors has concluded that, in the absence of a merger with another institution, SL Bank, Santa Lucia’s subsidiary bank, is in danger of being closed by its regulators.  Mission’s merger offer is the only known merger opportunity available.  As such, Santa Lucia’s board of directors determined that the institution likely would be seized and closed by its banking regulators if the Merger was not consummated.  Under the circumstances, Santa Lucia’s board of directors concluded that Mission’s merger is fair to, and in the best interests of, Santa Lucia and its shareholders. Additionally, Mission will also be able to offer Santa Lucia’s former customers a much broader array of services than Santa Lucia could offer.  Customers will have the benefit of the financial strength of Mission and the investment Mission has already made in technology.

Q: What will I receive in the Merger?

A: If the Merger is completed, each share of Santa Lucia common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $0.35 in cash, without interest and less any applicable withholding tax. The closing sale price of our common stock as quoted on the Over-the-Counter Bulletin Board (“OTCBB”) on June 23, 2011, the last trading day prior to announcement of the execution of the Merger Agreement when shares of our common stock were actually traded, was $0.51 per share. Historically, and in the most recent period prior to the announcement of the Merger, the trading activity in shares of Santa Lucia common stock has been very limited.  The $0.35 per share to be paid for each share of common stock in the Merger represents a discount of approximately 31.4% to the closing sale price on June 23, 2011.

While the cash price to shareholders is less than Santa Lucia’s recent trading price per share as reported on the OTCBB prior to the announcement of the Merger, this transaction gives all of our shareholders a way to liquidate their investment at a fixed price, without being subjected to further market price and liquidity risks and the threat of a complete loss of investment in the event SL Bank is closed by its regulators.

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Q: What are the tax consequences of the Merger to me?

A: The Merger will be treated as a sale of your stock for cash. The consequences of that treatment depend on whether your stock is held in a tax-deferred plan or not, the length of time you have held the stock, and on your personal tax situation.  You should consult your tax advisor for a full understanding of the tax consequences to you.

Q:  Why have you sent me this document?

A: This Proxy Statement contains important information you should read before deciding how to vote on the Merger.  We urge you to read it carefully.

Q: What should I do now?

A:  Vote.  After reading this Proxy Statement you should vote on the proposed Merger.  Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope promptly in order to be represented at Santa Lucia’s Special Meeting.  You may also vote by telephone.  The enclosed proxy card explains more about these voting procedures.

Q:  What happens if I don’t vote?

A: Not voting has the same effect as a “NO” vote on the Merger.

Q: If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A: Not unless you give your broker instructions. Your broker will vote your shares ONLY if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions your broker will provide. Failing to tell your broker to vote your shares would be the same as voting against the Merger.

Q: Can I change my vote after I have mailed my signed proxy card?

A: Yes.  You may change your vote at any time before your proxy is voted at the Special Meeting.  If your shares are held in your name you may do this in one of three ways.  First, you may send a written instrument to the Secretary of Santa Lucia revoking your proxy.  Second, you may complete and submit a new proxy card bearing a later date.  If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Santa Lucia at the address at the top of the Santa Lucia Notice of Special Meeting.  Third, you may attend the meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy.  Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the proxies, we recommend that you revoke or amend your prior instructions in the same way you initially gave them—that is, by telephone, internet, or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the Santa Lucia Special Meeting.

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Q: Should I send in my stock certificates now?

A:  No. Shortly after the Merger is completed, an exchange agent will send you written instructions for turning in your stock certificates and receiving payment for your shares.

Q: When do you expect this Merger to be completed?

A: We are working toward completing this Merger as quickly as possible. We currently expect to complete this Merger in the fourth quarter of 2011.

Q: Does Santa Lucia’s board of directors recommend that the shareholders approve the Merger, approve and adopt the Merger Agreement and the transactions contemplated thereby?

A: Yes. The Santa Lucia board of directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and determined that these transactions are advisable and in the best interests of Santa Lucia and its shareholders. Therefore, the Santa Lucia board of directors unanimously recommends that you vote “FOR” the proposal to approve the Merger, approve and adopt the Merger Agreement and those transactions contemplated thereby at the Special Meeting.

Q: How do the Santa Lucia insiders intend to vote their shares?

A: Santa Lucia’s directors and officers have agreed to vote their aggregate 667,199 shares of Santa Lucia common stock (which constitutes approximately 33% of Santa Lucia’s outstanding shares of common stock), “FOR” the proposal to approve the Merger, approve and adopt the Merger Agreement and those transactions contemplated thereby at the Special Meeting.

Q:  What is the vote required to approve the Merger and Merger Agreement?

A:  A majority of our outstanding shares entitled to vote as of the record date, August 12, 2011, must vote in favor for the Merger and the Merger Agreement to be approved.

Q: What happens if the Merger is not approved by the shareholders?

A: If the Merger is not approved by the shareholders, it cannot take place. We will then remain subject to the Regulatory Orders and our ability to continue as a going concern would be substantially in doubt. Additionally, if Santa Lucia’s board of directors changes its recommendation for the Merger or Santa Lucia enters into another merger proposal, Santa Lucia may owe Mission up to $175,000 in termination fees as well as reimbursement of Mission’s expenses associated with the transaction, not to exceed $250,000.  (See “Summary - Termination Fees Between Mission and Santa Lucia,” and “The Merger – Expenses and Termination Fees.”)

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Q:  Who can help answer my questions?

A:  If you have more questions about the Merger or the Special Meeting, you should contact:

Mr. John C. Hansen
President and Chief Executive Officer
Santa Lucia Bancorp
7480 El Camino Real
Atascadero, CA  93422
(805) 466-7087

Q:  What is the address of the Company’s headquarters?

A:  Santa Lucia Bancorp
7480 El Camino Real
Atascadero, CA  93422
(805) 466-7087

Q: Who are the Company’s executive officers and where can they be reached?

John C. Hansen, President and Chief Executive Officer; Margaret A. Torres, Executive Vice President and Chief Financial Officer; Claudya Ross, Executive Vice President and Chief Credit Officer.

Mr. Hansen, Ms. Torres and Ms. Ross can all be reached at Santa Lucia’s headquarters:

Santa Lucia Bancorp
7480 El Camino Real
Atascadero, CA  93422
(805) 466-7087

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SANTA LUCIA SELECTED FINANCIAL DATA

The following table presents selected historical financial data, including per share information, for Santa Lucia.

(dollars in thousands except per share data)	For the six months ended,		Year Ended December 31,
	30-Jun-11	30-Jun-10	2010	2009	2008	2007	2006
	(Unaudited)		(Audited)
Summary of Operations:
Interest Income	$5,250	$6,547	$12,587	$13,851	$15,276	$17,719	$17,027
Interest Expense	665	1,292	2,291	3,021	3,877	4,824	3,577

Net Interest Income	4,585	5,255	10,296	10,830	11,399	12,895	13,450
Provision for Loan Loss	530	8,748	15,198	5,460	975	-	240

Net Interest Inc.after Provision for Loan Losses	4,055	(3,493)	(4,902)	5,370	10,424	12,895	13,210
Noninterest Income	449	685	1,610	1,236	1,111	1,071	1,010
Noninterest Expense	5,143	5,328	10,655	9,865	9,763	9,029	8,590

Income Before Income Taxes	(639)	(8,136)	(13,947)	(3,259)	1,772	4,937	5,630
Income Tax, Expense(Benefit)	273	807	807	(1,434)	(633)	(1,934)	(2,242)

Net Income (Loss)	$(912)	$(8,943)	$(14,754)	$(1,825)	$1,139	$3,003	$3,388

Dividends and Accretion on Preferred Stock	$120	$120	$240	$240	$-	$-	$-
Net (Losses)Iincome Applicable to Common Shareholders	$(1,032)	$(9,063)	$(14,994)	$(2,065)	$1,139	$3,003	$3,388

Balance Sheet (End of Period):
Total Assets	$242,268	$265,164	$249,801	$269,923	$251,880	$248,640	$240,738
Total Deposits	227,926	243,217	233,867	238,723	212,317	212,718	212,988
Total Gross Loans	162,730	203,293	188,370	202,168	189,654	168,968	172,075
TARP	4,000	4,000	4,000	4,000	4,000	-	-
Trust Preferred Securities	5,155	5,155	5,155	5,155	5,155	5,155	5,155
Allowance for Loan Losses	9,364	7,729	10,999	3,386	2,310	1,673	1,654
Total Shareholders' Equity	7,086	14,012	7,545	23,030	25,551	21,189	19,137

Balance Sheet (Period Average):
Total Assets	$246,976	$272,463	$265,454	$264,324	$250,118	$245,290	$237,868
Total Gross Loans	178,442	202,427	$201,037	199,228	177,988	163,741	169,139
Total Deposits	231,693	241,581	243,806	226,869	212,295	215,129	212,109
Earning Assets	231,180	247,419	247,569	241,329	225,737	217,719	210,653
Shareholders' Equity	7,247	22,661	13,944	25,442	21,935	20,198	17,423

Asset Quality:
Loan on Non-Accrual	$19,539	$16,321	$23,945	$6,407	$1,614	$2,176	$-
Loans Past Due >90 days and still accruing	$-	$-	$-	$-	$-	$-	$550
Other Real Estate Owned	$4,486	$1,507	$2,123	$428	$-	$-	$-
Non-performing Assets/Total Assets	9.92%	6.72%	10.44%	2.53%	0.64%	0.88%	0.23%
Non-performing Loans/Total Gross Loans	12.0%	8.0%	12.7%	3.2%	0.9%	1.3%	0.3%
Net Charge-Offs/Average Lns LTM	2.76%	4.14%	3.77%	2.20%	0.19%	-0.01%	0.03%
ALLL/Total Gross Loans	5.75%	5.52%	5.84%	1.67%	1.22%	0.99%	0.96%
ALLL/Non-performing Loans	47.92%	47.36%	45.93%	52.85%	143.12%	76.88%	300.73%

Selected Ratios:
Return on Average Assets	-0.42%	-3.33%	-5.65%	-0.69%	0.46%	1.22%	1.42%
Return on Average Equity	-14.24%	-39.99%	-107.53%	-7.18%	5.19%	14.87%	19.45%
Yield on Earning Assets	4.58%	5.34%	5.08%	5.74%	6.77%	8.14%	8.08%
Net Interest Margin	4.00%	4.28%	4.16%	4.49%	5.05%	5.92%	6.38%
Cost of Funds	0.56%	1.04%	0.92%	1.28%	1.72%	2.16%	1.63%
Gross Loans/Total Deposits	71.40%	83.59%	80.55%	84.69%	89.33%	79.43%	80.79%

Bank Capital Ratios:
Tier I Capital to Average Assets	4.97%	6.53%	4.75%	9.71%	11.44%	9.85%	9.11%
Tier I Capital to Risk-Weighted Assets	7.44%	8.56%	6.85%	11.85%	13.65%	12.33%	11.43%
Total Capital to Risk-Weighted Assets	8.74%	9.84%	8.16%	13.18%	15.17%	13.80%	13.13%

Per Common Share Data:
Net Income - Basic	$(0.52)	$(4.53)	$(7.49)	$(1.05)	$0.59	$1.55	$1.77
Net Income - Diluted	$(0.52)	$(4.53)	$(7.49)	$(1.05)	$0.58	$1.51	$1.68
Cash Dividends Paid, per share	$-	$-	$-	$0.25	$0.50	$0.45	$0.40
Tangible Book Value	$1.54	$5.00	$1.77	$9.70	$11.21	$11.01	$9.93
Shares Outstanding	2,003,131	2,003,131	2,003,131	1,961,334	1,923,053	1,924,873	1,928,097
Weighted Average Shares Used in Basic	2,003,131	2,001,781	2,002,960	1,961,483	1,924,023	1,933,231	1,916,253
Weighted Average Shares Used in Diluted	2,003,131	2,001,781	2,002,960	1,961,483	1,972,488	1,993,054	2,014,666

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FORWARD LOOKING STATEMENTS

 This Proxy Statement contains statements that are not historical facts and are considered “forward-looking.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “predicts,” “potential,” “ongoing,” or “pursue,” or the negative or other words or expressions of similar meaning, may identify forward-looking statements. These forward-looking statements, including without limitation, those relating to future actions, effects on us if the Merger is not completed, the outcome of contingencies such as legal proceedings and future financial results are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the SEC.  These statements are subject to risks, uncertainties and other factors discussed herein as well as additional factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2010, as amended, under the headings “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk,” and as such factors may be revised or updated in subsequent current and quarterly reports and press releases we file with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements.

THE FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT SPEAK ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

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RISK FACTORS

You should carefully consider the following risks, uncertainties and risk factors together with the other information contained in this Proxy Statement in determining whether to approve the Merger Agreement.

The Merger is the only merger opportunity for Santa Lucia and if it is not consummated, Santa Lucia will likely be closed by its regulators.

In light of the deteriorated condition of Santa Lucia and the Regulatory Orders, the board of directors has concluded that, in the absence of a merger with another institution, Santa Lucia is in grave danger of being closed by its regulators.  The Merger is the only existing offer for the Merger of Santa Lucia.  Therefore, outside of the Merger, in the opinion of the board of directors, no viable option for Santa Lucia exists.

If Santa Lucia fails, the value of Santa Lucia’s common stock will very likely be worthless.

A closure of Santa Lucia will very likely result in your investment in Santa Lucia being worthless.

Santa Lucia may be unable to consummate the proposed Merger with Mission.

Santa Lucia’s proposed Merger with Mission, described in more detail herein, is anticipated to close in the fourth quarter of 2011, but must be approved by Santa Lucia’s shareholders before it can be finalized.  The Merger must also be approved by each of the FRB and the DFI prior to its consummation.  There can be no assurance that the FRB and/or the DFI and/or the Santa Lucia shareholders will approve the Merger.

Exercising dissenters’ right will not necessarily result in a dissenting shareholder receiving more cash per share than other shareholders and may result in the termination of the Merger.

June 24, 2011 was the day immediately prior to the public announcement of the Merger.  No shares of the Company were traded on June 24, 2011.  However, shares of the Company were traded on June 23, 2011.  Despite the fact that the bid and asked price for a share of Santa Lucia common stock on June 23, 2011 were in excess of the cash consideration to be received by shareholders in the Merger, Santa Lucia will take the position that such stock quotes did not accurately reflect the fair market value of Santa Lucia’s common stock as of the day before the public announcement of the Merger.  In light of the D.A. Davidson fairness opinion and the lack of other viable alternatives to the Merger, Santa Lucia will likely take the position that the fair market value on such date is equal to the amount of cash consideration to be received by the non-dissenting Santa Lucia shareholders.  Once Santa Lucia actually determines fair market value, it is unlikely to compromise at a different value.  Thus, a dissenting shareholder seeking to obtain a fair market value in excess of the cash consideration to be received by other shareholders should recognize that litigation of such issue pursuant to California Corporation Code Section 1304 is highly likely.  Please see Appendix C.

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THE SPECIAL MEETING

General

The Special Meeting of the shareholders of Santa Lucia will be held at Santa Lucia’s headquarters, located at 7480 El Camino Real, Atascadero, California 93422 at 6 p.m. on October 6, 2011. At the Special Meeting, the holders of the common stock of Santa Lucia will vote on the approval of the Merger and such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement is expected to be mailed to the shareholders on or about August 29, 2011.  Santa Lucia’s shareholders must adopt the Merger Agreement in order for the Merger to occur. If Santa Lucia’s shareholders fail to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A. You are urged to read the Merger Agreement in its entirety.

Record Date; Solicitation of Proxies

The close of business on August 12, 2011, has been selected as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. At that date, there were 2,003,131 outstanding shares of Santa Lucia common stock entitled to vote at the Special Meeting.

In addition to soliciting proxies by mail, officers, directors and employees of Santa Lucia may, without receiving any additional compensation, solicit proxies by telephone, fax, in person or by other means. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of Santa Lucia common stock held of record by such persons, and Santa Lucia will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of pocket expenses incurred by them in connection therewith. Santa Lucia will pay all expenses related to printing and mailing this Proxy Statement.

Vote Required

The affirmative vote of the holders of at least a majority of the outstanding shares of Santa Lucia common stock is required to approve the Merger.  The affirmative vote of at least a majority of shares present, in person or by proxy, at the special meeting is required to approve the non-binding resolution regarding executive compensation to be received upon the closing of the Merger.  Abstentions and broker non-votes will have the same effect as “No” votes. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” means the votes that could have been cast on the Merger Agreement and the Merger by brokers with respect to uninstructed shares if the brokers had received their customer’s instructions.

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Each holder of record of shares of common stock of Santa Lucia on the record date will be entitled to cast one vote per share. This vote may be exercised in person or by properly executed proxy.

Revocability of Proxies

Any holder of Santa Lucia common stock may revoke a proxy at any time before it is voted by filing with the Secretary of Santa Lucia an instrument revoking the proxy, by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.  Any such filing should be made to the attention of Margaret A. Torres, Secretary, Santa Lucia Bancorp, 7480 El Camino Real, Atascadero, California 93422. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

Recommendation of Santa Lucia’s Board of Directors

After careful consideration, Santa Lucia’s board of directors has determined – by unanimous vote – that the Merger and the Merger Agreement are fair to, and in the best interests of, Santa Lucia and its shareholders. Accordingly, your board of directors recommends a vote FOR Proposal 1, the proposal to approve the Merger, approve and adopt the Merger Agreement and those transactions contemplated thereby and a vote FOR Proposal 2, the proposal to approve a non-binding resolution approving the compensation to be received by our executive officers upon the closing of the Merger.

Security Ownership of Certain Beneficial Owners and Management

As of the record date, directors, executive officers and the principal shareholders of Santa Lucia held in the aggregate and were entitled to vote 667,199 shares or approximately 33% of the common stock of Santa Lucia.  The following tables set forth information as of June 30, 2011 pertaining to beneficial ownership (as defined below) of Santa Lucia’ common stock, by (i) persons known to Santa Lucia to own more than 5% of its common stock, and (ii) individually, by each of the directors and executive officers’ of Santa Lucia, and (iii) all directors and executive officers (as used throughout this Proxy Statement, the term “executive officer” means the President/Chief Executive Officer, Executive Vice President/Chief Credit Officer, and Executive Vice President/Chief Financial Officer) of Santa Lucia as a group.  The directors and executive officers have agreed to vote their shares in favor of the Merger (see “THE MERGER- Voting Agreement”).

The information contained herein has been obtained from Santa Lucia’s records and from information furnished to Santa Lucia by each individual or entity. Except as set forth below, management does not know of any person who owns, beneficially or of record, either individually or with associates, more than 5% of Santa Lucia’s common stock.

The number of shares “beneficially owned” by a given shareholder is determined in a manner consistent with Securities and Exchange Commission Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a director, principal shareholder or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under the stock options or otherwise, within 60 days of the date hereof.

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Security Ownership of Certain Beneficial Owners.  As of June 30, 2011, Santa Lucia knew of no person who owned more than five percent (5%) of the outstanding shares of its Common Stock except (i) as set forth in “Security Ownership of Management” or (ii) as described below:

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Trust for the Santa Lucia Bank
Employee Stock Ownership Plan 1/
7480 El Camino Real
Atascadero, California 93422	189,167	9.4%

1/
The Trust holds the shares of Santa Lucia’s common stock for the ultimate benefit of Santa Lucia Bank employees who participate in SL Bank’s Employee Stock Ownership Plan (“ESOP”).  At June 30, 2011, 189,167 shares were held in the Trust.  The Trustees of the ESOP are Khatchik H. Achadjian and John C. Hansen who have shared voting and disposition power over the shares held in the Trust. However in the case of a change in control, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which such Trustee should vote that number of shares corresponding to the vested number of shares allocated to such Participant or Beneficiary.

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Security Ownership of Directors and Management.  The following table provides information as of June 30, 2011, concerning the equity ownership of Santa Lucia’s common stock by its directors, executive officers, and its directors and executive officers as a group (note that this table includes all vested and exercisable stock options):

Name and Address of Beneficial Ownership 1/	Relationship with Company	Amount and Nature of Beneficial Ownership 2/3		Percentage of Class 3/
Khatchik H. Achadjian	Director	15,595	4/	0.7%
Stanley R. Cherry	Director	117,341	5/	5.5%
Jerry W. DeCou III	Chairman of the Board	94,654	6/	4.5%
Douglas C. Filipponi	Vice Chairman of the Board	138,480	7/	6.5%
John C. Hansen	President, Chief Executive Officer and Director	46,649	8/	2.2%
Jean Hawkins	Director	110,851	9/	5.2%
Paul G. Moerman	Director	64,980	10/	3.1%
Larry H. Putnam	Director	108,500	11/	5.1%
Claudya D. Ross	EVP/Chief Credit Officer	24,482	12/	1.2%
D. Jack Stinchfield	Director	58,087	13/	2.7%
Margaret A. Torres	EVP/Chief Financial Officer	10,000	14/	0.5%

All Directors and Executive Officers of the Company as a group (11 persons)		789,619		37.2%

1/	The address for each person is c/o Santa Lucia Bancorp, 7480 El Camino Real, Atascadero, California 93422.

2/
Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, the beneficial owner of these securities has sole voting and investment power for the shares of Santa Lucia’s common stock listed.

3/
Includes an aggregate of 122,420 shares of common stock for all outstanding stock options granted to directors and executive officers. All of Santa Lucia’s outstanding options have an exercise price in excess of the per share consideration to be paid in connection with the Merger. While Santa Lucia issued a notice to option holders accelerating the vesting of all stock options, it is almost certain that no options will be exercised.  Each unexercised option to purchase Santa Lucia common stock will be terminated at the effective time of the Merger.  As such, no consideration will be paid for outstanding options to purchase Santa Lucia’s common stock.  Santa Lucia’s stock option plans will be terminated as of the effective date of the Merger.

4/
Includes 8,394 shares in a trust, 979 custodial shares over which Mr. Achadjian has shared voting and disposition power and 6,222 shares of vested and exercisable stock options.  Does not include shares held in the ESOP Plan for which Mr. Achadjian is one of the Trustees over which he disclaims beneficial ownership.

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5/
Includes 74,743 shares in a trust over which Mr. Cherry has shared voting and disposition power, 31,018 shares over which Mr. Cherry has sole voting or investment power, 364 shares held by Mr. Cherry’s spouse and 11,216 shares of vested and exercisable stock options.

6/	Includes 88,432 shares held in a trust over which Mr. DeCou has shared voting and disposition power and 6,222 shares of vested and exercisable stock options.

7/
Includes 121,647 shares held in trust over which Mr. Filipponi has shared voting and disposition power, 3,438 shares in which Mr. Filipponi has sole voting, and 7,173 held for Mr. Filipponi’s benefit by his company’s profit sharing plan and 6,222 shares of vested and exercisable stock options.

8/
Includes 17,049 shares in a trust over which Mr. Hansen has shared voting and disposition power and 29,600 shares of vested and exercisable stock options.  Does not include shares held in the ESOP Plan of which Mr. Hansen is one of the Trustees, over which Mr. Hansen disclaims beneficial ownership (except for those shares vested in his individual accounts there under).

9/
Includes 103,390 shares in trusts over which Ms. Hawkins has shared voting and disposition power, 1,239 shares in which Ms. Hawkins has sole voting and 6,222 shares of vested and exercisable stock options.

10/
Includes 58,446 shares in a trust over which Mr. Moerman has shared voting and disposition power, 312 shares in which Mr. Moerman has sole voting and 6,222 shares of vested and exercisable stock options.

11/
Includes 67,313 shares held in a trust over which Mr. Putnam has shared voting and disposition power, 8,390 shares over which Mr. Putnam has either sole voting or investment power, 565 shares held by Mr. Putnam’s spouse and 32,232 shares of vested and exercisable stock options.

12/	Includes 22,442 shares in which Ms. Ross has sole voting power and 2,040 shares of vested and exercisable stock options.

13/	Includes 51,865 shares in trusts over which Mr. Stinchfield has shared voting and disposition power and 6,222 shares of vested and exercisable stock options.

14/	Includes 10,000 shares of vested and exercisable stock options in which Ms. Torres has sole voting power.

Questions and Additional Information

If you have questions about the Merger or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, Santa Lucia shareholders, banks and brokers should call Margaret A. Torres, EVP and CFO, of Santa Lucia, at (805) 466-7087 or via email at mtorres@santaluciabank.com.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by Santa Lucia, Mission, Carpenter, the Investors or any other person. The delivery of this Proxy Statement does not, under any circumstances, create any implication that there has been no change in the business or affairs of Santa Lucia or Mission since the date of this Proxy Statement.

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PROPOSAL 1: THE MERGER

General

On June 24, 2011, the Seller Parties entered into the Merger Agreement with Mission, Carpenter and MC Bank.  Pursuant to the Merger Agreement (a) Newco, a newly-formed subsidiary of the Investors, will be merged with and into Santa Lucia with Santa Lucia to remain as the surviving subsidiary of Investors and will hold certain assets of Santa Lucia transferred to it by SL Bank prior to the Merger, (b) Mission will assume all of the obligations in connection with the trust preferred securities issued by Santa Lucia, and (c) SL Bank will thereafter be merged with and into MC Bank and following the consummation of the transactions contemplated by the Merger Agreement, SL Bank’s separate existence will end.

In connection with the Merger, the Company’s common shareholders will receive $0.35 per share.  Immediately prior to the Merger, the Company’s $4.0 million of outstanding TARP CPP preferred stock, related warrant for the purchase of 38,869 shares of common stock, and missed dividend payments on the preferred stock will be settled for a payment to UST of $2.8 million pursuant to the terms of the UST Agreement.

We have attached the Merger Agreement as Appendix A at the back of this Proxy Statement. We encourage you to read the Merger Agreement, as it is the legal document that governs the Merger.

The board of directors of Santa Lucia unanimously approved the Merger Agreement and the Merger.

This section of the Proxy Statement describes certain aspects of the Merger, including the summary of events leading up to the Merger and Santa Lucia’s reasons for the Merger.

Background of the Merger

Examination of Strategic Alternatives by Santa Lucia Bancorp Prior to Discussions with Carpenter and Mission

As part of its ongoing consideration and evaluation of Santa Lucia’s long-term prospects and strategies, the Santa Lucia board of directors and senior management have regularly reviewed and assessed Santa Lucia’s business strategies and objectives, including strategic opportunities and challenges, all with the goal of enhancing shareholder value. The economic challenges that have faced the nation over the last few years have had a disproportionately negative impact on the markets that Santa Lucia serves, primarily in the Central Coast region of California, but also in California in general. This has led to additional loan loss provisions, increases in total charge offs, increases in expenses associated with problem assets, management turnover, and restrained new loan demand from credit worthy borrowers, all of which materially impacted Santa Lucia’s earnings capacity and capital strength.

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On December 19, 2008, Santa Lucia was able to raise $4.0 million of additional capital by issuing preferred shares and a warrant to purchase 38,869 shares of Santa Lucia common stock at an exercise price of $15.43 (as adjusted to reflect stock dividends issued by Santa Lucia) to the UST under the TARP CPP.

Beginning in the fourth quarter of 2009, Santa Lucia experienced increased losses in its loan portfolio and higher levels of loan loss provisioning. In the fourth quarter of 2009 Santa Lucia’s net loss applicable to common shareholders was $2.5 million. This was the first quarterly loss for Santa Lucia since the fourth quarter of 2008 (when the Company had a net loss to common shareholders of $112 thousand), and only the second quarterly loss since 2000. Santa Lucia’s losses continued through 2010, with a net loss applicable to common shareholders of $15.0 million for the full year. For the seven quarter period beginning with the fourth quarter of 2009 through the second quarter of 2011, Santa Lucia’s net loss applicable to common shareholders was $18.5 million. Provisions for loan losses during this period were $20.4 million, and net charge-offs during this period were $13.6 million. Tangible book value per share fell from $11.26 at the end of the third quarter of 2009 to $1.54 at the end of the second quarter of 2011. Nonperforming assets as a percentage of total assets rose from 1.14% at the end of the third quarter of 2009 to 9.92% at the end of the second quarter of 2011.

Additionally, during the first quarter of 2010, as a result of the increase in Santa Lucia’s reported losses, the Company increased the valuation allowance on its deferred tax asset. As a result, income tax expense for the year ended December 31, 2010 was $807 thousand despite the pre-tax losses reported.

During the second quarter of 2010, due to Santa Lucia’s continued net losses, SL Bank fell below the “well capitalized” capital threshold, as determined by regulatory capital standards. At June 30, 2010, SL Bank’s total risk based capital ratio stood at 9.8%, below the 10.0% minimum total risk based capital ratio to be considered “well capitalized.” SL Bank’s total risk based capital ratio and leverage ratio stood at 8.0% and 4.9%, respectively, at September 30, 2010. SL Bank was still considered “adequately capitalized” with these capital ratios at September 30, 2010.

During September, 2010, the FRBSF completed its regular examination of Santa Lucia and SL Bank, and downgraded the condition of the institution and indicated a formal enforcement action was likely.  The result of the examination, ultimately was the Written Agreement.  In addition, following the examination in a letter dated September 28, 2010, the FRBSF notified Santa Lucia and SL Bank that SL Bank was formally designated as in “troubled condition.”  The results of the FRBSF’s examination also led the DFI to conduct its own examination of SL Bank in November, 2010.  The examination by the DFI ultimately led to the Consent Order entered into in May 2011.

In September, 2010, Santa Lucia engaged an independent internal audit firm to conduct an external review of SL Bank’s loan portfolio and allowance for loan and lease loss (“ALLL”) adequacy. The independent internal audit firm completed the loan portfolio review on September 27, 2010, and reviewed the results with SL Bank management on October 15, 2010. The independent internal audit firm reviewed the results of the ALLL adequacy review with SL Bank management on December 7, 2010. During the course of its review, the independent internal audit firm found SL Bank’s credit governance, administration, and ALLL adequacy acceptable, but found that loan risk identification and loan portfolio quality needed significant improvement.

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In September, 2010, in order to preserve capital at SL Bank, Santa Lucia announced that it would defer regularly scheduled payments on its outstanding junior subordinated debenture relating to its outstanding $5.1 million trust preferred securities. Santa Lucia made the decision after consulting with the FRBSF on August 31, 2010.

In September, 2010, the Santa Lucia board of directors and management determined that the losses in SL Bank’s loan portfolio made it imperative that Santa Lucia take immediate steps to assess its available strategic options. The Santa Lucia board of directors received presentations from three investment banking advisory firms to evaluate potential strategic options available to the Company. In addition, on September 21, 2010, D.A. Davidson made a presentation to the Santa Lucia board of directors regarding the current banking and market environment and thoughts on potential strategic options for the Company. At this meeting, D.A. Davidson advised that due to the financial condition and size of the Company, an institutional capital raise was not a viable strategic option; however, a potential business combination was a possibility. Additionally, D.A. Davidson advised that a smaller capital raise with local investors or a rights offering to existing shareholders could potentially be feasible.

Following the meeting with Santa Lucia’s board of directors in late September, on November 10, 2010, Santa Lucia signed an engagement letter with D.A. Davidson to provide financial advice and assist the Company in pursuing all strategic options. These included, but were not limited to, a possible business combination or assisting Santa Lucia in structuring a capital raise with local investors, or a rights offering to existing shareholders.

In conjunction with Santa Lucia signing the engagement letter, D.A. Davidson began its due diligence process with the Company. An electronic due diligence data room was activated by D.A. Davidson, and populated with documents provided by Santa Lucia. This electronic due diligence dataroom was also used to make certain due diligence information regarding confidential financial, operational and legal data regarding Santa Lucia available to prospective strategic partners.

Santa Lucia’s requirement to raise capital was a result of the dramatic losses suffered by the institution in 2009 and 2010, which caused a significant reduction in capital.  As a result of the foregoing, as well as the capital requirements included in the Written Agreement, and at the time, anticipated enforcement action by the DFI, in the fourth quarter of 2010 the Company commenced the Private Placement and at one point, held approximately $1.2 million in escrow as a result of efforts associated with the Private Placement.  While this amount of capital would have been a material addition to the Company’s capital levels, such amount of capital would not have adequately recapitalized SL Bank, brought SL Bank into compliance with any capital ratio requirement the DFI would likely set, or ultimately did set by way of the Consent Order, nor was it sufficient for purposes of satisfying the Written Agreement.

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In November 2010, Santa Lucia elected to defer dividends on the $4.0 million par value TARP preferred stock issued by UST (dividends of $50 thousand per quarter). This would be the first of three consecutive TARP preferred stock dividend payments Santa Lucia would defer (as of July 2011).

On November 29, 2010, after conducting more detailed due diligence on Santa Lucia and SL Bank, D.A. Davidson gave a strategic options presentation to Santa Lucia’s board of directors. Conclusions from the presentation were that due to Santa Lucia’s and SL Bank’s financial and regulatory condition, it was highly likely that absent a business combination or a capital raise, SL Bank would be seized and placed in an FDIC-managed receivership and Santa Lucia would enter bankruptcy. Additionally, the Company concluded, with advice from D.A. Davidson, that the most viable strategic options available to the Company were a business combination, a capital raise with local investors, or a rights offering to existing shareholders. D.A. Davidson reiterated its belief that due to the financial condition, size, market capitalization, and limited liquidity of the Company, an institutional capital raise was not a viable strategic option. Additionally, D.A. Davidson advised that due to the likely small and potentially insufficient size of a capital raise with local investors or a rights offering to existing shareholders, that exploring a potential business combination was the preferable strategic option for the Company.

 In December, 2010, D.A. Davidson began contacting strategic partners regarding a possible acquisition of Santa Lucia. Between December 2010 and June 2011, D.A. Davidson contacted 16 potential strategic partners, with most expressing limited interest due to the financial condition of Santa Lucia. Over this period 5 strategic partners signed nondisclosure agreements with Santa Lucia, and were provided with due diligence on the Company through the electronic dataroom.  These nondisclosure agreements were entered into on December 3, 2010, December 6, 2010, January 19, 2011, January 28, 2011, and April 5, 2011.  Of these potential acquirers, only one, the group including Carpenter, Mission and MC Bank, conducted on site due diligence.  While the other four potential strategic partners reviewed material in the electronic dataroom, none of them ever put forth a proposed bid for Santa Lucia and/or SL Bank.

On December 23, 2010, Santa Lucia and SL Bank entered into a written agreement with the FRBSF. The written agreement required, among other things, that the board of directors of SL Bank submit a plan to strengthen board oversight, credit risk management, capital management, and submit a revised set of credit policies and procedures.

Due to the shortfall in the Private Placement and in an effort to keep all strategic options available, on March 31, 2011, Santa Lucia elected to take the initial steps required for a public rights offering pursuant to the terms of the Registration Statement and filed the Registration Statement with the Securities and Exchange Commission to attempt to raise sufficient capital.   For this purpose, Santa Lucia registered up to 7.5 million rights to purchase an equivalent number of shares, with a proposed maximum aggregate offering price of $5.9 million.

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On May 3, 2011, SL Bank signed a Consent Order with the DFI. This Consent Order required, among other things, that the board of directors of SL Bank develop, adopt and submit a plan to correct SL Bank’s condition which could include objectives of either increasing SL Bank’s tangible shareholders’ equity or finding a strategic partner acceptable to the DFI. Additionally, the Consent Order required that SL Bank increase its shareholders’ equity by $12.0 million within 90 days, and maintain shareholders’ equity in an amount not less than 9% of SL Bank’s total assets thereafter. The requirements in this Consent Order were in addition to the written agreement entered into with the FRBSF on December 23, 2010.

On June 7, 2011, Santa Lucia filed the Registration Statement to report the upsizing of the previously announced rights offering on behalf of investors. Santa Lucia registered 17 million rights (up from 7.5 million) to purchase an equivalent number of its common shares underlying the rights, with a proposed maximum aggregate offering price of $12.1 million (up from $5.9 million). Upon amending the Registration Statement, the Company returned all funds from the Private Placement then held in escrow for the purposes of focusing its capital raising efforts on the offering contemplated in the Registration Statement.  The Private Placement and the offering contemplated in the Registration Statement illuminate Santa Lucia’s continuous and varied but ultimately failed efforts to raise sufficient capital to meet the requirements of the Regulatory Orders.

Discussions and Negotiations between Santa Lucia Bancorp, Carpenter and Mission

In the month of November, 2010, James W. Lokey, CEO and Chairman of Mission Bancorp met informally with one of Santa Lucia’s board members to express Mission’s and Carpenter’s potential interest in acquiring Santa Lucia and SL Bank.  Following that meeting, on December 13, 2010, Carpenter, Mission and MC Bank signed a nondisclosure agreement with Santa Lucia, and were provided due diligence dataroom access.

In January, 2011, Carpenter and Mission began on-site due diligence at Santa Lucia’s headquarters in Atascadero, California, with an emphasis on loan portfolio due diligence.  Leading up to its on-site due diligence, and throughout negotiations, Mr. Hansen, President and CEO of Santa Lucia and SL Bank, and James Lokey, CEO of Mission, met to discuss various aspects of the transaction.

After conducting preliminary on-site and loan portfolio due diligence, Carpenter and Mission indicated a willingness to enter into a potential merger transaction with Santa Lucia.

On January 28, 2011, Carpenter provided Santa Lucia with an initial non-binding term sheet. Consideration to shareholders of Santa Lucia’s common stock in the initial non-binding term sheet was $1.00 per share, or $2.0 million in aggregate, to be paid with newly issued shares of Mission. In the initial merger structure, Santa Lucia was to be merged into Mission. Additionally, the initial merger structure assumed Mission would be assuming Santa Lucia’s $4.0 million in preferred stock issued under the TARP Capital Purchase Program and associated warrant at par.

In connection with the delivery of the original term sheet, James Lokey and Howard Gould, a principal with Carpenter and Investors, met with Santa Lucia’s board of directors to discuss the term sheet and the broader plan for Mission and its growth initiative.

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After negotiations with Carpenter and Mission, Santa Lucia signed the initial non-binding term sheet on February 10, 2011. Through the continued negotiations, consideration to shareholders of Santa Lucia’s common stock was raised from $1.00 per share to $1.25 per share ($2.5 million in aggregate) to be paid with newly issued shares of Mission.

On or around March 23, 2011, Santa Lucia, Carpenter and Mission had preliminary discussions with the FRBSF about the potential merger of Santa Lucia and Mission. The FRBSF indicated to Santa Lucia, Carpenter, and Mission that the pro forma institution would have to meet certain regulatory ratios, which, under the structure that the merger was presented to the FRBSF (merger of Santa Lucia into Mission), the pro forma institution did not meet.

On March 30, 2011, Carpenter provided Santa Lucia with a revised non-binding term sheet with an alternative merger structure, due to SL Bank’s deteriorating loan portfolio and the aforementioned discussions with the FRBSF.

After further negotiations with Carpenter, Santa Lucia signed the second non-binding term sheet on April 20, 2011. In the executed second term sheet, consideration to shareholders of Santa Lucia’s common stock was reduced from $1.25 per share, or $2.5 million in aggregate (from the initial term sheet) to $0.75 per share, or $1.5 million in aggregate, due to Santa Lucia’s deteriorating financial condition. The consideration was to be paid in a mixture of cash and Mission common stock. The merger structure of the second term sheet involved Carpenter forming a new subsidiary (“Newco”) to acquire 100% of the outstanding shares of Santa Lucia common stock and certain assets of SL Bank, to be dividended to Santa Lucia immediately prior to the merger. According to the term sheet, MC Bank would simultaneously acquire SL Bank. Additionally, the executed second term sheet stipulated that Carpenter and Santa Lucia would work to obtain approval from UST to redeem the preferred stock and warrant issued under the TARP Capital Purchase Program. While not specifically in the executed second term sheet, Carpenter indicated to Santa Lucia that it would seek to repurchase the preferred stock and associated warrant at a significant discount from UST due to the continued deterioration of SL Bank’s loan portfolio and that such discounted redemption would be a condition to signing any definitive agreement.

On May 3, 2011, after discussions with Carpenter, Santa Lucia, and D.A. Davidson, Stuart | Moore, legal counsel of Santa Lucia, submitted Santa Lucia’s written proposal to UST to purchase the Company’s preferred stock issued under the TARP CPP and associated warrant for $2.25 million, a 43.8% discount to the $4.0 million face value of the preferred stock (and a 45.1% discount with accrued interest of $100 thousand at the time). Total consideration to be paid to UST and Santa Lucia’s common shareholders was expressed to UST as $3.36 million, with $2.25 million in consideration to UST for its preferred stock and warrant and $1.11 million to Santa Lucia’s common shareholders, to be paid in cash and shares of Mission common stock. The difference in consideration to Santa Lucia’s common shareholders from the written proposal to UST and the second non-binding term sheet was due to the market valuation of Mission’s common stock.

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On May 11, 2011, Carpenter, D.A. Davidson, and Stuart | Moore were notified that UST had retained Lombardia Capital Partners, LLC as its agent to enter the electronic dataroom and make an evaluation of Santa Lucia.  As part of UST’s due diligence efforts, Santa Lucia, D.A. Davidson, Stuart | Moore, Carpenter, and Mission participated in phone conversations with UST and Lombardia.

On May 20, 2011, Carpenter provided Santa Lucia with a first draft of the Merger Agreement. The structure detailed in this draft of the Merger Agreement was similar to the structure of the second executed term sheet, with Newco acquiring Santa Lucia, and MC Bank acquiring SL Bank. Consideration to shareholders of Santa Lucia’s common stock in the first draft of the Merger Agreement was $0.62 per share, or $1.25 million in aggregate, to be paid entirely in cash (previous term sheets had included newly issued shares of Mission as a component of consideration). Carpenter made clear that it was only interested in proceeding with an all cash transaction, and it was not willing to include shares of Mission as part of the consideration.  The total consideration for Santa Lucia common shareholders was decreased from $0.75 per share to $0.62 per share due to the continued deterioration of SL Bank’s loan portfolio.

On June 16, 2011, Carpenter provided Santa Lucia with a second draft of the Merger Agreement. Consideration to Santa Lucia common shareholders in this draft of the Merger Agreement was reduced to $0.50 per share, or $1.0 million in aggregate, due to continuing deterioration in Santa Lucia’s condition and preliminary conversations with UST concerning its forthcoming formal response.

On June 20  2011, UST indicated by phone that, while it would be willing to consent to a sale of its shares of Santa Lucia’s preferred stock and warrant, it could not accept the proposed consideration. In a subsequent telephone call the same day, a representative of UST informed members of Carpenter, D.A. Davidson, and Stuart | Moore that UST and its financial advisor, Lombardia Capital Partners, LLC, that the $3.5 million in total consideration ($1.25 million in consideration for Santa Lucia common shareholders and $2.25 million in consideration for UST) was reasonable; however UST would insist on receiving a larger share of the aggregate proposed consideration if it was to agree to sell its shares of Santa Lucia’s preferred stock and its warrant. To seek to induce UST to agree to the redemption of Santa Lucia’s preferred stock and warrant, Carpenter and Santa Lucia maintained the total consideration amount of $3.5 million, but increased the consideration to be paid to UST for the preferred stock and warrant from $2.25 million to $2.5 million, with the difference being deducted from Santa Lucia common shareholders’ consideration (Santa Lucia shareholders would receive $1.0 million in consideration, or $0.50 per share, instead of the $1.25 million, or $0.62 per share, in consideration described in the Merger Agreement).

On June 20, 2011, UST, in a letter to Stuart | Moore, formally indicated that, while it would be willing to consent to a sale of its shares of Santa Lucia’s preferred stock and warrant at a discount, it could not accept the proposed consideration previously communicated to UST ($3.5 million in total consideration, with $2.25 million in consideration to UST and $1.25 million in consideration to Santa Lucia’s common shareholders).

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Following up on the letter from UST, on June 21, 2011, Carpenter, D.A. Davidson, and Stuart | Moore conducted a call with UST to go over the terms of the proposed Merger Agreement. UST indicated that even with the new payment structure ($3.5 million in total consideration, with $2.5 million in consideration to UST and $1.0 million in consideration to Santa Lucia’s common shareholders), it would be unwilling to redeem Santa Lucia’s preferred stock and warrant. UST suggested that it should receive 80% of the aggregate proposed consideration if it was to agree to sell its shares of Santa Lucia’s preferred stock and warrant. Due to concerns regarding Santa Lucia’s ability to function as a going concern, and preliminary indications from the DFI that the receivership process for SL Bank would begin shortly absent a merger agreement, Carpenter and Santa Lucia communicated to UST later in the day that it agreed in principle to UST’s preferred stock and warrant redemption consideration ($3.5 million in total consideration, with $2.8 million in consideration to UST and $700 thousand in consideration to Santa Lucia common shareholders).

On June 22, 2011, Carpenter provided Santa Lucia with a final draft of the definitive Merger Agreement with updated consideration for Santa Lucia common shareholders per conversations with UST ($0.35 per share, or $700 thousand).

On June 23, 2011, UST, in a letter to Stuart | Moore, indicated that it would be willing to consent to a sale of its shares of Santa Lucia’s preferred stock and warrant, and in settlement of the previously missed dividend payments, for the amounts discussed on the follow up to the June 21, 2011 call ($3.5 million in total consideration, with $2.8 million in consideration to UST and $700 thousand in consideration to Santa Lucia common shareholders).

On the morning of June 23, 2011, the Santa Lucia board met with its senior management and its outside legal and financial advisors to conduct final evaluations and deliberations on whether to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. D.A. Davidson gave a presentation to the board on financial information regarding Santa Lucia, Mission, MC Bank, and the transaction, as well as information regarding peer companies and comparable transactions. In connection with the deliberation by the board, D.A. Davidson rendered to the Santa Lucia board its oral opinion, subsequently confirmed in writing, as described under “Merger—Opinion of Santa Lucia’s Financial Advisor,” that, based upon and subject to the considerations set forth in the opinion and based upon such other matters as D.A. Davidson considered relevant, the merger consideration was fair, from a financial point of view, to the shareholders of Santa Lucia as of the date of the opinion. Stuart | Moore also attended the meeting and distributed a revised draft of the Merger Agreement in substantially final form. Stuart | Moore discussed with the board the final legal terms of the Merger Agreement and the board’s legal standards and fiduciary duties applicable to its decisions and actions with respect to its consideration of the proposed transaction.

Following these discussions, and review and discussion among the members of the Santa Lucia board, including consideration of the factors described under “Merger—Santa Lucia’s Reasons for the Merger; Recommendation of the Merger by the Santa Lucia Board of Directors,” the Santa Lucia board unanimously determined that the transactions contemplated by the Merger Agreement and related transactions and agreements are advisable and in the best interests of Santa Lucia and its shareholders, and the directors voted unanimously to approve the Merger Agreement and the transactions contemplated under the Merger Agreement, including the merger of Santa Lucia into Newco and the merger of SL Bank into MC Bank. Santa Lucia’s board of directors resolved to recommend that Santa Lucia shareholders approve the Merger Agreement and directed that this matter be submitted for consideration of Santa Lucia shareholders.

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The Merger Agreement was executed the following day on June 24, 2011 and the transaction was announced the following business day on June 27, 2011. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement.

Reasons for the Merger; Considerations by Santa Lucia’s Board of Directors

In approving the Merger Agreement and the Merger, the Santa Lucia board of directors consulted with its financial advisor with respect to the financial aspects and fairness of the proposed Merger from a financial point of view and with its legal counsel as to its legal duties and the terms of the Merger Agreement and related agreements. The terms of the Merger Agreement, including the consideration to be paid to Santa Lucia shareholders, were the result of arm’s length negotiations between representatives of Mission and Santa Lucia.

Santa Lucia’s inability to meet the capital requirements of its regulators and the lack of other potential merger partners strongly influenced Santa Lucia’s board of directors when considering the Merger.  While these factors were largely considered, in reaching its unanimous decision to approve the Merger Agreement and recommend the Merger to the shareholders, the board analyzed many factors, including the following:

In evaluating whether to merge with Mission, Santa Lucia’s board of directors considered a number of factors, including, without limitation, the following:

•	the fact that, absent the consummation of the Merger, the closure of SL Bank by its regulators appeared imminent;

•
the current and prospective economic, regulatory and competitive environment facing the financial services industry generally, and Santa Lucia in particular, including the continued rapid consolidation in the financial services industry and the competitive effects of the increased consolidation on smaller financial institutions such as Santa Lucia;

•
the information presented by Santa Lucia’s financial advisor, D.A. Davidson, to the Santa Lucia board of directors with respect to the Merger and the opinion of D.A. Davidson that, as of the date of that opinion, the consideration to be received by the holders of our common stock pursuant to the Merger, is fair from a financial point of view to the holders of Santa Lucia common stock.  See Appendix B to This Proxy Statement and “—Opinion of Santa Lucia’s Financial Advisor” for more information on the analyses and opinion, including the assumptions made, matters considered and limitations stated;

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•	current conditions in the U.S. capital markets, including the unavailability of other sources of capital and strategic or other merger partners to Santa Lucia;

•	enforcement actions taken against Santa Lucia by its regulators such as the Regulatory Orders and those requirements stemming therefrom;

•	the effects of increased regulatory requirements on the financial services industry generally and on Santa Lucia’s income and expenses;

•
the prices paid and the terms of other recent comparable combinations of banks, especially to those in distressed situations such as Santa Lucia, compared to the price to be paid to the shareholders of Santa Lucia;

•
the process conducted by Santa Lucia’s management with the assistance of D.A. Davidson to identify potential merger partners and to solicit proposals as to the financial terms, structure and other aspects of a potential transaction from potential merger partners;

•
Santa Lucia’s board’s belief that the Merger is more favorable to Santa Lucia’s shareholders than the alternatives to the Merger, which belief was formed based on the board of directors’ review, with the assistance of its financial advisor, of the strategic alternatives available to Santa Lucia;

•
the proposed Merger is for cash consideration, which will establish a definitive value to our shareholders for tax purposes compared to a transaction pursuant to which shareholders receive stock or other non-cash consideration that could fluctuate in value;

•	Carpenter and Mission’s ability to negotiate and execute a definitive agreement and to close the Merger on an expedited basis;

•
subject to certain conditions set forth in the Merger Agreement, including the payment of a termination fee, the Merger Agreement allows our board of directors in the exercise of its fiduciary duties, to consider a superior proposal, as defined in the Merger Agreement, which is presented to it, and to withdraw its recommendation to our shareholders to adopt the Merger Agreement and to terminate the Merger Agreement to accept such a superior proposal;

•	the non-economic terms of the transaction, including the impact on existing customers and the community;

•	the terms of the Merger Agreement generally;

•	the likelihood of consummating the transaction generally; and

•	the likelihood that the transaction will be approved by regulatory authorities without unacceptable conditions.

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In addition to providing Santa Lucia with its only opportunity to avoid closure by the regulators, this combination of Santa Lucia and Mission offers impressive benefits to Santa Lucia and the communities it serves.  It will:

•	allow Santa Lucia to offer improved services such as larger lending limits, additional branches and ATMs, and expanded consumer banking and money services;

•	give Santa Lucia the benefits of improved technology for the efficient conduct of operations; and

•	strengthen Santa Lucia by adding the financial strength of Mission, putting the institution in the best possible position to retain top employees and serve its customer base.

Our board of directors also considered a number of countervailing risks and factors concerning the Merger. These countervailing risks and factors included the following:

•
the fact that we will no longer exist as an independent company and our shareholders will be unable to participate in any future earnings, if any, or receive any benefit from any future increase in value of Santa Lucia;

•	the low price per share of common stock reflected by the Merger consideration compared to the historical prices of our common stock;

•
the restrictions on Santa Lucia’s ability to solicit or engage in discussions or negotiations with a third party regarding specific transactions involving Santa Lucia, and the effect of a termination fee in favor of Mission, including the risk that the termination fee might discourage third parties from proposing an alternative transaction that may be more advantageous to our shareholders by increasing the cost of a third party merger;

•	the fee payable upon a breach of the Merger Agreement;

•	the possibility of litigation in connection with the merger;

•	employee attrition and the potential effect on business and customer relationships;

•	the fact that an all cash transaction would potentially be taxable to shareholders of Santa Lucia for U.S. federal income tax purposes;

•	the risk to Santa Lucia and its shareholders that Mission may not be able to obtain required regulatory approvals;

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•	the risk to Santa Lucia and its shareholders that Mission may not be able to raise the capital to support the Merger;

•	the substantial transaction costs that we will incur for the Merger, even if it is not consummated; and

•
the fact that, pursuant to the Merger Agreement, we must generally conduct our business in the ordinary course and are subject to certain restrictions on the conduct of our business prior to the closing of the Merger or termination of the Merger Agreement, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company.

While the board of directors considered the foregoing countervailing risks and factors, substantial consideration was also given to the likelihood of Santa Lucia’s closure absent the consummation of the Merger.  In light of Santa Lucia’s probable failure absent a merger transaction, the board of directors considered that the benefits of obtaining any consideration for Santa Lucia’s common stock outweighed any and all of the foregoing risks related to the transaction contemplated by the Merger Agreement and as a result, found that the Merger was in the best interests of Santa Lucia and its shareholders.

The discussion of the information, risks and factors that our board of directors considered in arriving at its decision to approve the Merger Agreement and recommend that our shareholders vote to adopt the Merger Agreement is not intended to be exhaustive, but includes all material factors considered by our board of directors. In view of the wide variety of factors and risks considered in connection with its evaluation of the Merger, our board of directors did not believe it necessary to, and did not attempt to, rank or quantify the risks and factors, although individual members of the board of directors may have assigned different weights to the factors and risks in their individual assessments of the Merger. The overall analysis of the factors described above included multiple discussions with and questioning of our management, financial advisors and legal counsel held at a number of board meetings.

Merger Consideration

Upon completion of the Merger, shares of Santa Lucia common stock will be converted into the right to receive $0.35 in cash per share, without interest and less any applicable withholding taxes. As a result of the merger, certificates for Santa Lucia common stock will only represent the right to receive the merger consideration pursuant to the Merger Agreement, and otherwise will be null and void after completion of the Merger.

In addition, Newco will purchase all of the outstanding shares of our $4.0 million of preferred stock and warrant issued to UST under the TARP CPP for aggregate consideration of $2.8 million paid to UST, and will deliver those preferred shares and the warrant to Santa Lucia prior to the closing of the Merger for cancellation.

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Impact of the Merger on Stock Options

On June 30, 2011, Santa Lucia had outstanding exercisable options to purchase 226,899 shares of Santa Lucia’s common stock.  All of Santa Lucia’s outstanding options have an exercise price in excess of the per share consideration to be paid in connection with the Merger. While Santa Lucia issued a notice to all holders to exercise their stock options of Santa Lucia, it is likely that no options will be exercised.  Each unexercised option to purchase Santa Lucia common stock will be terminated at the effective time of the Merger.  As such, no consideration will be paid for outstanding options to purchase Santa Lucia’s common stock.  Santa Lucia’s stock option and equity incentive plans, if any, will be terminated as of the effective date of the Merger.

Recommendation of the Board of Directors

For the reasons set forth above, the Santa Lucia board of directors has unanimously approved the Merger and the Merger Agreement as being in the best interest of Santa Lucia and its shareholders, and unanimously recommends that the Santa Lucia shareholders approve the Merger, approve and adopt the Merger Agreement and those transactions contemplated therein.

Opinion of Santa Lucia’s Financial Advisor

The fairness opinion of D.A. Davidson is described below. The description contains projections estimates and/or other forward-looking statements about the future performance of Santa Lucia. You should not rely on any of these statements as having been made or adopted by Santa Lucia.  In this portion of the proxy statement, the term “we” refers to D.A. Davidson.

By letter dated November 10, 2010 Santa Lucia retained D.A. Davidson to act as its financial advisor in connection with a possible business combination with another financial institution. D.A. Davidson is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other purposes.  As a specialist in securities of financial institutions, D.A. Davidson has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. Santa Lucia’s board of directors selected D.A. Davidson to act as its financial advisor in connection with the Merger on the basis of the firm’s reputation and expertise in transactions such as the Merger.

D.A. Davidson acted as financial advisor to Santa Lucia in connection with the proposed Merger and participated in certain of the negotiations leading to the Merger Agreement. At the June 23, 2011 meeting of the board of directors of Santa Lucia at which Santa Lucia’s board of directors considered and approved the Merger Agreement, D.A. Davidson delivered to the board of directors its oral opinion, subsequently confirmed in writing, that as of June 23, 2011, the Merger consideration was fair to Santa Lucia’s shareholders from a financial point of view. In requesting D.A. Davidson’s advice and opinion, no limitations were imposed by Santa Lucia upon D.A. Davidson with respect to the investigations made or procedures followed by it in rendering its opinion.  The full text of the opinion of D.A. Davidson, dated June 23, 2011, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix B. Santa Lucia shareholders should read this opinion in its entirety.

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D.A. Davidson will receive a fee from Santa Lucia for performing its financial advisory services in connection with the Merger and rendering a written opinion to the board of directors of Santa Lucia as to the fairness, from a financial point of view, of the Merger to Santa Lucia’s shareholders; a significant portion of this fee is contingent upon the consummation of the Merger.  Upon issuance of D.A. Davidson’s fairness opinion, a fee of $75,000 was earned and paid.  If the Merger closes successfully, a fee of $325,000 will be earned and payable to D.A. Davidson, however credited towards this fee is a $50,000 retainer already paid by Santa Lucia.  Further, Santa Lucia has agreed to indemnify D.A. Davidson against any claims or liabilities arising out of D.A. Davidson’s engagement by Santa Lucia.

D.A. Davidson’s opinion is directed only to the fairness, from a financial point of view, of the total Merger consideration, and, as such, does not constitute a recommendation to any Santa Lucia shareholder as to how the shareholder should vote at the Santa Lucia shareholder meeting.  The summary of the opinion of D.A. Davidson set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

The following is a summary of the analyses performed by D.A. Davidson in connection with its fairness opinion.  Certain of these analyses were confirmed in a presentation to the board of directors of Santa Lucia by D.A. Davidson.  The summary set forth below does not purport to be a complete description of either the analyses performed by D.A. Davidson in rendering its opinion or the presentation delivered by D.A. Davidson to the board of directors of Santa Lucia, but it does summarize all of the material analyses performed and presented by D.A. Davidson.

In connection with rendering its opinion, D.A. Davidson reviewed and considered, among other things:

•	a draft of the Merger Agreement dated June 22, 2011, and exhibits thereto;

•	certain financial statements and other historical financial and business information about Santa Lucia made available from published sources and/or the internal records of Santa Lucia;

•	the ability of and likelihood for Santa Lucia to continue operating as a going concern absent a merger;

•	the financial terms of certain other similar mergers with distressed sellers;

•	the financial terms of certain other similar mergers with TARP discounts;

•	the market and trading characteristics of other distressed public companies;

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•	the current market environment generally and the banking industry environment in particular;

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria considered relevant

D.A. Davidson also discussed with certain members of senior management of Santa Lucia the business, financial condition, results of operations and prospects of Santa Lucia, including certain financial matters relating to Santa Lucia’s ongoing operations, liquidity position, capital adequacy, asset quality trends and regulatory position.

In arriving at our opinion, D.A. Davidson has assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available, discussed with or reviewed, or made publicly available, and have not assumed responsibility for independently verifying such information of Santa Lucia, Carpenter or Mission, nor has D.A. Davidson been furnished any such evaluation or appraisal. In addition, D.A. Davidson has not assumed any obligation to conduct, nor conducted any physical inspection of the properties or facilities of Santa Lucia, Carpenter, or Mission. D.A. Davidson has further relied on the assurances of the senior management of each of Santa Lucia, Carpenter, and Mission that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. D.A. Davidson has not been asked to undertake, and has not undertaken, an independent verification of any of such information and does not assume any responsibility or liability for the accuracy or completeness thereof. D.A. Davidson did not make an independent evaluation or appraisal of the specific assets or liabilities including the amount of any loan, investment or other FASB 141(R) mark, the collateral securing assets or the liabilities (contingent or otherwise) of Santa Lucia, or the collectability of any such assets, nor has D.A. Davidson been furnished with any such evaluations or appraisals. D.A. Davidson did not make an independent evaluation of the adequacy of the allowance for loan losses of Santa Lucia or review any individual credit files relating to Santa Lucia, and express no opinion on the adequacy of the allowance for loan losses of Santa Lucia.

D.A. Davidson assumed in all respects material to its analysis that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Merger Agreement are not waived.  D.A. Davidson assumed that there were no material changes to the Merger Agreement from the draft merger agreement on June 22, 2011 to the final executed merger agreement.  In addition, D.A. Davidson assumed that in the course of obtaining necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no further modifications, including any divestiture requirements or amendments, will be imposed that will have a material adverse affect on the contemplated benefits of the Merger.

D.A. Davidson & Co.’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date of its opinion. Events occurring after the date of the opinion could materially affect this opinion.

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In rendering its opinion, D.A. Davidson performed a variety of financial analyses. The following is a summary of the material financial analyses utilized by D.A. Davidson in connection with providing its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by D.A. Davidson, nor does the order of analyses described represent relative importance or weight given to those analyses by D.A. Davidson. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of D.A. Davidson’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by D.A. Davidson.  D.A. Davidson notes that certain analyses that would customarily be prepared in connection with a fairness opinion are not included because such analyses are not meaningful as a result of the extraordinary circumstances of Santa Lucia described herein.

The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. D.A. Davidson believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses contained without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in D.A. Davidson’s comparative analyses described below is identical to Santa Lucia, no transaction is identical to the Merger, and no discounted redemption of preferred stock issued to the U.S. Treasury as part of the TARP CPP is identical to the redemption of Santa Lucia’s preferred stock. Accordingly, an analysis of comparable companies, discounted TARP preferred redemptions or merger transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values, TARP preferred stock redemption rates or merger transaction values, as the case may be, of Santa Lucia and the companies to which it is being compared.

The analyses performed by D.A. Davidson are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. D.A. Davidson prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Santa Lucia board of directors at the board of directors’ June 23, 2011 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, D.A. Davidson’s analyses do not necessarily reflect the value of Santa Lucia’s common stock or the prices at which Santa Lucia’s common stock may be sold at any time.

Summary of Proposal. D.A. Davidson reviewed the financial terms of the proposed transaction. As described in the Merger Agreement, each outstanding share of Santa Lucia common stock shall, by virtue of the Merger, be converted into the right to receive, in cash without interest, thirty five cents ($0.35). Based upon the 2,003,131 Santa Lucia shares outstanding as of the date of the opinion, this equates to an aggregate merger consideration equal to $700,000 to the common shareholders of Santa Lucia. D.A. Davidson calculated the following ratios:

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Santa Lucia Summary Merger Valuation Ratios (1)
Per share consideration / last twelve months earnings per share	NM
Per share consideration / book value per share	21.5%
Per share consideration / tangible book value per share	21.5%
Core deposit premium (2)	(1.4)%
Per share consideration / market price (3)	(23.2)%

(1) Merger valuation ratios from March 31, 2011 financial data
(2) Ratio of aggregate consideration less tangible book value to core deposits. Core deposits exclude time deposits with balances greater than $100,000
(3) Based on Santa Lucia’s 20-day average stock price of $0.46 as of June 21, 2011

Historical Trading Analysis. D.A. Davidson reviewed the share price trading history of Santa Lucia common stock and the relationship between the movements in the prices of Santa Lucia’s common stock to movements in certain stock indices, including the Standard & Poor’s 500 Index, the NASDAQ Bank Index, the Standard & Poor’s Bank Index, the weighted average performance (based upon market capitalization) of a peer group of nationwide banks and thrifts that are publicly traded on the NASDAQ or NYSE stock exchanges with elevated levels of nonperforming assets and low levels of tangible common equity relative to tangible assets (“Distressed Nationwide NASDAQ and NYSE”), the weighted average performance (based upon market capitalization) of a peer group of Western U.S. headquartered (1) banks and thrifts that are publicly traded on the OTC Bulletin Board or the OTC Markets Group with elevated Texas ratios (2) (“Western Banks and Thrifts with High Texas Ratios”), and the weighted average performance (based upon market capitalization) of a peer group of California headquartered banks and thrifts that are publicly traded on the OTC Bulletin Board or the OTC Markets Group with elevated levels of nonperforming assets (“California Banks and Thrifts with High Levels of NPAs”). The institutions included in the respective peer groups are identified in the relevant section under “Comparable Company Analysis”.

Summary Santa Lucia and Peer Group Last Twelve Months Stock Performance (3)
Santa Lucia	(92.7)%
S&P 500 Index	16.4%
NASDAQ Bank Index	(2.3)%
S&P Bank Index	(3.4)%
Distressed Nationwide NASDAQ and NYSE	(69.6)%
Western Banks and Thrifts with High Texas Ratios	(38.9)%
California Banks and Thrifts with High Levels of NPAs	(42.9)%

(1) Western U.S. includes California, Oregon, Washington, Arizona, Utah, Colorado, New Mexico, Montana, Wyoming, and Idaho
(2) Texas ratio is equal to the sum of nonperforming assets plus loans 90 days or more past due divided by the sum of tangible common equity plus allowance for loan losses

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(3) Stock performance data as of June 21, 2011

Comparable Company Analysis. Using publicly available information, D.A. Davidson compared selected financial and market data of Santa Lucia with similar data for the following three groups of depository institutions.

The Distressed Nationwide NASDAQ and NYSE peer group consisted of the following six companies. Criteria for the peer group was banks and thrifts nationwide that are publicly traded on a major exchange (NASDAQ or NYSE), have assets less than $1.0 billion, nonperforming assets / assets greater than 8.0%, and tangible common equity  / tangible assets of less than 4.0%.

•	Broadway Financial Corporation (NASDAQ: BYFC)
•	Carver Bancorp, Inc. (NASDAQ: CARV)
•	Dearborn Bancorp, Inc. (NASDAQ: DEAR)
•	First Federal Bancshares of Arkansas, Inc. (NASDAQ: FFBH)
•	Tidelands Bancshares, Inc. (NASDAQ: TDBK)
•	Waccamaw Bankshares, Inc. (NASDAQ: WBNK)

The Western Banks and Thrifts with High Texas Ratios peer group consisted of the following fourteen companies. Criteria for the peer group was banks and thrifts in the Western U.S. that are publicly traded on the OTC Bulletin Board or the OTC Markets Group with Texas ratios greater than 100.0%.

•	Bank On It, Inc. (OTCBB: BKOT)
•	CalWest Bancorp (OTCBB: CALW)
•	Coast Bancorp (OTCBB: CTBP)
•	Delta National Bancorp (Pink: DEBC)
•	Golden State Bank (OTCBB: GSBB)
•	Merchants Bancorp (OTCBB: MBNC)
•	Mountain West Financial Corp. (Pink: MTWF)
•	Pacific International Bancorp, Inc. (OTCBB: PIBW)
•	Pacific West Bank (OTCBB: PWBO)
•	Premier Service Bank (OTCBB: PSBK)
•	Prime Pacific Financial Services (Pink: PPFS)
•	State Bank Corp. (OTCBB: SBAZ)
•	Treasure State Bank (OTCBB: TRSU)
•	United American Bank (OTCBB: UABK)

The California Banks and Thrifts with High Levels of NPAs peer group consisted of the following ten companies.  Criteria for the peer group was banks and thrifts in California that are publicly traded on the OTC Bulletin Board or the OTC Markets Group nonperforming assets / assets greater than 8.0%.

•	Delta National Bancorp (Pink: DEBC)
•	First Mountain Bancorp (OTCBB: FMBP)

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•	Golden State Bank (OTCBB: GSBB)
•	Liberty Bancorp (Pink: LIBC)
•	Orange County Business Bank (OTCBB: OCBB)
•	Saigon National Bank (OTCBB: SAGN)
•	Security First Bank (Pink: SFRK)
•	Tri-Valley Bank (OTCBB: TRVB)
•	United American Bank (OTCBB: UABK)
•	Valley Community Bank (OTCBB: VCBC)

D.A. Davidson calculated and compared selected multiples and ratios for Santa Lucia and the selected companies based upon publicly available information. D.A. Davidson used balance sheet and income statement information at or for the fiscal quarter ended March 31, 2011 and market data as of June 21, 2011. All income statement information is as of the last twelve months for the fiscal quarter ended March 31, 2011. For the financial statistics set forth below, D.A. Davidson relied on information published by SNL Financial LC, a recognized data service that collects, standardizes and disseminates relevant corporate, financial, market and mergers and acquisitions data for companies in the banking industry. The selected multiples, statistics and ratios that were calculated and compared by D.A. Davidson were as follows:

•	Market price / book value per share;
•	Market price / tangible book value per share;
•	Core deposit premium;
•	Total assets;
•	Total gross loans;
•	Total deposits;
•	Ratio of tier-1 capital to average adjusted assets (leverage ratio);
•	Ratio of total risk based capital to risk weighted assets (risk based capital ratio);
•	Ratio of tangible common equity to tangible assets (tangible common equity ratio);
•	Ratio of nonperforming assets to total assets (NPAs / assets);
•	Ratio of loan loss reserve to non-performing assets (LLR / NPAs);
•	Texas ratio;
•	Ratio of net charge-offs to average total loans (NCOs / average loans)
•	Net interest margin
•	Return on average assets

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Summary Comparable Company Analysis
	Santa Lucia	Distressed Nationwide NASDAQ and NYSE Median	Western Banks and Thrifts with High Texas Ratios Median	California Banks and Thrifts with High Levels of NPAs Median
Market price / book value per share	31.3%	27.3%	31.6%	37.6%
Market price / tangible book value per share	31.3%	27.5%	31.6%	37.6%
Core deposit premium	-1.2%	-2.4%	-5.1%	-10.5%
Total assets ($000s)	$246,274	$571,871	$149,517	$129,743
Total gross loans ($000s)	$179,211	$416,300	$99,989	$99,374
Total deposits ($000s)	$230,711	$494,176	$131,487	$113,968
Leverage ratio	4.0%	5.9%	6.8%	10.1%
Risk based capital ratio	8.4%	9.7%	11.2%	13.7%
Tangible common equity ratio	1.3%	3.1%	5.4%	10.1%
NPAs / assets	10.7%	13.8%	11.5%	9.8%
LLR / NPAs	39.8%	25.6%	22.1%	22.8%
Texas ratio	191.7%	230.5%	148.7%	79.8%
NCOs / average loans	3.9%	2.5%	3.6%	2.9%
Net interest margin	4.1%	3.6%	3.6%	3.9%
Return on average assets	-2.3%	-2.0%	-2.8%	-2.7%

Precedent Transactions Analysis. D.A. Davidson analyzed publicly available information for five merger transactions with disclosed transaction values announced nationwide between January 1, 2009 and June 21, 2011 involving acquired banks and thrifts with nonperforming assets / assets greater than 8.0%, and tangible common equity / tangible assets of less than 4.0%. The transactions consisted of:

•	Opus Bank (Buyer) / Cascade Financial Corporation (Target)
•	Private Investor (Buyer) / First Midwest Bank (Target)
•	Jacksonville Bancorp, Inc. (Buyer) / Atlantic BancGroup, Inc. (Target)
•	Liberty Banshares Iowa, Inc. (Buyer) / Liberty Banshares Florida, Inc. (Target)
•	EB Financial Group, Inc. (Buyer) / Baytree National Bank & Trust Co. (Target)

D.A. Davidson used balance sheet and income statement information at or for the fiscal quarter immediately preceding announcement, and market data for the trading day immediately preceding announcement. All income statement information is as of the last twelve months for the quarter immediately preceding announcement. The selected multiples, statistics and ratios that were calculated and compared by D.A. Davidson were as follows:

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•	Per share consideration / book value per share
•	Per share consideration / tangible book value per share
•	Core deposit premium
•	Per share consideration / market price (1)
•	Total assets
•	Return on average assets
•	Tangible common equity ratio
•	NPAs / assets
•	NCOs / average loans
•	LLR / NPLs

Summary Precedent Transaction Analysis
	Santa Lucia	Peer Group Median
Per share consideration / book value per share	21.5%	26.3%
Per share consideration / tangible book value per share	21.5%	26.6%
Core deposit premium	(1.4)%	(4.2)%
Per share consideration / market price (1)	(23.2)%	(40.9)%
Total assets ($000s)	$246,274	$693,542
Return on average assets	(2.3)%	(4.3)%
Tangible common equity ratio	1.3%	2.8%
NPAs / assets	10.7%	9.8%
NCOs / average loans	3.9%	3.8%
LLR / NPLs	45.0%	24.7%

(1) Based on 20-day average stock price immediately preceding announcement

TARP Redemption Discount Analysis. D.A. Davidson reviewed the ten announced discounted TARP preferred stock exchanges and redemptions for common stock or cash since the initiation of the U.S. Treasury’s TARP Capital Purchase Program, with an emphasis on the discounted redemptions of TARP in conjunction with an acquisition of the redeeming institution. The transactions with discounted TARP redemptions in conjunction with the acquisition of the redeeming institution included:

•	Opus Bank (Buyer) / Cascade Financial Corporation (Target)
•	North American Financial Holdings (Buyer) / Capital Bank Corporation (Target)
•	Community Bancorp, LLC (Buyer) / Cadence Financial Corporation (Target)
•	Toronto-Dominion Bank (Buyer) / The South Financial Group, Inc. (Target)

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           Along with more traditional balance sheet and income statement analysis of the above transactions, D.A. Davidson reviewed the redemption discount to face value, and the redemption discount to face value and unpaid dividends received by the U.S. Treasury, as well as the ratio of relative consideration received by the U.S. Treasury to the consideration received by common shareholders in each of these transactions. The selected multiples, statistics and ratios that were calculated and compared by D.A. Davidson were as follows:

•	TARP face value redemption discount
•	TARP face value and unpaid dividends redemption discount
•	U.S. Treasury consideration / common shareholder consideration
•	Per share common consideration / tangible book value per share
•	Total assets
•	Tangible common equity ratio
•	NPAs / assets

Summary TARP Redemption Discount Analysis
	Santa Lucia		Peer Group Median
TARP face value redemption discount	30.0%		36.0%
TARP face value and unpaid dividends redemption discount	32.5%		38.7%
U.S. Treasury consideration / common shareholder consideration	4.0	x	2.5	x
Per share common consideration / tangible book value per share	21.5%		21.9%
Total assets ($000s)	$246,274		$1,691,411
Tangible common equity ratio	1.3%		3.4%
NPAs / assets	10.7%		6.0%

D.A. Davidson’s Compensation and Other Relationships. D.A. Davidson and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. D.A. Davidson acted as financial advisor to Santa Lucia in connection with, and participated in certain of the negotiations leading to, the Merger.

D.A. Davidson is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, D.A. Davidson and its affiliates may provide such services to Santa Lucia, Carpenter, Mission and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of Santa Lucia and Mission for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

D.A. Davidson may also provide investment banking services to the pro forma company in the future. In connection with the above-described investment banking services, D.A. Davidson may receive future compensation.

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Santa Lucia selected D.A. Davidson as its financial advisor because it is a recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated November 10, 2010, Santa Lucia engaged D.A. Davidson as its financial advisor in connection with the contemplated transaction, and a substantial portion of D.A. Davidson’s compensation is contingent upon consummation of the Merger.  D.A. Davidson also received a fee for rendering its opinion to the Santa Lucia board of directors. Other than this engagement, D.A. Davidson has not provided financial advisory services or received any fees from the Santa Lucia, Carpenter, or Mission.

Carpenter’s Financial Resources

The total amount of funds necessary to complete the merger and the related transactions is anticipated to be approximately $3.5 million, which includes approximately $2.8 million to purchase Treasury’s preferred stock and warrant and $700,000 to pay Santa Lucia’s shareholders.

Pursuant to the Merger Agreement, Carpenter is required to, prior to closing, use its commercially reasonable efforts to provide or arrange for Mission to receive up to $25,000,000 through a sale of shares of Mission Common Stock if required, to maintain Mission and MC Bank with total risk-based capital of at least 11.0% of risk-weighted assets, and a leverage ratio of 9.0% at the closing of the Merger.

Effective Time; Closing Date

In order to consummate the Merger, a merger agreement (a form of which is attached to the Merger Agreement) must be filed with the California Secretary of State.  This filing will occur only after the receipt of all regulatory approvals, the approval of the Merger by the Santa Lucia shareholders and the satisfaction or waiver of all other conditions to the Merger.  See “The Merger Agreement-Conditions to the Merger.” The effective time of the Merger will be as of the filing by the Secretary of State. The closing of the Merger will take place on a date mutually agreed upon by Seller Parties and Mission which is expected to occur during the fourth quarter of 2011.

Payment for Certificates Held by Santa Lucia’s Shareholders

As soon as practicable after the effective time of the Merger, an exchange agent designated by the parties, will mail to each holder of record of common stock of Santa Lucia, a letter of transmittal and instructions for use in effecting the surrender of their share certificate(s) in exchange for the cash into which the shares represented by the certificate(s) will have been converted in accordance with the Merger Agreement. No later than the effective time of the Merger, Mission will deposit or cause to be deposited with the exchange agent an amount of cash sufficient for payment of the Merger consideration payable to Santa Lucia shareholders.  SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

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Following the consummation of the Merger, and upon the proper surrender by a shareholder to the exchange agent of all necessary transmittal materials and the certificate(s), the holder will be entitled to receive a check for the Merger consideration to which the holder is entitled, and the certificate(s) will be canceled. No interest will be paid or will accrue on any cash payment payable to a holder of Santa Lucia stock certificate(s). Payment may be made to a person other than the person in whose name a surrendered certificate is registered only if the certificate is properly endorsed or accompanied by an appropriate instrument of transfer and otherwise in proper form for transfer together with appropriate documentation demonstrating the payment of all required taxes, if necessary. After the effective time of the Merger, there will be no transfer on the stock transfer books of Santa Lucia of shares of common stock.

Until properly surrendered, each outstanding certificate formerly representing shares of Santa Lucia common stock will be deemed to evidence solely the right to receive the Merger consideration to which the holder is entitled under the Merger Agreement, without interest, or in the case of shareholders exercising dissenters rights, the fair market value of the shares as of June 23, 2011, as described below. If any certificate evidencing the common stock has been lost, stolen or destroyed, the shareholder must submit to the exchange agent an affidavit of lost, stolen or destroyed certificate and post a bond in an amount Santa Lucia determines to be reasonably necessary as indemnity against claims that may be made against that certificate. The exchange agent will pay the Merger consideration in exchange for the foregoing items.

Any portion of the Merger consideration held by the exchange agent for payment to Santa Lucia’s shareholders which remains unclaimed for six months after the effective time of the Merger will be paid by the exchange agent to Santa Lucia, after which time any holder of certificate(s) who has not delivered the certificate(s) to the exchange agent will look only to Santa Lucia for payment of the Merger consideration payable for that holder’s shares of common stock.

Dissenters’ Rights

If you do not vote your Santa Lucia shares in favor of the proposal to approve the Merger and you remain a holder of Santa Lucia common stock at the effective time of the Merger, you will, by complying with the procedures set forth in Chapter 13 of the California General Corporation Law, be entitled to receive an amount in cash equal to the fair market value of your shares as of June 23, 2011, the last trading day before the public announcement of the Merger.  Such fair market value will be determined in accordance with such statute.

Please review “Risk Factors” for a discussion of the risks involved in electing dissenters’ rights.

Although June 24, 2011 was the last trading day before the public announcement of the Merger, none of the Company’s shares of common stock were traded that day.  As such, there is no high bid and low ask price for Santa Lucia on that day.  However, the high bid and low ask price for Santa Lucia on the preceding day, June 23, 2011 was $0.51 and $0.50 per share, respectively.  The closing price on June 23, 2011 was $0.51.  The closing price on June 24, 2011, which was the last trading day before the public announcement of the Merger, during which there were no trades of Santa Lucia common stock, was also $0.51.

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A copy of Chapter 13 of the California General Corporation Law is attached hereto as Appendix C. You should read it for more complete information concerning dissenters’ rights. The discussion in this section is qualified in its entirety by reference to Appendix C. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS’ RIGHTS MAY BE LOST.

In order to be entitled to exercise dissenters’ rights, you must not vote for the Merger. Thus, if you wish to dissent and you execute and return a proxy in the accompanying form, you must specify that your shares are to be either voted “AGAINST” or “ABSTAIN” on Proposal 1.
If you return a proxy without voting instructions or with instructions to vote “FOR” Proposal 1, your shares will automatically be voted in favor of the Merger and you will lose your dissenters’ rights.

If the Merger is approved by the shareholders, Santa Lucia will have 10 days after the approval to send to those shareholders who did not vote in favor of the Merger a written notice of such approval accompanied by:

•	a copy of Chapter 13 of the California General Corporation Law,

•	a statement of the price determined to represent the fair market value of the dissenting shares as of June 23, 2011, and

•	a brief description of the procedure to be followed if a shareholder desires to exercise dissenters’ rights.

Within 30 days after the date on which the notice of the approval of the Merger is mailed, the dissenting shareholder who plans to exercise dissenters’ rights must make written demand upon Santa Lucia for the purchase of dissenting shares and payment to such shareholder of their fair market value. The written demand must specify the number of shares held of record by such shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of June 23, 2011. At the same time, the shareholder must surrender, at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Santa Lucia common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

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If Santa Lucia and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest from the date of such agreement. The applicable interest rate will be the rate then set by law for the accrual of interest on judgments for money. That rate is currently 10% per annum simple interest (not compounded). Subject to the restrictions imposed under California law on the ability of a California corporation to repurchase its own shares, Santa Lucia must pay the fair value of the dissenting shares within 30 days after the amount thereof has been agreed upon, or 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later. The obligation to pay for the dissenting shares is subject to receipt of the certificates representing them.

If Santa Lucia denies that the shares surrendered are dissenting shares, or if Santa Lucia and the dissenting shareholder fail to agree upon a fair market value of such shares, then the dissenting shareholder must, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determination(s) or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenter’s rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Santa Lucia consents to such withdrawal.

Federal Income Tax Consequences of the Merger

The following is a summary description of the material federal income tax consequences of the Merger. This summary is not a complete description of all the consequences of the Merger. Each shareholder’s individual circumstances may affect the tax consequences of the Merger to such shareholder. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. CONSEQUENTLY, EACH SANTA LUCIA SHAREHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER.

In general, this will be a taxable sale for the shareholders of Santa Lucia, except as to shares held by tax-exempt entities or in tax-deferred accounts. The exchange of shares of Santa Lucia common stock for cash in the Merger will be treated as a sale of those shares for federal income tax purposes. Each shareholder will realize gain or loss measured by the difference between (i) the shareholder’s adjusted tax basis in the shares exchanged in the Merger and (ii) the amount of cash received in exchange for the shares. Gain or loss realized by each shareholder from the Merger will be reportable in full in the taxable year of the shareholder in which the Merger occurs and will be capital gain or loss assuming that the shares exchanged are capital assets in the hands of the shareholder (other than certain shares owned by officers and directors relating to stock options). The capital gain or loss will be long-term with respect to those shares that are held by the shareholder as of the effective time of the Merger for more than one year and short-term with respect to those shares that are held for one year or less.

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This discussion assumes that each shareholder holds shares of common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986. However, shareholders who are employees or directors of Santa Lucia may not be entitled to treat particular shares which they may have acquired from Santa Lucia as capital assets or a portion of the gain on sale of these shares as capital gain because they will be required to report any gain on the sale of the shares as taxable compensation from Santa Lucia.

The receipt of cash for shares of common stock may be subject to backup withholding at the rate of 28% unless the holder:

•	is a corporation or comes within other exempt categories; or

•	provides a certified taxpayer identification number and otherwise complies with the back-up withholding rules.

Back-up withholding is not an additional tax; any amounts withheld may be credited against the federal income tax liability of the person subject to the withholding. The back-up withholding rate should be checked to make sure it has not been changed. There is no assurance that applicable tax laws will not change after the date of This Proxy Statement.

The foregoing discussion of the expected federal income tax consequences of the Merger is based on current authorities. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly change these expected consequences. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

The Voting Agreement

Simultaneously with the execution of the Merger Agreement, Mission entered into a voting agreement with the following persons, who are directors, officers and/or principal shareholders of Santa Lucia:

Name	Title
Khatchik H. Achadjian	Director
Stanley R. Cherry	Director
Jerry W. DeCou III	Chairman of the Board of Directors
Douglas C. Filipponi	Director
John C. Hansen	President and CEO, Director
Jean Hawkins	Director
Paul G. Moerman	Director
Larry H. Putnam	Director
D. Jack Stinchfield	Director
Margaret A. Torres	Chief Financial Officer
Claudya Ross	Chief Credit Officer

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The voting agreement binds these signatories only in their capacity as holders of Santa Lucia shares, not as directors. These shareholders have the power in the aggregate to direct the voting of approximately 33% of the issued and outstanding shares of Santa Lucia common stock as of the record date. Each of these shareholders has agreed, in consideration of the substantial expenses incurred by Mission in connection with the Merger Agreement and as a condition to Santa Lucia and Mission entering into the Merger Agreement, to vote or to cause to be voted, or to execute a written consent with respect to, all of the shares of Santa Lucia common stock with respect to which such shareholder has the power to direct the voting, in favor of approval of the Merger, and against any competing takeover proposals, or similar transactions, at the Special Meeting and at every adjournment or postponement of the Special Meeting and in connection with every proposal to take action by written consent with respect to the Merger Agreement and the Merger.  In addition each of these shareholders has agreed not to take or permit any action to be taken on its behalf that would delay, prevent or frustrate the Merger.

Those directors of Santa Lucia who signed voting agreements are not and could not be contractually bound to ignore their fiduciary duties. Accordingly, while the shareholders/directors are, under the voting agreement executed by them, contractually bound to vote as a Santa Lucia shareholder in favor of the Merger and against other Merger proposals (should any be presented), their fiduciary duties as Santa Lucia directors nevertheless required them to act in their capacity as directors in the best interest of Santa Lucia and its shareholders when they decided to approve the Merger. In addition, the shareholders/directors will continue to be bound by their fiduciary duties as Santa Lucia directors with respect to any decisions they may make in the future in connection with the Merger or otherwise.

The voting agreement will terminate upon the earlier to occur of the completion of the Merger or the date on which the Merger Agreement is terminated in accordance with its terms.

Effects on Santa Lucia if the Merger is Not Completed

Importantly, according to our conversations with our regulators, if the Merger is not consummated, our inability to meet capital requirements and the lack of other available merger partners likely will result in a closure of the institution.

Further, if the Merger is not consummated for any reason, our shareholders will not receive the merger consideration, we will remain subject to the Regulatory Orders, our current management, under the direction of our board of directors, will continue to manage us as a stand-alone, independent business, and the value of shares of our common stock will continue to be subject to the risks and uncertainties identified in the Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and any updates to those risks and uncertainties set forth in the subsequent current and quarterly reports and press releases we file with the SEC, specifically including the likelihood that SL Bank will be closed by its regulators and the risk associated with such closure.

Regulatory Approvals

Consummation of the Merger is subject to prior receipt of all required approvals and consents of the Merger by all applicable federal and state regulatory authorities.

Carpenter has filed the application necessary to obtain approval for the merger of Newco and Santa Lucia from the FRBSF.

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Mission has filed the applications necessary to obtain approval for the Merger from the FRBSF and the DFI.

Any approval granted by these federal and state bank regulatory agencies may include terms and conditions more onerous than Mission’s management contemplates which will give Mission the right to terminate the Merger. Although Mission and Santa Lucia expect to obtain the timely required regulatory approvals, there can be no assurance as to if or when these regulatory approvals will be obtained, or the terms and conditions on which the approvals may be granted. If such approvals are received, there can be no assurance as to the date of such approvals, that such approvals will not contain any conditions, restrictions or requirements which the Mission board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that Mission would not have entered the Merger Agreement had such conditions or restrictions been known at the date hereof.

The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the Merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the Merger.

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THE MERGER AGREEMENT

This section of the Proxy Statement describes the material terms of the Merger Agreement.  The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated by reference and attached as Appendix A to this Proxy Statement.  We urge you to read the full text of the Merger Agreement.

Representations and Warranties

The parties made representations and warranties to each other in the Merger Agreement customary for this type of a transaction, subject to those items previously disclosed. Because the transaction is a cash Merger, more extensive representations and warranties were required of Santa Lucia than of Mission. For a complete discussion of the respective representations and warranties of the parties see Article IV of the Merger Agreement (attached as Appendix A).

It is a condition to the closing that each party’s representations and warranties in the Merger Agreement or any related documents be true and correct in all material respects as of the date of the Merger Agreement and also as of the closing date, as though made on and as of the closing date, subject to conditions in the Merger Agreement. As of the date of this Proxy Statement, neither Santa Lucia nor Mission has any knowledge that this condition will not be satisfied as of the closing date.

Business Pending the Merger and Other Covenants

The Merger Agreement provides that until the effective time of the Merger, Santa Lucia will conduct its business only in the usual, regular and ordinary course of business consistent with Santa Lucia’s past practices.  For a detailed presentation of the manner in which Santa Lucia is obligated to conduct its operations pending Merger, please see Article III of the Merger Agreement (attached as Appendix A).  In addition to conducting its operations in accordance with past practices, Santa Lucia also agrees that it will not, except as previously disclosed to Mission (where applicable), among other things:

•
(i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any rights or permit any shares of stock to become subject to grants of employee or director stock options, (ii) adjust, split, combine or reclassify any of its capital stock, or (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of capital stock or equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock or equity interests;

•	make, declare, set aside or pay any dividend or other distribution in respect of any shares of its stock, other than its preferred stock or junior subordinated debentures;

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•
enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for changes that are required by applicable law, (ii) to satisfy contractual or other obligations existing as of the date of the Merger Agreement and as previously disclosed;

•
hire any person as an employee of Santa Lucia or promote any employee, except (i) to satisfy contractual or regulatory obligations existing as of the date of the Merger Agreement and as previously disclosed to Mission, (ii) to fill any vacancies caused by the resignation or termination of any executive officers of Seller Parties, or (iii) to fill any vacancies arising after the date hereof; provided, in each case specified in clauses (i) through (iii), employment is terminable at the will of SL Bank and, annual base cash compensation of the new employee is less than $70,000 and, in the case of (ii) or (iii), such new employee is not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of a termination of employment upon or following the transactions contemplated hereby;

•
enter into, establish, adopt, amend or terminate, or make any contributions to, except (i) as may be required by applicable law, (ii) as reasonably necessary to consummate the transactions contemplated by the Merger Agreement, or (iii) to satisfy existing or potential contractual obligations existing as of the date of the Merger Agreement and as previously disclosed to Mission, any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee or take any action to accelerate the vesting or exercisability of any stock options, restricted stock or other compensation or benefits payable thereunder;

•
sell, transfer, mortgage, license, encumber or otherwise dispose of or discontinue any of its assets, rights, deposits, business or properties in a transaction that (i) individually is greater than $25,000 or (ii) together with all other such transactions is greater than $50,000; provided, however, no such transactions shall be permitted with an affiliate of the Seller Parties, except as previously disclosed;

•
acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities (other than as permitted by Section 3.01(r) of the Merger Agreement), deposits or properties of any other entity;

•	make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts exceeding $25,000 individually or $100,000 in the aggregate;

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•	amend the articles of incorporation or bylaws or other governing documents of Seller Parties or their subsidiaries;

•	Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or Generally Accepted Accounting Principles (“GAAP”).

•
except as otherwise permitted under the Merger Agreement, enter into, cancel, fail to renew or terminate any material contract or amend or modify in any material respect any of its existing material contracts;

•
enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Seller Parties or a subsidiary is or becomes a party after the date of the Merger Agreement, which settlement, agreement or action involves payment by a Seller Parties or a subsidiary of an amount which exceeds $50,000 and/or would impose any material restriction on the business of a Seller Parties or a subsidiary or create precedent for claims that are reasonably likely to be material to a Seller Parties or a subsidiary except as previously disclosed or in accordance with the terms of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Santa Lucia;

•
except as otherwise required, enter into any new material line of business, introduce any new material products or services, change the pricing of its deposits or any other products except in a manner consistent with its past business practices, change its lending, investment, underwriting, servicing, risk and asset liability management and other material banking and operating policies, or the manner in which its investment securities or loan portfolio is classified or reported in each case;

•	introduce any marketing campaigns or any new sales compensation or incentive programs or arrangements;

•	enter into any derivative contract;

•
except as permitted by the Merger Agreement, incur any indebtedness for borrowed money (other than deposits, escrow balances, federal funds purchased, cash management accounts, Federal Home Loan Bank advances and the FRB federal discount window and reverse repurchase agreements, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than with respect to the collection of checks and other negotiable instruments or otherwise in the ordinary course of business consistent with past practice;

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•
acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or United States Government securities or United States Government agency securities, in each case with a term of 90 days or less or (ii) dispose of any debt security or equity investment; provided, that Mission shall be deemed to have consented to any acquisition or disposition of a debt security if it does not object within two (2) business days of receipt from SL Bank of a written request for approval of such action;

•
make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”) in a manner that is inconsistent with its ordinary course of business or inconsistent with its lending policies and procedures in effect as of the date of the Merger Agreement or as modified as permitted by thereby, exceeding, when aggregated with all other Loans to such customer and affiliates, $250,000; (ii) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above except in the ordinary course of business consistent with past practice; or (iii) enter into any Loan securitization or create any special purpose funding entity; provided, that Mission shall be deemed to have approved any action described in clause (i) if it does not object within five (5) business days of receipt from SL Bank of a written request for approval of such action accompanied by a complete credit memo respecting such credit;

•
make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice);

•
take any action: (i) that is intended or may reasonably be expected to result in (x) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time at or prior to the effective time or (y) any of the conditions to the transactions contemplated hereby set forth in the Merger Agreement not being satisfied or (ii) take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by the Merger Agreement;

•
except as expressly contemplated by the Merger Agreement, make or change any material tax election, settle or compromise any tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes, enter into any closing agreement with respect to any taxes or surrender any right to claim a material tax refund, adopt or change any method of accounting with respect to taxes, or file any amended tax return;

•	increase the rate of interest paid on interest-bearing deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

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•
except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow its existing policies or practices in any material way with respect to managing its exposure to interest rate and other risk or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate and other risk;

•
make the credit underwriting policies, standards or practices relating to the making of Loans, or commitments to make Loans, or the loan and lease loss reserve policies, less stringent than those as reflected in the lending policy submitted to the FRBSF in 2011, as subsequently modified at the request of the FRBSF, or permit the amount of the loan loss reserves or any other reserves for potential losses or contingencies to be reduced below (a) the amount required to be maintained pursuant to SL Bank’s updated allowance for loan and lease loss policies and methodology, (b) the amount required by any regulatory authority, and (c) the amount required under GAAP;

•	except as contemplated in the Merger Agreement, terminate any benefit plan;

•	enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing; and

•	take any action inconsistent with the terms of the UST Agreement.

The Merger Agreement also provides that Santa Lucia take certain actions in furtherance of the consummation of the Merger.  For a detailed presentation of the covenants of Santa Lucia, see Article V of the Merger Agreement (attached as Appendix A).  In addition to a mutual covenant by Mission and Santa Lucia that they will use their reasonable best efforts in good faith to do all things necessary, proper or desirable, or advisable under applicable laws so as to permit the consummation of the Merger, Santa Lucia and/or SL Bank, where applicable, also agree that it/they will, among other things:

•
cooperate with Mission and use its respective commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary to consummate the transactions contemplated hereby;

•	cooperate, consult and prepare a press release with Mission regarding the Merger and provide Santa Lucia’s consent concerning the same;

•
provide Mission’s officers, employees counsel, accountants and other authorized representatives with access to Santa Lucia’s books, records and other information as well as detailed information necessary to obtain a loan approval pursuant to Article III of the Merger Agreement;

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•	not use any confidential information obtained pursuant to the Merger Agreement for any purpose unrelated to the consummation of the transactions contemplated by the Merger Agreement;

•
subject to exceptions set forth in the Merger Agreement, Santa Lucia’s directors and executive officers shall direct and use its/their reasonable best efforts to cause all other officers, employees, agents and representatives not to, (a) directly or indirectly, initiate, solicit, encourage or otherwise facilitate, (b) engage in, continue or otherwise participate in any discussions or negotiations concerning, or provide any non-public information or data to, any person relating to, or (c) other facilitate any effort or attempt to make or implement, any alternative “acquisition proposal.”  This term means another proposal for the merger of Santa Lucia, and includes (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving Santa Lucia or any of its subsidiaries or (ii) any acquisition by any person resulting in, or proposal or offer which if consummated would result in, any person becoming the beneficial owner of directly or indirectly, in one or a series of related transactions, 10% or more of the total voting power of any class of equity securities of Santa Lucia, or those of any of its Subsidiaries, or 10% or more of the consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of Santa Lucia, in each case other than the transactions contemplated by the Merger Agreement;

•	modify or change several of its policies consistent with that of Mission;

•
on and after the latest of the date of receipt of all regulatory approvals required to consummate the transactions contemplated hereby, the date of receipt of approval of the transaction contemplated hereby by Santa Lucia’s shareholders and the date that is no more than 30 days before the intended effective date, SL Bank and the other Seller Parties shall permit Mission to provide one or more written notices (which may be joint notices from SL Bank and MC Bank) to customers of SL Bank describing the proposed transactions, the effect on customers and planned transition procedures.  Such notices shall be in a form reasonably acceptable to Seller Parties;

•
Santa Lucia shall use commercially reasonable efforts to obtain any required consents from all of its third-party vendors, to obtain from third parties, prior to the effective date, all consents to the transactions contemplated by Merger Agreement, where failure to obtain such consents would or would reasonably be expected to have a material adverse effect;

•
as promptly as reasonably practicable following the date hereof, Santa Lucia shall prepare proxy materials, reasonably acceptable to Mission and Carpenter, which shall constitute the proxy statement relating to the matters to be submitted to the Santa Lucia stockholders at the Special Meeting and file such proxy statement with the SEC.  Santa Lucia shall prepare and file such proxy statement in accordance with applicable law and SEC regulations;

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•
Santa Lucia shall duly take all lawful action to call, give notice of, convene the Special Meeting for the purpose of obtaining the shareholder vote required to consummate the Merger Agreement and those transactions contemplated thereby.  The Santa Lucia board of directors shall use its reasonable best efforts to obtain from the Santa Lucia stockholders the Santa Lucia vote required to approve the transactions contemplated in the Merger Agreement, including the Merger;

•
comply with extensive indemnification requirements set forth in Section 5.13 of the Merger Agreement, including, but not limited to, the requirement to indemnify, defend and hold harmless each present and former director and officer of Santa Lucia and SL Bank, their heirs, estate, executors and administrators in accordance with the terms of the Merger Agreement, but such indemnification obligation shall not exceed the amount of insurance benefits actually provided by the insurer to Santa Lucia, Mission, their affiliates or the indemnified parties under the tail policy and no indemnification of any kind shall be due in respect of any deductibles or co-insurance amounts or any claims for which coverage is not available under the tail policy or following the exhaustion of the policy limits under the tail policy;

•
at the Seller Parties’ expense, cooperate and use their commercially reasonable efforts to cause their respective affiliates, directors, officers, employees, agents to provide information to and to cooperate with Mission and their designated information technology employees, consultants and vendors for the planning and preparation of the conversion, integration, assumption and transition of SL Bank’s information technology systems and data with those of MC Bank as of or following the effective time, as determined by Mission;

•
comply, where applicable, with the provisions of Section 5.15 of the Merger Agreement governing benefit plans, including, but not limited to, the termination of various compensation arrangements pursuant to Section 5.15(d) of the Merger Agreement;

•	the board of directors of Santa Lucia shall take such action as shall be required so that all outstanding stock options or rights shall be exercised or terminated prior to the closing;
•	Seller Parties shall cause the existing employee stock ownership plan and Section 401(k) plan of Seller Parties to be terminated as of the closing;

•	subject to the terms of the Merger Agreement, all directors and executive officers of Santa Lucia and SL Bank shall submit resignations from their positions as of the effective time;

•	use commercially reasonable efforts to complete the debt assumption as contemplated by the Merger Agreement; and

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•
Seller Parties agree that they shall not make, or be obligated to make at any time, any payment to any director, officer or employee of Santa Lucia or SL Bank that is prohibited by the TARP CPP, Part 359 of the rules of the FDIC or by rule or order of any other Governmental Authority.

Conditions to the Merger

The obligations of both Santa Lucia and Mission to consummate the Merger are subject to the satisfaction or waiver on or before the effective time of the Merger of various conditions.  For a detailed presentation of such conditions, see Article VI of the Merger Agreement (attached as Appendix A).  Among other things, the obligations of Santa Lucia and Mission to consummate the Merger are subject to the following conditions:

•	the representations and warranties contained in the Merger Agreement, and any agreement contemplated by the Merger Agreement, shall be true and correct in all material respects;

•	each party shall have performed and complied in all material respects with their respective obligations under the Merger Agreement;

•
the mutual delivery and receipt of officer certificates by Santa Lucia and Mission’s respective Chief Executive Officer and the Chief Financial Officer relating to the performance of each party’s respective obligations under the Merger Agreement;

•	the Merger Agreement and the transactions contemplated thereby must have been approved by the shareholders of Santa Lucia by the vote of a majority of the shares entitled to vote;

•
All regulatory approvals required to consummate the transactions contemplated by the Merger Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such approvals shall contain any conditions, restrictions or requirements which Mission reasonably determines in good faith would, individually or in the aggregate, have a material adverse effect on Mission; and

•
no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the transactions contemplated by the Merger Agreement.

The obligations of the Seller Parties to consummate the Merger are also subject to fulfillment of certain other conditions, including, among other things, Mission’s delivery of the above-referenced officer certificates.

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The obligations of Mission to consummate the Merger are also subject to the fulfillment of certain other conditions, including the following:

•
as of the last day of the last month immediately preceding the closing date as recorded in the financial books of Santa Lucia and SL Bank, known as the measurement date, which financial books shall be maintained in accordance with regulatory accounting principles consistent with GAAP, (a) SL Bank shall have a total risk-based capital ratio of not less than 7% and a leverage capital ratio of not less than 4%, (b) the allowance for loan and lease losses of SL Bank shall not be less than 5% of total loans, and (c) classified assets at the measurement date, and assets which should be treated as classified assets under applicable standards under SL Bank’s assets classification policies or the policies of the banking agencies shall not exceed $30,500,000; and (d) net operating losses (as defined in the Merger Agreement) for Santa Lucia for the period beginning July 1, 2011 and ending on the measurement date shall not exceed $250,000;

•
The transaction contemplated by the UST Agreement shall have been completed on terms acceptable to the Mission, the UST Agreement shall have been executed, and the UST shall have transferred the preferred stock and warrants on terms acceptable to Mission, as set forth in the UST Agreement.

•	since the date of the Merger Agreement, Seller Parties shall not have suffered a material adverse effect;

•	the fairness opinion shall have been reissued to Santa Lucia as of the date of the Proxy Statement, and shall not have been revoked, modified or withdrawn;

•
No employee, shareholder, officer or Benefit Plan beneficiary that has executed and delivered a Voting Agreement, Non-Solicitation, Non-Competition and Confidentiality Agreement, Non-Solicitation and Confidentiality Agreement or Benefit Termination Agreement and Release shall be in default of any of such person’s obligations thereunder or revoked or sought to challenge the enforceability or validity of any such agreement;

•
the debt assumption contemplated in the Merger Agreement and all related documentation shall have been approved by a duly authorized representative of the holders of the junior subordinated debentures on terms satisfactory to Mission in their sole discretion;

•
Santa Lucia shall have terminated the offering contemplated by the Registration Statement and the registration statement with respect to such offering withdrawn without the prior acceptance of any subscriptions for shares;

•	Santa Lucia’s core deposits (as defined in the Merger Agreement) at the measurement date shall not be less than $150,000,000;

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•
The expenses of Seller Parties related to the transactions contemplated by the Merger Agreement, inclusive of all investment banking, financial advisory, finders, broker, placement agent, permit, legal, accounting, printing, mailing, employee severance, change-in-control, accelerated benefit or similar payments (excluding any payments constituting plan consideration), and data processing termination costs of SL Bank, and other fees and expenses shall be set forth in a certificate of Seller Parties executed by their respective Chief Financial Officers and Chief Executive Officers and shall not exceed $750,000; and

•	All funding by Mission required for the consummation of the transactions contemplated in the Merger Agreement shall have been obtained on terms acceptable to the Mission.

Additionally, the consummation of the Merger is subject to the performance of covenants, the execution and delivery of certain ancillary documents, third-party consents, officers’ certificates and other documents.

If these and other conditions are not satisfied or waived, the Merger Agreement may be terminated. The Merger Agreement may also be terminated upon the occurrence of certain other events.

Non-Solicitation, Non-Competition and Confidentiality Agreement; Non-Solicitation and Confidentiality Agreement

As a condition to the execution of the Merger Agreement by Mission, the following directors entered into Non-Solicitation, Non-Competition and Confidentiality Agreements:

•	Khatchik H. Achadjian;
•	Stanley R. Cherry;
•	Jerry W. DeCou III;
•	Douglas C. Filipponi;
•	Jean Hawkins;
•	Paul G. Moerman;
•	Larry H. Putnam; and
•	D. Jack Stinchfield

Among other things, and subject to the terms of the Non-Solicitation, Non-Competition and Confidentiality Agreements, the Non-Solicitation, Non-Competition and Confidentiality Agreements prohibit the foregoing individuals from activities including, but not limited to, organizing, owning, managing, operating, controlling, financing or participating in a business that engages in providing any products and services which would be permitted by law to be provided by a bank or bank holding company for a period of two years within a thirty (30) mile radius of an SL Bank branch.  Additionally, among other things, the Non-Solicitation, Non-Competition and Confidentiality Agreements prohibit the foregoing individuals from inducing or attempting to induce, any customer, supplier, distributor, director, officer or employee of Santa Lucia, SL Bank or their respective affiliates to terminate such person’s or entity’s relationship with, or to take any action that would be disadvantageous to Mission.  Moreover, pursuant to the Non-Solicitation, Non-Competition and Confidentiality Agreements, the foregoing individuals are prohibited from disclosing trade secrets, revealing confidential information and engaging in any business that uses Seller Parties trademarks, names, etc., as the case may be.

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As a condition to the execution of the Merger Agreement by Mission, the following executive officers entered into Non-Solicitation and Confidentiality Agreements:
•	John C. Hansen;
•	Margaret A. Torres; and
•	Claudya Ross.

Among other things, the Non-Solicitation and Confidentiality Agreements prohibit the foregoing individuals from inducing or attempting to induce, any customer, supplier, distributor, director, officer or employee of Santa Lucia, SL Bank or their respective affiliates to terminate such person’s or entity’s relationship with, or to take any action that would be disadvantageous to Mission.  Moreover, pursuant to the Non-Solicitation and Confidentiality Agreements, the foregoing individuals are prohibited from disclosing trade secrets, revealing confidential information and engaging in any business that uses Seller Parties trademarks, names, etc., as the case may be.

Expenses; Termination; Termination Fees

Expenses

Each party generally bears its own expenses under the Merger Agreement. However, in certain circumstances one party may owe the other a termination fee as liquidated damages if the Merger Agreement is terminated or the Merger is not closed, as discussed below.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the Merger:

•	by mutual consent of Mission and Santa Lucia;

•
by Mission or Santa Lucia, if its board of directors so determines by the vote of a majority of the members of its entire board, in the event of either (i) a breach by the other party of any representation or warranty contained in the Merger Agreement, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants, agreements or conditions contained herein, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party of such breach;

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•
by Mission, MC Bank and Carpenter if the board of directors Santa Lucia takes action that is considered an adverse action under the terms of the Merger Agreement, specifically including (i) submitting the principal terms of the Merger Agreement to Santa Lucia’s shareholders without a unanimous recommendation of approval, (ii) otherwise withdraws or modifies such recommendation, (iii) rescinds its notice of the Special Meeting or declines to submit the principal terms of the Merger Agreement to a vote of its shareholders, (iv) recommends an acquisition proposal other than the Merger, (v) negotiations or authorizes the negotiations with a third party regarding an acquisition proposal other than the Merger, or (vi) fails to notify Mission, MC Bank and Carpenter of the receipt of an acquisition proposal other than the Merger within one day of receiving such proposal, or within five days of receipt of such proposal that is has discontinued negotiations, declined such proposal and determined that such proposal is not a superior proposal to the Merger;

•	by Mission or Santa Lucia, if the transactions contemplated in the Merger Agreement are not consummated by December 31, 2011;

•	by Mission or Santa Lucia, if regulatory approvals that are required for the consummation of the transactions contemplated by the Merger Agreement have been denied;

•	by Mission, if obtaining the requisite regulatory approvals requires a burdensome condition;

•
by Santa Lucia, if, prior to obtaining the requisite shareholder approval, (i) Santa Lucia is not in material breach of the Merger Agreement, (ii) Santa Lucia or SL Bank board of directors authorizes Santa Lucia or SL Bank to enter into a definitive agreement with respect to a superior proposal and Santa Lucia and SL Bank notifies Mission in writing that it intends to enter into such agreement, (iii) Mission does not make, within five (5) business days of receiving such notice, an offer that, the Santa Lucia board of directors determines is a superior proposal from a financial point of view, and (iv) Santa Lucia, prior to such termination, pays Mission those fees required under the terms of the agreement, including a termination fee of $175,000 and costs up to $250,000;

•
by Mission or Santa Lucia, if its board of directors so determines by vote of a majority of the members of the entire board, in the event that the required Santa Lucia shareholder approval is not obtained at the Santa Lucia shareholder’s meeting; and

•	by Mission, upon the existence of any fact or circumstance that would have or would reasonably be expected to have a material adverse effect on Mission or Seller Parties.

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Termination Fees

In the event that (i) a bona fide merger proposal shall have been made to Santa Lucia or any of its subsidiaries or its shareholders or any person shall have publicly announced an intention (whether or not conditional) to make an acquisition proposal with respect to Santa Lucia or any of its subsidiaries (and such acquisition proposal or publicly announced intention shall not have been publicly withdrawn without qualification at least (x) 30 calendar days prior to, with respect to a termination stemming from adverse action by the board of directors of Santa Lucia or delay, the date of termination, or (y) at least 10 business days prior to, with respect to a termination stemming from the lack of approval by the Santa Lucia shareholders, the date of the Special Meeting of Santa Lucia’s shareholders); and thereafter the Merger Agreement is terminated by either Mission or Santa Lucia for delay or for the failure to obtain approval by the Santa Lucia shareholders, or (ii) the Merger Agreement is terminated (x) by Santa Lucia stemming from a superior proposal and subject to the terms and conditions of the Merger Agreement relating to superior proposals (y) by Mission stemming from adverse action by the board of directors of Santa Lucia and the required shareholder vote is not obtained, or (z) by Mission stemming from adverse action by the board of directors of Santa Lucia, such action including the recommendation to Santa Lucia shareholders of another proposal or a failure to notify Mission, MC Bank and Carpenter of such proposal, then Santa Lucia shall promptly, and in any event no later than two business days after the date of such termination pay Mission a termination fee of $175,000, in addition to reimbursement for Mission’s, not to exceed $250,000.

The foregoing discussion is qualified in its entirety to the applicable provisions of the Merger Agreement, a copy of which is attached hereto as Appendix A.

The assessment of a termination fee against Santa Lucia would decrease the net income and capital of Santa Lucia, thereby reducing the value of your stock.

As discussed above, in certain circumstances, a termination of the Merger Agreement will result in one party owing the other a termination fee as liquidated damages.

Interests of Certain Persons in the Merger

Some of the directors and executive officers of Santa Lucia have interests in the Merger that differ from, or are in addition to, their interests as shareholders.  The board of directors was aware of and considered these interests, among other matters, in evaluating the Merger Agreement and recommending to the shareholders that they approve the Merger.

Stock Ownership

The directors and executive officers of Santa Lucia owned (excluding stock options) as of the record date a total of 667,199 shares of Santa Lucia common stock, representing approximately 33% of the total outstanding shares of Santa Lucia common stock.  They will receive the same cash consideration as the other Santa Lucia shareholders.

Additionally, the directors and executive officers of SL Bank and Santa Lucia hold options to purchase an aggregate of 122,420 shares of common stock.  All of these options are “out of the money” and, therefore, will likely not be exercised prior to the effective time.  At the effective time, the options will be cancelled without the receipt of any consideration by the directors and executive officers.

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Employment, Change of Control and other Compensation Arrangements

John C. Hansen

SL Bank has an employment agreement with John C. Hansen, its President and Chief Executive Officer.  Mr. Hansen’s First Amended and Restated Employment Agreement is dated October 15, 2008 and supersedes the agreement dated December 15, 2006) (“Hansen’s Employment Agreement”).  Hansen’s Employment Agreement includes a change in control feature that entitles him to a substantial benefit upon a change in control.  However, as a result of Santa Lucia’s participation in the TARP CPP, Mr. Hansen is not eligible to receive such change in control benefit.

Additionally, Mr. Hansen has the following Salary Continuation Agreements: (1) First Amended and Restated Santa Lucia Bank Salary Continuation Agreement effective December 17, 2008 (superseding the original agreement dated April 15, 1998), and (2) Santa Lucia Bank Salary Continuation Agreement dated December 17, 2008, that provide Mr. Hansen with a salary following his retirement from employment.  These agreements were terminated effective January 1, 2011, effectively ending the continuing accrual of benefits to be derived therefrom and, absent the Merger, freezing his potential retirement benefit.  Finally, Mr. Hansen has a Life Insurance Endorsement Method Split Dollar Plan Agreement effective January 10, 2001, as amended March 19, 2008.

Under the foregoing agreements, Mr. Hansen has an accrued benefit of $484,660.  As a condition to the consummations of the transactions contemplated in the Merger Agreement, including the Merger, Mr. Hansen has agreed to forego the foregoing benefits in exchange for $55,308, by way of a Benefit Termination Agreement and Release, entered into by and between SL Bank and Mr. Hansen.

Directors Larry H. Putnam and Stanley R. Cherry

Mr. Putnam and Mr. Cherry, both former Chief Executive Officers and Presidents of Santa Lucia and Santa Lucia Bank, had Salary Continuation Agreements with SL Bank.  Mr. Putnam is a party to the following agreements: (1) First Amended and Restated Santa Lucia Bank Salary Continuation Agreement for Larry H. Putnam effective December 17, 2008 (superseding the original agreement dated February 1, 1997), and (2) Santa Lucia Bank Salary Continuation Agreement dated December 17, 2008 for Larry H. Putnam.  Mr. Cherry is a party to the Santa Lucia Bank Salary Continuation Agreement dated February 1, 1997 for Stanley R. Cherry, as amended most recently in 2003.  These agreements were terminated effective January 1, 2011, effectively ending the continuing accrual of benefits to be derived therefrom.

Additionally, Directors Putnam and Cherry are a party to Split Dollar arrangements.  Mr. Putnam is a party to the Life Insurance Endorsement Method Split Dollar Plan Agreement for Larry H. Putnam effective January 10, 2001, as amended March 19, 2008.  Mr. Cherry is a party to the Life Insurance Endorsement Method Split Dollar Plan Agreement for Stan Cherry effective January 10, 2001, as amended March 19, 2008.

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Mr. Cherry is also a party to a Change in Control Agreement with SL Bank, effective October 15, 2008.

Under the foregoing agreements, Directors Putnam and Cherry have accrued benefits of $358,075, and $108,420, respectively.  As a condition to the consummations of the transactions contemplated in the Merger Agreement, including the Merger, Directors Putnam and Cherry have both agreed to forego the foregoing benefits in exchange for $55,308 each, by way of a Benefit Termination Agreement and Release, entered into by and between SL Bank and Directors Putnam and Cherry, respectively.

Other Directors

Directors Khatchik Achadjian, Jerry W. DeCou III, Douglas C. Filipponi, Jean Hawkins, Paul G. Moerman and D. Jack Stinchfield also have compensation arrangements with SL Bank.  The foregoing directors each entered into the following types of agreements with SL Bank:

•	First Amended and Restated Santa Lucia Bank Director Retirement Agreement effective January 1, 2008 (Superseding the original agreement dated February 1, 1997);
•	First Amended and Restated Deferred Fee Agreement effective January 1, 2008 (Superseding the original agreement dated February 1, 1997);
•	Change in Control Agreement effective October 15, 2008; and
•	Life Insurance Endorsement Method Split Dollar Plan Agreement effective January 10, 2001, as amended March 19, 2008

All of the foregoing First Amended and Restated Santa Lucia Bank Director Retirement Agreements and the First Amended and Restated Deferred Fee Agreement were terminated effective January 1, 2011 and May 1, 2011, respectively.

Under the foregoing agreements, Directors Achadjian, DeCou, Filipponi, Hawkins, Moerman and Stinchfield have accrued benefits of $76,654, $108,034, $76,107, $109,257, $79,651 and $104,320, respectively.  As a condition to the consummations of the transactions contemplated in the Merger Agreement, including the Merger, Directors Achadjian, DeCou, Filipponi, Hawkins, Moerman  and Stinchfield have each agreed to forego the foregoing benefits in exchange for $51,300 each, by way of a Benefit Termination Agreement and Release, entered into by and between SL Bank and Directors Achadjian, DeCou, Filipponi, Hawkins, Moerman  and Stinchfield, respectively.  This dollar amount represents the amount of director fees actually deferred by each director under their respective deferred fee agreements, and excludes any interest earned on such deferred fees.

Finally, SL Bank has Deferred Fee Agreements, dated February 1, 1997, with former Directors Dino A. Boneso and Norman J. Norton, Jr.  Former Directors Boneso and Norton are deceased. As such, following the consummation of the transactions contemplated in the Merger Agreement, including the Merger, Former Directors Boneso and Norton will be paid $8,654 and $17,622, respectively, said amounts representing the total amount due and owing under their respective Deferred Fee Agreements.

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Continued Employment

Pursuant to the Merger Agreement, Mission has the right to offer continuing employment after the effective time to any of the officers and employees of Santa Lucia and SL Bank.
Following execution of the Merger Agreement, representatives of Santa Lucia and Mission have discussed various retention arrangements for Santa Lucia's executive officers and other employees.  No retention arrangements have been finalized at this time.  However, it is anticipated that Mission intends to enter into a new employment agreement with Ms. Ross.  Mission has not made final decisions on those officers and employees who may be offered continued employment or the terms thereof.

Insurance

Pursuant to the Merger Agreement, Mission has required Santa Lucia to obtain liability insurance effective for 6 years from the effective date of the Merger with respect to possible claims against directors and/or executive officers arising from facts or events which occurred prior to the effective time of the Merger.  In addition, Mission has provided a limited indemnification right for the same six year period to the extent the insurance policy provides coverage for a claim against an officer or director.

Amendment and Waiver

Prior to the completion of the Merger, any provision of the Merger Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties to the Merger Agreement, executed in the same manner as the Merger Agreement.

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INFORMATION ABOUT MISSION

Mission Community Bancorp

Mission Community Bancorp is a California corporation and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and is headquartered in San Luis Obispo, California.  It was formed in September 2000 in order to serve as the parent holding company of Mission Community Bank.  Its principal business is to serve as a bank holding company for Mission Community Bank.

The principal shareholders of Mission Community Bancorp are three investment funds of which Carpenter Fund Manager GP, LLC is the general partner, which funds collectively own approximately 75.2% of the issued and outstanding shares of Mission Community Bancorp.

As of March 31, 2011, Mission Community Bancorp had approximately $217.6 million in total assets, $102 million in total net loans, $174.7 million in deposits and $38.4 million in shareholders’ equity.

Mission Community Bank

Mission Community Bank is a wholly-owned subsidiary of Mission Community Bancorp and is a California state banking corporation headquartered in San Luis Obispo, California.  It is also a member of the Federal Reserve System.  Its deposits are insured by the FDIC up to the applicable limits of the law.  Mission Community Bank commenced operations in December 1997.  It is a community bank conducting a general commercial banking business in the Central Coast of the State of California.   In addition to its main office in San Luis Obispo, California, Mission Community Bank operates four full service branch offices, three in San Luis Obispo County in the cities of San Luis Obispo, Paso Robles and Arroyo Grande, and one in Northern Santa Barbara County in the city of Santa Maria.  It also operates a Business Banking Center in San Luis Obispo as well as an agribusiness loan production office in Oxnard, California.

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INFORMATION ABOUT SANTA LUCIA

Santa Lucia Bancorp

Santa Lucia is the bank holding company for SL Bank, a California state chartered bank that is a member of the Federal Reserve System.  At December 31, 2010, we had total assets of $249.8 million, total net loans held for investment of $176.8 million, total deposits of $233.9 million and shareholders’ equity of $7.5 million.

Santa Lucia was organized as a California corporation and incorporated in 2006.  Effective as of April 2006, Santa Lucia became a bank holding company by acquiring all of the outstanding common stock of SL Bank.

At this time, Santa Lucia functions primarily as the holder of all of SL Bank’s common stock.  Santa Lucia does not own or lease any property and has no paid employees; however, it shares the facilities and employees of SL Bank.

The principal office of the Company is 7480 El Camino Real, Atascadero, California 93422, and the telephone number is (805) 466-7087.  Santa Lucia common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “SLBA.”

Santa Lucia Bank

SL Bank is a California state bank, and member of the Federal Reserve System, formed in 1985.  SL Bank is headquartered in Atascadero, California. SL Bank has 4 branches in communities on the Central Coast of California, including Paso Robles, Atascadero, Arroyo Grande, and Santa Maria. We deliver a complete array of commercial bank products and services with an emphasis on customer relationships and personalized service.

SL Bank provides community banking services in its market areas offering a wide variety of deposit products, commercial, residential and consumer loans and other traditional banking products and services that are designed to meet the needs of small and middle market businesses and individuals. As a full service community bank, SL Bank seeks to differentiate itself from its competitors through superior personal service, responsiveness and local decision-making.

SL Bank customers are generally small- to medium-sized businesses (generally representing businesses with less than $25.0 million in annual revenues) that require highly personalized commercial banking products and services that we deliver in our relationship banking style. We believe that our customers prefer locally owned and managed banking institutions that provide responsive, personalized service and customized products. A substantial portion of our business is with customers who have long-standing relationships with our officers or directors or who have been referred to us by existing customers.

SL Bank’s core banking operation is driven by a strong core deposit base and relationship banking. Since its inception, the Bank has built a loyal customer base in the communities it serves.  Our Board members have businesses located on the Central Coast, particularly in San Luis Obispo County.

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The Bank’s headquarters is located at our Atascadero branch at 7480 El Camino Real, Atascadero, California 93422, and the telephone number is (805) 466-7087.  We maintain a website at www.santaluciabank.com.  None of the information on such website is deemed to be incorporated herein.

Description of Business

For a detailed description of our business, see Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2010, as amended (the “Form 10-K”) , which is attached hereto as Appendix D.

Banking Services

SL Bank’s services include the acceptance of checking and savings deposits and the making of commercial, real estate, consumer, and other installment loans. SL Bank also offers traveler’s checks, as well as notary service, and other customary banking services.  Deposits consist primarily of individual and small and medium-sized business-related accounts. SL Bank’s business, based upon performance to date, does not appear to be seasonal. SL Bank is not dependent upon a single customer or group of related customers for a material portion of our deposits. SL Bank is unaware of any material effect upon our capital expenditures, earnings or competitive position as a result of federal, state or local environmental regulation.

Employees

As of June 30, 2011, we had a total of 69 full-time employees and 8 part-time employees.  As of that date, Santa Lucia and SL Bank also retained the services of no independent contractors. We believe that our employee relations are satisfactory.

Competition

The banking and financial services business in California generally, and in our market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial service providers. We compete for loans and deposits with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than we do. In order to compete with the other financial service providers, we principally rely on local promotional activities, personal relationships established by officers, directors and employees with our customers and specialized services tailored to meet our customers’ needs.

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Market Price and Dividend Information

The common stock of Santa Lucia is not listed on any national stock exchange.  However, it is listed on the OTC Bulletin Board under the symbol “SLBA.”  As of June 30, 2011, there were approximately 368 shareholders. The management of Santa Lucia is aware of 6 securities dealers who make a market for Santa Lucia stock: Morgan Stanley, Raymond James & Associates, Inc., Edward Jones, Wedbush Morgan Securities, UBS Financial Services, Inc., and McAdams Wright and Ragen.

The following quarterly summary of market activity is furnished by the OTC Bulletin Board. These quotes do not necessarily include retail markups, markdowns or commissions and may not necessarily represent actual transactions. Additionally, there may have been transactions at prices other than those shown below:

Santa Lucia Market Price

	Bid
Quarter Ended	High	Low

March 31, 2009	$8.20	$14.75
June 30, 2009	$10.50	$13.00
September 30, 2009	$11.55	$15.00
December 31, 2009	$10.10	$11.89

March 31, 2010	$7.35	$11.76
June 30, 2010	$6.60	$8.20
September 30, 2010	$1.90	$6.70
December 31, 2010	$1.20	$2.95

March 31, 2011	$2.00	$0.80
June 30, 2011	$0.80	$0.32

On June 23, 2011, the last day prior to announcement of the Merger Agreement when shares of Santa Lucia common traded, the high and low bid and closing price was $0.51, $0.50, and $0.50 per share, respectively.  6,400 shares of common stock were traded on June 23, 2011.

On June 27, 2011, the day of the public announcement of the Merger, the high bid and low ask price for Santa Lucia was $0.44 and $0.32 per share, respectively.  13,400 shares of Santa Lucia’s common stock were traded on June 27, 2011.  The closing price on June 27, 2011 was $0.32.

On June 28, 2011, the day after the public announcement of the Merger, the high bid and low ask price for Santa Lucia was $0.32 and $0.32 per share, respectively.  1,700 shares of Santa Lucia’s common stock were traded on June 28, 2011.  The closing price on June 28, 2011 was $0.32.

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Regulatory Orders

SL Bank’s Consent Order with the California Department of Financial Institutions

Among other things, the Order requires that the board of directors of SL Bank develop, adopt and submit a plan to correct SL Bank’s condition which could include objectives of either increasing the tangible shareholder’s equity or finding a strategic partner acceptable to the Commissioner of the DFI.  The Order further requires that within 90 days of issuance of the Order, or by August 3, 2011, SL Bank increase its shareholders’ equity by $12.0 million and thereafter, maintain its shareholder’s equity in an amount not less than 9% of the Bank’s total assets.  The Order is discussed in more detail in a Current Report on Form 8-K filed by Santa Lucia on May 9, 2011.  Santa Lucia’s inability to meet the capital requirements of the Order strongly influenced Santa Lucia’s board of directors when considering the Merger.

Written Agreement entered into by and between Santa Lucia, SL Bank, and the FRBSF on December 23, 2010

The Written Agreement was the result of an examination of SL Bank and the Company by the FRBSF that resulted in certain criticisms of SL Bank, particularly related to the overall quality of SL Bank’s loan portfolio.  The Written Agreement is discussed in detail and included in a exhibit in a Current Report on Form 8-K filed by Santa Lucia on December 29, 2010.

Memorandum of Understanding with the FRB

The Memorandum of Understanding that was approved by the board of directors of SL Bank / Santa Lucia on June 9, 2011 related to a recent compliance exam regarding consumer compliance issues.

Description of Property

For a description of our properties, see Item 2 of our Form 10-K for the 2010 fiscal year, as amended, attached hereto as Appendix D.

Legal Proceedings

For a description of our legal proceedings, see Item 3 of our Form 10-K for the 2010 fiscal year, as amended, attached hereto as Appendix D.

Financial Statements and Supplementary Data

For our audited financial statements as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008, and the notes thereto, see Item 8 of our Form 10-K for the 2010 fiscal year, as amended, attached hereto as Appendix D.  For unaudited financial statements as of March 31, 2011 and 2010, and for the periods then ended, and the notes thereto, see Item 1 of our Form 10-Q for the period ended March 31, 2011 attached hereto as Appendix E.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

For our management’s discussion and analysis of financial condition and results of operation for the year ended December 31, 2010, see Item 7 of our Form 10-K, as amended, attached hereto as Appendix D.  For our management’s discussion and analysis of financial condition and results of operation for the period ended March 31, 2011, see Item 2 of our Form 10-Q for the period ended March 31, 2011 attached hereto as Appendix E.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

For a discussion of quantitative and qualitative disclosures about market risk, please see Part II, Item 3 of our Form 10-Q for the period ended March 31, 2011 attached hereto as Appendix E.

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PROPOSAL 2: ADVISORY VOTE REGARDING CERTAIN EXECUTIVE
COMPENSATION

The Board recognizes the significant interest of Santa Lucia’s shareholders in executive compensation matters. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and pursuant to Section 14A of the Exchange Act, we are providing our shareholders with an opportunity to cast an advisory vote to approve the compensation payable to our named executive officers in connection with the proposed merger payable pursuant to arrangements entered into with Santa Lucia and as disclosed in this proxy statement. We are asking our shareholders to adopt the following resolution at the special meeting:

“RESOLVED, that the shareholders of Santa Lucia Bancorp approve, on an advisory basis, the compensation that will or may become payable by Santa Lucia Bancorp to the named executive officers as disclosed pursuant to Item 402(t) of Regulation S-K and as set forth in this proposal titled “Advisory Vote Regarding Certain Executive Compensation” and as further described in “The Merger Agreement — Interests of Certain Persons in the Merger.”

This resolution, commonly referred to as a “say on golden-parachute” resolution, will be considered approved if it receives the affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting and voting on the matter. Abstentions and broker non-votes will have no effect.

The descriptions of the payments contained in the section entitled “The Merger Agreement — Interests of Certain Persons in the Merger” as well as the table entitled “Golden Parachute Compensation” is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation of each named executive officer in connection with the merger and that will or may become payable to the named executive officer either by Santa Lucia or by Mission. We are asking our shareholders to approve, on a non-binding advisory basis, the “golden parachute” compensation that will or may become payable by Santa Lucia to each of the named executive officers as set forth in the table below and as described in “The Merger Agreement — Interests of Certain Persons in the Merger.”

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The following table reflects the compensation and benefits that will or may be paid or provided to each of the named executive officers in connection with the merger as described in “The Merger Agreement — Interests of Certain Persons in the Merger.” Please note that the amounts indicated below are in part estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. Further, calculations are based on (i) the merger consideration of $0.35 per common share to be received by each holder of our common stock, (ii) the equity holdings of the named executive officers as of June 30, 2011 (assuming no exercises of Company options after June 30, 2011), and (iii) the termination of the named executive officers without cause or for good reason immediately following a change in control on the closing date.

Golden Parachute Compensation

Named Executive Officer and Postion	Equity Awards	Equity Holdings as of June 30, 2011	Total Equity Subject to Merger Consideration	Merger Consideration	Payment Purusant to Employment Agreement	Payment Pursuant to Non-Qualified Compensation Plans	Total ($)
	(1)	(2)	(3)	(4)	(5)	(6)
John C. Hansen President /Chief Executive Officer	29,600	17,049	17,049	$5,967	$-	$55,308	$61,275

Margaret A. Torres EVP/Chief Financial Officer	10,000	-	-	$-	N/A	N/A	$-

Claudya Ross EVP/Chief Credit Officer	2,040	22,442	22,442	$7,855	N/A	N/A	$7,855

(1)
All Equity awards have an exercise price in excess of the per share consideration. While Santa Lucia issued a notice to exercise stock options of Santa Lucia, it is likely that no options will be exercised. Each unexercised option to purchase Santa Lucia's common stock will be terminated at the effective time of the Merger. As such, no consideration will be paid for outstanding options to purchase Santa Lucia's common stock.

(2)
For Mr. Hansen, total equity holdings include 17,049 shares in a trust over which Mr. Hansen has shared voting and disposition power. Does not include sahres held in ESOP of which Mr. Hansen is one of the Trustess, over which Mr. Hansen disclaims beneficial ownership. For Ms. Ross, total equity holdings include 22,442 sahres over which Ms. Ross has sole voting power.

(3)	Does not include Equity Awards

(4)	Per share merger consideration is $ 0.35 Does not include Equity Awards

(5)	For Mr. Hansen, because of Santa Lucia participation in TARP CPP, Mr. Hansen may not receive any of the benefit of his Employment Agreement Ms. Torres and Ms. Ross do not have employment agreeements

(6)
For Mr. Hansen, payment to be paid pursuant to Benefit Termination Agreement and Release, entered into by and between SL Bank and Mr. Hansen. Ms. Torres and Ms. Ross do not have non-qualified compensation plan agreements.

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In considering the compensation set forth in the above table, and in the section titled “The Merger Agreement – Interests of Certain Persons in the Merger” we believe it is important for shareholders to recognize the benefits that our executive officers, particularly our President and CEO, John Hansen, have either voluntarily waived or are ineligible to receive because of regulatory restrictions.  In addition to the accrued benefits totaling $484,660 under certain retirement plans that Mr. Hansen has waived in exchange for a payment of $55,308, Mr. Hansen’s Employment Agreement with SL Bank contains a change in control provision that would otherwise entitle him to a lump sum payment equal to 24 months of compensation at his current salary of $14,583 per month, or $350,000, if he is terminated without cause or resigns for good reason following the Merger.  Because of our participation in TARP CPP, Mr. Hansen may not receive any of this benefit.

Ms. Torres and Ms. Ross are subject to similar limitations under TARP CPP, and for that reason the board did not provide them with written employment agreements upon their recent hiring, contrary to traditional practice at SL Bank.  Accordingly, Ms. Torres and Mr. Ross will receive no consideration from SL Bank or Santa Lucia upon the closing of the Merger, and the only Merger related compensation they may receive will be that provided by Mission either through severance, if they are not retained, or through their continuing employment with MC Bank and / or Mission following the closing of the Merger.

Vote Required and Board of Directors Recommendation

The vote on this proposal 2 is a vote separate and apart from the vote on proposal 1 to adopt the Merger Agreement. You may vote to approve proposal 1 and vote not to approve this proposal 2 on executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on either Santa Lucia or Mission regardless of whether the proposed merger is completed. Accordingly, as the compensation to be paid in connection with the proposed merger is contractual with respect to the named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed merger is completed. The vote required to approve this proposal 2 is the affirmative vote of the holders of a majority of the shares of common stock of the Company present in person or represented by proxy at the special meeting and voting on the matter.

The Board unanimously recommends a vote “FOR” the advisory resolution on the compensation that will or may be received by our named executive officers in connection with the proposed merger.

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PROPOSAL 3: OTHER BUSINESS

We are not aware of any business to come before the special meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the special meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the best judgment of the persons voting the proxies, including to adjourn the Special Meeting.

Adjournment of the Special Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the Special Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Special Meeting.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and no public participation in any of our future shareholder meetings.  We intend to hold an annual meeting of shareholders in 2011 only if the merger is not completed.  Proposals of shareholders intended to be presented at the 2011 annual meeting of shareholders and nominees to be proposed for election as directors at the 2011 annual meeting must be delivered in accordance with our bylaws received by our Corporate Secretary, at 7480 El Camino Real, Atascadero, California 93422, no less than 30 days nor more than 60 days prior to the date established by the Board of directors for the annual meeting, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2011 annual meeting, or in order for such nominees to be considered duly nominated.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act.  We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.  You also may obtain free copies of the documents we file with the SEC by going to the “SEC Filings” section of our website at www.santaluciabank.com.  The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

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APPENDICES: TABLE OF CONTENTS

Agreement and Plan of Merger date June 24, 2011	Appendix A

Fairness Opinion of D.A. Davidson & Co.	Appendix B

Chapter 13 of California General Corporation Law	Appendix C

Santa Lucia Bancorp’s Annual Report for 2010 on Form 10-K, as amended	Appendix D

Santa Lucia Bancorp’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2011	Appendix E

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Appendix A

Agreement and Plan of Merger date June 24, 2011

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

DATED AS OF JUNE 24, 2011

BY AND AMONG

CARPENTER FUND MANAGER GP, LLC,

MISSION COMMUNITY BANCORP,

MISSION COMMUNITY BANK,

  SANTA LUCIA BANCORP AND

  SANTA LUCIA BANK

i

(Continued)

5.07	Notification of Certain Matters	41

5.08	Estoppel Letters and Consents	41

5.09	Antitakeover Statutes.	41

5.10	Notice to Seller Parties’ Customers	41

5.11	Consents	41

5.12	Preparation of Proxy Statement; Shareholder Meeting.	42

5.13	Indemnification.	42

5.14	IT Transition	43

5.15	Benefit Plans.	44

5.16	SL Bancorp Stock Options	45

5.17	Termination of ESOP; 401(k)	45

5.18	Resignations	45

5.19	Debt Assumption	45

5.20	Carpenter Funding	45

5.21	Restricted Payments	45

5.22	Additional Agreements	45

ARTICLE VI CONDITIONS TO CONSUMMATION OF THE TRANSACTION		46

6.01	Conditions to Each Party’s Obligation to Effect the Transactions Contemplated Hereby	46

6.02	Conditions to Obligations of Seller Parties	46

6.03	Conditions to Obligation of the Purchaser Parties	47

ARTICLE VII TERMINATION		49

7.01	Termination	49

7.02	Effect of Termination and Abandonment.	51

ARTICLE VIII MISCELLANEOUS		52

8.01	Survival	52

8.02	Waiver; Amendment	52

8.03	Counterparts	52

8.04	Governing Law	52

8.05	Expenses	52

8.06	Notices	52

ii

(Continued)

8.07	Entire Understanding; No Third-Party Beneficiaries	53

8.08	Severability	54

8.09	Enforcement of the Agreement	54

8.10	Interpretation	54

8.11	Assignment	54

8.12	Alternative Structure	54

EXHIBIT A	Form of Newco Merger Agreement

EXHIBIT B	Form of Bank Merger Agreement

EXHIBIT C	Form of Voting Agreement

EXHIBIT D-1	Form of Non-Solicitation, Non-Competition and Confidentiality Agreement

EXHIBIT D-2	Form of Non-Solicitation and Confidentiality Agreement

ANNEX 1	List of Persons executing Voting Agreements, Non-Solicitation, Non- Competition and Confidentiality Agreements and Non-Solicitation and Confidentiality Agreements

ANNEX 2	Bank Assets

ANNEX 3	Plan Consideration – Subject Compensation Plans

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of June 24, 2011, is made by and among Carpenter Fund Manager GP, LLC (“Carpenter”), as General Partner of Carpenter Community BancFund, L.P. and Carpenter Community BancFund-A, L.P. (“Investors”), Mission Community Bancorp (“MC Bancorp”), Mission Community Bank (“MC Bank”) Santa Lucia Bancorp (“SL Bancorp”), and Santa Lucia Bank (“SL Bank”).

RECITALS

WHEREAS, the parties wish to provide for the terms and conditions of a business combination in which (a) a newly-formed subsidiary of Investors (“Newco”) will be merged with and into SL Bancorp, (b) MC Bancorp shall acquire the outstanding ownership interest of SL Bancorp in the Capital Trust and SL Bank, and assume the obligations of SL Bancorp under the Junior Subordinated Debentures, and (c) SL Bank will thereafter be merged into MC Bank; and

WHEREAS, the respective Boards of Directors of MC Bancorp, MC Bank, SL Bancorp, and SL Bank, and Carpenter in its capacity as the General Partner of the Investors have determined that it is in the best interests of their respective companies and their members and shareholders to consummate the Newco Merger, the Bank Merger (both as defined below) and the other transactions provided for herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.01           Certain Definitions.  The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 5.05(a).

“Affiliate” of any Person or entity means any shareholder or Person or entity controlling, controlled by under common control with such Person or entity, or any director or executive officer of such entity, or any individual related to such a Person by blood, marriage or adoption.  For purposes of this definition, “control,” when used with respect to any Person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through ownership of voting securities, by contracting or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agreement” means this Agreement and Plan of Merger, as amended or modified from time to time in accordance with Section 8.02.

“Bank Assets” means the assets of Bank listed on Annex 2 hereto.

“Bank Merger” has the meaning set forth in Section 2.08.

“Bank Merger Agreement” has the meaning set forth in Section 2.09.

“Bank Merger Effective Time” has the meaning set forth in Section 2.08(e).

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Benefit Plan” or “Benefit Plans” has the meaning set forth in Section 4.02(p)(i).

“Benefit Termination Agreement” has the meaning set forth in Section 5.15(d).

“Burdensome Condition” has the meaning set forth in Section 6.01(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U. S. Government or any day on which banking institutions in the State of California are authorized or obligated to close.

“Capital Trust” means the Santa Lucia Bancorp (CA) Capital Trust, a Delaware statutory business trust.

“Carpenter” has the meaning set forth in the preamble to this Agreement.

“Certificates” means certificates representing shares of SL Bancorp Common Stock.

“CGCL” means the California General Corporation Law.

“Claims” has the meaning set forth in Section 5.13.

“Classified Assets” has the meaning set forth in Section 4.02(v)(ii).

“Closing” has the meaning set forth in Section 2.11.

“Closing Date” means the date on which the Effective Time occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Comparable Benefit Plans” has the meaning set forth in Section 5.15(a).

“Confidentiality Agreement” means the Confidentiality Agreement by and among MC Bancorp and SL Bancorp, dated as of December 6, 2010.

“Consents” has the meaning set forth in Section 5.08.

“Core Deposits” shall mean the total deposits of SL Bank less all of the following: “brokered deposits,” as such term is defined in the Rules and Regulations of the FDIC, all time deposits over $100,000, internet deposits, inter-company or Affiliate deposits.

“Debt Assumption” has the meaning set forth in Section 2.13.

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“Derivatives Contracts” has the meaning set forth in Section 4.02(u)(ii).

“DFI” means the Department of Financial Institutions of the State of California.

“Disclosure Schedule” has the meaning set forth in Section 4.01.

“Dissenting Shareholder” has the meaning set forth in Section 2.12.

“Dissenters Shares” has the meaning set forth in Section 2.12.

“DOL” has the meaning set forth in Section 4.02(p)(i).

“Effective Time” has the meaning set forth in Section 2.02.

“Effective Time Core Deposits” means the average of SL Bank’s Core Deposits for the ten Business Days ending on the fifth Business Day preceding the Closing Date.

“Employees” has the meaning set forth in Section 4.02(p)(i).

“Environmental Laws” has the meaning set forth in Section 4.02(s).

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate, and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

“Equity Security” means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 4.02(p)(iii).

“Exchange Agent” shall mean an institution appointed by Carpenter to complete the share exchange contemplated by Section 2.05.

“Exchange Fund” has the meaning set forth in Section 2.05(a).

“Fair Housing Act” means the Fair Housing Act, as amended.

“Fairness Opinion” has the meaning set forth in Section 4.02(ff).

3

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Act” means the Federal Reserve Act, as amended.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FHLB” means the Federal Home Loan Bank of San Francisco.

“Financial Code” means the California Financial Code.

“GAAP” means generally accepted accounting principles and practices as in effect from time to time in the United States.

“Governmental Authority” means any federal, territorial, state, local or foreign court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization.

“Hazardous Substance” has the meaning set forth in Section 4.02(s).

“Home Mortgage Disclosure Act” means the Home Mortgage Disclosure Act, as amended.

“Indemnified Party” has the meaning set forth in Section 5.13(a).

“Insurance Policies” shall have the meaning set forth in Section 4.02(aa).

“Intellectual Property” shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

“IRS” has the meaning set forth in Section 4.02(p)(i).

“Junior Subordinated Debentures” means the $5,155,000 in Junior Subordinated Debentures of SL Bancorp, due July 7, 2036, issued to the Capital Trust.

“Knowledge” shall mean facts and other information which as of the date of this Agreement the chairman of the board, president, any executive vice president, the chief financial officer, the chief operating officer or the chief credit officer (and any officer superior to any of the foregoing) of a party knows as a result of the performance of his or her duties, or that any such officer of a bank or bank holding company reasonably should know in the normal course of his or her duties, and includes such diligent inquiry as is reasonable under the circumstances.

4

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

“Loans” has the meaning set forth in Section 3.01(s).

“Material Adverse Effect” means, with respect to a Party, any effect that (i) is material and adverse to the financial position, results of operations or business of such Party and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of such Party to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Newco Merger, Bank Merger, and the other transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, except to the extent such changes materially adversely and disproportionately affect such Party or its Subsidiaries as compared to similarly situated small community banks and their holding companies and (d) any modifications or changes to valuation policies and practices in connection with the Newco Merger or Bank Merger, or restructuring charges taken in connection with such Merger with the approval of Carpenter, in each case in accordance with GAAP.  A Material Adverse Effect shall also include any order, decree, agreement, written directive, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from any Regulatory Authority that, in the judgment of Purchaser Parties, requires an increase in capital levels, reserves or allowances, charge-offs, a change in policies, operations or management or any other requirement that is more burdensome or adverse in any way to the Seller Parties than those currently in effect respecting the Seller Parties.

“Material Contract” or “Material Contracts” has the meaning set forth in Section 4.02(n)(i).

“MC Bancorp” has the meaning set forth in the preamble to this Agreement.

“MC Bancorp Common Stock” means the common stock of MC Bancorp.

“MC Bank” has the meaning set forth in the preamble to this Agreement.

“MC Bank Articles” means the Articles of Incorporation of MC Bank, as amended.

“MC Bank Bylaws” means the Bylaws of MC Bank, as amended.

“MC Bank Common Stock” means the common stock of MC Bank.

“MC Bank Board” means the Board of Directors of MC Bank.

“MC Bancorp Funding” has the meaning set forth in Section 5.20.

5

“Measurement Date” has the meaning set forth in Section 6.03(c).

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Net Operating Loss” means, for any applicable period, the absolute value of net income or loss before taxes for the period determined in accordance with GAAP, less the sum of the value, whether positive or negative, of each of the following that are incurred or realized during the period: (i) actual expenses of Seller Parties paid refunded or accrued (or refunded or recaptured) in connection with the transactions contemplated by this Agreement, including, but not limited to, legal expenses, charges related to the acceleration of outstanding stock options and the cost of tail coverage under Section 5.13(b) of this Agreement, (ii) writedowns (or gains or reversals) in OREO, (iii) loan and lease loss provisions (or gains or reversals), (iv) losses (or gains) on the sale of securities and loans, (v) impairment charge expenses (or recaptures), (vi) non-recurring FDIC assessments, (vii) reversals (or recaptures) of previously accrued, but uncollected interest, as a result of one of more loans being designated as non-accrual, and (viii) losses or gains on accounting corrections attributable to prior periods.

“Newco” has the meaning set forth in the Recitals.

“Newco Common Stock” means the common stock of Newco.

“Newco Merger” has the meaning set forth in Section 2.01(a).

“Newco Merger Agreement” has the meaning set forth in Section 2.01(a).

“Non-Solicitation and Confidentiality Agreement” means the Non-Solicitation and Confidentiality Agreement in the form of Exhibit D-2 executed by the individuals listed in Annex 1 to this Agreement.

“Non-Solicitation, Non-Competition and Confidentiality Agreement” means the Non-Solicitation, Non-Competition and Confidentiality Agreement in the form of Exhibit D-1 executed by the individuals listed in Annex 1 to this Agreement.

“OREO” means other real estate owned.

“Outside Date” has the meaning set forth in Section 7.01(d).

“Party” means Carpenter, MC Bancorp, MC Bank, SL Bancorp, and SL Bank.

“Pension Plan” has the meaning set forth in Section 4.02(p)(ii).

“Per Share Merger Consideration” shall mean Thirty Five Cents ($0.35) per share of SL Bancorp Common Stock outstanding immediately prior to the Effective Time.

“Permitted Liens” shall have the meaning set forth in Section 4.02(w).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Plan Consideration” has the meaning set forth in Section 5.15(d).

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“Previously Disclosed” by a Party shall mean information included by such party in its filings with the SEC on file as of the date of this Agreement and as set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used; provided, that all agreements and contracts shall be set forth in the Disclosure Schedule whether or not included in such Party’s SEC filings.

“Proxy Statement” has the meaning set forth in Section 5.12(a).

“Public Offering” has the meaning set forth in Section 4.02(gg).

“Purchaser Parties” means Carpenter, MC Bancorp, and MC Bank.

“Regulatory Agreement” means any cease-and-desist or other similar order or enforcement action, any written agreement, consent agreement, consent decree or memorandum of understanding, capital directive or board resolutions adopted at the request of, any Governmental Authority that  restricts the conduct of any party’s business or that in any material manner relates to any party’s capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business.

“Regulatory Approval” shall mean any notice, consent, approval, filing or waiver required by any Governmental Authority necessary for the consummation of the transactions contemplated hereby.

“Regulatory Filings” has the meaning set forth in Section 5.02.

“Required Shareholder Vote” shall mean the vote of a majority of the outstanding shares of SL Bancorp Common Stock to approve the principal terms of this Agreement and the transactions contemplated hereby at the SL Bancorp Shareholders Meeting.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments of any character that obligate the Person to sell, purchase, issue or dispose of any of its capital stock or other ownership interests or other securities representing the right to purchase or otherwise receive any of its capital stock or other ownership interests.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller Parties” means SL Bancorp and SL Bank.

“Seller Parties Transaction Expenses” has the meaning set forth in Section 6.03(k).

“SFFRB” means the San Francisco Federal Reserve Bank.

“SL Bancorp” has the meaning set forth in the preamble to this Agreement.

“SL Bancorp Common Stock” shall mean the common stock of SL Bancorp.

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“SL Bancorp Financial Statements” shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of SL Bancorp as of December 31, 2010, 2009 and 2008 and the consolidated statements of operations and comprehensive income, shareholder's equity and cash flows (including related notes and schedules, if any) of SL Bancorp for each of the three years ended December 31, 2010, 2009 and 2008, (ii) the consolidated statements of financial condition (including related notes and schedules, if any) of SL Bancorp as of March 31, 2011 and the consolidated statements of operations and comprehensive income, shareholder's equity and cash flows (including related notes and schedules, if any) of SL Bancorp for the three months ended March 31, 2011, and (iii) the consolidated statements of financial condition of SL Bancorp (including related notes and schedules, if any) and the consolidated statements of operations and comprehensive income, shareholder's equity and cash flows (including related notes and schedules, if any) of SL Bancorp with respect to the quarterly and annual periods ending subsequent to March 31, 2011 and the last full month immediately preceding the month in which the Closing Date occurs.

 “SL Bancorp Preferred Stock” shall mean the Fixed Rate Cumulative Perpetual Preferred Stock, Series A of SL Bancorp.

“SL Bancorp SEC Documents has the meaning set forth in Section 4.02(j)(vii).

“SL Bancorp Shareholders Meeting” has the meaning set forth in Section 5.12(b).

“SL Bank” has the meaning set forth in the preamble to this Agreement.

“SL Bank Articles” means the Articles of Incorporation of SL Bank, as amended.

“SL Bank Bylaws” means the Bylaws of SL Bank, as amended.

“SL Bank Common Stock” means the common stock of SL Bank.

“SL Bank Loan Property” has the meaning set forth in Section 4.02(s).

“SL Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes SL Bancorp and any predecessor of and any successor to SL Bancorp (or to another such predecessor or successor).

“SOX Act” has the meaning set forth in Section 4.02(j)(vii).

“Subject Compensation Plans” has the meaning set forth in Section 5.15.

“Subsidiary” has the meaning ascribed to such term in Rule l-02 of Regulation S-X of the SEC.

“Superior Proposal” has the meaning set forth in Section 5.05.

“Survival Period” has the meaning set forth in Section 8.01.

“Surviving Corporation” has the meaning set forth in Section 2.01(b).

“Tail Policy” has the meaning set forth in Section 5.13(b).

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“Tax” and “Taxes” mean (i) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), custom duties, capital stock, franchise, profits, net worth, margin, capital production, withholding, social security (or similar excises), unemployment, disability, ad valorem, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed, by any Governmental Authority responsible for imposition of any such tax (domestic or foreign), (ii) in the case of SL Bancorp, SL Bank, or the SL Group, liability for the payment of any amount of the type described in clause (i) as a result of being or having been on or before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of SL Bancorp, SL Bank, or the SL Group to a Governmental Authority is determined or taken into account with reference to the liability of any other Person, and (iii) liability of SL Bancorp, SL Bank, or the SL Group for the payment of any amount as a result of being party to any tax sharing agreement or with respect to the payment of any amount of the type described in (i) or (ii) as a result of any existing express or implied obligation (including an indemnification obligation).

“Tax Returns” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refund, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).

“Tax Sharing Agreement” means the Tax Allocation Policy of SL Bancorp and SL Bank dated October 10, 2010.

“Termination Fee” has the meaning set forth in Section 7.02(b).

“Total Newco Merger Consideration” means the aggregate Per Share Merger Consideration.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“UST” shall mean the United States Department of the Treasury.

“UST Agreement” shall mean an agreement to be executed between one or more of Newco, Purchaser Parties and/or Seller Parties with the UST providing for the acquisition by Newco of the UST Warrants and SL Bancorp Preferred Stock in connection with the Newco Merger and Closing.

“UST Warrants” means the warrants to purchase 38,869 shares of SL Bancorp Common Stock issued to the UST in connection with issuance of the SL Bancorp Preferred Stock.

“Voting Agreement” means the Voting Agreements in the form of Exhibit C hereto executed by the Persons listed in Annex 1 to this Agreement.

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ARTICLE II

THE MERGERS AND RELATED MATTERS

2.01       Newco Merger.

(a)          Newco Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time, Newco will be merged with and into SL Bancorp (the “Newco Merger”) pursuant to a merger agreement in substantially the form of Exhibit A hereto (the “Newco Merger Agreement”), and the separate corporate existence of Newco shall cease.

(b)          Surviving Corporation.  SL Bancorp shall be the surviving corporation in the Newco Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and shall continue to exist as a California corporation with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Newco Merger.  From and after the Effective Time, SL Bancorp, as the Surviving Corporation, shall possess all of the properties and rights and be subject to all the obligations of SL Bancorp and Newco.

(c)          Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws of Newco as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation after the Newco Merger until thereafter amended in accordance with applicable law.

(d)          Directors and Officers of Surviving Corporation.  The members of the board of directors and the Officers of Newco immediately prior to the Newco Merger shall hold the same positions after the Newco Merger with the Surviving Corporation and be the board of directors and Officers of Surviving Corporation and the operations of Surviving Corporation shall continue in effect after the Newco Merger.  All Officers and directors of SL Bancorp immediately prior to the Newco Merger shall not continue in such offices following the Newco Merger.

2.02        Effective Time.  The Closing shall take place as soon as practicable following (i) the satisfaction or waiver of the conditions set forth in Article VI hereof (other than conditions which by their terms cannot be satisfied by the Closing); and (ii)  receipt of approval of all required Governmental Entities for the Newco Merger and Bank Merger and the expiration of all waiting periods required by Rule, or such other time and date as to which the Parties may agree.  The Newco Merger shall be effective upon the filing of the Newco Merger Agreement with the California Secretary of State (the “Effective Time”).

2.03        Conversion of Shares.  At the Effective Time and pursuant to the Newco Merger Agreement:

(a)           Each outstanding share of SL Bancorp Common Stock shall, by virtue of the Newco Merger, be converted into the right to receive, in cash without interest, the Per Share Merger Consideration.

(b)           Each outstanding share of SL Bancorp Preferred Stock shall remain outstanding and shall not be converted or otherwise affected by the Newco Merger.

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(c)          Each outstanding share of Newco Common Stock shall, by virtue of the Newco Merger, be converted into and exchanged for one share of SL Bancorp Common Stock.

(d)          If following the date of this Agreement and prior to the Effective Time, the outstanding shares of SL Bancorp Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or a record date with respect to any of the foregoing shall occur during such period, then an appropriate and proportionate adjustment shall be made to the Per Share Merger Consideration to provide the holders of SL Bancorp Common Stock the same economic effect as contemplated by this Agreement prior to the consummation of such event.

2.04        Certain Exceptions and Limitations. Any perfected Dissenter’s Shares shall receive the consideration provided for in Chapter 13 of the CGCL.

2.05        Exchange Procedures.

(a)           As of the Effective Time, Newco shall have deposited with the Exchange Agent for the benefit of the holders of shares of SL Bancorp Common Stock, for exchange in accordance with this Section 2.05 through the Exchange Agent, funds in an amount equal to the aggregate Per Share Merger Consideration (the “Exchange Fund”).

(b)           SL Bancorp shall direct the Exchange Agent to mail within ten (10) Business Days following the Closing Date to each holder of record of certificates formerly representing shares of SL Bancorp Common Stock (the “Certificates”):  (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Certificates.  Upon surrendering of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Carpenter, together with such letters of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the consideration provided herein (subject to the provisions of Section 2.07), and the Certificate so surrendered shall forthwith be canceled.  In the event a Certificate is surrendered representing SL Bancorp Common Stock, the ownership of which is not registered in the records of SL Bancorp, the consideration provided herein will be paid if the Certificate representing such SL Bancorp Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and by evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this Section 2.05, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration provided herein.  Notwithstanding anything to the contrary set forth herein, if any holder of shares of SL Bancorp Common Stock should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof, in the discretion of Carpenter, such bond in form and substance and with surety reasonably satisfactory to Carpenter, or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates, and thereafter shall be entitled to receive the consideration provided herein.  No interest shall be paid on the Per Share Merger Consideration.

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(c)           As of the Effective Time, there shall be no further registration of transfers on the stock transfer books of SL Bancorp of the shares of SL Bancorp Common Stock, which were outstanding immediately prior to the Effective Time.

(d)           Any portion of the Exchange Fund which remains undistributed to the shareholders of SL Bancorp following the passage of six months after the Effective Time shall be delivered to Carpenter, upon demand, and any shareholders of SL Bancorp who have not theretofore complied with this Section 2.05 shall thereafter look only to Carpenter for payment of their claim for the consideration provided herein.

(e)           No Party shall be liable to any holder of shares of SL Bancorp Common Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.06        Non-Competition and Voting Agreements. Concurrently with the execution of this Agreement, SL Bancorp shall cause each of the Persons listed on Annex 1 to enter into a Non-Solicitation, Non-Competition and Confidentiality Agreement in the form attached hereto as Exhibit D-1, a Non-Solicitation and Confidentiality Agreement in the form attached hereto as Exhibit D-2 and/or a Voting  Agreement in the form attached hereto as Exhibit C, all as specified in Annex 1.

2.07        [Intentionally Deleted.]

2.08        The Bank Merger.

(a)           The Bank Merger. Subject to the terms and conditions of this Agreement, the Financial Code and the CGCL, immediately following the Effective Time of the Newco Merger at the Bank Merger Effective Time, SL Bank shall be merged with and into MC Bank (the “Bank Merger”).

(b)           Surviving Bank.  Upon the consummation of the Bank Merger, the separate corporate existence of SL Bank shall cease and MC Bank shall continue as the surviving entity.  The name of MC Bank as the surviving entity of the Bank Merger shall be “Mission Community Bank”.  From and after the Bank Merger Effective Time, MC Bank, as the surviving entity of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of SL Bank and MC Bank.

(c)           Articles of Incorporation and Bylaws of the Surviving Bank.  The Articles of Incorporation and Bylaws of MC Bank, as in effect immediately prior to the Bank Merger Effective Time, shall be the Articles of Incorporation and Bylaws of MC Bank, as the surviving corporation of the Bank Merger, until either is thereafter amended in accordance with applicable law.

(d)           Directors and Officers of the Surviving Bank.  The directors and officers of MC Bank immediately prior to the Effective Time shall be the directors and officers of MC Bank, as the surviving corporation of the Bank Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected provided, however, that MC Bancorp and MC Bank shall have (i) offered a seat on the Board of Directors of MC Bank and/or MC Bancorp to a single current director of SL Bank effective as of the Closing Date, and (ii) to the extent such individual agrees to serve in such capacity, taken prior to the Effective Time all necessary steps so that at the Effective Time the number of directors of MC Bancorp and/or MC Bank shall be increased by one and such individual appointed to such Board(s) of Directors following the Effective Time.

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(e)           Bank Merger Effective Time.  The Bank Merger shall become effective at the time the Bank Merger Agreement is stamped as effective by the DFI (the “Bank Merger Effective Time”).

2.09        Filing of Bank Merger Agreement.  At the Bank Merger Effective Time, SL Bank and MC Bank will file, or cause to be filed, with the DFI and Secretary of State of the State of California a merger agreement in substantially the form attached hereto as Exhibit B (the “Bank Merger Agreement”), and such certificates and other documents as SL Bank and MC Bank may deem reasonably necessary or appropriate to effect the Bank Merger.

2.10        Conversion of SL Bank Common Stock.  At the Effective Time, each outstanding share of SL Bank Common Stock shall be cancelled.  Each outstanding share of MC Bank Common Stock shall remain outstanding.

2.11        The Closing.

(a)           Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on a mutually agreed date within five Business Days after satisfaction or waiver (subject to applicable law) of all the conditions (other than conditions that, by their terms, cannot be satisfied until the Closing) set forth in Article VI unless otherwise agreed to by the parties hereto.  The Closing shall, unless another date, time or place is agreed to in writing by MC Bancorp and SL Bancorp, be held at the offices of Mission Community Bancorp, 3380 S. Higuera Boulevard, San Luis Obispo, California 93401, on the Effective Date.

(b)           Delivery of Documents.  At the Closing, the certificates, agreements and other documents required to be delivered by this Agreement shall be delivered.

2.12        Dissenters’ Rights.

(a)           Any dissenting shareholder of SL Bancorp who votes against the approval of the principal terms of the Newco Merger and otherwise properly exercises such shareholders’ rights under CGCL Chapter 13 (a “Dissenting Shareholder”) shall be entitled to be paid the value of such shareholder’s shares of SL Bancorp Common Stock as provided in CGCL Chapter 13 (“Dissenters’ Shares”) and shall not be entitled to any portion of the Newco Merger consideration in respect thereof provided for under Section 2.03, and shall be entitled to receive only the payment provided for by CGCL Chapter 13 with respect to such Dissenters’ Shares, unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder’s right to dissent from the Newco Merger under CGCL Chapter 13.

(b)           If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, each share of SL Bancorp Common Stock of such Dissenting Shareholder shall be converted into the right to receive the Per Share Merger Consideration.

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(c)           SL Bancorp shall give Carpenter prompt notice upon receipt by SL Bancorp of any written demands for dissenters’ rights, withdrawal of such demands, and any other documents received or instruments served relating to Dissenters’ Shares and shall give Carpenter the opportunity to direct all negotiations and proceedings with respect to such demands. SL Bancorp shall not voluntarily make any payment with respect to any demands for dissenters’ rights and shall not, except with the prior written consent of Carpenter, settle or offer to settle such demands. Each holder of Dissenters’ Shares who becomes entitled to payment for his or her Dissenters’ Shares shall receive payment therefore from SL Bancorp or the Surviving Corporation, and such Dissenters’ Shares shall be cancelled.

2.13        Capital Trust and Junior Subordinated Debentures.  In connection with the Closing, MC Bancorp shall assume all payment obligations of SL Bancorp respecting the Junior Subordinated Debentures and acquire all outstanding equity interests of SL Bancorp in the Capital Trust all pursuant to agreements satisfactory to MC Bancorp in its sole discretion (the “Debt Assumption”). The Debt Assumption shall be treated by the parties as consideration paid to SL Bancorp in connection with the Bank Merger.

2.14        Distribution of Bank Assets.  Prior to the Effective Time, SL Bank shall distribute the Bank Assets by way of dividend or distribution to SL Bancorp with the approval of the DFI pursuant to Section 644 of the California Financial Code.

ARTICLE III

ACTIONS PENDING THE BANK MERGER

3.01        Forbearances of Seller Parties.  From the date hereof and until the Effective Time, except as expressly contemplated or permitted by this Agreement, as required by any Governmental Authority or as Previously Disclosed, without the prior written consent of MC Bancorp, which consent shall not be unreasonably withheld, Seller Parties will not and shall not permit any of their Subsidiaries to:

(a)          Ordinary Course.  Conduct its business other than in the ordinary and usual course consistent with past practice and in compliance with all laws and commercially reasonable business and banking practices or fail to use commercially reasonable efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Purchaser Parties the goodwill of its customers and others with whom material business relations exist.

(b)          Capital Stock.  Except as otherwise provided herein, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or permit any shares of stock to become subject to grants of employee or director stock options, (ii) adjust, split, combine or reclassify any of its capital stock, or (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of capital stock or equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock or equity interests.

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(c)          Dividends.  Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock, other than the SL Bancorp Preferred Stock or Junior Subordinated Debentures.

(d)         Compensation; Employment Agreements; Etc.  Except as Previously Disclosed, enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or other similar agreements or arrangements with any director, officer or employee or grant any salary or wage increase or award any incentive or other bonus payment or increase any employee benefit (including incentive or bonus payments), except (i) for other changes that are required by applicable law, or (ii) to satisfy existing or potential contractual obligations as of the date hereof as Previously Disclosed.

(e)          Hiring.  Except as Previously Disclosed, hire any person as an employee or promote any employee, except (i) to satisfy existing or potential contractual obligations as of the date hereof as Previously Disclosed, (ii) to fill any vacancies caused by the resignation or termination of any executive officers of Seller Parties, or (iii) to fill any vacancies arising after the date hereof; provided, in each case specified in clauses (i) through (iii), employment is terminable at the will of SL Bank and, annual base cash compensation of the new employee is less than $70,000 and, in the case of (ii) or (iii), such new employee is not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of a termination of employment upon or following the transactions contemplated hereby.

(f)           Benefit Plans.  Except as Previously Disclosed, enter into, establish, adopt, amend or terminate, or make any contributions to, except (i) as may be required by applicable law (ii) as reasonably necessary to consummate the transactions contemplated by this Agreement or (iii) to satisfy existing or potential contractual obligations as of the date hereof and as Previously Disclosed; any pension, retirement, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee or take any action to accelerate the vesting or exercisability of any compensation or benefits payable thereunder.

(g)          Dispositions.  Except as Previously Disclosed, sell, transfer, mortgage, license, encumber or otherwise dispose of or discontinue any of its assets, rights, deposits, business or properties in a transaction that (i) individually is greater than $25,000 or (ii) together with all other such transactions is greater than $50,000; provided, however, no such transactions shall be permitted with an Affiliate of a Seller Party, except as Previously Disclosed.

(h)          Acquisitions.  Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities (other than as permitted by Section 3.01(r)), deposits or properties of any other entity.

(i)           Capital Expenditures.  Make any capital expenditures other than as Previously Disclosed and other than capital expenditures in the ordinary course of business consistent with past practice in amounts exceeding $25,000 individually or $100,000 in the aggregate.

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(j)           Governing Documents.  Amend the Articles or Bylaws or other governing documents of Seller Parties or their Subsidiaries.

(k)           Accounting Methods.  Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

(l)           Contracts.  Except as otherwise permitted under this Agreement, enter into, cancel, fail to renew or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

(m)         Claims.  Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which a Seller Party or Subsidiary is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by a Seller Party or Subsidiary of an amount which exceeds $50,000 and/or would impose any material restriction on the business of a Seller Party or Subsidiary or create precedent for claims that are reasonably likely to be material to a Seller Party or Subsidiary except as Previously Disclosed or in accordance with the terms of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of SL Bancorp.

(n)          Banking Operations.  Enter into any new material line of business; introduce any new material products or services; change the pricing of its deposits or any other products except in a manner consistent with its past business practices; change its lending, investment, underwriting, servicing, risk and asset liability management and other material banking and operating policies, or the manner in which its investment securities or loan portfolio is classified or reported in each case, except as required by GAAP or applicable law, regulation or policies imposed by any Governmental Authority; or invest in any mortgage-backed or mortgage-related security; file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office servicing center or other facility; directly or indirectly terminate or reduce or commit to terminate or reduce any Federal Reserve Bank or Federal Home Loan Bank line of credit or the availability of any funds under any other loan or financing agreement pursuant to which a Seller Party or Subsidiary is a borrower; fail to use its commercially reasonable efforts to maintain a Seller Party or Subsidiary’s existing, or substantially equivalent, credit arrangements with banks and other financial institutions; fail to use commercially reasonable efforts to continue customer relationships; or waive, take any action inconsistent with or materially change policies and practices with respect to liquidity management and cash flow planning, asset and liability management, investments, conflicts of interest, internal audit policies and practices, marketing, acceptance of demand and savings and time deposit accounts and certificates, lending, budgeting, profit, and tax planning, personnel policies and practices, electronic data processing, accounting or any other aspects of the operations or business of a Seller Party or Subsidiary in each case, except as required by applicable law, regulation or policies imposed by any Governmental Authority.

(o)          Marketing.  Introduce any marketing campaigns or any new sales compensation or incentive programs or arrangements.

(p)          Derivatives Contracts.  Enter into any Derivatives Contract.

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(q)          Indebtedness.  Incur any indebtedness for borrowed money (other than deposits, escrow balances, federal funds purchased, cash management accounts, Federal Home Loan Bank advances and the FRB federal discount window and reverse repurchase agreements, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments or otherwise in the ordinary course of business consistent with past practice.

(r)          Investment Securities.  (i)  Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or Equity Investment other than federal funds or United States Government securities or United States Government agency securities, in each case with a term of 90 days or less or (ii) dispose of any debt security or Equity Investment; provided, that MC Bancorp shall be deemed to have consented to any acquisition or disposition of a debt security if it does not object within two (2) Business Days of receipt from SL Bank of a written request for approval of such action.

(s)          Loans.  (i) Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”) in a manner that is inconsistent with its ordinary course of business or inconsistent with its lending policies and procedures in effect as of the date of this Agreement or as modified as permitted by this Agreement, exceeding, when aggregated with all other Loans to such customer and Affiliates, $250,000; (ii) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above except in the ordinary course of business consistent with past practice; or (iii) enter into any Loan securitization or create any special purpose funding entity; provided, that MC Bancorp shall be deemed to have approved any action described in clause (i) if it does not object within five (5) Business Days of receipt from SL Bank of a written request for approval of such action accompanied by a complete credit memo respecting such credit.

(t)          Investments in Real Estate.  Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(u)         Adverse Actions.  Take any action: (i) that is intended or may reasonably be expected to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time or (y) any of the conditions to the transactions contemplated hereby set forth in this Agreement not being satisfied or (ii) take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement.

(v)          Tax Elections.  Except as expressly contemplated by this Agreement, make or change any material Tax election, settle or compromise any Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.

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(w)         Antitakeover Statutes.  Take any action (i) that would cause this Agreement or the transactions contemplated hereby to be subject to the provisions of any state antitakeover law or state or territorial law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than MC Bancorp) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

(x)           Inter-company Transactions.  Except for the payment of principal and interest on pre-existing obligations as Previously Disclosed, enter into any transaction, commitment, arrangement or other activity with a related entity, Affiliate or Subsidiary.

(y)          Interest on Deposits.  Increase the rate of interest paid on interest-bearing deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices.

(z)          Risk Management.  Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow its existing policies or practices in any material way with respect to managing its exposure to interest rate and other risk or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate and other risk.

(aa)        Credit Policies.  Make the credit underwriting policies, standards or practices relating to the making of Loans, or commitments to make Loans, or the loan and lease loss reserve policies, less stringent than those as reflected in the lending policy submitted to the Federal Reserve Bank of San Francisco in 2011, as subsequently modified at the request of the Federal Reserve Bank of San Francisco, or permit the amount of the loan loss reserves or any other reserves for potential losses or contingencies to be reduced below (a) the amount required to be maintained pursuant to the Bank’s updated allowance for loan and lease loss policies and methodology, (b) the amount required by any Regulatory Authority, and (c) the amount required under GAAP.

(bb)       Termination of Benefit Plans.  Except as contemplated in this Agreement, terminate any Benefit Plan.

(cc)        Commitments.  Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

(dd)       UST Agreement.  Take any action inconsistent with the terms of the UST Agreement.

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3.02        Forbearances of Purchaser Parties.  Except as expressly contemplated or permitted by this Agreement or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, none of the Purchaser Parties shall (i) take any action that is intended or may reasonably be expected to result in (x) any of their representations or warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time or (y) any of the conditions to the transactions contemplated in this Agreement not being satisfied or (ii) take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01        Disclosure Schedules.  On or prior to the date hereof, the Seller Parties have delivered to the Purchaser Parties, and the Purchaser Parties have delivered to the Seller Parties, a schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 4.02 or 4.03 or to one or more of their respective covenants contained in this Agreement.

4.02        Representations and Warranties Respecting Seller Parties.  Subject to Section 4.01, each of the Seller Parties hereby represent and warrant, jointly and severally, to the Purchaser Parties:

(a)          Organization, Standing and Authority of SL Bank.  SL Bank is a California state-chartered commercial bank duly incorporated, validly existing and in good standing under the laws of the State of California and holds a currently valid license issued by the DFI to engage in the commercial banking business in California at the offices at which such business is conducted.  SL Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect.  SL Bank has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.  The deposit accounts of SL Bank are insured by the FDIC, in the manner and to the maximum extent provided by applicable law, and SL Bank has paid and prepaid all deposit insurance premiums and assessments required by applicable laws and regulations.  The copies of the SL Bank Articles and SL Bank Bylaws and the similar organizational documents of SL Bank which have previously been made available to the Purchaser Parties are true, complete and correct copies of such documents as in effect on the date of this Agreement.  The minute books of SL Bank contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken by its board of directors (including committees of its board of directors), as well as its shareholders through the date of this Agreement.

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(b)          Organization, Standing and Authority of SL Bancorp.  SL Bancorp is a California Corporation duly incorporated, validly existing and in good standing under the laws of the State of California.  SL Bancorp is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect.  SL Bancorp has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.  The copies of the SL Bancorp’s Articles and SL Bancorp’s Bylaws and the similar organizational documents of SL Bancorp which have previously been made available to the Purchaser Parties are true, complete and correct copies of such documents as in effect on the date of this Agreement.  The minute books of SL Bancorp contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken by its board of directors (including committees of its board of directors), as well as its shareholders through the date of this Agreement.

(c)          SL Bank Capital Stock.  The authorized capital stock of SL Bank consists solely of 20,000,000 shares of SL Bank Common Stock, of which 1,899,543 shares were issued and outstanding as of the date hereof, all of which shares are owned by SL Bancorp.  As of the date hereof, no shares of SL Bank Common Stock were held in treasury by SL Bank or otherwise directly or indirectly owned by SL Bank.  The outstanding shares of SL Bank Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of SL Bank Common Stock have been issued in violation of the preemptive rights of any Person.  There are no shares of SL Bank Common Stock reserved for issuance, there are no stock options or other Rights issued or outstanding with respect to SL Bank Common Stock and SL Bank does not have any commitment to authorize, issue or sell any SL Bank Common Stock or Rights.  No bonds or debentures have been issued by SL Bank.

(d)          SL Bancorp Capital Stock.  The authorized capital stock of SL Bancorp consists solely of (i) 20,000,000 shares of SL Bancorp Common Stock, of which 2,003,131 shares were issued and outstanding as of the date hereof, and (ii) 20,000,000 shares of preferred stock, of which 4,000 shares of SL Bancorp Preferred Stock were issued and outstanding as of the date hereof and all of which shares are owned by the UST.  As of the date hereof, no shares of SL Bancorp Common Stock were held in treasury by SL Bancorp or otherwise directly or indirectly owned by SL Bancorp.  The outstanding shares of SL Bancorp have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of SL Bancorp have been issued in violation of the preemptive rights of any Person.  Except as Previously Disclosed, there are no shares of SL Bancorp Common Stock reserved for issuance, there are no stock options or other Rights issued or outstanding with respect to SL Bancorp and SL Bancorp does not have any commitment to authorize, issue or sell any SL Bancorp shares or Rights.  No bonds or debentures have been issued by SL Bank.

(e)          Subsidiaries.  Except for the capital stock of SL Bank owned by SL Bancorp, securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and stock in the FHLB and Federal Reserve Bank of San Francisco, or as Previously Disclosed, no Seller Party owns beneficially, directly or indirectly, any Equity Securities or similar interests of any Person or any interest in a partnership or joint venture of any kind.

(f)           Corporate Power.  Each of the Seller Parties has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Seller Parties has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, in each case, subject to receipt of all necessary approvals of its shareholders, members or partners, as the case may be, and approvals of Governmental Authorities.

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(g)          Corporate Authority.  Subject to the vote of the shareholders of SL Bancorp, this Agreement and the transactions contemplated hereby have been authorized and approved by all necessary corporate action of the Seller Parties on or prior to the date hereof and will remain in full force and effect through the Closing.  No other corporate or shareholder action is necessary or required to authorize and approve this Agreement or the transactions contemplated hereby.  The Seller Parties have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Purchaser Parties, this Agreement is a valid and legally binding obligation of each of the Seller Parties, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(h)          Regulatory Approvals; No Defaults.

(i)           No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by any of the Seller Parties in connection with their execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby, except as Previously Disclosed and except for filings of applications or notices with, and approvals or waivers by, the UST, FDIC, the DFI and the Federal Reserve Board.

(ii)           Subject to receipt, or the making, of the consents, approvals, waivers, filings and registrations referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by the Seller Parties, and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order or governmental permit to which any of the Seller Parties or any of their respective properties is subject or bound (B) constitute a breach or violation of, or a default under, the SL Bancorp Articles, the SL Bancorp Bylaws or the similar governing documents of any of the Seller Parties or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order of any Governmental Authority.

(i)           No Conflict.  The execution and delivery by the Seller Parties of this Agreement and the consummation of the transactions provided for in this Agreement except as Previously Disclosed, do not and will not constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration or remedies or any right of termination under, require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which any of the Seller Parties or any of their subsidiaries is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which any of the Seller Parties or any of their subsidiaries is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of any Seller Party or any subsidiary.

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(j)           Financial Statements; Material Adverse Effect; SEC Filings.

(i)           The Seller Parties have previously delivered or made available to the Purchaser Parties accurate and complete copies of the SL Bancorp Financial Statements.  The consolidated statements of financial condition of SL Bancorp as of December 31, 2010, 2009 and 2008 and the consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the years ended December 31, 2010, 2009 and 2008 are accompanied by the audit report of Vavrinek, Trine & Day.  The SL Bancorp Financial Statements fairly present or, with respect to those as of any date or for any period ending after the date of this Agreement, will fairly present, the financial condition of SL Bancorp as of the respective dates set forth therein, and the consolidated results of operations, changes in shareholders’ equity and cash flows of SL Bancorp for the respective periods or as of the respective dates set forth therein.

(ii)           Except as Previously Disclosed, the SL Bancorp Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein.  To each of the Seller Parties’ Knowledge, the audits of SL Bancorp Financial Statements which were audited have been conducted in accordance with generally accepted auditing standards of the United States of America.

(iii)           The financial books and records of the Seller Parties have been maintained in accordance with customary business practices and fairly and accurately reflect, in all material respects, on a basis consistent with past periods and throughout the periods involved, the financial position of the Seller Parties.  Within the last three (3) years, except as Previously Disclosed, no Seller Party has received any advice or notification from its independent accountants that a Seller Party has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in a material respect in the business records of such Seller Party any properties, assets, liabilities, revenues, expenses, equity accounts or other accounts.

(iv)           Except as Previously Disclosed, since December 31, 2010, (A) Seller Parties have conducted their business in the ordinary and usual course consistent with past practice, and (B) the Seller Parties have not taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any of the actions set forth in Section 3.01 hereof between December 31, 2010 and the date hereof and (C) to the Seller Parties’ Knowledge no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 4.02 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to a Seller Party.

(v)           No agreement pursuant to which any loans or other assets have been or shall be sold by a Seller Party or Subsidiary entitles or entitled the buyer of such loans or other assets, to cause each Seller Party, or any Subsidiary or other Affiliate to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Seller Party or any Affiliate.  All cash, stock or other dividends or any other distribution with respect to the capital stock of SL Bancorp that has been declared, set aside or paid since December 31, 2008 has been Previously Disclosed.  Except as Previously Disclosed, since December 31, 2008, no shares of capital stock of SL Bancorp have been purchased, redeemed or otherwise acquired, directly or indirectly, by SL Bancorp and no agreements have been made by Seller Parties or any of their Subsidiaries or other Affiliates to do any of the foregoing.

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(vi)           Seller Parties have previously made available to the Purchaser Parties all regulatory reports of Seller Parties filed with or delivered to any Regulatory Agency since January 1, 2008.  Such regulatory reports have been prepared in all material   respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

(vii)           SL Bancorp has filed all reports, schedules, registration statements and other documents required to be filed by it with the SEC since December 31, 2008 (the “SL Bancorp SEC Documents”).  SL Bancorp has delivered or made available to MC Bancorp true, correct and complete copies of all SL Bancorp SEC Documents, all comment letters received by SL Bancorp from the SEC since December 31, 2008, all responses to such comment letters by or on behalf of SL Bancorp and all other correspondence since December 31, 2008 between the SEC and SL Bancorp, in each case to the extent not available to the public in completely unredacted form on the SEC’s EDGAR website.  No Subsidiary of SL Bancorp is, or since December 31, 2008 has been, required to file any form, report, registration statement or other document with the SEC.  As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the SL Bancorp SEC Documents complied in all materials respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (the “SOX Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SL Bancorp SEC Documents, and none of the SL Bancorp SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements (including, in each case, any notes thereto) of SL Bancorp included in the SL Bancorp SEC Documents complied, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of SL Bancorp and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown, subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulations S-X of the SEC (but only if, in the case of interim financial statements included in SL Bancorp’s SEC Documents since SL Bancorp’s most recent Annual Report on Form 10-K, such notes would not differ materially from the notes to the financial statements included in such Annual Report) and (ii) normal, recurring year-end adjustments (but only if the effect of such adjustments would not, individually or in the aggregate, be material).  No financial statements of any Person other than the Subsidiaries of SL Bancorp are, or, since December 31, 2008 have been, required by generally accepted accounting principles to be included in the consolidated financial statements of SL Bancorp.

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(k)          Legal Proceedings.  Except as Previously Disclosed, no litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against any of the Seller Parties or their Subsidiaries, and, to the Knowledge of the Seller Parties, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding which could reasonably be expected to have a Material Adverse Effect.  Except as Previously Disclosed, none of the Seller Parties or any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to any Seller Party to consummate the transactions contemplated herein. Except as Previously Disclosed, no litigation, arbitration, claim or other proceeding before any court or governmental agency by or on behalf of any current or former shareholder of SL Bancorp is pending against SL Bancorp, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding.

(l)           Regulatory Matters.

(i)           To each of the Seller Parties’ Knowledge, each of the Seller Parties has each duly filed with the appropriate Governmental Authorities in substantially correct form the monthly, quarterly and annual reports required to be filed by it under applicable laws and regulations, and such reports were in all material respects complete and accurate and in material compliance with the requirements of applicable laws and regulations, and the Seller Parties have previously delivered or made available to Purchaser Parties accurate and complete copies of all such reports.  Except as Previously Disclosed, in connection with the most recent examinations of Seller Parties by the appropriate Governmental Authorities, the Seller Party was not required to correct or change any action, procedure or proceeding which Seller Party believes in good faith has not been now corrected or changed.

(ii)           Except as Previously Disclosed, none of the Seller Parties or any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has any of the Seller Parties adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority.  Each Seller Party has paid all material assessments made or imposed by any Governmental Authority.

(iii)           Except as Previously Disclosed or as otherwise made available, no Seller Party is subject to and no Governmental Authority has initiated since December 31, 2008 or has pending any proceeding, enforcement action, capital directive or, to the Knowledge of any of the Seller Parties, investigation or inquiry into the business, operations, policies, practices or disclosures of any Seller Party (other than normal examinations conducted by a Governmental Authority in the ordinary course of the business of Seller Parties, or, to the Knowledge of any of the Seller Parties, threatened any of the foregoing.

(iv)           The most recent regulatory rating given to SL Bank as to compliance with the Community Reinvestment Act is “needs improvement.”  Since the last regulatory examination of SL Bank with respect to Community Reinvestment Act compliance, SL Bank has not received any complaints as to Community Reinvestment Act compliance.

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(m)         Compliance With Laws.  Except as Previously Disclosed, each of SL Bank and SL Bancorp and each of their Subsidiaries:

(i)           except as would not have a Material Adverse Effect, is and at all times since December 31, 2008 has been in material compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of any Governmental Authority applicable thereto or to the employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and Regulation W of the Federal Reserve Board promulgated thereunder, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, all other applicable fair lending laws and other laws relating to discriminatory business practices;

(ii)           except as would not have a Material Adverse Effect, has and at all times since December 31, 2008 has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of the Seller Parties, no suspension or cancellation of any of them is threatened;

(iii)           except as Previously Disclosed, has received, since December 31, 2008, no notification or communication from any Governmental Authority (A) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces which would have a Material Adverse Effect or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Knowledge of the Seller Parties, do any grounds for any of the foregoing exist).

(iv)           has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements, has designed disclosure controls and procedures to ensure that material information is made known to the management of Seller Parties on a not less than timely basis, and has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have identified for its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls; and

(v)           except as would not have a Material Adverse Effect, has properly administered in all material respects all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law.

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(n)          Material Contracts; Defaults.

(i)           Except as Previously Disclosed, no Seller Party or Subsidiary is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of a Seller Party or Subsidiary to indemnification from a Seller Party or Subsidiary, (C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (D) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice and involving the payment or value of more than $50,000 per annum, (E) which is with or to a labor union or guild (including any collective bargaining agreement), (F) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the FHLB or the SFFRB, and sales of securities subject to repurchase, in each case, in the ordinary course of business), (G) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or business of a Seller Party or Subsidiary, (H) which involves the purchase or sale of assets with a purchase price of $50,000 or more in any single case or $100,000 in all such cases, other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (I) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involve the payment of $50,000 or more in annual fees, (J) which provides for the payment by SL Bank or any other Seller Party of payments in excess of $50,000 upon a change of control thereof, (K) which is a lease for any real or material personal property owned or presently used by Seller Parties or any Subsidiary, (L) which materially restricts the conduct of any business by a Seller Party or Subsidiary or limits the ability of a Seller Party or Subsidiary to engage in any material line of business in any geographic area (or would so restrict MC Bank or any Purchaser Party after consummation of the transactions contemplated hereby) or which requires exclusive referrals of business or requires a Seller Party or Subsidiary to offer specified products or services to their customers or depositors on a priority or exclusive basis, or (M) which is with respect to, or otherwise commits a Seller Party or Subsidiary to do, any of the foregoing (collectively, “Material Contracts”).

(ii)           Each Material Contract is valid and binding on each Seller Party and Subsidiary and is in full force and effect (other than due to the ordinary expiration thereof) and, to the Knowledge of the Seller Parties, is valid and binding on the other parties thereto.  No Seller Party or Subsidiary, nor to the Knowledge of the Seller Parties, any other parties thereto, is in default under any Material Contract.  Except as provided in this Agreement, and except for transactions in the ordinary course of business, no power of attorney or similar authorization given directly or indirectly by any Seller Party or Subsidiary is currently outstanding.

(iii)           All outstanding loans from SL Bank to its officers and directors have been Previously Disclosed, are in and were made in compliance with Regulation O of the Federal Reserve Board, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

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(o)          No Brokers.  Except as Previously Disclosed, no action has been taken by any Seller Party that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated hereby.

(p)          Employee Benefit Plans.

(i)           All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Seller Parties or any Subsidiary (the “Employees”) and current or former directors or independent contractors of Seller Parties or any Subsidiary including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, agreements, programs, policies or other arrangements (the “Benefit Plans”), have been Previously Disclosed to the Purchaser Parties.  True and complete copies of (A) all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto; (B) the most recent annual report (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service (“IRS”) or Department of Labor (the “DOL”), as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a “top-hat” plan, a copy of filings with the DOL; (D) the most recent determination letter or opinion letter issued by the IRS for or pertaining to each Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each Benefit Plan; (F) the most recent actuarial report, if any relating to each Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and (H) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA, have been provided or made available to the Purchaser Parties.

(ii)           Except as would not reasonably be expected to have a Material Adverse Effect, each Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained.  Each Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS or may rely on a favorable opinion letter from the IRS issued to the plan sponsor, and none of the Seller Parties has Knowledge of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code which would reasonably be expected to have a Material Adverse Effect.  No Seller Party has received any correspondence or written notice from the IRS that brings into question the qualification of any such Pension Plan.  There is no material pending or, to any of the Seller Parties’ Knowledge, threatened litigation relating to the Benefit Plans which would reasonably be expected to have a Material Adverse Effect.  No Seller Party has engaged in a transaction with respect to any Benefit Plan or Pension Plan that could subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be reasonably be expected to have a Material Adverse Effect.  There are no matters pending before the IRS, DOL or other governmental agency with respect to any Benefit Plan.  No Benefit Plan or related trust has been the subject of an audit, investigation or examination by a Governmental Authority.

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(iii)           No Seller Party or Subsidiary is subject to any liability under Title IV of ERISA, and does not expect to incur any such liability, with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by SL Bancorp or by any entity which is considered one employer with SL Bancorp under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”).  No Seller Party has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan (as defined in 4001(a)(3) of ERISA) under of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate).  No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate or will be required to be filed in connection with the transactions contemplated hereby.  There has been no termination or partial termination as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

(iv)           Except as would not reasonably be expected to have a Material Adverse Effect: (i) all contributions required to be made under the terms of any Benefit Plan have been timely made; (ii) neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and to the no ERISA Affiliate has an outstanding funding waiver; (iii) neither Seller Party nor any ERISA Affiliate has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(v)           No Seller Party or Subsidiary has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.  Seller Parties may amend or terminate any such Benefit Plan in accordance with and to the extent permitted by its terms at any time without incurring any material liability thereunder.  No event or condition exists with respect to a Benefit Plan that could subject a Seller Party to a tax under Section 4980B of the Code.

(vi)           Except as Previously Disclosed, neither the execution of this Agreement nor consummation of the transactions contemplated hereby, either alone or in connection with a subsequent event, (A) entitle any Employees or any current or former director or independent contractor of a Seller Party or Subsidiary to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans, (D) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or (E) result in any payment or portion of any payment that would not be deductible by a Seller Party under Section 162(m) of the Code when paid.

(vii)           All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each Benefit Plan.  All required tax filings with respect to each Benefit Plan have been made, and any taxes due in connection with such filings have been paid.

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(viii)           No Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(q)           Except as would not reasonably be expected to have a Material Adverse Effect, each Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans.

(r)           Labor Matters.  No Seller Party or Subsidiary is a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any Seller Party or Subsidiary the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel any Seller Party or Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to any Seller Party’s Knowledge, threatened, nor is any Seller Party or Subsidiary aware of any activity involving any Seller Party’s or Subsidiary’s employees seeking to certify a collective bargaining unit or engaging in other organizational activity.  Each of Seller Party and Subsidiary has paid in full all wages, salaries, commissions, bonuses, benefits and other compensation due to its employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law.

(s)           Environmental Matters.  There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations, remediation activities or governmental investigations of any nature seeking to impose on a Seller Party or Subsidiary, any liability or obligation arising under any Environmental Laws pending or, to the Knowledge of any Seller Party, threatened against a Seller Party or Subsidiary, which liability or obligation could have, individually or in the aggregate, a Material Adverse Effect on a Seller Party or Subsidiary.  To the Knowledge of the Seller Parties, there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation that could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on a Seller Party or Subsidiary.  Seller Party is in compliance in all material respects with applicable Environmental Laws.  To Seller Parties’ Knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by a Seller Party or Subsidiary, or any property in which a Seller Party or Subsidiary has held a security interest, Lien or a fiduciary or management role (“SL Bank Loan Property”), has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to SL Bank.  To the Knowledge of the Seller Parties, (i) No Seller Party or Subsidiary could be deemed the owner or operator of, nor has it participated in the management regarding Hazardous Substances of, any SL Bank Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance and (ii) No Seller Party or Subsidiary has any liability for any Hazardous Substance disposal or contamination on any third party property.  Neither SL Bank, nor, to any Selling Parties’ Knowledge, any Person whose liability a Seller Party or Subsidiary has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law.  To the Seller Parties’ Knowledge, (i) No Seller Party or Subsidiary is subject to any written order, decree, injunction or other written agreement with any Governmental Authority or any third party relating to any Environmental Law (ii) there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving any Seller Party or Subsidiary, any currently or formerly owned or operated property, any Seller Party or Subsidiary Loan Property, or any Person whose liability any Seller Property or Subsidiary has assumed whether contractually or by operation of law, that could reasonably be expected to have a Material Adverse Effect.  Seller Parties have made available to the Purchaser Parties true and correct copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to any Seller Party or Subsidiary and any currently or formerly owned or operated property.

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As used herein, the term “Environmental Laws” means any federal, state, local or foreign law, statute, code, ordinance, injunction, regulation, order, decree, permit, authorization, opinion or agency or Governmental Authority requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term “Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation, or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

(t)           Tax Matters.

(i)           Seller Parties, including all Subsidiaries, have timely filed all Tax Returns, taking into account any properly granted extensions of time to file, with the appropriate taxing authorities required to have been filed, such Tax Returns are true, correct and complete in all material respects and none of such Tax Returns has been amended.

(ii)           All Taxes required to be paid or remitted by Seller Parties or its Subsidiaries on or before the date hereof have been so paid or remitted, including all Taxes shown as due and owing on all Tax Returns, all Taxes assessed or reassessed by any Governmental Authority, all Taxes held in trust or deemed to be held in trust for a Governmental Authority and all installments on account of Taxes for the current year or, where payment is not yet due, sufficiently reserved in the SL Bancorp Financial Statements in accordance with GAAP.

(iii)           Seller Parties and Subsidiaries, and their officers, directors or any employee responsible for Tax matters have complied in all material respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

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(iv)        Seller Parties and Subsidiaries have not waived any statute of limitations in respect of its Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

(v)         to the Seller Parties’ Knowledge, no Seller Party or Subsidiary has engaged in any transaction that would constitute a “tax shelter”, a “reportable transaction” or any transaction substantially similar to a “tax shelter” or “reportable transaction” within the meaning of Sections 6011, 6662A or 6662 of the Code and the regulations thereunder and similar state or local Tax statutes;

(vi)        no position has been taken on any Tax Return with respect to the business or operations of a Seller Party or Subsidiary for a taxable year or period for which the assessment of any Taxes with respect thereto has not expired, that is contrary to any publicly announced position of a Governmental Authority, or that is substantially similar to any position that a Governmental Authority has successfully challenged in the course of an examination of a Tax Return of any Seller Party or Subsidiary;

(vii)       the unpaid Taxes of the Seller Parties and Subsidiaries (a) do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary difference between book and Tax income) as shown on SL Bancorp’s balance sheet dated December 31, 2010 and (b) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller Parties in filing Tax Returns;

(viii)      Seller Parties are not currently the beneficiary of any extension of time within which to file any Tax Returns;

(ix)         there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Seller Parties or their Subsidiaries;

(x)          None of the Seller Parties has received notice that any Tax proceedings by any Governmental Authority are pending or being conducted with respect to any Seller Party or Subsidiary;

(xi)         Except as Previously Disclosed, no Seller Party or Subsidiary has received from any taxing authority (including jurisdictions in which such entity has not filed Tax Returns) any (a) notice indicating an intent to open an audit or other review, (b) request for information related to Tax matters or (c) notice of deficiency or proposed adjustment for any amount of Tax, proposed, asserted or assessed by any Governmental Authority against a Seller Party or Subsidiary;

(xii)        No Seller Party or Subsidiary is a party to or bound by any tax sharing agreement other than the Tax Sharing Agreement;

(xiii)       No Seller Party or Subsidiary has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the common parent is SL Bancorp;

(xiv)      To the Seller Parties’ Knowledge, no Seller Party or Subsidiary is currently liable, nor have any potential liability, for the Taxes of another Person (A) under Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign law), (B) as transferee or successor, or (C) by contract or indemnity or otherwise;

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(xv)       No Seller Party or Subsidiary has ever been either a “distributing corporation” or a “controlled corporation” in connection with a distribution of stock qualifying for tax-free treatment, in whole or in part, under Section 355 of the Code;

(xvi)      No Seller Party or Subsidiary has ever been a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five year period ending on the Closing Date; and

(xvii)     No Seller Party or Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any: (a) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code or similar state and local Tax law, (b) any “closing agreement” as described in Section 7121 of the Code or similar state or local Tax law executed on or prior to the Closing Date, (c) installment sale or open transaction disposition made on or prior to the Closing Date, (d) prepaid amount received on or prior to the Closing Date, (e) any item having been reported on the completed contract  method of accounting or the percentage of completion method of accounting, or (f) other action taken prior to the Closing Date.

(u)         Risk Management Instruments.

(i)          Seller Parties and their Subsidiaries are not a party to, nor have they agreed to enter into, any Derivatives Contracts.

(ii)         “Derivatives Contracts” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

(v)         Loans; Nonperforming and Classified Assets.

(i)          Each Loan on the books and records of a Seller Party was made and has been serviced in all material respects in accordance with its customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the Knowledge of Seller Parties, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles.

(ii)         Seller Parties have Previously Disclosed as of the latest practicable date prior to the date of this Agreement: (A) any Loan under the terms of which the obligor is 30 or more days delinquent in payment of principal or interest, or to the Knowledge of any Seller Party, in default of any other material provision thereof; (B) each Loan which has been classified as “substandard,” “doubtful,” or “loss” (or words of similar import) by SL Bank, or an applicable regulatory authority (“Classified Assets”); (C) each Loan which has been classified as “special mention” (or words of similar import by SL Bank, or an applicable regulatory authority); (D) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (E) each Loan with any director or executive officer of SL Bank or SL Bancorp or an Affiliate of SL Bank or SL Bancorp.

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(w)        Properties.  All real property owned or leased by a Seller Party or Subsidiary and used for branch operations, or otherwise used by it in the conduct of its business or otherwise owned by it, has been Previously Disclosed.  With respect to such real property that is owned by a Seller Party or Subsidiary, such Party has good and marketable and insurable title, free and clear of all Liens, leases or other imperfections of title or survey, except (i) Liens for current taxes and assessments not yet due and payable and for which adequate reserves have been established, (ii) Liens set forth in policies for title insurance of such properties delivered to the Purchaser Parties, (iii) survey imperfections set forth in surveys of such properties delivered to the Purchaser Parties (iv) as Previously Disclosed (v) Liens which do not materially affect the value of such property or do not materially interfere with the use made of such property by Seller Parties ((i) through (v) being referred to as “Permitted Liens”).  With respect to such real property that is leased by Seller Parties, the Seller Party or Subsidiary has a good and marketable leasehold estate in and to such property (except for the matters described in clauses (i)-(v) hereof), Seller Parties have delivered true, correct and complete copies of such lease(s), together with all amendments thereto, to the Purchaser Parties, and, except as has not had or would not reasonably be expected to have a Material Adverse Effect, (i) any such lease is in full force and effect and will not lapse or terminate prior to the Effective Date, (ii) neither a Seller Party or Subsidiary nor the landlord thereunder is in default of any of their respective obligations under any such lease and any such lease constitutes the valid and enjoyable obligations of the parties thereto, the transactions contemplated hereby will not require the consent of any landlord under any such lease, or such consent shall have been obtained, and, with respect to any mortgage, deed of trust or other security instrument which establishes a Lien on the fee interest in any real property subject to any such lease, (iii) the lessee has the benefit of a non-disturbance agreement from the holder or beneficiary of such mortgage, deed of trust or other security instrument that provides that the lessee’s use and enjoyment of the real property subject to such lease will not be disturbed as a result of the landlord’s default under any such mortgage, deed of trust or other security instrument, provided lessee is not in default of any of its obligations pursuant to any such lease beyond the expiration of any notice and cure periods.  All real and personal property owned by a Seller Party or Subsidiary or presently used by it in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on their respective business in the ordinary course of business consistent with its past practices.  Seller Parties and their Subsidiaries have good and marketable and insurable title, free and clear of all Liens to all of their material properties and assets, other than real property, except (i) pledges to secure deposits incurred in the ordinary course of banking business consistent with past practice, (ii) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent (iii) as Previously Disclosed and (iv) Permitted Liens.  All personal property which is material to the business of Seller Parties and their Subsidiaries and leased or licensed by Seller Parties or their Subsidiaries is, to Seller Parties’ Knowledge, held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time

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(x)          Intellectual Property.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)          Seller Parties and their Subsidiaries own, or are licensed to use (in each case, free and clear of any claims, liens or Encumbrances), all Intellectual Property used in or necessary for the conduct of their business as currently conducted;

(ii)         the use of any Intellectual Property by Seller Parties and their Subsidiaries do not, to the Knowledge of Seller Parties, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Seller Parties acquired the right to use any Intellectual Property;

(iii)        to the Knowledge of Seller Parties, no person is challenging, infringing on or otherwise violating any right of any Seller Party or Subsidiary with respect to any material Intellectual Property owned by or licensed to a Seller Party or Subsidiary; to the Knowledge of Seller Parties, Seller Parties have not received any notice of any pending claim with respect to any Intellectual Property used by any Seller Party or Subsidiary; and

(iv)        to the Knowledge of Seller Parties, no Intellectual Property owned or licensed by a Seller Party or Subsidiary is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(y)         Fiduciary Accounts.  Seller Parties and Subsidiaries have properly administered all accounts for which they act as a fiduciary, including but not limited to accounts for which SL Bank serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws, regulations and common laws except where the failure to administer such accounts has not had and would not have a Material Adverse Effect.  No Seller Party or Subsidiary, nor, to their Knowledge, any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(z)          Books and Records.  The books, records, systems, data and information of Seller Parties and their Subsidiaries (i) have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of such entities and (ii) are, to Seller Parties’ Knowledge, recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of a Seller Party or Subsidiary (including all means of access thereto and therefrom).

(aa)       Insurance.  Seller Parties have Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by Seller Parties and Subsidiaries (“Insurance Policies”).  To Seller Parties’ Knowledge, Seller Parties and Subsidiaries are insured by reputable insurers against such risks and in such amounts as the management of Seller Parties have reasonably determined to be prudent in accordance with industry practices; all the Insurance Policies are in full force and effect; no Seller Party or Subsidiary is in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

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(bb)       Allowance For Loan Losses.  SL Bank’s allowance for loan losses is, and shall be as of the Effective Date, in compliance with any Regulatory Agreement, with SL Bank’s existing methodology for determining the adequacy of its allowance for loan losses (except as required by any Regulatory Agreement) as well as the standards established by GAAP and the Financial Accounting Standards Board, and is adequate under all such standards (except as required by any Regulatory Agreement).

(cc)       Transactions With Affiliates.  Except as Previously Disclosed, there are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, directors, officers or employees of any Seller Party, Subsidiary or any other Affiliate of a Seller Party, relating to, arising from or affecting a Seller Party, including without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of a Seller Party or Subsidiary, with or without adequate compensation, in any amount whatsoever.

(dd)       Loan Participations.  SL Bank has Previously Disclosed a list and description of all loan participations entered into between, on the one hand, SL Bank and any third party which are reflected on the books and records of SL Bank.  A true and complete copy of each document relating to each loan participation has been delivered or made available to the Purchaser Parties.

(ee)       Relationships with Affiliates.  Except as Previously Disclosed, no Affiliate of any Seller Party, (a) has any interest in any property (real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of a Seller Party or Subsidiary as currently conducted or contemplated to be conducted, (b) excluding the ownership of less than 5% of the outstanding common stock of a publicly-held corporation, owns of record or as a beneficial owner, an equity interest or any other financial or profit interests in a Person that has had business dealings or a material financial interest in any transaction with a Seller Party or Subsidiary, or (c) is a party to any contract (except for employment and similar agreements) with a Seller Party or Subsidiary.

(ff)        Fairness Opinion.  SL Bancorp has received the written opinion of D.A. Davidson & Co. to the effect that the Per Share Merger Consideration is fair to the shareholders of SL Bancorp from a financial point of view (the “Fairness Opinion”).

(gg)       Termination of Public Offering.  SL Bancorp has taken all actions necessary to terminate the registration statement filed with the SEC on March 31, 2011 respecting a public offering of SL Bancorp Common Stock Public Offering (the “Public Offering”).

(hh)       Material Facts.  No representation contained in this Agreement, including the Disclosure Schedule, or any certificate furnished or to be furnished by or at the direction of any Seller Party to any Purchaser Party required by the terms of this Agreement contains or shall contain any untrue statement of a material fact or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

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4.03    Representations and Warranties Respecting  Purchaser Parties.  Subject to Section 4.01, Purchaser Parties jointly and severally represent and warrant to each of the Seller Parties as follows:

(a)          Organization, Standing and Authority of MC Bank.  MC Bank is a California state-chartered commercial bank duly incorporated, validly existing and in good standing under the laws of the State of California and holds a currently valid license issued by the DFI to engage in the commercial banking business in California at the offices at which such business is conducted.  MC Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect.  MC Bank has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.  The deposit accounts of MC Bank are insured by the FDIC, in the manner and to the maximum extent provided by applicable law, and MC Bank has paid and/or prepaid all deposit insurance premiums and assessments required by applicable laws and regulations.  The copies of the MC Bank Articles and MC Bank Bylaws and the similar organizational documents of MC Bank which have previously been made available to the Seller Parties are true, complete and correct copies of such documents as in effect on the date of this Agreement.  The minute books of MC Bank contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken by its board of directors (including committees of its board of directors), as well as its shareholders through the date of this Agreement.

(b)          Organization, Standing and Authority of MC Bancorp.  MC Bancorp is a California Corporation duly incorporated, validly existing and in good standing under the laws of the State of California.  MC Bancorp is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect.  MC Bancorp has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.  The copies of the MC Bancorp’s Articles and MC Bancorp’s Bylaws and the similar organizational documents of MC Bancorp which have previously been made available to the Seller Parties are true, complete and correct copies of such documents as in effect on the date of this Agreement.  The minute books of MC Bancorp contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken by its board of directors (including committees of its board of directors), as well as its shareholders through the date of this Agreement.

(c)          Corporate Power.  Each of the Purchaser Parties has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Purchaser Parties has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, in each case, subject to receipt of all necessary approvals of its shareholders, members or partners, as the case may be, and approvals of Governmental Authorities.

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(d)          Corporate Authority.  This Agreement and the transactions contemplated hereby have been authorized and approved by all necessary corporate action of the Purchaser Parties on or prior to the date hereof and will remain in full force and effect through the Closing.  No other corporate or shareholder action is necessary or required to authorize and approve this Agreement or the transactions contemplated hereby.  The Purchaser Parties have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Purchaser Parties, this Agreement is a valid and legally binding obligation of each of the Purchaser Parties, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(e)          Regulatory Approvals; No Defaults.

(i)          No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by any of the Purchaser Parties in connection with their execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby, except as Previously Disclosed and except for filings of applications or notices with, and approvals or waivers by, the UST, FDIC, the DFI and the Federal Reserve Board and the execution and delivery of all documents and performance of all actions required to effect the Debt Assumption.

(ii)         Subject to receipt, or the making, of the consents, approvals, waivers, filings and registrations referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by the Purchaser Parties, and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order or governmental permit to which any of the Purchaser Parties or any of their respective properties is subject or bound (B) constitute a breach or violation of, or a default under, the MC Bancorp Articles, the MC Bancorp Bylaws or the similar governing documents of any of the Purchaser Parties or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order of any Governmental Authority.

(f)          No Conflict.  The execution and delivery by the Purchaser Parties of this Agreement and the consummation of the transactions provided for in this Agreement except as Previously Disclosed, do not and will not constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration or remedies or any right of termination under, require any consent of any person under, conflict with or result in a breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which any of the Purchaser Parties or any of their subsidiaries is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which any of the Purchaser Parties or any of their subsidiaries is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of any Purchaser Party or any subsidiary.

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ARTICLE V

COVENANTS

5.01    Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, the Seller Parties, on the one hand, and the Purchaser Parties, on the other hand, agree to use their commercially reasonable efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end.

5.02    Regulatory Filings.

(a)          Subject to the other provisions of this Agreement, the Purchaser Parties and the Seller Parties shall cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated hereby; and all  filings with Governmental Authorities necessary to consummate the transactions contemplated by this Agreement shall be made by the Purchaser Parties (the “Regulatory Filings”) as soon as reasonably practicable but in any event no later than 20 (twenty) Business Days after the execution hereof.

(b)          Each party agrees to furnish the other parties with (i) copies of all Regulatory Filings no less than the Business Day after the date of the actual filing of such Regulatory Filings and (ii) upon request, all information concerning itself, its Subsidiaries (if applicable), directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries (if applicable) to any third party or Governmental Authority.

5.03    Press Releases.  The Seller Parties on the one hand and the Purchaser Parties on the other shall consult with each other before issuing any press release with respect to the transactions contemplated hereby or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other parties, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other parties (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the securities exchange on which it trades, to the extent applicable.

5.04    Access; Information.

(a)          Upon reasonable notice from Purchaser Parties and subject to applicable laws relating to the exchange of information, the Seller Parties shall afford the Purchaser Parties and their officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and advisors of Seller Parties to the extent relating to Seller Parties or the transactions contemplated by this Agreement and to such other information relating to Seller Parties as the Purchaser Parties may reasonably request and, during such period, it shall furnish to the Purchaser Parties all information concerning the business, properties and personnel of Seller Parties as Purchaser Parties may reasonably request.

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(b)          From the date of this Agreement until the Effective Time, prior to initiating a new loan, or renewing any existing loan, requiring approval of MC Bancorp under section 3.01(s), SL Bank shall provide to MC Bancorp by electronic delivery the underwriting analyses and loan approval documentation for each such loan.  From the date of this Agreement until the Effective Time, SL Bank shall provide to Purchaser Parties access to current information and reporting on the condition of the loan and real estate portfolio of SL Bank, including but not limited to updated information respecting Classified Assets and all reports prepared by or provided to management, the SL Bank board of directors or any third-party consultant respecting Classified Assets, OREO, loan delinquencies, criticized or “watch list” assets or similar assets.
(c)          The Seller Parties shall each cooperate, and use their commercially reasonable efforts to cause their independent auditor to cooperate, at Seller Parties’ expense, with Purchaser Parties and their independent auditors in order to enable Purchaser Parties and their Affiliates to prepare financial statements, including, without limitation, pro forma financial information, for Seller Parties that may be required by Purchaser Parties in connection with the filing of regulatory applications with Governmental Authorities or otherwise required in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Seller Parties agree that each will execute and deliver, and cause its officers to execute and deliver (including former officers of Seller Parties after the Closing), such “representation” letters as are customarily delivered in connection with audits and as Purchaser Parties’ independent accountants may respectively reasonably request under the circumstances.

(d)          All information furnished pursuant to this Section 5.04 shall be subject to the provisions of the Confidentiality Agreement.

(e)          No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

5.05    Acquisition Proposals.  SL Bancorp agrees that neither it nor SL Bank nor any of their respective directors, officers, employees or other representatives shall, and that they shall use their best efforts to instruct and cause their respective representatives not to, directly or indirectly:

(a)        initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving SL Bancorp or any of its Subsidiaries and (ii) any acquisition by any Person resulting in, or proposal or offer which if consummated would result in, any Person becoming the beneficial owner of directly or indirectly, in one or a series of related transactions, 10% or more of the total voting power of any class of equity securities of SL Bancorp, or those of any of its Subsidiaries, or 10% or more of the consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of SL Bancorp, in each case other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”);

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(b)       engage in, continue or otherwise participate in any discussions or negotiations concerning, or provide any non-public information or data to, any Person relating to, an Acquisition Proposal; or

(c)        otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

                                Notwithstanding anything in the foregoing to the contrary, nothing contained in this Agreement shall prevent SL Bancorp or the SL Bancorp Board from (i) complying with its disclosure obligations under federal or state law; (ii) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if SL Bancorp Board receives from the Person so requesting such information an executed confidentiality agreement on terms no less favorable to such Person than the Confidentiality Agreement; (iii) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (iv) recommending such an Acquisition Proposal to the shareholders of SL Bancorp, if and only to the extent that, in each such case referred to in clause (ii), (iii) or (iv) above, (A) the SL Bancorp Board determines in good faith (after consultation with outside legal counsel) that failure to take such actions would reasonably be expected to be a violation of its fiduciary duties under applicable law and (B) the SL Bancorp Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to shareholders of SL Bancorp from a financial point of view than the transactions contemplated by this Agreement. An Acquisition Proposal which is received and considered by SL Bancorp in compliance with this Section 5.05 and which meets the requirements set forth in clause (B) of the preceding sentence is herein referred to as a “Superior Proposal.” SL Bancorp will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals and will use its reasonable best efforts to enforce any confidentiality or similar agreement related to any Acquisition Proposals.  SL Bancorp agrees that it will notify Purchaser Parties promptly, but in no event later than one Business Day, of the receipt of any Acquisition Proposal and the substance thereof, including the identity of the Person making the Acquisition Proposal and the terms and conditions thereof, and will keep Purchaser Parties apprised of any related developments, discussions and negotiations related thereto on a current basis.

5.06    Certain Policies.  Prior to the Closing Date, SL Bank and SL Bancorp shall, consistent with GAAP and applicable banking laws and regulations, to the extent requested by MC Bancorp, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Purchaser Parties; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 6.01(a) and 6.02; and further provided that in any event, no action, accrual or reserve made by a Seller Party pursuant to this Section 5.06 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.  The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Seller Parties or their management with any such adjustments.

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5.07    Notification of Certain Matters.  Each of the Parties, shall give prompt notice to the other Parties of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to such Party, (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, or (iii) lead to litigation or regulatory action that would delay or prevent the consummation of the transactions contemplated by this Agreement.

5.08    Estoppel Letters and Consents.  The Seller Parties shall use their commercially reasonable efforts to obtain and deliver to Purchaser Parties at the Closing with respect to the real estate set forth on Section 5.08 of the Disclosure Schedule leased by Seller Parties, an estoppel letter dated as of the Closing in the form reasonably acceptable to the Purchaser Parties The Seller Parties shall also use their commercially reasonable efforts to obtain the waiver, approval and/or consents to assignment for all Material Contracts (including but not limited to leases for all facilities operated by SL Bancorp or SL Bank) so identified as requiring consent on the Disclosure Schedules (the “Consents”). Any fees and charges or other consideration, however designated, that are payable in connection with any Consent or estoppel letter shall be promptly paid by, and shall be the sole responsibility of Seller Parties.

5.09    Antitakeover Statutes.  Each of the Seller Parties and their respective Boards of Directors or parties performing similar functions shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the transactions contemplated hereby, take all action reasonably necessary to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated hereby.

5.10    Notice to Seller Parties’ Customers.  On and after the latest of the date of receipt of all regulatory approvals required to consummate the transactions contemplated hereby, the date of receipt of approval of the transaction contemplated hereby by SL Bancorp’s shareholders and the date that is no more than 30 days before the intended Effective Date, SL Bank and the other Seller Parties shall permit MC Bank to provide one or more written notices (which may be joint notices from SL Bank and MC Bank) to customers of SL Bank describing the proposed transactions, the effect on customers and planned transition procedures.  Such notices shall be in a form reasonably acceptable to Seller Parties.

5.11    Consents.  Where required by law or by agreements with third parties, the Seller Parties shall use commercially reasonable efforts to obtain from third parties, prior to the Effective Date, all consents to the transactions contemplated by this Agreement, where failure to obtain such consents would or would reasonably be expected to have a Material Adverse Effect.

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5.12    Preparation of Proxy Statement; Shareholder Meeting.

(a)          As promptly as reasonably practicable following the date hereof, SL Bancorp shall prepare proxy materials, reasonably acceptable to MC Bancorp and Carpenter, which shall constitute the proxy statement relating to the matters to be submitted to the SL Bancorp stockholders at the SL Bancorp Shareholders Meeting (such proxy statements, and any amendments or supplements thereto, the “Proxy Statement”), and file such Proxy Statement with the SEC.  SL Bancorp shall prepare and file such Proxy Statement in accordance with applicable law and SEC regulations.

(b)          SL Bancorp shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable (the “SL Bancorp Shareholders Meeting”) for the purpose of obtaining the Required Shareholder Vote.  The SL Bancorp Board shall use its reasonable best efforts to obtain from the SL Bancorp stockholders the SL Bancorp vote required to approve the principal terms of the Newco Merger.  Nothing contained in this Agreement shall be deemed to relieve SL Bancorp of its obligations to submit this Agreement to its stockholders for a vote on the approval of the principal terms of the Newco Merger.  The Proxy Statement shall include the unanimous recommendation of the SL Bancorp Board that the stockholders of SL Bancorp vote to approve the principal terms of the Newco Merger.

5.13    Indemnification.

(a)          Following the Closing Date, SL Bancorp and MC Bancorp shall indemnify, defend and hold harmless each present and former director and officer of SL Bancorp and SL Bank, their heirs, estate, executors and administrators (each, an “Indemnified Party”) against all costs and expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring prior to the Newco Merger Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the same extent as directors and officers under SL Bancorp Articles, SL Bancorp Bylaws and any indemnification agreements between such directors and officers of SL Bancorp and/or SL Bank, as in effect on the date hereof  (the “Claims”).  Notwithstanding the foregoing, the aggregate indemnification obligation of SL Bancorp and MC Bancorp to all Indemnified Parties provided hereunder shall not exceed the amount of insurance benefits actually provided by the insurer to SL Bancorp, MC Bancorp, their Affiliates or the Indemnified Parties under the Tail Policy and no indemnification of any kind shall be due in respect of any deductibles or co-insurance amounts or any Claims for which coverage is not available under the Tail Policy or following the exhaustion of the policy limits under the Tail Policy.

(b)          Prior to the Newco Merger Effective Time, SL Bancorp shall cause the Surviving Corporation as of the Newco Merger Effective Time to, obtain and fully pay for “tail” liability insurance which shall provide, for a period of six years from the Closing Date, coverage for Indemnified Parties for actions or omissions arising before the Effective Time equal in amount and the scope of Claims covered to the coverage currently provided under directors’ and officers’ insurance policies of SL Bancorp (the “Tail Policy”); provided that the cost thereof does not exceed $185,000; and provided further that officers and directors of SL Bancorp and its Subsidiaries may be required to make application and provide customary representations and warranties to the insurance carrier for the purpose of obtaining such insurance.  The Tail Policy may not provide coverage for all Claims.

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(c)          Any Indemnified Party wishing to claim indemnification under Section 5.13(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify SL Bancorp and MC Bancorp thereof; provided that the failure so to notify shall affect the obligations of SL Bancorp or MC Bancorp under Section 5.13(a) unless and to the extent that SL Bancorp or MC Bancorp is actually prejudiced as a result of such failure.  In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) SL Bancorp or MC Bancorp shall have the right to assume the defense thereof and SL Bancorp and MC Bancorp shall not be liable to such Indemnified Party for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that any Indemnified Party shall have the right to employ counsel to represent such Indemnified Party if (A) the Indemnified Party and SL Bancorp or MC Bancorp shall have so mutually agreed; (B) SL Bancorp or MC Bancorp has failed within a reasonable time to retain counsel; (C) the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to SL Bancorp or MC Bancorp; or (D) the named parties in any such proceeding (including any impleaded parties) include both the Indemnified Party, on the one hand, and SL Bancorp or MC Bancorp or any of their respective Subsidiaries, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such events the fees and expenses of such separate counsel shall be paid by SL Bancorp or MC Bancorp; (ii) the Indemnified Party will cooperate in the defense of any such matter, and (iii) SL Bancorp or MC Bancorp shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided further that SL Bancorp or MC Bancorp shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.  All obligations of SL Bancorp and MC Bancorp under this Section 5.13(c) are expressly subject to the limits of Section 5.13 (a) and (b).

(d)          If SL Bancorp or MC Bancorp or any of their successors or assigns shall (i) consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfer all or substantially all of its assets to any other entity, then and in each case, SL Bancorp or MC Bancorp shall cause the successors and assigns of SL Bancorp or MC Bancorp to assume the obligations set forth in this Section 5.13.

5.14    IT Transition.  From and after the date of this Agreement, the Seller Parties shall, at the Seller Parties’ expense, cooperate and use their commercially reasonable efforts to cause their respective Affiliates, directors, officers, employees, agents to provide information to and to cooperate with Purchaser Parties and their designated information technology employees, consultants and vendors for the planning and preparation of the conversion, integration, assumption and transition of SL Bank’s information technology systems and data with those of MC Bank as of or following the Effective Time, as determined by MC Bancorp.

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5.15    Benefit Plans.

(a)          From and after the Effective Time and to the extent permissible under tax law requirements applicable to qualified plans, MC Bank shall cause employees of SL Bank either (i) to continue to participate in the Benefit Plans of SL Bank, or (ii) to participate in employee benefit plans that provide benefits that are substantially similar to the employee benefits provided to similarly situated employees of MC Bank (the “Comparable Benefit Plans”), it being understood that inclusion of the Employees in Comparable Benefit Plans may occur at different times with respect to different plans; provided that to the extent permissible under tax law requirements applicable to qualified plans, coverage shall be continued under corresponding Benefit Plans of SL Bank until such employees are permitted to participate in Comparable Benefit Plans.  MC Bank shall cause each Comparable Benefit Plan in which employees of SL Bank become eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes, but not for accrual of or computing benefits, under the Comparable Benefit Plans, the service of such employees with SL Bank to the same extent as such service was credited for such purpose by SL Bank; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits under a Comparable Benefit Plan. Except for the commitment to continue those Benefit Plans of SL Bank that correspond to Comparable Benefit Plans until employees of SL Bank are included in such Comparable Benefit Plans, nothing herein shall limit the ability of MC Bank to terminate any of SL Bank’s Benefit Plans or the Comparable Benefits Plans in accordance with and to the extent permitted by their terms at any time permitted by such terms.

(b)          Subject to the limitations of Section 5.15(d) below, at and following the Effective Time, MC Bank shall honor and continue to be obligated to perform, in accordance with its terms and Previously Disclosed or made available to the Purchaser Parties, and except as any Employee may otherwise agree, all benefit obligations to, and contractual rights of, current and former employees of SL Bancorp and current and former directors of SL Bank existing as of the Closing Date, as well as all employment, executive severance or “change-in-control” or similar agreements, plans or policies of SL Bank as Previously Disclosed acknowledging that the Closing shall constitute an “acquisition” or “change of control” for purposes of such agreements.

(c)          At such time as employees of SL Bank become eligible to participate in a Comparable Benefit Plan that provides medical, dental or health benefits, MC Bank shall cause each such Comparable Benefit Plan, subject to the consent of the insurer of benefits under each such plan, to (i) waive any preexisting condition limitations to the extent such conditions are covered under the Comparable Benefit Plan, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their dependents during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such employee or dependent on or after the Effective Time to the extent such employee or dependent had satisfied any similar limitation or requirement under an analogous Benefit Plan prior to the Effective Time.

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(d)          All compensation plans listed in Annex 3 or Section 5.15(d) of the Disclosure Schedule of Seller Parties (“Subject Compensation Plans”) will be terminated by Selling Parties immediately prior to the Closing and the beneficiaries of such Subject Compensation Plans will consent in writing to the termination of such Subject Compensation Plan and the release of any obligations to make payment of benefits thereunder pursuant to a form of benefit termination agreement (“Benefit Termination Agreement”) approved by the Seller Parties and Purchaser Parties, and limiting the payments due to the beneficiaries of the Subject Compensation Plans to the amounts set forth on Annex 3 hereto (the “Plan Consideration”).  The aggregate Plan Consideration to be paid under the Subject Compensation Plans shall not exceed the lesser of (a) $500,000, and (b) the amount payable by SL Bank and SL Bancorp under Part 359 of the FDIC’s rules and the TARP Standards for Compensation and Corporate Governance of the UST.  All payments of Plan Consideration made under the Subject Compensation Plans shall require prior approval of the FDIC (and to the extent necessary under the circumstances, the DFI and SFFRB), which SL Bank or SL Bancorp shall apply for and obtain prior to Closing.  The Benefit Termination Agreements shall provide that no payments shall be due any beneficiary unless the payment is approved by the FDIC (and to the extent necessary under the circumstances, the DFI and SFFRB) in writing prior to Closing.  Any payments of the Plan Consideration shall be deferred until the later of (i) the period required under Section 409A of the Code and (ii) the Effective Time of the Bank Merger.

5.16    SL Bancorp Stock Options.  The Board of Directors of SL Bancorp shall take such action as shall be required so that all outstanding stock options or Rights shall be exercised or terminated prior to the Closing.

5.17    Termination of ESOP; 401(k).  Seller Parties shall cause the existing employee stock ownership plan and Section 401(k) plan of Seller Parties to be terminated as of the Closing.

5.18    Resignations.  Subject to Section 2.08(d), all directors and executive officers of SL Bancorp and SL Bank shall submit resignations from their positions as of the Effective Time.

5.19    Debt Assumption.  The Parties shall use commercially reasonable efforts to complete the Debt Assumption.  All agreements related to the Debt Assumption shall be subject to the approval of Purchaser Parties and, unless otherwise agreed by Purchaser Parties, contain an unconditional release of SL Bancorp from any liability respecting the Junior Subordinated Debentures.

5.20    Carpenter Funding.  Carpenter shall, prior to closing, use its commercially reasonable efforts to provide or arrange for MC Bancorp to receive up to $25,000,000 through a sale of shares of MC Bancorp Common Stock if required, to maintain MC Bancorp and MC Bank with total risk-based capital of at least 11.0% of risk-weighted assets, and a leverage ratio of 9.0% at Closing (the “MC Bancorp Funding”).

5.21    Restricted Payments.  Seller Parties and Purchaser Parties agree that they shall not make, or be obligated to make at any time, any payment to any director, officer or employee of SL Bancorp or SL Bank that is prohibited under the rules of the UST applicable to participants in the Capital Purchase Program, Part 359 of the rules of the FDIC or by rule or order of any other Governmental Authority.

5.22    Additional Agreements.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or MC Bank with full title to all properties, assets, rights, approvals, immunities and franchises of SL Bancorp and SL Bank, the proper officers and directors of each party to this Agreement shall take all necessary or appropriate action.

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ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE TRANSACTION

6.01    Conditions to Each Party’s Obligation to Effect the Transactions Contemplated Hereby.  The respective obligations of each of the parties hereto to consummate the Newco Merger and the Bank Merger are subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date, of each of the following conditions:

(a)          Regulatory Approvals.  All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such approvals shall contain any conditions, restrictions or requirements which the Purchaser Parties reasonably determine in good faith would, individually or in the aggregate, have a Material Adverse Effect on the Purchaser Parties (a “Burdensome Condition”).

(b)          No Injunction.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the transactions contemplated hereby.

(c)          Corporate Approvals.  The principal terms of this Agreement and the transactions contemplated therein shall have been duly approved by the Required Shareholder Vote.

6.02    Conditions to Obligations of Seller Parties.  The obligations of the Seller Parties to consummate the transactions contemplated hereby are also subject to the fulfillment or written waiver by SL Bancorp prior to the Closing Date of each of the following conditions:

(a)          Representations and Warranties.  The representations and warranties of the Purchaser Parties set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of a specific date shall be true and correct as of such date) except for such failures of representations and warranties to be true and correct (without giving effect to any materiality or Material Adverse Effect qualification or standard contained in any such warranties) which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser Parties, and SL Bancorp shall have received certificates, dated the Closing Date, signed on behalf of the Purchaser Parties by their respective Chief Executive Officers and Chief Financial Officers to such effect.

(b)          Performance of Obligations of Purchaser Parties.  The Purchaser Parties shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date, and SL Bancorp shall have received certificates, dated the Closing Date, signed on behalf of the Purchaser Parties by their respective Chief Executive Officers and Chief Financial Officers to such effect.

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(c)          Other Actions.  The Purchaser Parties shall have furnished SL Bancorp with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.02 as SL Bancorp may reasonably request.

6.03    Conditions to Obligation of the Purchaser Parties.  The obligations of the Purchaser Parties to deliver the Total Newco Merger Consideration and to consummate the other transactions contemplated hereby is also subject to the fulfillment or written waiver by Purchaser Parties prior to the Closing Date of each of the following conditions:

(a)          Representations and Warranties.  The representations and warranties of the Seller Parties set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of a specific date shall be true and correct as of such date) except for such failures of representations and warranties to be true and correct (without giving effect to any materiality or Material Adverse Effect qualification or standard contained in any such warranties), which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller Parties, and the Purchaser Parties shall have received certificates, dated the Closing Date, signed on behalf of each of the Seller Parties by their respective Chief Executive Officers and Chief Financial Officers to such effect.

(b)          Performance of Obligations of The Seller Parties.  The Seller Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and shall have received certificates, dated the Closing Date, signed on behalf of the Seller Parties by their respective Chief Executive Officers and Chief Financial Officers to such effect.

(c)          Financial Condition.  As of the last day of the last month immediately preceding the Closing Date (the “Measurement Date”), as recorded in the financial books of SL Bancorp and SL Bank, which financial books shall be maintained in accordance with regulatory accounting principles consistent with GAAP, (a) SL Bank shall have a total risk-based capital ratio of not less than 7% and a leverage capital ratio of not less than 4%, (b) the allowance for loan and lease losses of SL Bank shall not be less than 5% of total loans, and (c) Classified Assets at the Measurement Date, and assets which should be treated as Classified Assets under applicable standards under SL Bank’s assets classification policies or the policies of the banking agencies shall not exceed $30,500,000; and (d) Net Operating Losses for SL Bancorp for the period beginning July 1, 2011 and ending on the Measurement Date shall not exceed $250,000.

(d)          UST.  The transaction contemplated by the UST Agreement shall have been completed on terms acceptable to the Purchaser Parties, the UST Agreement shall have been executed, and the UST shall have transferred the SL Bancorp Preferred Stock and UST Warrants on terms acceptable to Purchaser Parties, as set forth in the UST Agreement.

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(e)          Material Adverse Effect.  Since the date of this Agreement, Seller Parties shall not have suffered a Material Adverse Effect.

(f)          Fairness Opinion.  The Fairness Opinion shall have been reissued to SL Bancorp as of the date of the Proxy Statement, and shall not have been revoked, modified or withdrawn.

(g)         Voting Agreements; Non-Solicitation, Non-Competition and Confidentiality Agreements, Non-Solicitation and Confidentiality Agreements, and Benefit Termination Agreement.  No employee, shareholder, officer or Benefit Plan beneficiary that has executed and delivered a Voting Agreement, Non-Solicitation, Non-Competition and Confidentiality Agreement, Non-Solicitation and Confidentiality Agreement or Benefit Termination Agreement shall be in default of any of such Person’s obligations thereunder or revoked or sought to challenge the enforceability or validity of any such agreement.

(h)         Debt Assumption.  The Debt Assumption and all related documentation shall have been approved by a duly authorized representative of the holders of the Junior Subordinated Debentures on terms satisfactory to Purchaser Parties in their sole discretion.

(i)           Public Offering.  The Public Offering shall have been terminated and the registration statement with respect to the Public Offering withdrawn without the prior acceptance of any subscriptions for shares.

(j)           Core Deposits.  Core Deposits at the Measurement Date shall not be less than $150,000,000.00.

(k)         Seller Parties Transaction Expenses.  The expenses of Seller Parties related to the transactions contemplated by this Agreement, inclusive of all investment banking, financial advisory, finders, broker, placement agent, permit, legal, accounting, printing, mailing, employee severance, change-in-control, accelerated benefit or similar payments (excluding any payments constituting Plan Consideration), and data processing termination costs of SL Bank, and other fees and expenses (“Seller Parties Transaction Expenses”) shall be set forth in a certificate of Seller Parties executed by their respective Chief Financial Officers and Chief Executive Officers.  The amount of such Seller Parties Transaction Expenses shall not exceed $750,000.00.

(l)           Funding.  The MC Bancorp Funding shall have been obtained on terms acceptable to the Purchaser Parties.

(m)        Other Actions.  The Seller Parties shall have furnished the Purchaser Parties with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.03 as the Purchaser Parties may reasonably request.

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ARTICLE VII

TERMINATION

7.01    Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

(a)          Mutual Consent.  By the mutual consent in writing of SL Bancorp and Purchaser Parties if the board of directors of each so determine by the vote of a majority of the members of its entire board.

(b)          Breach. At any time prior to the Effective Time, by Purchaser Parties or SL Bancorp, if their boards of directors so determines by the vote of a majority of the members of its entire board, in the event of either (i) a breach by the other Party (or its banking Subsidiary that is a party hereto) of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching Party of such breach; or (ii) a breach by the other Party (or its banking Subsidiary that is a party hereto) of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching Party of such breach.

(c)          Adverse SL Bancorp Board Action.  At any time prior to the Effective Time, by Purchaser Parties, if the SL Bancorp board: (i) submits the principal terms of this Agreement to SL Bancorp’s shareholders without a unanimous recommendation for approval thereof or with special and materially adverse conditions on such approval; (ii) otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation referred to in (i) above; (iii) rescinds its notice of SL Bancorp Shareholders Meeting or declines to submit the principal terms of this Agreement to a vote of its shareholders; (iv) recommends to its shareholders an Acquisition Proposal other than the Newco Merger and Bank Merger; (v) negotiates or authorizes the conduct of negotiations (and five Business Days have elapsed without such negotiations being discontinued) with a third party (it being understood that “negotiate” shall not be deemed to include the provision of information to, or the request and receipt of information from, any person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the SL Bancorp board will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Newco Merger or Bank Merger, or (vi) fails to notify Purchaser Parties in writing within one Business Days of receipt of any Acquisition Proposal, or to notify Purchaser Parties in writing within five Business Days of receipt of such Acquisition Proposal that it has discontinued negotiations, declined such Acquisition Proposal and determined that such Acquisition Proposal is not a Superior Proposal.

(d)          Delay.  By Purchaser Parties, on the one hand, or SL Bancorp, on the other hand, in the event that the transactions contemplated hereby are not consummated by December 31, 2011 (the “Outside Date”), except to the extent that the failure of the transactions contemplated hereby then to be consummated by such date shall be due to the failure of the Party or Parties seeking to terminate pursuant to this Section 7.01(d) to perform or observe the covenants and agreements of such party or parties set forth in this Agreement.

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(e)          No Regulatory Approval.  (i) By Purchaser Parties, on the one hand, or SL Bancorp, on the other hand, in the event the approval of any Governmental Authority required for consummation of the transactions contemplated hereby shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority, or (ii) by Purchaser Parties in the event that any such approval includes or, in the reasonable determination of the board of directors of MC Bancorp or Carpenter, is unlikely to be obtained or, if obtained, is likely to include any Burdensome Condition, provided however, that no party or parties shall have the right to terminate this Agreement pursuant to this Section 7.01(e) if such denial or Burdensome Condition shall be due to the failure of the party or parties seeking to terminate this Agreement to perform or observe the covenants of such party or parties set forth herein.

(f)          Notice.  In the event a party elects to effect any termination pursuant to Section 7.07(b) through 7.01(e) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors its general partner, or other appropriate governing body, as the case may be.

(g)         Superior Proposal.  By SL Bancorp, at any time prior to the requisite vote of SL Bancorp shareholders is obtained, if (i) SL Bancorp is not in material breach of any of the terms of this Agreement, (ii) the SL Bancorp or SL Bank board authorizes SL Bancorp or SL Bank, subject to compliance with the terms of this Agreement, to enter into a definitive agreement (other than a mere confidentiality agreement) with respect to a Superior Proposal and SL Bancorp and SL Bank notifies MC Bancorp in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) MC Bancorp does not make, within five Business Days of receipt of SL Bancorp’s written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the SL Bancorp board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to SL Bancorp shareholders as the Superior Proposal, and (iv) SL Bancorp, prior to such termination, pays MC Bancorp in immediately available funds any fees required to be paid pursuant to Section 8.05.  SL Bancorp shall (x) not enter into the binding agreement referred to in clause (ii) above until at least the sixth Business Day after it has provided the notice to MC Bancorp required thereby, (y) notify MC Bancorp promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification and (z) during such five-Business Day period, negotiate in good faith with MC Bancorp with respect to any revisions to the terms of the transaction contemplated by this Agreement proposed by Purchaser Parties in response to a Superior Proposal, if any.

(h)         SL Bancorp Stockholders Approval.  By SL Bancorp or Purchaser Parties, if its board of directors so determines by the vote of a majority of the members of the entire board, in the event that the principal terms of this Agreement by Required Shareholder Vote shall not have been obtained at the SL Bancorp Shareholders Meeting.

(i)          Material Adverse Change.  At any time by Purchaser Parties upon the existence as determined by Purchaser Parties of any fact or circumstance that would have or would be reasonably expected to have a Material Adverse Effect on Seller Parties or Purchaser Parties.

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(j)          Failure of Conditions.  At any time by Purchaser Parties if Purchaser Parties reasonably determine in good faith that any condition to the obligations of Purchaser Parties set forth in Section 6.03 cannot reasonably be expected to be satisfied.

7.02    Effect of Termination and Abandonment.

(a)          In the event of termination of this Agreement and the abandonment of the Newco Merger pursuant to this Article VII, this Agreement shall become void and of no effect (other than as set forth in Section 8.01) with no liability or further obligation on the part of any party hereto (or of any of its representatives or affiliates), except as otherwise provided in this Section 7.02; provided that, and notwithstanding anything in the foregoing to the contrary, (i) no such termination shall relieve any party hereto of any liability or damages to the other parties hereto resulting from any willful material breach of this Agreement, and (ii) the provisions set forth in Section 8.01 shall survive termination of this Agreement and termination shall not relieve any party of any liability under such provisions.

(b)          In the event that (i) a bona fide Acquisition Proposal shall have been made to SL Bancorp or any of its Subsidiaries or any of its shareholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to SL Bancorp or any of its Subsidiaries (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification at least (x) 30 calendar days prior to, with respect to any termination pursuant to Section 7.01(c) or Section 7.01(d), the date of termination, or (y) at least 10 Business Days prior to, with respect to a termination pursuant to Section 7.01(h), the date of SL Bancorp Shareholders Meeting); and thereafter this Agreement is terminated by either Purchaser Parties or SL Bancorp pursuant to Section 7.01(d) or Section 7.01(h), or (ii) this Agreement is terminated (x) by Seller Parties pursuant to Section 7.01(g), (y) by Purchaser Parties pursuant to Section 7.01(c)(i) or (ii) and the Required Shareholder Vote is not obtained, or (z) by Purchaser Parties pursuant to Section 7.01(c)(iii) through (vi) inclusive, then SL Bancorp shall promptly, and in any event no later than two Business Days after the date of such termination, pay Purchaser Parties a termination fee of $175,000.00 (the “Termination Fee”), payable by wire transfer of same-day funds. SL Bancorp’s payment, together with reimbursement of its expenses under Section 8.05 shall be the sole and exclusive remedy of Purchaser Parties for damages against SL Bancorp and any of its Subsidiaries and their respective representatives with respect to the occurrence of any event giving rise to such payment.

(c)          Each of Purchaser Parties and SL Bancorp acknowledges that the agreements contained in Section 7.02(b) are an integral part of the transactions contemplated by this Agreement and that without these agreements, Purchaser Parties and SL Bancorp would not enter into this Agreement; accordingly, if (i) SL Bancorp fails to pay the Termination Fee pursuant to Section 7.02(b), and, in order to obtain payment of the Termination Fee, any of Purchaser Parties commence a suit that results in a judgment against SL Bancorp for the Termination Fee or any portion thereof, SL Bancorp shall pay to Purchaser Parties their costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of such fee at the publicly announced prime rate of interest published in The Wall Street Journal on the date such payment was required to be made from the date such payment was required to be made through the date of payment.

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ARTICLE VIII

MISCELLANEOUS

8.01    Survival.  All representations, warranties, agreements and covenants contained in this Agreement shall terminate as of the Effective Time except for the indemnification obligations under Section 5.13 which shall survive for the period described therein (the “Survival Period”).

8.02    Waiver; Amendment.  Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement.

8.03    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

8.04    Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California (without giving effect to choice of law principles thereof).

8.05    Expenses.  Seller Parties will reimburse Carpenter for all of their reasonable and documented out-of-pocket expenses associated with this Agreement and the transactions described herein and therein, including out-of-pocket expenses related to the Purchasers Parties’, investigations, consideration and preparations for and of this Agreement and the transactions described herein and therein including, but not limited to, legal, auditing, due diligence, consulting, data, travel and telephone expenses and out-of-pocket costs provided however, that such reimbursable expenses shall not exceed $250,000 if the Closing does not occur for any reason other than the breach of this Agreement by Purchaser Parties.  Such reimbursement shall be due upon the Closing or, if this Agreement is terminated prior to the Closing, within five (5) Business Days of delivery of a written request for payment.  Except as provided in this Section 8.05, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or willful breach of any provision of this Agreement.

8.06    Notices.  All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to MC Bancorp:
3380 S. Higuera Blvd
San Luis Obispo, CA 93401
Attention:  James W. Lokey, Chairman
Fax: 805-269-2047

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If to MC Bank:
3380 S. Higuera Blvd
San Luis Obispo, CA 93401
Attention:  James W. Lokey, Chairman
Fax:  805-269-2047

If to Carpenter:

Carpenter Fund Manager G.P., LLC
5 Park Plaza, Suite 950
Irvine, CA  92614
Attention:  Robert Sjogren, General Counsel
Fax:  (949) 579-1448

If to SL Bancorp:
7840 El Camino Real
Atascadero, CA 93422
Attention:  John Hansen, President and CEO
Fax:  (805) 466-0402

If to SL Bank:
7840 El Camino Real
Atascadero, CA 93422
Attention:  John Hansen, President and CEO
Fax:  (805) 466-0402

With a copy to:

Stuart Moore
641 Higuera Street Suite 302
San Luis Obispo, California 93401
Attention:  Kenneth E. Moore, Esq.
Fax:  (805) 545-8599

In the case of any notice to MC Bank, Carpenter or MC Bancorp, with a copy to:

King, Holmes, Paterno & Berliner, LLP
1900 Avenue of the Stars, Suite 2500
Los Angeles, CA  90067
Attention:  Keith T. Holmes, Esq.
Fax:  (310) 282-8903

8.07    Entire Understanding; No Third-Party Beneficiaries.  This Agreement, and the Confidentiality Agreement and the exhibits and annexes hereto, represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby, and this Agreement, and the Confidentiality Agreement and the exhibits and annexes hereto supersede any and all other oral or written agreements heretofore made.  Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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8.08    Severability.  Except to the extent that the application of this Section 8.08 would have a Material Adverse Effect on SL Bank or the Purchaser Parties, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.  In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

8.09    Enforcement of the Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein. Each of the parties hereto hereby waives any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

8.10    Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.

8.11    Assignment.  No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.12    Alternative Structure.  Notwithstanding any provision of this Agreement to the contrary, the Purchaser Parties may at any time modify the structure of the acquisition of Seller Parties set forth herein, provided that (i) the transactions contemplated hereby and the consideration to be paid is not thereby changed in kind or reduced in amount as a result of such modification (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities to consummate the transactions contemplated hereby and (iii) the tax consequences to the Seller Parties of any transactions created by such modification shall not change in a manner which any of the Seller Parties reasonably determines is materially adverse to such Seller Party.  In the event the Purchaser Parties make such a change, the parties agree to execute appropriate documents to reflect the change.

Signatures on Next Page

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

CARPENTER FUND MANAGER GP, LLC

By:	/s/ James B. Jones
	Name:	James B. Jones
	Title:	Managing Member

MISSION COMMUNITY BANCORP

By:	/s/ James W. Lokey
	Name:	James W. Lokey
	Title:	Chairman and CEO

MISSION COMMUNITY BANK

By:	/s/ James W. Lokey
	Name:	James W. Lokey
	Title:	Chairman

SANTA LUCIA BANCORP

By:	/s/ John C. Hansen
	Name:	John C. Hansen
	Title:	President and CEO

SANTA LUCIA BANK

By:	/s/ John C. Hansen
	Name:	John C. Hansen
	Title:	President and CEO

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EXHIBIT A

Form of Newco Merger Agreement

EXHIBIT B

Form of Bank Merger Agreement

EXHIBIT C

Form of Voting Agreement

EXHIBIT D-1

Form of Non-Solicitation, Non-Competition and Confidentiality Agreement

EXHIBIT D-2

Form of Non-Solicitation and Confidentiality Agreement

ANNEX 1

List of Persons executing Voting Agreements, Non-Solicitation, Non-Competition and
Confidentiality Agreements and Non-Solicitation and Confidentiality Agreements

ANNEX 2

Bank Assets

ANNEX 3

Plan Consideration – Subject Compensation Plans

Appendix B

Fairness Opinion of D.A. Davidson & Co.

June 23, 2011

Board of Directors
Santa Lucia Bancorp
7480 El Camino Real
Atascadero, CA 93422

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Santa Lucia Bancorp (“SLBA”, or the “Company”), of the Aggregate Consideration (as defined below) to be received pursuant to a merger (the “Transaction”) with Carpenter Community BancFund, L.P. (“Carpenter”) and its majority owned subsidiary Mission Community Bancorp (“MISS”), pursuant to a Merger Agreement (the “Agreement”) to be entered into by and between SLBA, Carpenter, and MISS. Each outstanding share of SLBA common stock shall, by virtue of the Transaction, be converted into the right to receive, in cash without interest, thirty five cents ($0.35, the “Per Share Merger Consideration”). The Per Share Merger Consideration is equal to an aggregate amount of $700,000 (the “Aggregate Consideration”).

In arriving at our opinion, we reviewed: (i) a draft of the Agreement dated June 22, 2011, and exhibits thereto; (ii) certain financial statements and other historical financial and business information about the Company made available to us from published sources and/or from the internal records of the Company; (iii) the ability and likelihood of the Company to continue operating as a going concern absent a merger; (iv) the financial terms of certain other similar mergers with distressed sellers; (v) the financial terms of certain other similar mergers with TARP discounts; (vi) the market and trading characteristics of other distressed public companies; (vii) the current market environment generally and the banking industry environment in particular; and (viii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.  In addition, we have had discussions with the management and other representatives and advisors of the Company, Carpenter and MISS concerning the business, financial condition, results of operations and prospects of the Company and MISS.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information of the Company, Carpenter, or MISS, nor have we been furnished any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company, Carpenter, or MISS. We have further relied on the assurances of the senior management of each of Company, Carpenter, or MISS that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets or liabilities including the amount of any loan, investment or other FASB141(R) mark, the collateral securing assets or the liabilities (contingent or otherwise) of SLBA, or the collectability of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of SLBA nor have we reviewed any individual credit files relating to SLBA and we express no opinion on the adequacy of the allowance for loan losses of SLBA.
11150 Santa Monica Blvd., Suite 350 Los Angeles, CA 90025 ~ (310) 500-3860 ~ FAX (310) 500-3861
www.davidsoncompanies.com/ecm/

We have also assumed in all respects material to our analysis that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.  We assume that there were no material changes to the Agreement from the draft Agreement on June 22, 2011 to the final executed Agreement.  In addition, we have assumed that in the course of obtaining necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no further modifications, including any divestiture requirements or amendments, will be imposed that will have a material adverse affect on the contemplated benefits of the Transaction.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion.

We have acted as SLBA’s financial advisor in connection with the Merger and a substantial portion of our fee is contingent upon consummation of the Merger.  We will also receive a fee for rendering this opinion. Other than this engagement we have not provided financial advisory services or received any fees from the Company, Carpenter, or MISS.

In the ordinary course of business as a broker-dealer, we may actively trade or hold securities of SLBA or MISS for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion is directed only to the fairness, from a financial point of view, of the Aggregate Consideration to holders of the SLBA common stock and does not address the underlying business decision of SLBA to undertake the Transaction, and management has advised us of their belief that the Transaction represents the sole alternative for SLBA. We express no opinion as to the relative merits of the Transaction as compared to any other alternative business strategies or transaction that might exist for SLBA or the effect of any other strategic or financial transaction in which SLBA might engage. This opinion has been approved by D.A. Davidson & Co.’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Transaction or in any other related transaction by any officer, director, or employee, or class of such persons, relative to the compensation to be received in the Transaction by any other shareholder.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the proposed Aggregate Consideration to be paid to the Company is fair, from a financial point of view, to the shareholders of the Company.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation of the Transaction to the Company or its shareholders, nor does it constitute a recommendation to any shareholder as to how such shareholder should vote on any matter relating to the Transaction. This letter is not to be quoted or referred to, in whole or in part, in any statement or document, nor shall this letter be used for any other purposes, without our prior written consent, which consent is hereby given to the inclusion of this letter in a proxy or other document filed with the Securities and Exchange Commission and bank regulatory agencies in connection with the Transaction.
Sincere Regards,
D.A. Davidson & Co.

Appendix C

Chapter 13 of California General Corporation Law

CORPORATIONS CODE
SECTION 1300-1313

§1300. Right to Require Purchase – “Dissenting Shares” and “Dissenting Shareholder” Defined.
(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.
(b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:
(1) Which were not immediately prior to the reorganization or short-form merger listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.
(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.
(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.
(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.
(c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

§1301. Demand for Purchase.
(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.
(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

§1302. Endorsement of Shares.
Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§1303. Agreed Price –Time for Payment.
(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.
(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§1304. Dissenter’s Action to Enforce Payment.
(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.
(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.
(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§1305. Appraisers’ Report – Payment – Costs.
(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.
(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.
(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.
(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.
(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§1306. Dissenting Shareholder’s Status as Creditor.
To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§1307. Dividends Paid as Credit Against Payment.
Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§1308. Continuing Rights and Privileges of Dissenting Shareholders.
Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§1309. Termination of Dissenting Shareholder Status.
Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:
(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.
(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.
(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.
(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

§1310. Suspension of Proceedings for Payment Pending Litigation.
If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§1311. Exempt Shares.
This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§1312. Attacking Validity of Reorganization or Merger.
(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.
(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.
(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§1313. Conversion Deemed to Constitute Reorganization for Purposes of Chapter.
A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

Appendix D

Santa Lucia Bancorp’s Annual Report for 2010 on Form 10-K, as Amended

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K/A
Amendment No. 1

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

for the fiscal year ended December 31, 2010.

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number  000-51901

SANTA LUCIA BANCORP
(Name of small business issuer in its charter)

State of California	35-2267934
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7480 El Camino Real, Atascadero,	California 93422
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number  (805) 466-7087

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

Title of each class	Name of each exchange on which registered
Common Stock (no par value)	None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐  No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐   No ☒

Indicate by check mark whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Reg S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  ☐ yes  ☐ no

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§5229.405 of this chapter) is not contained herein, and will not be contained to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K ☐.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non- accelerated filer ☐	Smaller reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐  No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates as of June 30, 2010 (last day of the registrant’s most recently completed second fiscal quarter) was $9,101,575.

As of February 25, 2011, the Registrant had 2,003,131 shares of Common Stock outstanding.

EXPLANATORY NOTE

Santa Lucia Bancorp (“we”, “our”, “us” or the “Company”),parent of Santa Lucia Bank (the “Bank”), is filing this Amendment to its annual report on Form 10-K for the period ending December 31, 2010, originally filed on March 3, 2011, in order to provide information for PART III, Items 10 through 14. The Company did not file with the SEC our Definitive Proxy Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K, on or before the deadline for incorporation of such documents into the Company’s Form 10-K for the year ended December 31, 2010.

While we are amending only PART III, Items 10 through 14, for convenience and ease of future reference, we are filing the entire Annual Report for the year ended December 31, 2010 on this Form 10-K/A.

PART I

Certain statements contained in this Annual Report on Form 10-K (“Annual Report”), including, without limitation, statements containing the words “estimate,” “believes,” “anticipates,” “intends,” “may,” “expects,” “could,” and words of similar import, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements relate to, among other things, our current expectations regarding future operating results, credit quality, net interest margin, strength of the local economy, and allowance for credit losses.  Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which the Company operates, the ongoing financial crisis and recession  in the United States, California and foreign financial markets, the recovery, and bank regulatory and government response thereto, the increase in nonperforming loans and the decrease in real estate values collateralizing many of the Bank’s loans,  demographic changes, competition, fluctuations in interest rates, changes in business strategy or developmental plans, changes in governmental regulations, credit quality, the availability of capital to fund the expansion of the Company’s business, and other factors referenced in the Company’s reports filed pursuant to the Exchange Act. These and other important factors are detailed in this report, including in “Item 1A Risk Factors.” When relying on forward-looking statements to make decisions with respect to our company, investors and others are cautioned to consider these and other risks and uncertainties.  The company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

ITEM 1.	BUSINESS

General

Santa Lucia Bancorp (the “Company”) is a California corporation organized April 3, 2006 to act as the holding company for its wholly owned subsidiary Santa Lucia Bank (the “Bank”), collectively referred to herein as the “Company”.  At that time shareholders of the Bank became shareholders of the Company on a one share for one share basis.

The Bank is a California banking corporation.  The Bank was organized as a national banking association on December 19, 1984 and commenced operations on August 5, 1985.  On May 30, 1997, the Bank converted from a national bank to a California state chartered bank licensed by the California Department of Financial Institutions (DFI”).  As a California state member bank, the Bank is subject to primary supervision, examination and regulation by the DFI and the Board of Governors of the Federal Reserve System (“FRB”).  The Bank is also subject to certain other federal laws and regulations.  The deposits of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the applicable limits thereof.

At December 31, 2010, the Company had approximately $249.8 million in assets, $176.8 million in net loans, $233.9 million in deposits, and $7.5 million in stockholders’ equity.

On April 26, 2006, the Company formed Santa Lucia (CA) Capital Trust (“Trust”).  Trust is a statutory business trust formed under the laws of Delaware used to facilitate the issuance of the trust preferred securities.  The Trust is a wholly owned, non-financial, non-consolidated subsidiary of the Company.

Other than holding the shares of the Bank, the Company conducts no significant activities.

Banking

The Bank is headquartered in Atascadero, with branch offices in Paso Robles, Arroyo Grande and Santa Maria. The Bank conducts a commercial banking business in San Luis Obispo and northern Santa Barbara Counties, including accepting demand, savings and time deposits, and making commercial, real estate, SBA, agricultural, credit card, and consumer loans.  It also offers installment note collection, provides ATM and internet banking access, issues cashiers checks and money orders, sells travelers checks, and provides bank-by-mail, night depository, safe deposit boxes, and other customary banking services. The Bank does not offer trust services or international banking services and does not plan to do so in the near future.

The Bank’s operating policy since its inception has emphasized small business commercial banking. Most of the Bank’s customers are retail customers, and small to medium-sized businesses. The Bank takes real estate, listed and unlisted securities, savings and time deposits, automobiles, machinery, equipment and accounts receivable as collateral for loans. The areas in which the Bank has directed virtually all of its lending activities are (i) commercial loans, (ii) installment, (iii) construction loans, and (iv) other real estate loans or commercial loans secured by real estate. As of December 31, 2010, these four categories accounted for approximately 18.2%, 0.9%, 20.2% and 60.7%, respectively, of the Bank’s loan portfolio. See “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Most of the Bank’s deposits are attracted by local promotional activities and advertising in the local media. A material portion of the Bank’s deposits have not been obtained from a single person or a few persons, the loss of any one or more of which would have a materially adverse effect on the business of the Bank. As of December 31, 2010, the Bank had approximately 9,800 demand deposit accounts consisting of non-interest bearing (demand), interest-bearing demand and money market accounts with balances totaling $123.2 million, for an average balance per account of approximately $12,571; 4,310 savings accounts with balances totaling $28.1 million, for an average balance per account of approximately $6,520; and 2,313 time certificate of deposit accounts with balances totaling $82.6 million, for an average balance per account of approximately $37,711.

The principal sources of the Bank’s revenues are (i) interest and fees on loans, (ii) interest on investments, (iii) service charges on deposit accounts, fees on mortgage loans and other charges and fees, and (iv) miscellaneous income. For the year ended December 31, 2010, these sources comprised 81%, 8%, 8% and 3%, respectively, of the Bank’s total operating income.

The Bank has not engaged in any material research activities relating to the development of new services or the improvement of existing bank services. There has been no significant change in the types of services offered by the Bank since its inception except as follows: The Bank previously introduced a telephone banking service named “Telebanking” which permits the customer to obtain information and perform other services over the telephone; an internet banking system named “EZLink,” which offers online banking and computer bill payment; home equity lines of credit; business equipment leasing; and home mortgage loans.  In addition, the Bank introduced its new health savings account in 2005. The Bank has no present plans to add any new line of business that will require the investment of a material amount of total assets. Most of the Bank’s business originates from San Luis Obispo and northern Santa Barbara Counties, and there is no emphasis on foreign sources and application of funds. The Bank’s business, based upon performance to date, does not appear to be seasonal.  Management of the Bank is unaware of any material effect upon the Bank’s capital expenditures, earnings or competitive position as a result of federal, state or local environmental regulations.

The Bank holds no patents, licenses (other than licenses obtained from bank regulatory authorities), franchises or concessions.

Employees

As of December 31, 2010, the Bank had a total of 81 full-time equivalent employees. The Bank believes that its employee relations are satisfactory.  The Company has no salaried employees.

Local Economic Climate

The Company believes that the local economies in which it operates, Atascadero, Paso Robles, Arroyo Grande, and Santa Maria continue to decline as unemployment remains high, business cash flows continue to be weak, and the real estate market remains unstable.

The state of California’s recent unbalanced budget continues to affect state employee’s monthly wages. Recent indications show the (not seasonally adjusted) unemployment rate within California as of March 31, 2010 of 13.0% compared to December 31, 2009 of 12.1%, an increase of 7.44%. However, both San Luis Obispo and Santa Barbara Counties have unemployment rates well below the State and National averages.

Beacon Economics is a Los Angeles, California based economics research firm, is forecasting that total nonfarm employment growth will be sluggish in the short-term, possibly slowing slightly in early 2011. Employment will likely find legs in 2012 as employers begin to experience stronger and sustained profits.  Beacon expects the unemployment rate, which fell from its peak of 10.7% to 9.9% in August 2010, will continue to drop over the next few years.  By the end of 2012 the rate will have dropped below 8%, and by the end of 2015, the rate will almost reach 6%, according to Beacon Economics.

The University of California Santa Barbara Economic Forecast Project reports that the local real estate markets will at best California show signs of slow growth averaging 1.0% to 2.0% in 2011. New construction projects, even retail sites, are being developed in the San Luis Obispo County and expansion plans for the county’s prisons will certainly create jobs, especially in the construction field where they are critically needed.

According to Beacon Economics, the housing market in the San Luis Obispo region has also begun to find some balance over the past few quarters, although the rebound remains quite fragile.  While falling home prices have dramatically increased home affordability, there are many remaining issues in the mortgage market that need to be worked out. Foreclosure activity in San Luis Obispo County last peaked at 256 units in the 4th quarter of 2009 before falling back to 224 units by the 2nd quarter of 2010.  Compared to the 2nd quarter of 2009, foreclosures have risen by 13.4% in San Luis Obispo County. Beacon Economics is currently forecasting that home prices will stabilize and flatten over the short-run despite recent price gains.  But once the troubled inventory is processed, the region will return to more normal price growth in 2012, driven primarily by income and population growth rather than by excess debt burdens and price-to-income ratios at more than double their historic norm.  Home sales will remain soft in the near term but by mid-2011, sales in San Luis Obispo should start to accelerate as problems in the mortgage market are worked through and labor markets and incomes improve further.

However, weakness in the commercial real estate sector is still intensifying. The decline in the labor market has produced a rapid decline in demand for office and industrial space and many retail store closings.

The Company believes that the local economies, in which it operates, Atascadero, Paso Robles, Arroyo Grande, and Santa Maria continue to be negatively affected as the loss of jobs increases and business cash flows continue to decline causing the rise of delinquencies and foreclosures in the loan portfolio.

Competition

The banking and financial services business in California generally, and in the Company’s service area specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers.

The Company’s business is concentrated in its service area, which encompasses primarily San Luis Obispo and northern Santa Barbara Counties. In order to compete with other financial institutions in its service area, the Company relies principally upon local advertising programs; direct personal contact by officers, directors, employees, and shareholders; and specialized services such as courier pick-up and delivery of non-cash banking items. The Company emphasizes to its customers the advantages of dealing with a locally owned and community oriented institution. The Company also seeks to provide special services and programs for individuals in its primary service area who are employed in the agricultural, professional and business fields, such as loans for equipment, furniture, tools of the trade or expansion of practices or businesses. Larger banks may have a competitive advantage because of higher lending limits and major advertising and marketing campaigns. They also perform services, such as trust services, international banking, discount brokerage and insurance services that the Company is not authorized or prepared to offer currently. The Company has made arrangements with its correspondent banks and with others to provide such services for its customers.

Commercial banks compete with savings and loan associations, credit unions, other financial institutions, securities brokerage firms, and other entities for funds. For instance, yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Commercial banks also compete for loans with savings and loan associations, credit unions, consumer finance companies, mortgage companies, insurance companies, and other lending institutions.

Supervision and Regulation

Regulatory and Enforcement Proceedings

On December 23, 2010, the Company the Bank and the Federal Reserve Bank of San Francisco (“FRBSF”) entered into a Written Agreement (the “Written Agreement”), effective December 23, 2010, addressing, among other items, management, operations, lending, asset quality and increased capital for the Bank and the Company, as appropriate.

The Written Agreement was the result of a recent examination of the Bank and the Company by the FRBSF that resulted in certain criticisms of the Bank, particularly related to the overall quality of the Bank’s loan portfolio.  Many of the requirements of the Written Agreement reflect recommendations or requirements from the Report of Examination that the Bank has been working on since the date of the examination.  Subsequent to the examination and in order to enhance the Bank’s ability to remedy many of the noted criticisms, the Bank made numerous changes in the executive structure to include a newly appointed Chief Credit Officer (CCO) and Chief Financial Officer. In addition, Stanley R. Cherry, Director and former President/CEO has rejoined the Bank as a senior credit administrator and will be working closely with the CCO to manage the day-to-day credit functions. The Company and Bank will continue their efforts to comply with all provisions of the Written Agreement, and believe they are taking the appropriate steps necessary to comply in a timely fashion.

Among other things, the Written Agreement requires that:

•	The Company serve as a source of strength for the Bank;

•	The board of directors of the Bank submit a plan to strengthen board oversight of the management and operations of the Bank;

•	The Bank submit to the FRBSF a plan to strengthen credit risk management practices;

•	The Bank submit to the FRBSF revised written lending and credit administration policies and procedures;

•	The Bank submit to FRBSF a revised policy for the effective grading of the Bank’s loan portfolio;

•
The Bank submit to the FRBSF a written program for the effective, ongoing third party review of the Bank’s loan portfolio, and that the board of directors take appropriate steps to ensure that the findings of such reviews are addressed by management;

•
The Bank not extend, renew, or restructure any credit to any borrower (or related interest) whose loans or other extensions of credit are criticized in the FRBSF’s most recent report of examination (the “Report of Examination”), or in any subsequent examination, without the prior approval of a majority of the full board of directors or a designated committee thereof;

•
The Bank submit an acceptable written program to the FRBSF that is designed to improve the Bank’s position through repayment, amortization, liquidation, additional collateral, or other means on certain past due or problem loans and other real estate owned (“OREO”) identified at the date of the Written Agreement, and to develop a similar plan for any such loans or OREO identified in the future.  The Bank also must submit quarterly progress reports to the FRBSF on such loans and OREO;

•	The Bank eliminate from its books, by charge-off or collection, all assets or portions of assets classified “loss” in the Report of Examination that have not been previously charged off;

•
The Bank review and revise its ALLL methodology consistent with relevant supervisory guidance and the findings and recommendations regarding the ALLL in the Report of Examination, and submit to the FRBSF a plan for maintenance of an adequate ALLL;

•
The Company and the Bank submit to the FRBSF an acceptable joint written plan to maintain sufficient capital at the Bank, and notify the FRBSF following any calendar quarter in which the Bank’s capital ratios fall below minimums set forth in such plan, including in such notice steps the Bank or Company intend to take to increase capital ratios;

•	The Bank submit to the FRBSF an acceptable written contingency funding plan;

•	The Bank submit to the FRBSF a written business plan for 2011 to improve the Bank’s earnings and overall condition;

•
The Company and the Bank not declare or pay any dividends without the prior written approval of the FRBSF and the Director of the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System (the “Director”);

•	The Company not take any other form of payment representing a reduction in capital from the Bank without the prior written approval of the FRBSF;

•
The Company and its nonbank subsidiary not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the FRBSF and the Director;

•	The Company and its nonbank subsidiary not, directly or indirectly, incur, increase, or guarantee any debt without prior written approval of the FRBSF;

•	The Company not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the FRBSF;

•	The Bank immediately take all necessary steps to correct all violations of law and regulation cited in the Report of Examination;

•	The Company and the Bank submit any new officer or director, or change in any existing officer’s or director’s duties, to the FRBSF for prior approval or non-objection;

•	The Company and the Bank seek prior approval or non-objection from the FRBSF before making any indemnification or severance payment to an officer or director;

•	The Company and the Bank submit to the FRBSF joint quarterly written progress reports on efforts to comply with the Written Agreement;

The Written Agreement will remain effective and enforceable until stayed, modified, terminated or suspended in writing by the FRBSF. The foregoing description of the Written Agreement is a summary and does not purport to be a complete description of all of its terms, and is qualified in its entirety by reference to a copy of the Written Agreement, attached in an 8-K filing with the Securities and Exchange Commission (the “SEC”) filed on December 29, 2010.

The California Department of Financial Institutions (“DFI”) completed an examination of the Bank in the fourth quarter of 2010.  Based upon discussion with the DFI following the examination, the Bank’s condition has been further downgraded.  Further, the Bank likely will receive some form of formal enforcement action from the DFI.  While we expect the action from the DFI to be similar in scope to the Written Agreement, it will differ in at least one important respect.  While the Written Agreement requires the Bank to submit a capital plan to the FRBSF, the agreement does not specify a particular level of capital the Company or Bank must maintain.  The DFI has indicated that its action will include specific minimum capital ratios that the Bank must meet for both the tier 1 leverage and total risk based capital ratios.  At this time, the Bank has not been advised of the minimum capital ratios sought by the DFI.  However, those ratios will be in excess of the Bank’s current capital ratios.

While the Company and Bank are moving diligently to comply with the Written Agreement and to respond to the criticisms of the FRBSF and DFI, there can be no assurance that full compliance will be achieved with either the Written Agreement or any formal action sought by the DFI.  As a result, the Company and the Bank could become subject to further regulatory restrictions or penalties.  Full satisfaction of the Written Agreement and the action to be sought by the DFI will depend in part on raising a significant amount of additional capital.  The Company’s ability to raise capital will depend on market conditions, which are outside the Company’s control, and also on the Bank’s financial performance and condition.  Should the Bank’s asset quality continue to erode and require significant additional provision for loan losses, resulting in additional future net operating losses at the Bank, the Company’s ability to raise capital may be impaired. In addition, further operating losses would cause the Bank’s capital levels to decline further, requiring the raising of more capital.

General

The Company and the Bank are extensively regulated under both federal and state law. Set forth below is a summary description of certain laws that relate to the regulation of the Company and the Bank. The description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

In addition, Congress and the executive branch are taking action to change significantly bank regulations. The recent Dodd-Frank Wall Street Reform and Consumer Protection Act was a first step in revised regulation, but many rules and regulations remain to be written or implemented under that act, and further legislation in this area is likely.

The Company

The Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), and is registered as such with, and subject to the supervision of, the Federal Reserve Board.  The Company is required to file with the Federal Reserve Board quarterly and annual reports and such additional information as the Federal Reserve Board may require pursuant to the Bank Holding Company Act.  The Federal Reserve Board may conduct examinations of bank holding companies and their subsidiaries.

The Company is required to obtain the approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, the Company would own or control more than 5% of any class of outstanding voting shares of such bank.  Prior approval of the Federal Reserve Board is also required for the merger of consolidation of the Company and another bank holding company.

The Company is prohibited by the Bank Holding Company Act, except in certain statutorily prescribed instances, from acquiring direct of indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging, directly or indirectly, in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiaries.  However, the Company may, subject to the prior approval of the Federal Reserve Board, engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.  See discussion under “Financial Modernization Act” below for additional information.

The Federal Reserve Board may require that the Company terminate an activity or terminate control of or liquidate or divest subsidiaries or affiliates when the Federal Reserve Board determines that the activity or the control or the subsidiary or affiliates constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries.  The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on such debt.  Under certain circumstances, the Company must file written notice and obtain approval from the Federal Reserve board prior to purchasing or redeeming its equity securities.

Under the Federal Reserve Board’s regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe and unsound manner.  In addition, it is the Federal Reserve Board’s policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks.  A bank holding company’s failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board’s regulations or both.

The Company and the Bank are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services.  For example, with certain exceptions, neither the Company nor the Bank may condition an extension of credit to a customer on either (1) a requirement that the customer obtain additional services provided by us or (2) an agreement by the customer to refrain from obtaining other services from a competitor.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and files reports and proxy statements pursuant to such Act with the Securities and Exchange Commission (the “SEC”).

For a discussion of restrictions on the Company’s ability to pay dividends, see “Item 5 Market for Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities,” below.

The Bank

The Bank is chartered under the laws of the State of California and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the extent provided by law. The Bank is subject to the supervision of, and is regularly examined by, the DFI and the FRB. Such supervision and regulation include comprehensive reviews of all major aspects of the Bank’s business and condition. Various requirements and restrictions under the laws of the United States and the State of California affect the operations of the Bank. Federal and California statutes relate to many aspects of the Bank’s operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends and locations of branch offices. Further, the Bank is required to maintain certain levels of capital.

If, as a result of an examination of a bank, the DFI or FRB should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity, or other aspects of the Bank’s operations are unsatisfactory or that the Bank or its management is violating or has violated any law or regulation, various remedies are available to these regulatory agencies. Such remedies include the power to enjoin “unsafe or unsound” practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of the Bank, to assess civil monetary penalties, to remove officers and directors, and ultimately to terminate the Bank’s deposit insurance, which for a California chartered bank would result in a revocation of the bank’s charter.

The deposits of the Bank are insured by the FDIC in the manner and to the extent provided by law.  For this protection, the Bank pays a quarterly statutory assessment.  The Bank is also subject to certain regulations of the Federal Reserve Board and applicable provisions of California law, insofar as they do not conflict with or are not preempted by federal banking law.  Various other requirements and restrictions under the laws of the United States and the State of California affect the operations of the Bank.  Federal and California statutes and regulations relate to many aspects of the Bank’s operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices, capital requirements and disclosure obligations to depositors and borrowers.  Further, the Bank is required to maintain certain levels of capital.

Capital Standards

The FRB and the FDIC have adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization’s operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

A banking organization’s risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which includes off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. Tier 1 capital consists primarily of common stock, retained earnings, non-cumulative perpetual preferred stock (cumulative perpetual preferred stock for bank holding companies) and minority interests in certain subsidiaries, less most intangible assets. Tier 2 capital may consist of a limited amount of the allowance for possible loan and lease losses, cumulative preferred stock, long term preferred stock, eligible term subordinated debt and certain other instruments with some characteristics of equity.  The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of Tier 1 capital to risk-adjusted assets of 4%. In addition, the DFI has authority to take possession of the business and properties of a bank in the event that the tangible shareholders’ equity of the bank is less than the greater of (i) 4% of the bank’s total assets or (ii) $1,000,000.

In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets is 3%. For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 4%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios. Future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of the Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends. It is the Bank’s policy to remain “well capitalized” status, and review alternatives for raising capital if necessary to keep such status.

The Company is not subject to similar regulatory requirements because its consolidated assets do not exceed $500 million, the minimum asset size criteria for bank holding companies subject to those requirements. The Bank’s actual capital ratios and the required ratios for “well capitalized” and “adequately capitalized” bank are as follows:

	Regulatory Requirements		31-Dec-10
	Adequately Capitalized	Well Capitalized	Bank
Leverage Ratio	4.00%	5.00%	4.75%

Tier I Risk-Based Ratio	4.00%	6.00%	6.85%

Total Risk-Based Ratio	8.00%	10.00%	8.16%

Under applicable regulatory guidelines, the Bank was considered “Adequately Capitalized” at December 31, 2010.

The Company issued $5.2 million in junior subordinated debt securities (the “debt securities”) to the Company (CA) Capital Trust, a statutory trust created under the laws of the State of Delaware.  These debt securities are subordinated to effectively all borrowings of the Company and are due and payable on July 7, 2036.  These debt securities may be redeemed for 105% of the principal balance through July 7, 2011 and then at par thereafter.  Interest is payable quarterly beginning July 7, 2006 at 1.48% over the quarterly adjustable 3-month LIBOR.  Of this $5.2 million, the Company contributed $3.0 million to the Bank and retained $2.2 million at the Company level.  The securities do not entitle the holders to voting rights in the Company but will contain certain restrictive covenants, including restrictions on the payment of dividends to the holders of the Company’s common stock in the event that interest payments on the trust preferred securities are postponed.  The capital contribution received by the Bank from the trust preferred issuance is designated as Tier 1 capital for regulatory purposes.

Following consultation with the FRBSF, on August 31, 2010 the Company elected to defer regularly scheduled payments on debt securities relating to its outstanding $5 million trust preferred security (the “Security”) for a period of up to 20 consecutive quarters (the “Deferral Period”).  The terms of the Security and the trust documents allow the Company to defer payments of interest for the Deferral Period without default or penalty.  During the Deferral Period, the Company will continue to recognize interest expense associated with the Security.  Upon the expiration of the Deferral Period, all accrued and unpaid interest will be due and payable.  During the Deferral Period, the Company is prevented from paying cash dividends to shareholders or repurchasing stock.

Under applicable regulatory guidelines, the Company’s trust preferred securities issued by our subsidiary capital trust qualify as Tier 1 capital up to a maximum limit of 25% of Tier 1 capital.  Any additional portion of the trust preferred securities would qualify as Tier II capital.  As of December 31, 2010 the subsidiary trust had $5.2 million in trust preferred securities outstanding, of which $2.6 million qualifies as Tier 1 capital.

In addition, the DFI has authority to take possession of the business and properties of a bank in the event that the tangible shareholders’ equity of the bank is less than the greater of (i) 4% of the bank’s total assets or (ii) $1,000,000.

During the third quarter of 2003, the Bank undertook and completed a private placement of subordinated debentures (“notes”) to augment its Tier II capital.  The total principal amount of the notes issued was $2,000,000.  The notes were sold pursuant to an applicable exemption from registration under the Securities Act of 1933 to certain accredited investors, including some of the Company’s directors and executive officers.  The notes include quarterly payment of interest at prime plus 1.5% and quarterly principal installments of approximately $166,666 commencing on September 30, 2008 until paid in full on June 30, 2011. At December 31, 2010, the Bank prepaid the remaining $499 thousand to the holders of the notes and carried a $0 balance.

Dodd-Frank Wall Street Reform and Consumer Protection Act

On July 21, 2010, President Obama signed into law the sweeping financial regulatory reform act entitled the "Dodd-Frank Wall Street Reform and Consumer Protection Act" (the "Dodd-Frank Act") that implements significant changes to the regulation of the financial services industry, including provisions that, among other things:

•
Centralize responsibility for consumer financial protection by creating a new agency within the Federal Reserve Board, the Bureau of Consumer Financial Protection, with broad rulemaking, supervision and enforcement authority for a wide range of consumer protection laws that would apply to all banks and thrifts. Smaller financial institutions, including the Bank, will be subject to the supervision and enforcement of their primary federal banking regulator with respect to the federal consumer financial protection laws.

•	Apply the same leverage and risk-based capital requirements that apply to insured depository institutions to bank holding companies.

•
Require the FDIC to seek to make its capital requirements for banks countercyclical so that the amount of capital required to be maintained increases in times of economic expansion and decreases in times of economic contraction.

•	Change the assessment base for federal deposit insurance from the amount of insured deposits to consolidated assets less tangible capital.

•	Implement corporate governance revisions, including executive compensation and proxy access by stockholders.

•
Make permanent the $250,000 limit for federal deposit insurance and increase the cash limit of Securities Investor Protection Corporation protection from $100,000 to $250,000, and provide unlimited federal deposit insurance until January 1, 2013 for non-interest bearing demand transaction accounts at all insured depository institutions.

•
Repeal the federal prohibitions on the payment of interest on demand deposits effective July 21, 2011, thereby permitting depository institutions to pay interest on business transaction and other accounts.

 Many aspects of the Dodd-Frank Act are subject to rulemaking by various regulatory agencies and will take effect over several years, making it difficult to anticipate the overall financial impact on the Company, its customers or the financial industry more generally. The elimination of the prohibition on the payment of interest on demand deposits could materially increase our interest expense, depending on our competitors' responses. Provisions in the legislation that require revisions to the capital requirements of the Company and the Bank could require the Company and the Bank to seek additional sources of capital in the future.

Participation in the Capital Purchase Program of the Troubled Asset Relief Program.

On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008 (“EESA”) enacted by the U.S. Congress in response to the financial crises affecting the banking system and financial markets and gong concern threats to investment banks and other financial institutions.  On October 14, 2008, the U.S. Department of Treasury (“U.S. Treasury”) announced the Troubled Asset Relief Program Capital Purchase Program (“TARP”).  This program made $250 billion of capital available to U.S. financial institutions from the initial $350 billion authorized by the EESA in the form of preferred stock investments by the U.S. Treasury in qualifying U.S. controlled banks, savings associations and certain bank and savings and loan holding companies under the following general terms:

•	The preferred stock issued to the U.S. Treasury would pay 5% dividends for the first five years, and then 9% dividends thereafter;

•
In connection with the purchase of preferred stock, the U.S. Treasury will receive warrants entitling the U.S. Treasury to buy the participating institution’s common stock equivalent in value to 15% of the preferred stock;

•	The preferred stock may not be redeemed for a period of three years, except with proceeds from high-quality private capital;

•
The consent of the U.S. Treasury will be required to increase common dividends per share or any share repurchases, with limited exceptions, during the first three years, unless the preferred stock has been redeemed or transferred to third parties; and

•
Participating companies must adopt the U.S. Treasury’s standard for executive compensation and corporate governance for the period during which the U.S. Treasury holds the equity issued under the TARP. At the close of Company’s TARP transaction, these executive compensation restrictions included that the Company, among other things, must:

•	Ensure that the incentive compensation programs for its senior executive officers do not encourage unnecessary and excessive risks that threaten the value of the Company

•
Implement a required clawback of any bonus or incentive compensation paid to the Company’s senior executive officers based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate;

•	Not make any “golden parachute” (as defined in the Internal Revenue Code) to any of the Company’s senior executive officers; and

•	Agree no to deduct for the tax purposes executive compensation in excess of $500,000 in any one fiscal year for each of the Company’s senior executive officers.

On December 19, 2008, the Company entered into a Purchase Agreement with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company agreed to issue and sell 4,000 shares of the Company’s Preferred Stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock) and a Warrant to purchase 38,869 shares of the Company’s Common Stock (adjusted for the 2% stock dividend) for an aggregate purchase price of $4,000,000 in cash. In connection with this transaction the Company incurred $50,000 in costs.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The Preferred Stock may be redeemed by the Company after three years. Prior to the end of the three years, the Preferred Stock may be redeemed only with proceeds from the sale of qualifying equity securities of the Company.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $15.43 per share, adjusted for the two separate 2% stock dividends declared in September 2009 and March 2010.

Following consultation with the FRBSF, on August 31, 2010 the Company elected to defer regularly scheduled dividends on the Preferred Stock. As of December 31, 2010, the Company has missed two dividend payments. By deferring the dividends on Series A Senior Preferred Stock for a total of six quarters, whether or not consecutive, the U.S. Treasury will have the right to elect two members of the Company’s Board of Directors, voting together with any other holders of preferred shares ranking pari passu with the Series A Senior Preferred Stock. These directors would serve on the Company’s Board of Directors until such time as the Company has paid in full all dividends not previously paid, at which time these directors’ terms of office would immediately terminate. Given the Company’s recent losses and accumulated deficit, it is unlikely the Company will resume payment of dividends on its Preferred Stock in 2011.

The American Recovery and Reinvestment Act of 2009

On February 17, 2009, President Obama signed into law The American Recovery and Reinvestment Act of 2009 (the “Stimulus Bill”), more commonly known as the economic stimulus or economic recovery package.  The Stimulus Bill includes a wide variety of programs intended to stimulate the economy and provide for extensive infrastructure, energy, health and education needs.  In addition, the Stimulus Bill imposes certain new executive compensation and corporate expenditure limits on all current and future TARP recipients, including the Company, that are in addition to those previously announced by the U.S. Treasury, until the institution has repaid the U.S. Treasury, which is now permitted under the Stimulus Bill without penalty and without the need to raise new capital, subject to the U.S. Treasury’s consultation with the recipient’s appropriate regulatory agency.

In addition, ARRA directs the Treasury to review previously-paid bonuses, retention awards and other compensation paid to senior executive officers and certain other highly-compensated employees of each TARP recipient to determine whether any such payments were excessive, inconsistent with the purposes of ARRA or the TARP, or otherwise contrary to the public interest. If the Treasury determines that any such payments have been made by a TARP recipient, the Treasury will seek to negotiate with the TARP recipient and the subject employee for appropriate reimbursements to the U. S. Government (not the TARP recipient)  with respect to any such compensation or bonuses. ARRA also permits the Treasury, subject to consultation with the appropriate federal banking agency, to allow a TARP recipient to repay any assistance previously provided to such TARP recipient under the TARP, without regard to whether the TARP recipient has replaced such funds from any source, and without regard to any waiting period. Any TARP recipient that repays its TARP assistance pursuant to this provision would no longer be subject to the executive compensation provision under ARRA.

Homeowner Affordability and Stability Plan

On February 18, 2009, the Treasury announced the Homeowner Affordability and Stability Plan (“HASP”), which proposes to provide refinancing for certain homeowners, to support low mortgage rates by strengthening confidence in Fannie Mae and Freddie Mac, and to establish a Homeowner Stability Initiative to reach at-risk homeowners. Among other things, the Homeowner Stability Initiative would offer monetary incentive to mortgage servicers and mortgage holders for certain modifications of at-risk loans, and would establish an insurance fund designed to reduce foreclosures.

Prompt Corrective Action and Other Enforcement Mechanisms

Federal banking agencies possess broad powers to take corrective and other supervisory action to resolve the problems of insured depository institutions, including but not limited to those institutions that fall below one or more prescribed minimum capital ratios described above. An institution that, based upon its capital levels, is classified as well capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions. The federal banking agencies, however, may not treat a significantly undercapitalized institution as critically undercapitalized unless its capital ratio actually warrants such treatment.

In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation, or any condition imposed in writing by the agency or any written agreement with the agency.  Enforcement actions may include:

•	the imposition of a conservator or the issuance of a cease-and-desist order that can be judicially enforced;

•	the termination of insurance of deposits (in the case of a depository institution);

•	the imposition of civil money penalties;

•	the issuance of directives to increase capital;

•	the issuance of formal and informal agreements;

•	the issuance of removal and prohibition orders against institution-affiliated parties; and

•	the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the agency would be harmed if such equitable relief was not granted.

Banks are also subject to certain Federal Reserve Board restrictions on extensions of credit to executive officers, directors, principal shareholders or any related interests of such persons (i.e., insiders). Extensions of credit (1) must be made on substantially the same terms and pursuant to the same credit underwriting procedures as those for comparable transactions with persons who are neither insiders nor employees, and (2) must not involve more than the normal risk of repayment or present other unfavorable features. Banks are also subject to certain lending limits and restrictions on overdrafts to insiders. A violation of these restrictions may result in regulatory sanctions on the bank or its insiders.

Additionally, a holding company’s inability to serve as a source of strength to its subsidiary banking organizations could serve as an additional basis for a regulatory action against the holding company

Safety and Soundness Standards

The Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) imposes certain specific restrictions on transactions and requires federal banking regulators to adopt overall safety and soundness standards for depository institutions related to internal control, loan underwriting and documentation and asset growth.  Among other things, FDICIA limits the interest rates paid on deposits by undercapitalized institutions, restricts the use of brokered deposits, limits the aggregate extensions of credit by a depository institution to an executive officer, director, principal shareholder or related interest, and reduces deposit insurance coverage for deposits offered by undercapitalized institutions for deposits by certain employee benefits accounts. The federal banking agencies may require an institution to submit to an acceptable compliance plan as well as have the flexibility to pursue other more appropriate or effective courses of action given the specific circumstances and severity of an institution’s noncompliance with one or more standards.

Premiums for Deposit Insurance

The Bank’s deposits have historically been insured by the FDIC up to $100,000 per insured depositor, except certain types of retirement accounts, which are insured up to $250,000 per insured depositor.  On October 3, 2008, the maximum amount insured under FDIC deposit insurance was temporarily increased from $100,000 to $250,000 per insured depositor and made permanent with the Dodd-Frank Wall Street Reform and Consumer Protection Act. This increase was part of the Emergency Economic Stabilization Act of 2008.  Additionally, the Bank has elected to participate in the FDIC’s Temporary Liquidity Guarantee Program. Under this program, all non-interest bearing deposit transaction accounts at the Bank with balances over $250,000 were also fully insured through January 1, 2013 at an additional cost to the Bank of 10 basis points per dollar over $250,000 on a per account basis.

Until recently, the FDIC has set a designated reserve ratio of 1.25% ($1.25 against $100 of insured deposits) for the Deposit Insurance Fund (“DIF”). As discussed, the Dodd-Frank Act raised the reserve ratio to 1.35%.  The Federal Deposit Insurance Reform Act of 2005 (“FDIC Act”) provides the FDIC Board of Directors the authority to set the designated reserve ratio between 1.15% and 1.50%. The FDIC must adopt a restoration plan when the reserve ratio falls below 1.15% and begin paying dividends when the reserve ratio exceeds 1.35%. The DIF reserve ratio calculated by the FDIC that was in effect at December 31, 2009 was -0.39%.

Through the later part of 2008 and through 2010 the number of bank and thrift failures rose significantly, resulting from, among other things, the U.S. financial crisis and significantly weakened economic conditions.  This placed considerable strain on the FDIC’s DIF.  As a result, on September 29, 2009, the FDIC adopted an Amended Restoration Plan to allow the DIF to return to a ratio of 1.15% within eight years.  The FDIC also adopted higher annual risk-based assessment rates beginning in January of 2011.  On November 12, 2009 the FDIC also adopted a final rule amending the assessment regulations to require insured depository institutions to prepay their quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012, on December 30, 2009, except for those institutions where the FDIC grants an exemption.  Under the Dodd-Frank Act, the minimum designated reserve ratio of the DIF increased from 1.15 percent to 1.35 percent of estimated insured deposits. Additionally, the Dodd-Frank Act revised the assessment base against which an insured depository institution’s deposit insurance premiums paid to the DIF will be calculated. Under the FDIC’s proposed rules, the assessment base will change from adjusted domestic deposits to average consolidated total assets minus average tangible equity. The Bank currently anticipates its quarterly assessments will increase significantly during the next three years.  It is currently estimated that assessments against the Bank for 2011 will total approximately $.9 million compared to the approximately $.7 million reported for the year ended December 31, 2010.

In 2007, FDIC regulations established a new risk-based assessment system under which deposit insurance assessments are based upon supervisory ratings for all insured institutions, financial ratios for most institutions, and long-term debt issuer ratings for large institutions that have them.

The FDIC is authorized to terminate a depository institution’s deposit insurance if it finds that the institution is being operated in an unsafe and unsound manner or has violated any rule, regulation, order or condition administered by the institution’s regulatory authorities. Any such termination of deposit insurance would likely have a material adverse effect on the Bank, the severity of which would depend on the amount of deposits affected by such a termination.

Under federal law, deposits and certain claims for administrative expenses and employee compensation against an insured depository institution are afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the liquidation or other resolution of such an institution by any receiver appointed by regulatory authorities. Such priority creditors would include the FDIC.

Sarbanes-Oxley Act of 2002

On July 30, 2002, the Sarbanes-Oxley Act of 2002 (“SOX”), was signed into law to address corporate and accounting fraud. SOX establishes a new accounting oversight board that will enforce auditing standards and restricts the scope of services that accounting firms may provide to their public company audit clients. Among other things, SOX also (i) requires chief executive officers and chief financial officers to certify to the accuracy of periodic reports filed with the SEC; (ii) imposes new disclosure requirements regarding internal controls, off-balance-sheet transactions, and pro forma (non-GAAP) disclosures; (iii) accelerates the time frame for reporting of insider transactions and periodic disclosures by public companies; and (iv) requires companies to disclose whether or not they have adopted a code of ethics for senior financial officers and whether the audit committee includes at least one “audit committee financial expert.”

Under SOX, the SEC is required to regularly and systematically review corporate filings, based on certain enumerated factors. To deter wrongdoing, SOX: (i) subjects bonuses issued to top executives to disgorgement if a restatement of a company’s financial statements was due to corporate misconduct; (ii) prohibits an officer or director from misleading or coercing an auditor; (iii) prohibits insider trades during pension fund “blackout periods”; (iv) imposes new criminal penalties for fraud and other wrongful acts; and (v) extends the period during which certain securities fraud lawsuits can be brought against a company or its officers.

As a public reporting company, the Company is subject to the requirements of SOX and related rules and regulations issued by the SEC and applied to the Company by the FRB.  The Company’s common stock is not listed on any national exchange such as the NYSE or NASDAQ.  As such, the Company is not required to comply with the additional SOX requirements adopted by such exchanges.  The Company anticipated additional expenses to comply with SOX in 2010 however, the requirement for compliance was delayed another year.

Financial Services Modernization Legislation

On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 (the “Financial Services Modernization Act”) was signed into law. The Financial Services Modernization Act is intended to modernize the banking industry by removing barriers to affiliation among banks, insurance companies, the securities industry and other financial service providers. It provides financial organizations with the flexibility of structuring such affiliations through a holding company structure or through a financial subsidiary of a bank, subject to certain limitations. The Financial Services Modernization Act establishes a new type of bank holding company, known as a financial holding company, which may engage in an expanded list of activities that are “financial in nature,” which include securities and insurance brokerage, securities underwriting, insurance underwriting and merchant banking.

The Financial Services Modernization Act also sets forth a system of functional regulation that makes the Federal Reserve Board the “umbrella supervisor” for holding companies, while providing for the supervision of the holding company’s subsidiaries by other federal and state agencies. In addition, the Company is subject to other provisions of the Financial Services Modernization Act, including those relating to CRA, privacy and safe-guarding confidential customer information, regardless of whether the Company elects to become a financial holding company or to conduct activities through a financial subsidiary of the Company. The Company does not, however, currently intend to file notice with the Federal Reserve Board to become a financial holding company or to engage in expanded financial activities through a financial subsidiary of the Company.

The Company does not believe that the Financial Services Modernization Act will have a material adverse effect on its operations in the near-term. However, to the extent that it permits banks, securities firms, and insurance companies to affiliate, the financial services industry may experience further consolidation. The Financial Services Modernization Act is intended to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, this act may have the result of increasing the amount of competition that the Company faces from larger institutions and other types of companies offering financial products, many of which may have substantially more financial resources than the Company.

Community Reinvestment Act

The Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act (“CRA”) activities.  The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of their local communities, including low and moderate income neighborhoods.  In addition to substantial penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities.  A bank’s compliance with its CRA obligations is based on a performance-based evaluation system which based CRA ratings on an institution’s lending service and investment performance, resulting in a rating by the appropriate bank regulatory agency of “outstanding”, “satisfactory”, “needs to improve” or “substantial noncompliance.”  At its last examination by the FRB, the Bank received a CRA rating of “Satisfactory.”

USA Patriot Act of 2001

On October 26, 2001, President Bush signed the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism, or the Patriot Act, of 2001. Among other things, the Patriot Act (i) prohibits banks from providing correspondent accounts directly to foreign shell banks; (ii) imposes due diligence requirements on banks opening or holding accounts for foreign financial institutions or wealthy foreign individuals (iii) requires financial institutions to establish an anti-money-laundering compliance program, and (iv) eliminates civil liability for persons who file suspicious activity reports. The Patriot Act also increases governmental powers to investigate terrorism, including expanded government access to account records and makes rules to implement the Patriot Act.  On March 9, 2006, the President signed the USA Patriot improvement and Reauthorization Act, which extended and modified the original act.  While we believe the Patriot Act may, to some degree, affect our recordkeeping and reporting expenses, we do not believe that it will have a material adverse effect on our business and operations.

Transactions between Affiliates

Transactions between The Company and its “affiliates” are quantitatively and qualitatively restricted under the Federal Reserve Act.  The Federal Deposit Insurance Act applies Sections 23A and 23B to insured nonmember banks in the same manner and to the same extent as if they were members of the Federal Reserve System.  The FRB issued Regulation W on October 31, 2002, which comprehensively implements sections 23A and 23B of the Federal Reserve Act.  Sections 23A and 23B and Regulation W restrict loans by a depository institution to its affiliates, asset purchases by a depository institution from its affiliates, and other transactions between a depository institution and its affiliates.  Regulation W unifies in one public document the FRB’s interpretations of sections 23A and 23B.  Regulation W had an effective date of April 1, 2003.

Privacy

Federal banking rules limit the ability of banks and other financial institutions to disclose non-public information about consumers to non-affiliated third parties.  Pursuant to these rules, financial institutions must provide:

•	initial notices to customers about their privacy policies, describing the conditions under which they may disclose non-public information to non-affiliated third parties and affiliates;

•	annual notices of their privacy policies to current customers; and

•	a reasonable method for customers to “opt out” of disclosures to non-affiliated third parties.

These privacy provisions affect how consumer information is transmitted through diversified financial companies and conveyed to outside vendors.  We have implemented our privacy policies in accordance with the law.

In recent years, a number of states have implemented their own versions of privacy laws.  For example, in 2003, California adopted standards that are more restrictive than federal law, allowing bank customers the opportunity to bar financial companies from sharing information with their affiliates.

Predatory Lending

The term “predatory lending”, much like the terms “safety and soundness” and “unfair and deceptive practices”, is far-reaching and covers a potentially broad range of behavior.  As such, it does not lend itself to a concise or a comprehensive definition.  But typically predatory lending involves at least one, and perhaps all three, of the following elements:

•	making unaffordable loans based on the assets of the borrower rather than on the borrower’s ability to repay an obligation or asset-based lending;

•	inducing a borrower to refinance a loan repeatedly in order to charge high points and fees each time the loan is refinanced or loan flipping; and

•	engaging in fraud or deception to conceal the true nature of the loan obligation from an unsuspecting or unsophisticated borrower.

Federal Reserve Board regulations aimed at curbing such lending significantly widened the pool of high-cost home-secured loans covered by the home Ownership and Equity Protection Act of 1994, a federal law that requires extra disclosures and consumer protections to borrowers.  The following triggers coverage under the home ownership and Equity Protection Act of 1994:

•	interest rates for first lien mortgage loans in excess of 8 percentage points above comparable Treasury securities,

•	subordinate lien loans of 10 percentage points above Treasury securities, and

•	fees such as optional insurance and similar debt protection costs paid in connection with the credit transaction when combined with points and fees if deemed excessive.

In addition, the regulation bars loan flipping by the same lender of loan servicer within a year.  Lenders also will be presumed to have violated the law; which says loans shouldn’t be made to people unable to repay them; unless they document that the borrower has the ability to repay.  Lenders that violate the rules face cancellation of loans and penalties equal to the finance charges paid.  The Company does not expect these rules and potential state action in this area to have a material impact on our financial condition or results of operations.

Bank Secrecy Act and Anti Money Laundering Legislation

In 1970, Congress passed the Currency and Foreign Transactions Reporting Act, otherwise known as the Bank Secrecy Act (the “BSA”), which established requirements for recordkeeping and reporting by banks and other financial institutions.  The BSA was designed to help identify the source, volume and movement of currency and other monetary instruments into and out of the United States in order to help detect and prevent money laundering connected with drug trafficking, terrorism and other criminal activities.  The primary tool used to implement BSA requirements is the filing of Suspicious Activity Reports.  Today, the BSA requires that all banking institutions develop and provide for the continued administration of a program reasonable designed to assure and monitor compliance with certain recordkeeping and reporting requirements regarding both to domestic and international currency transactions.  These programs must, at a minimum, provide for a system of internal controls to assure ongoing compliance, provide for independent testing of such systems and compliance, designate individuals responsible for such compliance and provide appropriate personnel training.

Commercial Real Estate Lending

Federal banking regulators recently issued final guidance regarding commercial real estate lending to address a concern that rising commercial real estate lending concentrations may expose institutions to unanticipated earnings and capital volatility in the event of adverse changes in the general commercial real estate market.  This guidance suggests that institutions that are potentially exposed to significant commercial real estate concentration risk will be subject to increased regulatory scrutiny.  Institutions that have experienced rapid growth in commercial real estate lending, have notable exposure to specific types of commercial real estate lending, or are approaching or exceed certain supervisory criteria that measure an institution’s commercial real estate portfolio against its capital levels, may be subject to such increased regulatory scrutiny.  Our commercial real estate portfolio may be viewed as falling within one or more of the foregoing categories, and accordingly we may become subject to increased regulatory scrutiny because of our commercial real estate portfolio.  If it is determined by our regulator that we have an undue concentration in commercial real estate lending, we may be required to maintain increased levels of capital and/or be required to reduce our concentration in commercial real estate loans.

Monetary Policy and Economic Controls

The Company and the Bank are directly affected by governmental policies and regulatory measures affecting the banking industry in general. Of primary importance is the Federal Reserve, whose actions directly affect the money supply which, in turn, affects banks’ lending abilities by increasing or decreasing the cost and availability of funds to banks. The Federal Reserve regulates the availability of bank credit in order to combat recession and curb inflationary pressures in the economy by open market operations in United States government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against bank deposits, and limitations on interest rates that banks may pay on time and savings deposits.

Deregulation of interest rates paid by banks on deposits and the types of deposits that may be offered by banks has eliminated minimum balance requirements and rate ceilings on various types of time deposit accounts. The effect of these specific actions and, in general, the deregulation of deposit interest rates has generally increased banks’ cost of funds and made them more sensitive to fluctuations in money market rates. In view of the changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand, or the business and earnings of the Bank or the Company. As a result, banks, including the Bank, face a significant challenge to maintain acceptable net interest margins.

Future Legislation and Regulatory Initiatives

Various other legislative and regulatory initiatives, including proposals to overhaul the banking regulatory system are from time to time introduced in Congress and state legislatures, as well as regulatory agencies. Currently, the Congress is actively considering significant changes to the manner of regulating financial institutions. The Dodd-Frank Act was an initial legislative act in this regard, but much of its impact cannot be understood until numerous rulemakings are completed. The current rulemakings and regulations being prepared under the Dodd-Frank Act and other future legislation regarding financial institutions may change banking statutes and the operating environment of the Company and the Bank in substantial and unpredictable ways, and could increase or decrease the cost of doing business, limit or expand permissible activities or affect the competitive balance depending upon whether any of this potential legislation will be enacted, and if enacted, the effect that it or any implementing regulations, would have on the financial condition or results of operations of the Company or the Bank. The nature and extent of future legislative and regulatory changes affecting financial institutions is unpredictable at this time. We cannot determine the ultimate effect that such potential legislation, if enacted, would have upon our financial condition of operations.

Where You Can Find More Information

Under the Securities Exchange Act of 1934 Sections 13 and 15(d), periodic and current reports must be filed with the SEC.  The Company electronically files the following reports with the SEC:  Form 10-K (Annual Report), Form ARS (Annual Report to Shareholders), Form 10-Q (Quarterly Report), Form 8-K (Current Report), insider ownership reports and Form DEF 14A (Proxy Statement).  The Company may file additional forms.  The SEC maintains an Internet site, www.sec.gov. in which all forms filed electronically may be accessed.  Additionally, all forms filed with the SEC and additional shareholder information is available free of charge using the Link on the Company’s website:  www.santaluciabank.com.  The Company makes these reports available to the website as soon as reasonable practicable after filing them with the SEC.  None of the information on or hyperlinked from the Company’s website is incorporated into this Annual Report on Form 10-K.

ITEM 1A.               RISK FACTORS

An investment in our common stock is subject to risks inherent to our business.  The material risks and uncertainties that Management believes may affect our business are described below.  Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included or incorporated by reference in this Annual Report.  The risks and uncertainties described below are not the only ones facing our business.  Additional risks and uncertainties that Management is not aware of or focused on or that Management currently deems immaterial may also impair our business operations.  This Annual Report is qualified in its entirety by these risk factors.

If any of the following risks actually occur, our financial condition and results of operations could be materially and adversely affected.  If this were to happen, the value of our common stock could decline significantly, and you could lose all or part of your investment.

Risks Associated With Our Business

The California Department of Financial Institutions will likely institute an enforcement action against our banking subsidiary, thereby materially impacting our operations.

The California Department of Financial Institutions (the “DFI”), the Bank’s primary state regulator, commenced its regular examination of the Bank on November 29, 2010 and completed said examination in the fourth quarter of 2010.  Based on discussions the Bank had with the DFI following the examination, the Bank’s condition has been downgraded and it is expected that an enforcement action in the form of a Consent Order will be sought against the Bank (the “Anticipated Consent Order”).  While it is expected that the content of the Anticipated Consent Order will be substantially similar to that of the Written Agreement, we anticipate that there will be one material difference.  We expect that the Anticipated Consent Order will include specific minimum capital ratios that the Bank must meet for both tier 1 leverage and total risk-based capital ratios.  At this time, the Bank has not been advised of the minimum capital ratios.  However, those ratios will be in excess of the Bank’s current capital ratios.  There can be no assurance that we will be able to comply fully with the Anticipated Consent Order. While we do not believe that compliance with the Anticipated Consent Order will materially impact our operations beyond the Written Agreement, a failure to comply fully with the Anticipated Consent Order could trigger further enforcement proceedings against the Bank that would materially impact our financial condition and results of operation.

We may be subject to ongoing regulation, including restrictions on our lending activities, all of which will materially impact our operations.

Even though the Bank remains adequately capitalized as of December 31, 2010, the regulatory agencies have the authority to restrict our operations to those consistent with under-capitalized institutions.  For example, the regulatory agencies could impose restrictions that place limitations on our lending activities.  The regulatory agencies also have the power to limit the rates paid by the Bank to attract retail deposits in its local markets.  The Bank will likely be required to reduce our levels of non-performing assets within specified time frames.  These time frames might not necessarily result in maximizing the price that might otherwise be received for the underlying properties.  In addition, if such restrictions were also imposed upon other institutions that operate in the Bank’s markets, multiple institutions disposing of properties at the same time could further diminish the potential proceeds received from the sale of these properties.

Both the Company and the Bank are operating under a Written Agreement with the FRBSF to address, among other things, lending, credit and capital related issues.

In light of the current challenging operating environment, along with our elevated level of non-performing assets, delinquencies, and adversely classified assets, we are subject to increased regulatory scrutiny and additional regulatory restrictions, and have become subject to certain enforcement actions under a Written Agreement issued by the FRBSF on December 23, 2010.  This enforcement action follows the FRBSF’s regularly scheduled examination of our banking subsidiary during the second and third quarter of 2010 and is based on discussions the Bank had following the examination.  Such enforcement action places limitations on our business and may adversely affect our ability to implement our business plans.  This enforcement action requires, among other things, the Bank to take certain steps to strengthen its balance sheet, such as reducing the level of classified assets, increasing capital levels, and addressing other criticisms of the examination.  This enforcement action is more fully discussed under “Supervision and Regulation” of Part 1 Business of this Form 10-K, Note 25. Subsequent Events of the consolidated financial statements included in this Form 10-K as well as “Recent Developments” under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.  If the Company fails to comply with these enforcement actions, it may become subject to further regulatory enforcement actions up to and including the appointment of a conservator or receiver for the Bank.

The FRBSF has imposed restrictions that place limitations on our lending activities.  They also have the power to limit the rates paid by the Bank to attract retail deposits in its local markets.  The Bank is required to reduce the level of non-performing assets and if such were also imposed upon other institutions that operate in the Bank’s markets, multiple institutions disposing of properties at the same time could further diminish the potential proceeds received from the sale of these properties.

We Cannot Accurately Predict the Effect of the Current Economic Downturn on Our Future Results of Operations or Market Price of Our Stock

The national economy and the financial services sector in particular, are currently facing challenges of a scope unprecedented in recent history. We cannot accurately predict the severity or duration of the current economic downturn, which has adversely impacted the markets we serve. Any further deterioration in the economies of the nation as a whole or in our markets would have an adverse effect, which could be material, on our business, financial condition, results of operations and prospects, and could also cause the market price of our stock to decline.

Our Level of Classified Assets Expose Us to Increased Lending Risk. Further, if Our Allowance for Loan Losses is Insufficient to Absorb Losses in Our Loan Portfolio, Our Earnings Could Decrease

At December 31, 2010, loans that we have categorized as doubtful and substandard totaled $30.7 million of which approximately $23.9 million were non-accruing.  These loans represent 16.3% of total gross loans as of December 31, 2010. If these loans do not perform according to their terms and / or the collateral is insufficient to pay any remaining loan balance, we may experience loan losses, which could have a material effect on our operating results. Like all financial institutions, we maintain an allowance for loan losses to provide for loans in our portfolio that may not be repaid in their entirety. At December 31, 2010, our allowance for loan losses totaled $11.0 million, which represented 5.84% of total loans and 45.9% of non-performing loans. We believe that our allowance for loan losses is maintained at a level adequate to absorb probable losses inherent in our loan portfolio as of the corresponding balance sheet date. However, our allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially adversely affect our operating results. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and their probability of making payment, as well as the value of real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, significant factors we consider include loss experience in particular segments of the portfolio, trends and absolute levels of classified loans, trends and absolute levels in delinquent loans, trends in risk ratings, trends in industry charge-offs by particular segments and changes in existing general economic and business conditions affecting our lending areas and the national economy. If our assumptions are incorrect, our allowance for loan losses may be insufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. Material additions to our allowance could materially decrease our net income. Our regulators, as an integral part of their examination process, periodically review our allowance for loan losses and may require us to increase our allowance for loan losses by recognizing additional provisions for loan losses charged to expense, or to decrease our allowance for loan losses by recognizing loan charge-offs, net of recoveries. Any such additional provisions for loan losses or charge-offs, as required by these regulatory agencies, could have a material adverse effect on our financial condition and results of operations.  Please also refer to “Regulatory and Enforcement Proceedings” under the section “Supervision and Regulation” of Item 1. Business of this Form 10-K for additional information on regulatory requirements regarding the Bank’s allowance for loan losses.

We Are Highly Dependent On Real Estate and Any Further Downturn in the Real Estate Market May Hurt Our Business

A significant portion of our loan portfolio is dependent on real estate.  At December 31, 2010, real estate served as the principal source of collateral with respect to approximately 80.9% of our loan portfolio.  A decline in current economic conditions, a decline in the local housing market, both of which we are experiencing currently, or rising interest rates could have an adverse effect on the demand for new loans, the ability of borrowers to repay outstanding loans, the value of real estate and other collateral securing loans and the value of real estate owned by us, as well as our financial condition and results of operations in general and the market value of our common stock.  Acts of nature, including earthquakes, floods and fires, which may cause uninsured damage and other loss of value to real estate that secures these loans, may also negatively impact our financial condition.

We Also Have a Concentration in Higher Risk Commercial Real Estate Loans

We also have a high concentration in commercial real estate (“CRE”) loans. CRE loans as defined by final guidance issued by Bank regulators are defined as construction, land development, other land loans, loans secured by multifamily (5 or more) residential properties, and loans secured by non-farm nonresidential properties.  Following this definition, approximately 43.3% of our lending portfolio can be classified as CRE lending as of December 31, 2010.  CRE loans generally involve a higher degree of credit risk than residential mortgage lending due, among other things, to the large amounts loaned to individual borrowers.  Losses incurred on loans to a small number of borrowers could have a material adverse impact on our income and financial condition.  In addition, unlike residential mortgage loans, commercial real estate loans generally depend on the cash flow from the property to service the debt.  Cash flow may be significantly affected by general economic conditions.  Losses incurred on loans to a small number of borrowers could have a material adverse impact on our financial condition and results of operations.  Also, many of our commercial real estate and commercial and industrial borrowers have more than one loan outstanding with us.  Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a 1-4 family residential mortgage loan.

Additionally, federal banking regulators recently issued final guidance regarding commercial real estate lending.  This guidance suggests that institutions that are potentially exposed to significant commercial real estate concentration risk will be subject to increased regulatory scrutiny.  Institutions that have experienced rapid growth in commercial real estate lending, have notable exposure to a specific type of commercial real estate lending, or are approaching or exceed certain supervisory criteria that measure an institution’s commercial real estate portfolio against its capital levels, may be subject to such increased regulatory scrutiny.  We have become subject to increased regulatory scrutiny because of our real estate portfolio and as a result the Bank must develop or revise, adopt, and implement a plan to systematically reduce the amount of loans within this category as outlined in the Written Agreement issued to the Bank on December 23, 2010.

Liquidity Risk Could Impair Our Ability to Fund Operations and Jeopardize Our Financial Condition

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a material adverse effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us. Additionally, we regularly monitor certain larger deposit relationships that we determine are not suitable for any form of long-term investment or that possess a higher risk of leaving us.  These balances are disclosed in “Deposits” under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations on this Form 10-K. Our ability to acquire deposits or borrow could also be impaired by factors that are not specific to us, such as a severe disruption of the financial markets or negative views and expectations about the prospects for the financial services industry in general.

We Depend On Cash Dividends From Our Subsidiary Bank To Meet Our Cash Obligations, but Our  Written Agreement Prohibit the Payment of Such Dividends Without Prior Regulatory Approval, Which May Impair Our Ability to Fulfill Our Obligations

As a holding company, dividends from our subsidiary bank provide a substantial portion of our cash flow used to service the interest payments on our trust preferred securities, our preferred stock and other obligations, including any cash dividends. Various statutory provisions restrict the amount of dividends our subsidiary bank can pay to us without regulatory approval. As outlined in the Written Agreement previously mentioned, the Bank cannot pay any cash dividends or other payments to the holding company without prior written consent of the regulatory authorities. Additionally, the Company cannot declare or pay any dividends (including those on outstanding preferred stock issued to the U.S. Treasury under the TARP Capital Purchase Program) or make any distributions of principal, interest or other sums on its trust preferred securities without prior written approval of the Federal Reserve.

The Recession and Changes in Domestic and Foreign Financial Markets Have Adversely Affected Our Industry and May Have a Material Negative Impact on Our Results of Operations and Financial Condition
Economic indices have shown that since the fourth quarter of 2007, the United States economy has been in a recession. Although the recession technically ended in 2009, the recovery remains tepid and the economy strained. This has been reflected in significant business failures and job losses. Further, dramatic declines in the housing market, with decreasing home prices and increasing delinquencies and foreclosures, have negatively impacted the credit performance of mortgage and construction loans and resulted in significant write-downs of assets by many financial institutions. General downward economic trends, reduced availability of commercial credit and increased unemployment, have negatively impacted the performance of commercial and consumer credit resulting in additional write-downs. Concerns over the stability of the financial markets and the economy have resulted in decreased lending by financial institutions to their customers and to each other. This market turmoil and tightening of credit has led to increased commercial and consumer delinquencies, lack of customer confidence, increased market volatility and widespread reduction in general business activity. Financial institutions have experienced decreased access to deposits and borrowings. The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets may adversely affect our business, financial condition, results of operations and stock price. We do not expect that the difficult conditions in the financial markets are likely to improve in the near future. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry. In particular, we may face the following risks in connection with these events:

•	We potentially face increased regulation of our industry, compliance with which may increase our costs and limit our ability to pursue business opportunities.

•
The process we use to estimate losses inherent in our credit exposure requires difficult, subjective and complex judgments, including forecasts of economic conditions and how these economic conditions might impair the ability of our borrowers to repay their loans. The level of uncertainty concerning economic conditions may adversely affect the accuracy of our estimates, which may, in turn, impact the reliability of the process.

•	The value of the portfolio of investment securities that we hold may be adversely affected.

•
We may be required to pay significantly higher FDIC premiums because market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits.

If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our business, financial condition and results of operations.

Recently Enacted Legislation and Other Measures Undertaken by the U.S. Treasury, the FRB and Other Governmental Agencies May Not Help Stabilize the U.S. Financial System or Improve the Housing Market

On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008 (the “EESA”), which, among other measures, authorized the Treasury Secretary to establish the Troubled Asset Relief Program (“TARP”). EESA gives broad authority to Treasury to purchase, manage, modify, sell and insure the troubled mortgage related assets that triggered the current economic crisis as well as other “troubled assets.” EESA includes additional provisions directed at bolstering the economy, including:

•	Authority for the FRB to pay interest on depository institution balances;

•	Mortgage loss mitigation and homeowner protection;

•
Temporary increase in FDIC insurance coverage from $100,000 to $250,000 through December 31, 2013; (this increase was subsequently made permanent on July 21, 2010 when President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act.) and

•	Authority to the SEC to suspend mark-to-market accounting requirements for any issuer or class of category of transactions.

Pursuant to the TARP, the Treasury has the authority to, among other things, purchase up to $700 billion of mortgages, mortgage-backed securities and certain other financial instruments from financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets. Under the TARP, the Treasury has created a capital purchase program, pursuant to which it is providing access to capital to financial institutions through a standardized program to acquire preferred stock (accompanied by warrants) from eligible financial institutions that will serve as Tier 1 capital.

EESA also contains a number of significant employee benefit and executive compensation provisions, some of which apply to employee benefit plans generally, and others which impose on financial institutions that participate in the TARP program restrictions on executive compensation.

EESA followed, and has been followed by, numerous actions by the FRB, Congress, Treasury, the SEC and others to address the liquidity and credit crisis that has followed the sub-prime meltdown that commenced in 2007. These measures include homeowner relief that encourage loan restructuring and modification; the establishment of significant liquidity and credit facilities for financial institutions and investment banks; the lowering of the federal funds rate; emergency action against short selling practices; a temporary guaranty program for money market funds; the establishment of a commercial paper funding facility to provide back-stop liquidity to commercial paper issuers; coordinated international efforts to address illiquidity and other weaknesses in the banking sector.

On October 14, 2008, the FDIC announced the establishment of a temporary liquidity guarantee program to provide insurance for all non-interest bearing transaction accounts and guarantees of certain newly issued senior unsecured debt issued by financial institutions (such as the Bank) and bank holding companies (such as the Company). Under the program, newly issued senior unsecured debt issued on or before June 30, 2009 will be insured in the event the issuing institution subsequently fails, or its holding company files for bankruptcy. The debt includes all newly issued unsecured senior debt (e.g., promissory notes, commercial paper and inter-bank funding). The aggregate coverage for an institution may not exceed 125% of its debt outstanding on December 31, 2008 that was scheduled to mature before June 30, 2009. The guarantee will extend to June 30, 2012 even if the maturity of the debt is after that date.

On February 17, 2009, President Obama signed into law The American Recovery and Reinvestment Act of 2009 (the “Stimulus Bill”), more commonly known as the economic stimulus or economic recovery package.  The Stimulus Bill includes a wide variety of programs intended to stimulate the economy and provide for extensive infrastructure, energy, health and education needs.  In addition, the Stimulus Bill imposes certain new executive compensation and corporate expenditure limits on all current and future TARP recipients that are in addition to those previously announced by the U.S. Treasury.

The actual impact that EESA, the Stimulus Bill and such related measures undertaken to alleviate the credit crisis will have generally on the financial markets, including the extreme levels of volatility and limited credit availability currently being experienced, is unknown. The failure of such measures to help stabilize the financial markets and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit or the trading price of our common stock.

Current Levels of Market Volatility are Unprecedented

The capital and credit markets have been experiencing volatility and disruption for more than two years. In recent months, the volatility and disruption has reached unprecedented levels.  In some cases, the markets have produced significant downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations.

FDIC Deposit Insurance Assessments Will Increase Substantially, Which Will Adversely Affect Our Net Earnings

FDIC deposit insurance expense for the year ended December 31, 2010 was approximately $.7 million.  Deposit insurance assessments will increase in 2011 due to the condition of the Bank and recent strains on the FDIC deposit insurance fund resulting from the cost of recent bank failures and an increase in the number of banks likely to fail over the next few years. The Bank currently anticipates these costs to total approximately $.9 million for 2011. During the last two quarters of 2009 the FDIC further levied a prepayment assessment on banks to be paid in December 2009 for the periods of January 2010 to December of 2012.

Declines in Asset Values May Result in Impairment Charges and Adversely Affect the Value of Our Investments, Financial Performance and Capital

We maintain an investment portfolio that includes, but is not limited to, mortgage-backed securities. The market value of investments in our portfolio had become increasingly volatile in 2009 but has stabilized in 2010. The market value of investments may be affected by factors other than the underlying performance of the servicer of the securities or the mortgages underlying the securities, such as ratings downgrades, adverse changes in the business climate and a lack of liquidity in the secondary market for certain investment securities. On a quarterly basis, we evaluate investments and other assets for impairment indicators. We may be required to record impairment charges if our investments suffer a decline in value that is considered other-than-temporary. If we determine that a significant impairment has occurred, we would be required to charge against earnings the credit-related portion of the other-than-temporary impairment, which may have a material adverse effect on our results of operations in the periods in which the write-offs occur.  During 2010, the Bank determined that there was no other than temporarily impaired (“OTTI”) bonds within the investment portfolio.

Our Real Estate Lending Also Exposes Us to the Risk of Environmental Liabilities

In the course of our business, we may foreclose and take title to real estate, and could be subject to environmental liabilities with respect to these properties.  We may be held liable to a governmental entity or to third persons for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property.  The costs associated with investigation or remediation activities could be substantial.  In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property.  If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our Business Is Subject To Interest Rate Risk and Changes in Interest Rates May Adversely Affect Our Performance and Financial Condition

Our earnings and cash flows are highly dependent upon net interest income.  Net interest income is the difference between interest income earned on interest-earning assets such as loans and securities and interest expense paid on interest-bearing liabilities such as deposits and borrowed funds.  Our net interest income (including net interest spread and margin) and ultimately our earnings are impacted by changes in interest rates and monetary policy.  Changes in interest rates and monetary policy can impact the demand for new loans, the credit profile of our borrowers, the yields earned on loans and securities and rates paid on deposits and borrowings.  Given our current volume and mix of interest-bearing liabilities and interest-earning assets, we would expect our interest rate spread (the difference in the rates paid on interest-bearing liabilities and the yields earned on interest-earning assets) as well as net interest income to increase if interest rates rise and, conversely, to decline if interest rates fall.  Additionally, increasing levels of competition in the banking and financial services business may decrease our net interest spread as well as net interest margin by forcing us to offer lower lending interest rates and pay higher deposit interest rates.  Although we believe our current level of interest rate sensitivity is reasonable, significant fluctuations in interest rates (such as a sudden and substantial increase in Prime and Overnight Fed Funds rates) as well as increasing competition may require the Bank to increase rates on deposits at a faster pace than the yield it receives on interest-earning assets increases.  The impact of any sudden and substantial move in interest rates and/or increased competition may have an adverse effect on our business, financial condition and results of operations, as the Bank’s net interest income (including the net interest spread and margin) may be negatively impacted.

Additionally, a sustained decrease in market interest rates could adversely affect our earnings.  When interest rates decline, borrowers tend to refinance higher-rate, fixed-rate loans at lower rates, prepaying their existing loans.  Under those circumstances, we would not be able to reinvest those prepayments in assets earning interest rates as high as the rates on the prepaid loans.  In addition, our commercial real estate and commercial loans, which carry interest rates that, in general, adjust in accordance with changes in the prime rate, will adjust to lower rates.  We are also significantly affected by the level of loan demand available in our market.  The inability to make sufficient loans directly affects the interest income we earn. Lower loan demand will generally result in lower interest income realized as we place funds in lower yielding investments.

Failure to Successfully Execute Our Strategy May Adversely Affect Our Performance

Our financial performance and profitability depends on our ability to execute our corporate growth strategy.  Continued growth, however, may present operating and other problems that could adversely affect our business, financial condition and results of operations.  Accordingly, there can be no assurance that we will be able to execute our growth strategy or maintain the level of profitability that we have recently experienced.  Factors that may adversely affect our ability to attain our long-term financial performance goals include those stated elsewhere in this section, as well as:

•	Inability to control non-interest expense, including, but not limited to, rising employee, regulatory compliance, and healthcare costs;

•	Limitations imposed on us in the Consent Order and/or Written Agreement.

•	Inability to increase non-interest income; and

•	Continuing ability to expand, through de novo branching or finding acquisition targets at valuation levels we find attractive.

Economic Conditions in the Central Coast of California Area May Adversely Affect Our Operations and / or Cause Us to Sustain Losses

Our retail and commercial banking operations are concentrated primarily in San Luis Obispo and Santa Barbara Counties.  As a result of this geographic concentration, our results of operations depend largely upon economic conditions in this area.  A significant source of risk arises from the possibility that losses will be sustained if a significant number of our borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans.  This risk increases when the economy is weak.  The industries of tourism, agriculture (specifically that related to the production of wine) and hospitality represent a significant portion of economic activity in our primary market area have been impacted to some degree by the current economic downturn.  Although the Company has not seen any significant increase in non-performing assets related to loans the Bank has made to borrowers in these industries, the Company believes a prolonged economic downturn may have an impact on such borrowers, which may result in further increases in the level of our non-performing assets.

We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses that Management believes is appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our loan portfolio.  These policies and procedures, however, may not prevent unexpected losses that may have material adverse affects on our results of operations in general and the market value of our stock.

Additionally, our primary market area is an increasingly competitive and overcrowded banking market.  Our ability to achieve the growth outlined in our corporate strategic goals may be dependent in part on an ability to grow through the successful addition of new branches or the identification and acquisition of potential targets at acceptable pricing levels either inside or outside of our primary market.  If we are unable to attract significant new business through strategic branching, or acquire new business through the acquisition of other banks, our growth in loans and deposits and, therefore, our earnings, may be adversely affected.

We Face Strong Competition from Financial Service Companies and Other Companies That Offer Banking Services, Which May Hurt Our Business

As previously mentioned, the financial services business in our market areas is highly competitive.  It is becoming increasingly competitive due to changes in regulation, technological advances, and the accelerating pace of consolidation among financial services providers.  We face competition both in attracting quality assets and deposits and in making loans.  We compete for loans principally through the interest rates and loan fees we charge and the efficiency and quality of services we provide. Increasing levels of competition in the banking and financial services business may reduce our market share, decrease loan demand, cause the prices we charge for our services to fall, or decrease our net interest margin by forcing us to offer lower lending interest rates and pay higher rates on our deposits.  Therefore, our results may differ in future periods depending upon the nature or level of competition.

Technology and other changes are allowing parties to complete financial transactions that historically have involved banks through alternative methods.  For example, consumers can now maintain funds that would have historically been held as bank deposits in brokerage accounts or mutual funds.  Consumers can also complete transactions such as paying bills and/or transferring funds directly without the assistance of banks.  The process of eliminating banks as intermediaries, known as “disintermediation,” could result in the loss of fee income, as well as the loss of customer deposits and the related income generated from those deposits.  The loss of these revenue streams and the lower cost deposits as a source of funds could have a material adverse effect on our financial condition and results of operations.

We May Not Be Able to Attract and Retain Skilled People

Our success depends, in large part, on our ability to attract and retain key people.  Competition for the best people in most of our activities can be intense and we may not be able to hire people or to retain them.  The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, knowledge of our market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

Because of Our Participation in the Troubled Asset Relief Program (‘‘TARP’’), We Are Subject to Several Restrictions, Including Restrictions on Compensation Paid to Our Executives

Certain standards for executive compensation and corporate governance apply to us for the period during which the U.S. Treasury holds an equity position in us. These standards generally apply to our Chief Executive Officer, Chief Financial Officer and the three next most highly compensated senior executive officers. The standards include, among other things, (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) required clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives; and (4) agreement not to deduct for tax purposes, executive compensation in excess of $500,000 for each senior executive. In particular, the change to the deductibility limit on executive compensation may increase the overall cost of our compensation programs in future periods. Pursuant to the American Recovery and Reinvestment Act of 2009 (the ‘‘Stimulus Bill’’), more commonly known as the economic stimulus recovery package, further compensation restrictions, including significant limitations on incentive compensation, have been imposed on our senior executive officers and most highly compensated employees. Such restrictions and any future restrictions on executive compensation, which may be adopted, could adversely affect our ability to hire and retain senior executive officers.

Our Internal Operations Are Subject to a Number of Risks

We are subject to certain operations risks, including, but not limited to, data processing system failures and errors, customer or employee fraud and catastrophic failures resulting from terrorist acts or natural disasters.  We maintain a system of internal controls to mitigate against such occurrences and maintain insurance coverage for such risks that are insurable, but should such an event occur that is not prevented or detected by our internal controls, uninsured or in excess of applicable insurance limits, it could have a significant adverse impact on our business, financial condition or results of operations.

•	Information Systems

We rely heavily on communications and information systems to conduct our business.  Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems.  While we have policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed.  The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

•	Technological Advances

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services.  The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs.  Our future success depends, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations.  Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.  Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on our business and, in turn, our financial condition and results of operations.

•	Severe Weather, Natural Disasters, Acts of War or Terrorism and Other External Events

Severe weather, natural disasters, acts of war or terrorism and other adverse external events could have a significant impact on our ability to conduct business.  Such events could affect the stability of our deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause us to incur additional expenses.  For example, the Central Coast of California is subject to earthquakes and fires.  Operations in our market could be disrupted by both the evacuation of large portions of the population as well as damage and or lack of access to our banking and operation facilities.  While we have not experienced such an occurrence to date, other severe weather or natural disasters, acts of war or terrorism or other adverse external events may occur in the future.  Although management has established disaster recovery policies and procedures, the occurrence of any such event could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations.

•	We Depend On Cash Dividends From Our Subsidiary Bank To Meet Our Cash Obligations

As a holding company, dividends from our subsidiary bank provide a substantial portion of our cash flow used to service the interest payments on our trust preferred securities and other obligations, including any cash dividends.  See Item 5.  Market for Common Equity and Related Stockholder Matters.  Various statutory provisions restrict the amount of dividends our subsidiary bank can pay to us without regulatory approval.  Additionally, the Written Agreement we are operating under prohibit our banking subsidiary from paying dividends or any form of payment to the Holding Company that would represent a reduction in the subsidiary bank’s capital.  For more information regarding the Written Agreement, please see the discussion titled “Written Agreement” under the section “Supervision and Regulation” of Item 1. Business, “Recent Developments” under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 25. Subsequent Events of the consolidated financial statements, filed on this Form 10-K.

Risks Associated With Our Industry

We Are Subject to Government Regulation That May Limit or Restrict Our Activities, Which in Turn May Adversely Impact Our Operations

The financial services industry is regulated extensively.  Federal and State regulation is designed primarily to protect the deposit insurance funds and consumers, and not to benefit our shareholders.  These regulations can sometimes impose significant limitations on our operations.  New laws and regulations or changes in existing laws and regulations or repeal of existing laws and regulations may adversely impact our business.  We anticipate that continued compliance with various regulatory provisions will impact future operating expenses.  Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects economic conditions for us.

New Legislative and Regulatory Proposals May Affect Our Operations and Growth

Proposals to change the laws and regulations governing the operations and taxation of, and federal insurance premiums paid by, banks and other financial institutions and companies that control such institutions are frequently raised in the U.S. Congress, state legislatures and before bank regulatory authorities.  The likelihood of any major changes in the future and the impact such changes might have on us or our subsidiaries are impossible to determine.  Similarly, proposals to change the accounting treatment applicable to banks and other depository institutions are frequently raised by the SEC, the federal banking agencies, the IRS and other appropriate authorities.  The likelihood and impact of any additional future changes in law or regulation and the impact such changes might have on us or our subsidiaries are impossible to determine at this time.

Risks Associated With Our Stock

Our Participation in the U.S. Treasury’s Capital Purchase Program (“CPP”) May Pose Certain Risks to Holders of Our Common Stock

On December 19, 2008, the Company entered into a Purchase Agreement with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company agreed to issue and sell 4,000 shares of the Company’s Preferred Stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock) and a Warrant to purchase 38,869 shares of the Company’s Common Stock (adjusted for the two subsequent 2% stock dividends) for an aggregate purchase price of $4,000,000 in cash. In connection with this transaction the Company incurred $50,000 in costs.

Under the terms of the CPP, the Company sold to the U.S. Treasury $4.0 million in preferred stock and a warrant to purchase approximately $.2 million of the Company’s common stock.  Although the Company believes that its participation in the CPP is in the best interests of our shareholders in that it will enhance Company and Bank capital and provide additional funds for future growth, it may pose certain risks to the holders of our common stock such as the following:

•
Under the terms outlined by the U.S. Treasury for participants in the CPP, the Company issued a warrant to the U.S Treasury to purchase shares of its common stock.  The issuance of this warrant is dilutive to current common stockholders in that it reduces earnings per common share. Additionally, the ownership interest of the existing holders of our common stock will be diluted to the extent the warrant is exercised. The shares of common stock underlying the warrant represent approximately 2.0% of the shares of our common stock outstanding as of December 31, 2010 (including the shares issuable upon exercise of the warrant in total shares outstanding).

•
Although the U.S. Treasury has agreed not to vote any of the shares of common stock it receives upon exercise of the warrant, a transferee of any portion of the warrant or of any shares of common stock acquired upon exercise of the warrant is not bound by this restriction and therefore may become a significant holder of the Company’s common stock and possess significant voting power.

•
Although the preferred equity issued to the U.S. Treasury is non-voting, the terms of the CPP stipulate that the U.S. Treasury may vote their senior equity in matters deemed by the U.S. Treasury to have an impact on their holdings.

•
Although the Company does not foresee any material changes to the terms associated with its participation in the CPP, the U.S. Government, as a sovereign body, may at any time change the terms of our participation in the CPP and or significantly influence Company policy.

For more information about the Company’s participation in the CPP, see “Note O - Preferred Stock and Related Warrant,” of the consolidated financial statements filed on this Form 10-K.

Our Outstanding Preferred Stock Impacts Net Income Available to Our Common Stockholders and Earnings Per Common Share and Other Potential Issuances of Equity Securities May be Dilutive to Holders of Our Common Stock

The dividends declared and the accretion on our outstanding preferred stock will reduce the net income available to common stockholders and our earnings per common share. The preferred stock will also receive preferential treatment in the event of the Company’s liquidation, dissolution or winding-down.  In addition, to the extent options to purchase common stock under our employee and director stock option plans are exercised, holders of our common stock will incur additional dilution.  Further, if the Company sells additional equity or convertible debt securities, such sales may result in increased dilution to our shareholders.

Our Stock Trades Less Frequently Than Others

Although our common stock is quoted on the over-the-counter market, the trading volume in our common stock is less than that of other larger financial services companies.  A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time.  This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control.  Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall.

Our Stock Price is affected by a Variety of Factors
Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive.  Our stock price can fluctuate significantly in response to a variety of factors discussed in this section, including, among other things:

•	Actual or anticipated variations in quarterly results of operations;

•	Recommendations by securities analysts;

•	Operating and stock price performance of other companies that investors deem comparable to our company;

•	News reports relating to trends, concerns and other issues in the financial services industry; and

•	Perceptions in the marketplace regarding our company and/or its competitors and the industry in which we operate.

These factors may adversely affect the trading price of our common stock, regardless of our actual operating performance, and could prevent you from selling your common stock at or above the public offering price.  In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies.  These broad fluctuations may adversely affect the market price of our common stock, regardless of our trading performance.

Holders of Our Junior Subordinated Debentures Have Rights That Are Senior to Those of Our Common Shareholders

We have supported our continued growth through the issuances of trust preferred securities from one special purpose trust.  At December 31, 2010, we had outstanding trust preferred securities totaling $5.0 million.  Payments of the principal and interest on the trust preferred security of this special purpose trust is fully and unconditionally guaranteed by us.  Further, the accompanying junior subordinated debenture we issued to the special purpose trust is senior to our shares of common stock.  As a result, we must make payments on the junior subordinated debenture  before any dividends can be paid on our common stock and, in the event of our bankruptcy, dissolution or liquidation, the holders of the junior subordinated debenture must be satisfied before any distributions can be made on our common stock.  We have the right to defer distributions on our junior subordinated debentures (and the related trust preferred securities) for up to five years, during which time no cash dividends may be paid on our common stock.

Following consultation with the Federal Reserve Bank of San Francisco (the “FRB”), on August 31, 2010 the Company elected to defer regularly scheduled payments on its outstanding junior subordinated debenture relating to its outstanding $5 million trust preferred security (the “Security”) for a period of up to 20 consecutive quarters (the “Deferral Period”).  The terms of the Security and the trust documents allow the Company to defer payments of interest for the Deferral Period without default or penalty.  During the Deferral Period, the Company will continue to recognize interest expense associated with the Security.  Upon the expiration of the Deferral Period, all accrued and unpaid interest will be due and payable.  During the Deferral Period, the Company is prevented from paying cash dividends to shareholders or repurchasing stock.

Our Common Stock is Not an Insured Deposit

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity.  Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this report and is subject to the same market forces that affect the price of common stock in any company.  As a result, if you acquire our common stock, you may lose some or all of your investment.

Our Articles of Incorporation and By-Laws, As Well As Certain Banking Laws, May Have an Anti-Takeover Effect

Provisions of our articles of incorporation, bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders.  The combination of these provisions may hinder a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock.

ITEM 1B. Unresolved Staff Comments

The Company has no unresolved comments received from staff at the SEC.

ITEM 2.	PROPERTIES

The Company conducts its banking operations from four offices.  The Bank owns the land and building of its office located at 7480 El Camino Real, in Atascadero, California. The building is a two-story building of approximately 16,500 square feet.

The Bank owns the land and building of its office located at 1240 Spring Street, Paso Robles, California. The Bank occupies approximately 7,200 square feet on the ground floor of the building and 2,800 square feet in the basement is used for records storage and as a staff room.

The Bank owns the land and building of its office located at 1530 East Grand Avenue in Arroyo Grande.  The building is a two-story building of approximately 10,200 square feet.

The Bank owns the land and a two-story building of approximately 10,000 square feet which houses its office located at 1825 South Broadway, Santa Maria, California.

The Company believes that all of its properties are well maintained and are suitable for their respective present needs and operations.

ITEM 3.	LEGAL PROCEEDINGS

The Company is, from time to time, subject to various pending and threatened legal actions which arise out of the normal course of its business. The Company is not a party to any pending legal or administrative proceedings (other than ordinary routine litigation incidental to the Company’s business) and no such proceedings are known to be contemplated.

There are no material proceedings adverse to the Company to which any director, officer, affiliate of the Company or 5% shareholder of the Company, or any associate of any such director, officer, affiliate or 5% shareholder of the Company is a party, and none of the above persons has a material interest adverse to the Company.

There are no material proceedings adverse to the Company to which any Director, Officer or affiliate of the Company is a party.

ITEM 4.	(REMOVED AND RESERVED)

PART II

ITEM 5.	MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

The Company’s Common Stock is not listed on any exchange or market. However, Morgan Stanley, Howe Barnes Hoefer & Arnett, Inc., Edward Jones, Wedbush Morgan Securities, UBS Financial Services, Inc., and McAdams Wright and Ragen each actively make a market in the Company’s Common Stock. Certain information concerning the Common Stock is quoted on the OTC Bulletin Board under the symbol “SLBA.OB”

The information in the following table indicates the high and low bid prices of the Company’s Common Stock for each quarterly period during the last two years based upon information provided by certain of the firms mentioned above who serve as the Company’s market makers. These prices do not include retail mark-ups, mark-downs or commission.

	Quarter Ended	Bid Prices
2010		Low	High
	December 31	$1.20	$2.95
	September 30	$1.90	$6.70
	June 30	$6.60	$8.20
	March 31	$7.35	$11.76

2009
	December 31	$10.10	$11.89
	September 30	$11.55	$15.00
	June 30	$10.50	$13.00
	March 31	$8.20	$14.75

The foregoing table is based on data reported by the market makers named above and does not include information on shares traded directly by shareholders or through other dealers.

Holders

The Company has two classes of stock outstanding — Common and Preferred Stock. As of February 23, 2011 there were approximately 371 record holders of the Company’s Common Stock.

Dividends

The following table sets forth the per share amount and month of payment for all cash dividends paid since January 1, 2008:

Month Paid	Amount Per Share
March 2008	$0.25
September 2008	$0.25
March 2009	$0.25

The Company had paid a cash dividend for 20 years however, it issued a 2% stock dividend in October 2009 and March 2010. As of August 2010, all dividend activity has been suspended.

The Company is a legal entity separate and distinct from the Bank.  The Company’s shareholders are entitled to receive dividends when declared by its Board of Directors, out of funds legally available therefore, subject to the restrictions set forth in the California General Corporation Law (the Corporation law).  The Corporation Law provides that a corporation may make a distribution to its shareholders if the corporation’s retained earnings equal at least the amount of the proposed distribution.  The Corporation Law also provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may, nevertheless, make a distribution to its shareholders if it meets two conditions, which generally are as follows: (i) the corporation’s assets equal 1-1/4 times its liabilities, and (ii) the corporation’s current assets equal at least its current liabilities or, if the average of the corporation’s earnings before taxes on income and before interest expenses for the two preceding fiscal years was less than the average of the corporation’s interest expenses for such fiscal years, then the corporation’s interest expenses for such fiscal years, then the corporation’s current assets must equal at least 1-1/4 times its current liabilities. As a regulated bank holding company, the Federal Reserve Board’s restrictions may also limit the Company’s ability to pay cash dividends. Generally, a bank holding company must consult with the Reserve Board prior to payment of a proposed cash dividend, if the company did not have sufficient earnings in the prior four quarters at least equal to the proposed dividend and other holding company obligations.

The ability of the Company to pay a cash dividend depends largely on the Bank’s ability to pay a cash dividend to the Company.  The payment of cash dividends by the Bank is subject to restrictions set forth in the California Financial Code (the Financial Code).  The Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of (a) the bank’s retained earnings; or (b) the bank’s net income for its last three fiscal years, less the amount of any distributions made by the bank or by an majority-owned subsidiary of the bank to the shareholders of the bank during such period.  However, a bank may, with the approval of the DFI, make a distribution to its shareholders in an amount not exceeding the greater of (x) its retained earnings; (y) its net income for its last fiscal year; or (z) its net income for its current fiscal year.  In the event that the DFI determines that the shareholders’ equity of the bank is inadequate or that the making of a distribution by the bank would be unsafe or unsound, the DFI may order the bank to refrain from making a proposed distribution.  The FDIC may also restrict the payment of dividends if by payment of such dividends, the bank would be included in one of the “undercapitalized” categories for capital adequacy purposes pursuant to federal law (See, “Item 1 — Supervision and Regulation Prompt Corrective Action and Other Enforcement Mechanisms.”) Additionally, while the Federal Reserve Board has no general restriction with respect to the payment of cash dividends by an adequately capitalized bank to its parent holding company, the Federal Reserve Board might, under certain circumstances, place restrictions on the ability of a particular bank to pay dividends based upon peer group averages and the performance and maturity of the particular bank, or object to management fees to be paid by a subsidiary bank to its holding company on the basis that such fees cannot be supported by the value of the services rendered or are not the result of an arm’s length transaction.

The Company’s junior subordinated debt agreements contain provisions which prohibit the paying of dividends if it defers payment of interest on outstanding trust preferred securities (See “Item I. Business — Supervision and Regulation — Capital Standards”)

The Company’s participation in the TARP Capital Purchase Program includes restrictions on the amount of dividends that can be paid to common shareholders. The Company can not pay a dividend greater than the prior dividend declared unless prior approval from the United States Treasury is granted. Additionally, the Company will be prohibited from continuing to pay dividends on its common stock unless the Company has fully paid all required dividends on the preferred stock issued to the Treasury.

Following consultation with the Federal Reserve Bank of San Francisco (the “FRB”), on August 31, 2010 the Company elected to defer regularly scheduled dividends on the Preferred Stock. As of December 31, 2010, the Company has missed two dividend payments. By deferring the dividends on Series A Senior Preferred Stock for a total of six quarters, whether or not consecutive, the U.S. Treasury will have the right to elect two members of the Company’s Board of Directors, voting together with any other holders of preferred shares ranking pari passu with the Series A Senior Preferred Stock. These directors would serve on the Company’s Board of Directors until such time as the Company has paid in full all dividends not previously paid, at which time these directors’ terms of office would immediately terminate.

Further, under the Written Agreement with the FRBSF the Bank may not pay cash dividends or make other payments to the holding company without prior written consent of the regulatory authorities.  Additionally, the Company may not receive any dividends or other forms of payment from the Bank representing a reduction in the Bank’s capital or make payments to its shareholders without the prior approval of the FRBSF and the Director of the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System.

ITEM 6. SELECTED FINANCIAL DATA

The table below provides selected financial data that highlights the Company’s performance results for the five years ended December 31, 2010, 2009, 2008, 2007 and 2006:

	Year Ended December 31,
	2010	2009	2008	2007	2006

Summary of Operations:	(dollars in thousands except per share data)
Interest Income	$12,587	$13,851	$15,276	$17,719	$17,027
Interest Expense	2,291	3,021	3,877	4,824	3,577

Net Interest Income	10,296	10,830	11,399	12,895	13,450
Provision for Loan Loss	15,198	5,460	975	-	240

Net Interest Income After Provision for Loan Losses	(4,902)	5,370	10,424	12,895	13,210
Noninterest Income	1,610	1,236	1,111	1,071	1,010
Noninterest Expense	10,655	9,865	9,763	9,029	8,590

Income Before Income Taxes	(13,947)	(3,259)	1,772	4,937	5,630
Income Tax, expense(benefit)	807	(1,434)	(633)	(1,934)	(2,242)

Net Income (loss)	$(14,754)	$(1,825)	$1,139	$3,003	$3,388

Dividends and Accretion on Preferred Stock	$240	$240	$-	$-	$-

Net (losses)/income Applicable to Common Shareholders	$(14,994)	$(2,065)	$1,139	$3,003	$3,388

Cash Dividends Paid	$-	$483	$963	$871	$768

Per Common Share Data:
Net Income - Basic	$(7.49)	$(1.05)	$0.59	$1.55	$1.77
Net Income - Diluted	$(7.49)	$(1.05)	$0.58	$1.51	$1.68
Dividends	$-	$0.25	$0.50	$0.45	$0.40
Book Value	$1.86	$9.58	$11.21	$11.01	$9.93

Common Outstanding Shares:	2,003,131	1,961,334	1,923,053	1,924,873	1,928,097

Statement of Financial Condition Summary:
Total Assets	$249,801	$269,923	$251,880	$248,640	$240,738
Total Deposits	233,867	238,723	212,317	212,718	212,988
Total Net Loans	176,750	198,099	186,632	166,619	169,680
Allowance for Loan Losses	10,999	3,386	2,310	1,673	1,654
Total Shareholders' Equity	7,545	23,030	25,551	21,189	19,137

Asset Quality:
Loan on Non-Accrual	$23,945	$6,407	$1,614	$2,176	$-
Loans Past Due >90 days and still accruing	$-	$-	$-	$-	$550
OREO	$2,123	$428	$-	$-	$-
Loans Past Due 30-89 days	$606	$5	$2,674	$-	$-

Selected Ratios:
Return on Average Assets	-5.65%	-0.69%	0.46%	1.22%	1.42%
Return on Average Equity	-107.53%	-7.18%	5.19%	14.87%	19.45%
Net Interest Margin	4.16%	4.49%	5.05%	5.92%	6.38%
Average Loans as a Percentage of Average Deposits	82.46%	87.82%	83.84%	76.11%	79.74%
Allowance for Loan Losses to Total Loans	5.84%	1.67%	1.22%	0.99%	0.96%
Company
Tier I Capital to Average Assets	4.02%	10.28%	11.89%	10.50%	10.00%
Tier I Capital to Risk-Weighted Assets -	5.72%	12.54%	14.41%	13.20%	12.70%
Total Capital to Risk-Weighted Assets -	8.30%	13.87%	15.92%	14.60%	14.40%
Bank
Tier I Capital to Average Assets	4.75%	9.71%	11.44%	9.85%	9.11%
Tier I Capital to Risk-Weighted Assets -	6.85%	11.85%	13.65%	12.33%	11.43%
Total Capital to Risk-Weighted Assets -	8.16%	13.18%	15.17%	13.80%	13.13%

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following is an analysis of the financial condition and results of operations of the Company as of and for years ended December 31, 2010, 2009 and 2008.  The analysis should be read in connection with the consolidated financial statements and notes thereto appearing elsewhere in this report.

Financial Overview

For the years ended December 31, 2010 and 2009, the Company recorded a net loss of approximately $15.0 million or ($7.49) per common share and $2.1 million or ($1.05) per common share, respectively. On a year over year basis, the net loss increased by approximately $12.9 million. The primary factor behind the increase in the loss can be attributed to substantial provisions the Bank made to the allowance for loan losses during 2010, resulting from, among other things, increases in non-performing loans due in part to continued weaknesses in local, state and economic conditions. For the year ended December 31, 2008, the Company earned $1.1 million or $0.58 per diluted common share.

2010 proved to be a challenging year as the Company’s results of operations were significantly impacted by a number of factors including, most notably, the additional provisions the Bank made to the allowance for loan losses.  A challenging credit environment and continued economic weakness, among other things, led the Bank to increase its allowance for loan losses by approximately $7.6 million, net of charge-offs and recoveries, to $11.0 million or 5.84% of total gross loans.  This compares to an allowance of $3.4 million or 1.67% of total gross loans as of December 31, 2009.  During 2010 the Bank also saw a considerable increase in the level of criticized and classified loans as well as “watch list” loan balances, resulting in part from continued economic stresses.  As the level of criticized, classified and watch list balances increased, so also did the level of non-accruing balances and ultimately charge-offs.  For the year ended December 31, 2010 net charge-offs totaled approximately $7.6 million, representing 3.77% of average loan balances.  This compares to net charge-offs of $4.4 million for 2009, representing 2.20% of average loan balances.  The Bank recorded net charge offs of approximately $.3 million for 2008.

Operating results for 2010 were also impacted by the write-down and expense for OREO property in the approximate amount of $.6 million.

Although 2010 marked a year of significant challenges with respect to the Company’s profitability, Management took considerable steps during the year to reinforce the oversight of the loan portfolio, specifically with respect to problem assets.  The Bank’s problem credit department was expanded and the independent loan review was enhanced and moved to a bi-annual basis to augment Management’s ongoing internal review.  Additionally, In August 2010, the Company announced that Claudya Ross was promoted to Executive Vice President and Chief Credit Officer. Ms. Ross brings over 24 years of banking experience to the Bank. Management believes the actions taken in 2010 to further enhance the Bank’s oversight of credit quality will enhance the Company’s ability to navigate through the continued weakened economy.

The following provides a summary of operating results for the year ended December 31, 2010:

●
Interest income for the year ended December 31, 2010 was approximately $12.6 million, which represents a decline of approximately $1.3 million or 9.1% from the same period in 2009.  Lower earning asset yields during 2010, resulting from the current interest rate environment compounded by the large amount of loans on non-accrual, contributed significantly to the year over year decline.

●
Interest expense for the year ended December 31, 2010 was approximately $2.3 million, which represents a decline of approximately $.7 million or 24.2% from the same period in 2009. Lower offering rates in conjunction with the re-pricing of floating rate deposit balances during 2010 contributed significantly to the decline in interest expense.

●
As a result of the items mentioned above, net interest income for the year ended December 31, 2010 was approximately $10.3 million compared to $10.8 million for the same period in 2009. This represents a decrease of approximately $.5 million or 5.0%.  For the year ended December 31, 2010 the Company’s net interest margin was 4.16% compared to the 4.49% reported for 2009, representing a decline of 33 basis points.

●
For the year ended December 31, 2010, non-interest income totaled approximately $1.6 million, compared to $1.2 million for the same period in 2009. During 2010, the Bank recognized gains on sales of investments of $.6 million compared to $.2 million in 2009. Thee gains account for the majority of the variance on a year over year basis.

●
Non-interest expenses for the year ended December 31, 2010 were approximately $10.7 million or $.8 million higher than the $9.9 million reported for the same period ended a year earlier.  Contributing to the increase in non-interest expense in 2010 were higher FDIC assessment costs, $.6 million in OREO expense including write-downs and higher costs incurred related to the management of problem assets.  For a more detailed discussion regarding non-interest expense please see “Non-Interest Expense” of Management’s Discussion and Analysis filed on this Form 10-K.

●	The operating efficiency ratio for the year ended December 31, 2010 was 89.5% compared to 81.8% for the year ended December 31, 2009.

The following provides a summary of significant year to date changes in financial condition balances as of December 31, 2010:

●	Total assets at December 31, 2010 were approximately $249.8 million, approximately $20.1 million or 7.5% less than that report at December 31, 2009.

●
Fed Funds sold and interest bearing due from balances totaled approximately $15.5 million at December 31, 2010, approximately $13.0 million or 520.0% higher than that reported at December 31, 2009.  A significant decrease in total loans along with the Bank’s plan to increase liquidity in response to our Written Agreement with the FRBSF accounts for the high balances in this category.

●
Available for sale investment securities totaled approximately $32.5 million at December 31, 2010, approximately $8.4 million or 20.6% less than that reported at December 31, 2009.  As mentioned, the Bank’s current plan is to retain excess liquidity in the overnight interest bearing due from balances until such time that there is trending evidence of no reputation risk as the result of regulatory action. The Bank has not experienced any such reputation risk to date.

●
Gross loans totaled approximately $188.4 million at December 31, 2010, representing a decrease of approximately $13.8 million or 6.8% over that reported at December 31, 2009.  In addition to loan demand being soft throughout the year, the Bank was also restricted by regulatory CRE levels as the result of the significant losses experienced during the year.  For a more detailed discussion regarding the loan portfolio, please see “Loans” of Management’s Discussion and Analysis filed on this Form 10-K.

●
Total deposits were approximately $233.9 million at December 31, 2010, approximately $4.9 million or 2.0% less than that reported at December 31, 2009.  Time certificates of deposits decreased by $7.2 million or 8.4% due to the reshaping of the balance sheet in the absence of loan demand. Core deposits (defined as total deposits less time certificates of deposit of $100,000 or more) represented 78.1% and 78.2% at December 31, 2010 and 2009, respectively. For a more detailed discussion regarding deposits, please see “Deposits” of Management’s Discussion and Analysis filed on this Form 10-K.

●
Shareholders’ equity totaled approximately $7.5 million at December 31, 2010, representing a decrease of approximately $15.5 million or 67.2% from that reported at December 31, 2009.  The primary factor for the decrease is the net loss of $15.0 million reported for 2010.

The following provides an overview of asset quality as of and for the year ended December 31, 2010:

●
At December 31, 2010 non-performing assets totaled approximately $26.1 million, an increase of approximately $19.3 million or 281.4% over that reported at December 31, 2009.  The ratio of non-performing assets to total assets was 10.44% at December 31, 2010 compared to the 2.53% reported at December 31, 2009.

●
Non-performing loans totaled approximately $23.9 million at December 31, 2010, an increase of approximately $17.5 million or 273.7% over that reported at December 31, 2009.  Non-performing loans represented 12.71% of total gross loans as of December 31, 2010 compared to 3.17% reported for December 31, 2009.  At December 31, 2010 non-performing loans as a percent of the allowance for loan losses was 217.7% compared to 189.2% reported at December 31, 2009.

●
The allowance for loan losses was approximately $11.0 million at December 31, 2010, approximately $7.6 million higher than that reported at December 31, 2009.  During 2010, the Bank made approximately $15.2 million in provisions to the allowance for loan losses and charged-off approximately $7.8 million in loan balances.  At December 31, 2010 the allowance as a percentage of total gross loans was 5.84% compared to the 1.67% reported at December 31, 2009.

●	Net charge-offs for 2010 totaled approximately $7.6 million compared to the $4.4 million reported for 2009. Net charge-offs to average loans was 3.77% for 2010 compared to 2.20% reported for 2009.

●	Other real estate owned totaled approximately $2.1 million at December 31, 2010, compared to $0.4 million reported at December 31, 2009.

For additional information regarding asset quality, the allowance for loan losses and provisions for loan losses, please see “Troubled Debt Restructurings,” “Non-Performing Assets,” and “Allowance for Loan Losses” of Management’s Discussion and Analysis filed on this Form 10-K.

Recent Regulatory Developments

As discussed previously, on December 23, 2010, the Company the Bank and the FRBSF entered into the Written Agreement (the “Written Agreement”), effective December 23, 2010, addressing, among other items, management, operations, lending, asset quality and increased capital for the Bank and the Company, as appropriate.

In addition, the DFI completed an examination of the Bank in the fourth quarter of 2010.  Based upon discussion with the DFI following the examination, the Bank’s condition has been further downgraded.  Further, the Bank likely will receive some form of formal enforcement action from the DFI.  While we expect the action from the DFI to be similar in scope to the Written Agreement, it will differ in at least one important respect.  While the Written Agreement requires the Bank to submit a capital plan to the FRBSF, the agreement does not specify a particular level of capital the Company or Bank must maintain.  The DFI has indicated that its action will include specific minimum capital ratios that the Bank must meet for both the tier 1 leverage and total risk based capital ratios.  At this time, the Bank has not been advised of the minimum capital ratios sought by the DFI.  However, those ratios will be in excess of the Bank’s current capital ratios.

Many of the requirements of the Written Agreement reflect recommendations or requirements from the examination that the Bank has been working on since the date of the examination. Subsequent to the examination and in order to enhance the Bank’s ability to remedy many of the noted criticisms, the Bank made several  changes in the executive structure to include a newly appointed Chief Credit Officer (CCO) and Chief Financial Officer. In addition, Stanley R. Cherry, Director and former President and CEO rejoined the Bank as SVP- credit administration and will be working closely with the CCO to manage the day-to-day credit functions. The Company and Bank will continue their efforts to comply with all provisions of the Written Agreement, and believe they are taking the appropriate steps necessary to comply in a timely fashion.

Our capital has been significantly reduced as a result of the losses in 2009 and 2010. We must now recapitalize the Company and the Bank. As discussed previously, the Written Agreement requires the Company and Bank to submit a capital plan to the FRBSF containing minimum capital ratios for the Bank that would raise them above their current levels.  In addition, the Anticipated Consent Order will, among other things, require that the Bank achieve and then maintain certain capital ratios significantly in excess of current capital levels.  Although we have not yet received the Anticipated Consent Order, as of December 31, 2010, based on our capital plan submitted to the FRBSF we estimate that we needed to achieve a combination of new equity capital and earnings of approximately $8.7 million in order to appropriately recapitalize the Company and Bank.  To achieve such a result, we must:

•	increase the Bank’s capital through a combination of new equity capital and its earnings;

•	minimize future losses from the $23.9 million in non-performing loans we had at December 31, 2010 or from other assets; and/or

•	reduce assets from the amount at year end 2010.

If we do not achieve all these goals, we will not be able to adequately recapitalize the Company, which would have a material adverse effect on the Company and the Bank and our ability to continue as a going concern. In addition, until we receive the Anticipated Consent Order we will not know if $8.7 million will be adequate to satisfy the DFI, and the FRBSF has not yet approved our capital plan.  Failing to adequately recapitalize the Company or satisfy our regulatory capital requirements could lead to, among other things, additional regulatory enforcement actions including the imposition of civil monetary penalties against the Company, the Bank or both, the termination of insurance of the Bank’s deposits by the FDIC or the closing of the Bank with the imposition of a conservator or receiver.

We currently hold in escrow approximately $1.2 million through our efforts in a recent private placement (the “Private Placement”).  While this amount of capital would be a material addition to the Company’s capital levels, we believe this amount of capital will not adequately recapitalize the Bank, bring the Bank into compliance with any capital ratio requirement the DFI will set, nor will it be sufficient for purposes of satisfying the Written Agreement.  Because of this likely shortfall in the Private Placement, the Company has elected to keep those proceeds in escrow, and is contemplating a rights offering to its current common shareholders in an effort to further augment capital.  There can be no assurance that such a rights offering will be successful, or raise enough capital when combined with the net proceeds of the Private Placement to fully satisfy the capital requirements imposed by our regulators.

We view satisfying our capital requirements as only the first step in our recapitalization. We anticipate that further capital will be necessary in order to (i) execute our growth strategy once our financial position improves and (ii) keep us in compliance with the written agreement and likely consent order. The economic recession has provided a number of opportunities for expansion for a well-capitalized institution which is in satisfactory regulatory condition.

Results of Operations

The Company reported a net loss of $15.0 million for the year ended December 31, 2010 compared to a net loss of $2.1 million and income of $1.1 million for the years 2009 and 2008, respectively. For the years ended December 31, 2010 and 2009, the Company reported a net loss of $7.49 and $1.05 per common share, respectively. For the year ended 2008 the Company reported basic and diluted earnings per share of $0.59 and $0.58, respectively.  Earnings were negatively impacted on a year over year basis due in large part to the substantial increase in provisions the Bank made to the allowance for loan losses.   Provision for loan losses was $15.2 million for the year ended December 31, 2010 compared to $5.5 million for the same period for 2009. The Allowance for Loan and Lease Losses (the “ALLL”) was $11.0 million and $3.4 million at December 31, 2010 and December 31, 2009, respectively. As a percent of total gross loans, the ALLL was 5.84% and 1.67% at December 31, 2010 and December 31, 2009, respectively.

Net Interest Income

Net interest income is the Company’s largest source of operating income and is derived from interest and fees received on interest earning assets, less interest expense incurred on interest bearing liabilities.  The net interest margin (NIM) is the amount of net interest income expressed as a percentage of average earning assets.  The most significant impact on the Company’s net interest income between periods is derived from the interaction of changes in the volume of and rates earned or paid on interest earning assets and interest bearing liabilities. Factors considered in the analysis of net interest income are the composition and volume of earning assets and interest-bearing liabilities, the amount of non-interest-bearing liabilities, non-accruing loans, and changes in market interest rates.

Net interest income for the year ended December 31, 2010 was $10.3 million compared to $10.8 million and $11.4 million for the years ended December 31, 2009 and December 31, 2008, respectively.  This represents a year over year decrease of 4.9% and 5.0%. Total interest income decreased $1.3 million in 2010 and interest expense decreased $.7 million compared to the same period in 2009.  The decrease in interest income was primarily due to a 50 basis point decrease in the yield on average loans and to the decrease of 116 basis points in the yield on investment securities. The volume of average loans remained relatively static with only an average increase of $1.8 million, however, the average amount of loans on non-accrual increased by more than $18.9 million. The foregone interest on this level of loans in 2010 and 2009 was approximately $1.0 million and $.1 million, respectively. The impact of the large amount of average non-accrual loans in 2010 to the yield on average loans represents the entire 50 basis point decrease in yield over the previous year. Further, this created a negative impact to the NIM of 41 basis points which is 8 basis points higher than the variance on a year over year basis.

The net interest margin decreased 33 basis points from 4.49% in 2009 to 4.16% in 2010.  The primary reason for this decrease was the decline in the yield on average earning assets noted in the paragraph above that was offset to some degree by the decrease in total interest bearing liabilities. Further, lower interest rates on new investments that were purchased to replace previous investments that were either sold, matured or called, decreased the average investment yield 116 basis points from 4.03% at December 31, 2009 to 2.87% for the same period in 2010.

Total interest income and fees produced a 5.08% yield on average earning assets for 2010, 5.74% for 2009 and 6.77% in 2008.  The average loan to average deposit ratio for 2010 was 82.5%, which represents a decrease of 5.3% over the 87.8% average for 2009, which was an increase of 4.0% over the 83.8% average for 2008.

Total interest expense decreased $.7 million or 24.2% from $3.0 million in 2009 to $2.3 million in 2010 and also decreased from $3.9 million in 2008 to $3.0 million in 2009. The decrease in total interest expense in 2010 was due to management action to re-price all deposit categories while remaining competitive in the primary market. The soft loan demand and decreasing loan portfolio allowed management to aggressively re-price with the anticipation of some decrease in higher cost deposits. While average deposits increased overall in 2010 from 2009, actual balances decreased by approximately $4.9 million with time deposits decreasing by $7.2 million. This would be reflective of management’s re-pricing actions that occurred in the last four months of 2010. The rate paid on interest-bearing liabilities decreased 55 basis points from 1.82% in 2009 to 1.27% in 2010.

The following table shows the composition of average earning assets and average interest-bearing liabilities, average yields and rates, and the net interest margin for the years ended December 31, 2010, 2009 and 2008.

	Year Ended December 31
	2010			2009			2008
	(dollars in thousands)			(dollars in thousands)			(dollars in thousands)
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loans	$201,037	$11,456	5.70%	$199,228	$12,355	6.20%	$177,988	$12,994	7.30%
Investment securities	38,978	1,117	2.87%	37,019	1,491	4.03%	46,440	2,258	4.86%
Federal funds sold	7,554	14	0.19%	5,082	5	0.10%	1,309	24	1.83%

Total average interest-earning assets	247,569	12,587	5.08%	241,329	13,851	5.74%	225,737	15,276	6.77%
Other assets	25,967			25,402			26,120
Less allowance for loan losses	(8,082)			(2,407)			(1,739)
Total average assets	$265,454			$264,324			$250,118

Liabilities and Shareholders' Equity:
Interest Bearing Liabilities:
Deposits
Interest-bearing demand - NOW	$13,517	$32	0.24%	$13,628	$49	0.36%	$12,636	$41	0.32%
Money Market	44,133	539	1.22%	32,196	589	1.83%	26,070	541	2.08%
Savings	28,195	65	0.23%	27,387	68	0.25%	26,166	88	0.34%
Time certificate of deposits	89,371	1,523	1.70%	82,723	2,046	2.47%	71,671	2,605	3.63%
Total average interest-bearing deposits	175,216	2,159	1.23%	155,934	2,752	1.76%	136,543	3,275	2.40%

Short-term borrowings	19	-	0.00%	3,177	79	2.49%	6,612	191	2.89%
Long -term borrowings	5,883	132	2.24%	6,555	190	2.90%	7,106	411	5.78%
Total interest-bearing liabilities	181,118	2,291	1.26%	165,666	3,021	1.82%	150,261	3,877	2.58%

Demand deposits	68,590			70,935			75,752
Other liabilities	1,802			2,281			2,170
Shareholders' equity	13,944			25,442			21,935
Total average liabilities and shareholders' equity	$265,454			$264,324			$250,118

Net interest income		$10,296			$10,830			$11,399
Net interest margin			4.16%			4.49%			5.05%

Nonaccrual loans are included in the calculations of the average balances of loans and non-accrued interest is excluded.

The Company’s net yield on interest-earning assets is affected by changes in the rates earned and paid and the volume of interest-earning assets and interest-bearing liabilities.  The impact of changes in volume and rate on net interest income are shown in the following table:

	Year Ended December 31, 2010			Year Ended December 31, 2009			Year Ended December 31, 2008
	over			over			over
	Year Ended December 31, 2009			Year Ended December 31, 2008			Year Ended December 31, 2007
	Increase (Decrease) Due to			Increase (Decrease) Due to			Increase (Decrease) Due to
	Change in (000's)			Change in (000's)			Change in (000's)
	Volume	Rate	Change	Volume	Rate	Change	Volume	Rate	Change
Interest-bearing Assets:
Net Loans	111	(1,010)	(899)	1,421	(2,060)	(639)	1,228	(3,265)	(2,037)
Investment Securities	75	(449)	(374)	(415)	(352)	(767)	(127)	(53)	(180)
Federal funds sold	3	6	9	20	(39)	(19)	(121)	(105)	(226)
Interest-earning deposits	-	-	-	-	-	-	-	-	-
Total interest income	189	(1,453)	(1,264)	1,026	(2,451)	(1,425)	980	(3,423)	(2,443)

Interest-bearing Liabilities:
Interest-bearing demand - NOW	-	(17)	(17)	3	5	8	(3)	(11)	(14)
Money Market	180	(230)	(50)	117	(69)	48	32	(213)	(181)
Savings	2	(5)	(3)	8	(28)	(20)	(1)	(200)	(201)
Time Certificates of deposit	154	(676)	(522)	360	(919)	(559)	163	(715)	(552)
Short-term borrowings	(79)	-	(79)	(88)	(24)	(112)	167	(27)	140
Long-term borrowings	(20)	(38)	(58)	16	(237)	(221)	16	(155)	(139)

Total interest expense	237	(966)	(729)	416	(1,272)	(856)	374	(1,321)	(947)

Interest differential or net interest income	$(48)	$(487)	$(535)	$610	$(1,179)	$(569)	$606	$(2,102)	$(1,496)

Noninterest Income

Noninterest income totaled $1.6 million for the year ended December 31, 2010 compared to $1.2 million for the same period in 2009.  That represents an increase of $.4 million or 30.3%.  The increase was primarily due to the gain on sale of investment securities totaling $.6 million in 2010 compared to a gain on sale of investment securities of $.2 million in 2009. The Bank also had a gain on sale of securities in 2008 of $.1 million.

Service charges on deposit accounts totaled $.5 million, which represents a decrease of $38 thousand or 7.4% for the year ended December 31, 2010 compared to the same period in 2009. This category also experienced a $37 thousand decrease in 2009 from that reported in 2008. The decrease in services charges was primarily due to the decrease in non sufficient fund fees collected.

Refer to the “Statement of Earnings” for a breakdown of noninterest income.

Noninterest Expense

Noninterest expense increased $.8 million or 8.0% in 2010 over 2009 from $9.9 million to $10.7 million as compared to an increase of $.1 million or 1.0% in 2009 over 2008.  The overall increase can be largely attributed to the $.2 million increase in FDIC premiums and $.6 million increase in costs associated with OREO including the write down of value.

Regulatory assessment fees for the year ended December 31, 2010 were $.7 million which reflects an increase of $.2 million or 40.3% compared to $.5 million for the same period in 2009. The increase in premiums on a year over year basis is even in the absence of a special one-time fee assessed in June 2009 of $.1 million. The special assessment was levied against all financial institutions to replenish the FDIC’s deposit insurance fund. The FDIC increased the deposit insurance premium during the last two quarters of 2010 as a result of the Written Agreement. The Bank expects to have premiums of up to $.9 million in 2011.

Salaries and related expenses decreased $.2 million or 3.4% from $5.4 million in 2009 to $5.2 million in 2010 compared to a decrease of $.3 million or 5.2% between 2009 and 2008.  The decrease in 2010 compared to 2009 is the result of a continued salary freeze and the reduction of staff through attrition. The decrease for 2009 over 2008 is attributed to the retirement of Larry H. Putnam, the freezing of officer salaries and the reduction in salary continuation plan expense due to the retirement of Mr. Putnam.

Occupancy expense remains relatively static with only a minor decrease of $16 thousand in 2010 compared to 2009. For the year ended December 31, 2009 occupancy expense was $11 thousand greater compared to the same period in 2009. The Bank owns all four facilities and provides for the appropriate upkeep to maintain the value of the properties.

Equipment expense for the years ended December 31, 2010, 2009 and 2008 totaled $.6 million, $.6 million and $.7 million, respectively. The Bank has not made any major purchases of equipment over the past three years and the declining expense associated with equipment is reflective of full depreciation for older items.

Professional services for the years ended December 31, 2010, 2009 and 2008 totaled $.8 million, $.6 million and $.6 million, respectively. During 2010, the Bank increased the scope and frequency of independent third party loan quality review that accounted for approximately $42 thousand in expense. In addition, with the regulatory issues facing the Bank, additional costs of $177 thousand over that experienced in 2009 were incurred for legal services.

Data processing expense for the years ended December 31, 2010, 2009 and 2008 remained static at approximately $.5 million for each year.

Office expenses for the years ended December 31, 2010, 2009 and 2008 experienced only small increases of $7 thousand and $21 thousand, respectively. These small increases were driven primarily by telephone expenses.

Messenger and courier expenses decreased for the years ended December 31, 2010, 2009 and 2008 have been decreasing by small amounts primarily due to the Bank switching to electronic cash letters.

Other expense increased $124 thousand or 44.3% for the year ended December 31, 2010 compared to the same period in the 2009. This was driven by increased loan related costs of $55 thousand, the valuation of repossessed other assets of $28 thousand and the excise tax cost for three surrendered BOLI policies insuring terminated employees of $24 thousand. Most other line items within the category had smaller increases on a year over year basis.

The Company’s efficiency ratio for 2010 was 89.5% compared to 81.8% and 78.0% in 2009 and 2008, respectively. The negative impact to the efficiency ratio is driven by the decrease in net interest income along with increases in non-interest expense.

Refer to the “Statement of Earnings” for a breakdown of noninterest expense.

Income Taxes

As a result of the increase in the Bank’s reported losses, during the first quarter of 2010 we increased the valuation allowance on deferred tax assets because the benefit of such assets is dependent on future taxable income.  As a result, income tax expense for the year ended December 31, 2010 was $807,000 despite the pre-tax losses reported.  As the Company implements plans to return to profitability, future operating earnings, if any, would benefit from significant net operating loss carry-forwards.

The income tax expense (benefit) was ($1.4) million in 2009 and $.6 million 2008.  The effective tax rate was 44.0% in 2009 as compared to 35.7% in 2008.

Financial Condition

At December 31, 2010 and 2009, the Company’s consolidated total assets totaled $249.8 million and $269.9 million, respectively. This represents a decrease of $20.1 million or 7.5% that was driven by a decreasing loan portfolio as the result of soft demand, net charge-offs and the Bank’s restrictions to make loans that would exacerbate the already high regulatory CRE levels.

At December 31, 2010 and 2009, the Company’s total deposits totaled $233.9 million and $238.7 million, respectively. This represents a decrease of $4.9 million or 2.0%. This decrease was the result of a planned effort to reduce high cost deposit products, specifically in the absence of the need for funding loan demand. The re-pricing efforts extended to all interest bearing deposit products in the last four months of the year while continuing to remain competitive with rates in the primary market.

Securities available for sale totaled $32.5 million and $41.0 million at December 31, 2010 and 2009, respectively. The decrease was the result of principal pay downs, maturities, calls and sales, net of new purchases.

Loan Portfolio

At December 31, 2010 and 2009, total gross loans outstanding were $188.4 million and $202.2 million, respectively. This represents a decrease of $13.8 million or 6.8% in 2010 compared to 2009. The decrease is the direct result of soft loan demand and $7.6 million in net charge offs.  A decline in current economic conditions has had an adverse effect on the demand for new loans even as rates declined.  It is also understood that the ability of borrowers to repay outstanding loans, the value of real estate and other collateral securing loans has had a negative impact on the origination of quality loans.

The following table sets forth the amount of total loans outstanding in each category for the years indicated:

	Year Ended December 31
	2010	2009	2008	2007	2006
	(dollars in thousands)
Commercial	$34,232	$41,744	$41,478	$38,017	$36,407
Real Estate - construction	38,143	47,458	52,389	47,819	55,307
Real Estate - other	114,332	111,183	94,372	81,895	78,757
Consumer	1,663	1,783	1,415	1,237	1,604

Total gross loans	188,370	202,168	189,654	168,968	172,075
Less: unearned fees	(621)	(683)	(712)	(676)	(741)
Less: allowance for loan losses	(10,999)	(3,386)	(2,310)	(1,673)	(1,654)

Total net loans	$176,750	$198,099	$186,632	$166,619	$169,680

Weighted average yield on loans for the year	5.7%	6.2%	7.3%	9.2%	9.1%

A significant portion of the loan portfolio of the Company is collateralized by real estate.  At December 31, 2010, real estate served as the principal source of collateral with respect to 80.9% of the Company’s loan portfolio.

Real estate construction and other real estate loans equaled $152.5 million or 80.9% of the total loan portfolio and $158.6 million or 78.5% of the total loan portfolio at December 31, 2010 and 2009, respectively.  Other real estate loans are comprised of loans to individuals for their businesses, consumer real estate loans including home equity lines of credit and loans for farmland.  The Company has known for some time that it has a concentration in commercial real estate loans.  As a means to more closely monitor this concentration, the Company has instituted the use of NAICS codes, individual commercial real estate stress tests and an overall portfolio stress test to monitor industry trends within its commercial real estate portfolio. As of December 31, 2010, the Company had $92.5 million or 49.1% of its loans in commercial real estate.  Of this number, $51.8 million or 56.0% is commercial real estate for owners use.  No industry type exceeds 11.0% of total loans. The remaining $40.7 million or 44.0% is commercial real estate for non-owners use.  Commercial real estate loans for non-owners use as a percentage of total loans equates to 21.6%.  We watch the commercial real estate loans for non-owners use along with changes within our owners use very closely and are familiar with the individuals and projects.

Total real estate loans decreased $6.2 million or 3.9% in 2010 over 2009 compared to an increase of $11.9 or 8.1% in 2009 over 2008.  The decrease in total real estate related loans in 2010 is attributable to the construction and land portfolio of the Bank. The loan category of 1-4 family residential construction decreased from $8.1 million at December 31, 2009 to $4.8 million for the same period in 2010. All other construction and land loans decreased from $40.1 million at December 31, 2009 to $33.3 million for the same period in 2010. This aggregate decrease of $10.0 million for the two categories is the net result of $2.0 million in charge-offs net of recoveries, $1.5 migration to OREO and pay downs in the normal course of projects finalizing. The Bank has seen a significant decrease in the number of construction loans in general due to the softening in the real estate market and the Bank’s concentration in real estate loans that due to capital levels are outside of regulatory guidelines and places limits on the Bank’s ability to make originations. Because of the deteriorating economic environment over the past several years, almost half of all construction/land related loans are classified as having some form of credit weakness. This will be discussed further in the section regarding “Nonperforming loans” found elsewhere in this document. The construction loans that are in the portfolio are to customers with a long history of successful developments in our market areas, as well as a long-term relationships with the Bank.

The Company makes commercial loans to small and mid-size businesses for various reasons, including working capital, inventory and equipment.  Commercial loans equaled $34.2 million or 18.2% of the total loan portfolio and $41.7 million or 20.6% of the total loan portfolio at December 31, 2010 and 2009, respectively.  Commercial loans decreased $7.5 million or 18.0% from 2009 to 2010 compared to an increase of $266 thousand or 0.6% in 2009 over 2008. The decrease for 2010 is the result of $5.0 million in charge-offs net of recoveries and pay downs in the normal course of business and the lack of demand during distressed economic times. This area of the portfolio has experienced the largest dollar and percentage of charge offs due to the economic stress on borrowers combined with the typical lack of real property as collateral. This will be discussed further in the section regarding “Nonperforming loans” found elsewhere in this document.

Consumer and other loans equaled $1.7 million or 0.9% of the total loan portfolio at December 31, 2010 compared to $1.8 million or 0.9% at December 31, 2009.  Consumer loans increased $368 thousand or 26.0% in 2009 over 2008.

The Company had undisbursed loans totaling $31.6 million, $43.1 million, and $57.2 million as of December 31, 2010, December 31, 2009 and December 31, 2008, respectively.  Standby Letters of Credit accounted for $1.6 million, $1.3 million and $3.1 million of the undisbursed loans as of December 31, 2010, December 1, 2009 and December 31, 2008, respectively.  The Company uses the same credit policies in making these commitments as is done for all of its lending activities.  As such, the credit risk involved in these transactions is the same as that involved in extending loan facilities to customers.

The following table sets forth the amount of total gross loans outstanding at December 31, 2010 by contractual maturity date:

		After One
	One Year	Year Through	After
	or Less	Five Years	Five Years	Total
	(dollars in thousands)
Commercial	$16,986	$9,363	$7,883	$34,232
Real Estate - construction	19,512	14,204	4,427	38,143
Real Estate - other	4,226	14,958	95,148	114,332
Consumer	966	274	423	1,663
Total Gross Loans	$41,690	$38,799	$107,881	$188,370

The following table sets forth the amount of total gross loans outstanding at December 31, 2010 by sensitivity to interest rates and re-pricing opportunities:

		After One
	One Year	Year Through	After
	or Less	Five Years	Five Years	Total
	(dollars in thousands)
Commercial	$24,041	$10,009	$182	34,232
Real Estate - construction	34,054	4,089	-	38,143
Real Estate - other	61,883	52,309	140	114,332
Consumer	419	480	764	1,663
Total Gross Loans	$120,397	$66,887	$1,086	$188,370

Fixed Rate Loans	$10,912	$7,837	$1,086	$19,835
Variable Rate Loans	109,485	59,050	-	168,535
Total Gross Loans	$120,397	$66,887	$1,086	$188,370

Total loans on non-accrual at $23.9 million are considered to be immediately re-priceable in the table above.

The Bank has access to an Asset/Liability Management system that models various interest rate environments for all rate sensitive assets and liabilities. At December 31, 2010, the simulation indicated that a +100 basis point move in rates would increase interest income on loans by approximately $.5 million. This is primarily the result of a considerable number of loans currently at floors significantly higher that the current prime rate.

Troubled Debt Restructurings

The Bank has twenty-five loans to fourteen borrowers totaling $16.0 million which were considered Troubled Debt Restructurings (TDR’s) as of December 31, 2010.

The loan categories and Interest Income received during 2010 are as follows:

	Principal Balance	Interest Paid		Interest Earned
	(dollars in thousands)
Residential Real Estate	$614	$-		$21
Commercial Property for Owners Use	1,282	-		35
Offsite Development	2,279	-		176
Land	5,632	45		197
Residential Construction 1-4 SFR	557	-		8
Construction-Owner Use	4,343	-		156
Commercial and Industrial	1,269	20		45
Consumer, Other	21	-	#	-

	$15,997	$65	#	$638

As of December 31, 2010 all loans with the exception of three that were considered TDR’s were on non-accrual status. The Bank generally returns loans to accrual status after six monthly payments are made on a timely basis.

Concessions granted by the Bank were reductions in interest rate.  Thus far, the concessions granted have allowed the borrowers to retain their properties and/or to continue to operate their business.

Typically Real Estate loans considered TDR’s are measured for impairment utilizing current appraisals to determine the fair value of the collateral with any deficiency charged off during the period of measurement. The Bank has complied with this in all cases but one where the borrower had additional means of repayment and the discounted cash flow method was used to determine impairment. The deficiency as a result of the measurement at December 31, 2010 was $2.5 million and is carried as a valuation allowance within the allowance for loan losses.

Nonperforming loans

Interest income is accrued daily as earned on all loans.  Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans.  The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on the contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectibility.  When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.  Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible.

The composition of nonperforming loans as of the end of the last five fiscal years is summarized in the following table:

	Year Ended December 31
	2010	2009	2008	2007	2006
	(dollars in thousands)
Nonaccrual loans:
Commercial	$2,437	$221	$714	$113	$-
Real estate	21,408	6,186	900	2,062	-
Consumer	100	-	-	-	-

Total	23,945	6,407	1,614	2,175	-

Loans 90 days or more past due and still accruing:
Real estate	-	-	-	-	-
Consumer	-	-	-	-	-
Commercial	-	-	-	-	550

Total	-	-	-	-	550

Total nonperforming loans:	23,945	6,407	1,614	2,175	550
OREO	2,123	428	-	-	-

Total nonperforming assets:	$26,068	$6,835	$1,614	$2,175	$550

Nonperforming assets as a percentage of total gross loans	13.84%	3.38%	0.85%	1.29%	0.32%
Nonperforming assets as a percentage of total assets	10.44%	2.53%	0.64%	0.87%	0.23%

Allowance for loan losses to nonperforming loans	45.93%	52.85%	143.12%	76.92%	300.73%

The Company had forty-three nonperforming loans totaling $23.9 million at December 31, 2010, compared to eight nonperforming loans totaling $6.4 million at December 31, 2009. The increase in nonperforming loans as of December 31, 2010 was a result of the current economic downturn, a reduction in real estate collateral values, recent regulatory examinations and the Bank’s increased efforts to identify problem credits promptly given the continued economic weakness in our markets.

On at least a quarterly basis or more frequently if warranted, loans that were considered to be impaired are reviewed to determine the fair value of the real estate collateral and the Bank charges-off the portions of such loans considered uncollectible based on these analyses.

The table below sets forth more information regarding the stratification of non-accrual loans at December
31, 2010:

(in thousands)	31-Dec-10
Type of Loan	# Loans	# Borrowers		Amount	Single Largest
Construction-Spec- SFR	5	1		$557	$116
Construction-Comml-Owner Occupied	1	1		4,343	$4,343
Land	8	7		10,012	$3,816
SFR	5	3		1,383	$532
HELOC	2	2		415	$244
CRE-Owner Occupied	6	5		4,112	$1,854
CRE	2	2		586	$433
Commercial & Industrial	13	8		2,437	$685
Consumer	1	1		100	$100
Total Non-Accrual Loans	43	20	a)	$23,945

a)	Adjusted by 10 borrowers with loans in various categories

The Bank had total nonaccrual loans of approximately $23.9 million at December 31, 2010 that consisted of forty-three loans to twenty borrowers. This compares to eight loans totaling approximately $6.4 million at December 31, 2009. The increase in nonperforming loans as of December 31, 2010 was a result of the current economic downturn, a reduction in real estate collateral values, recent regulatory examinations and the Bank’s increased efforts to identify problem credits promptly given the continued economic weakness in our markets.

Of the loans on non-accrual, approximately $18.6 million or 77.5% are current and not past due with scheduled payments. Many of the loans that are not past due but have been placed on non-accrual are recognized to have weakness in cash flow and/or decreases in collateral value thereby creating impairment in the credit.

All non-accrual and certain other classified loans that in the aggregate totaled approximately $24.6 million at December 31, 2010, have been analyzed under FAS 114 with appropriate reserves established or, in the case of collateral dependent loans, loans were written down to fair market value. Management is diligently working through each situation and the loans are in various stages of resolution. A detailed action plan is in place for all classified credits.

In addition to the internal efforts expended to identify problem credits, late in the third quarter of 2010 the Bank contracted with a highly skilled and regarded independent third party to review a significant portion of the loan portfolio. The primary focus and scope was to determine if the Bank was properly identifying problem credits under enhanced guidelines developed by the Bank earlier this year. With approximately 73% of the total loan balances outstanding reviewed within the scope of the external audit, the final results confirmed management’s identification of risk grades with the exception of one credit. The early identification of problem credits begins the eventual resolution of these weak credits. The Bank has made a significant amount of progress in this regard as is evidenced by the increased recognition of non-performing credits and the provision to loan loss that goes hand in hand with this process. Management remains vigilant in this process even though we know that not all situations will have a favorable outcome.

OREO

At December 31, 2010, the Bank had four Other Real Estate Owned (“OREO”) properties at a carrying value of approximately $2.1 million. This compares to one property at a carrying value of $.4 million at the prior year end. The following table outlines activity in OREO from the previous year end:

OREO
Description	31-Dec-09	Sold	Write-Down		Added	31-Dec-10	# Properties
Single Family Residential	$428	$(372)	(56)		973	$973	1
Commerical Property	-	(582)	(62)		958	314	1
Land	-	(491)	(203)		694	-
Land	-	-	-		836	836	2

	$428	$(1,445)	$(321	) $	3,461	$2,123	4

Updated appraisals have been obtained for all OREO properties and the appropriate charge offs were processed at the time they were transferred to OREO. One of the land properties at the carrying value of $580 thousand is in escrow that is scheduled to close early in the second quarter of 2011. All other properties are being actively marketed and have listing agreements in place.

Allowance for Loan Losses

Inherent in lending is the fact that loan losses will be experienced and that the risk of loss will vary with the type of loan extended and the creditworthiness of the borrower in addition to broader economic forces in our markets.  To reflect the estimated risks of loss associated with its loan portfolio, provisions are made to the Company's allowance for loan losses.  As an integral part of this process, the allowance for loan losses is subject to review and possible adjustment as a result of regulatory examinations conducted by governmental agencies and through management's assessment of risk.  The Company's entire allowance is a valuation allocation; that is, it has been created by direct charges against operations through the allowance for loan losses.

The Company evaluates the allowance for loan losses based upon an individual analysis of specific categories of loans, specific categories of classified loans and individual classified assets.  The adequacy of the allowance is determinable only on an approximate basis, since estimates as to the magnitude and timing of loan losses are not predictable because of the impact of external events.  In addition, the Company contracts with an independent loan review firm to evaluate new loans on a monthly basis and an overall credit quality examination on an annual basis.  Management then considers the adequacy of the allowance quarterly for possible loan losses in relation to the total loan portfolio.

The allowance for loan losses charged against operating expense is based upon an analysis of the actual migration of loans to losses plus an amount for other factors that, in management's judgment, deserve recognition in estimating possible loan losses.  These factors include numerous items, among which are: specific loan conditions as determined by management; the historical relationship between charge-offs and the level of the allowance; the estimated future loss in all significant loans; known deterioration in concentrations of credit; certain classes of loans or pledged collateral; historical loss experience based on volume and type of loan; the results of any independent review or evaluation of the loan portfolio quality conducted by or at the direction of the Company's management or by bank regulatory agencies; trends in portfolio volume, maturity, and composition; volume and trends in delinquencies and nonaccruals; lending policies and procedures including those for charge-off, collection, and recovery; national and local economic conditions and downturns in specific local industries; and the experience, ability, and depth of the lending staff and management.  The Company evaluates the adequacy of its allowance for loan losses at least quarterly.

The following table summarizes the allocation of the allowance for loan losses by type for the years indicated and the percent of loans in each category to total loans (dollar amounts in thousands):

	December 31, 2010		December 31, 2009		December 31, 2008		December 31, 2007		December 31, 2006
(in thousands)	Amount	Loan Percent	Amount	Loan Percent	Amount	Loan Percent	Amount	Loan Percent	Amount	Loan Percent

Commercial	$4,164	37.86%	$1,145	20.65%	$696	21.87%	$525	22.50%	$495	21.16%
Real Estate - construction	3,837	34.88%	784	23.47%	483	27.62%	229	28.30%	126	32.14%
Real Estate - other	2,920	26.55%	1,412	55.00%	1,073	49.76%	572	48.47%	362	45.77%
Consumer	78	0.71%	39	0.88%	39	0.75%	32	0.73%	38	0.93%
Unallocated	-	n/a	6	n/a	19	n/a	315	n/a	633	n/a

	$10,999	100.00%	$3,386	100.00%	$2,310	100.00%	$1,673	100.00%	$1,654	100.00%

The Company experienced charge-offs net of recoveries of $7.6 million, $4.4 million and $.3 million in 2010, 2009 and 2008 respectively.

The Company increased the allowance for loan losses $15.2 million during the twelve month period ending December 31, 2010 compared to $5.5 million for the same period in 2009.  The primary reasons for the increase was the amount of net loan charge-offs creating a higher historical charge off factor, the increase in non-performing loans and the write-downs of several loans to the fair value due to the downturn in the real estate market.

Management views the allowance for loan losses of $11.0 million 5.847% of total loans as of December 31, 2010 to be adequate after considering the above factors. This allowance is compared to $3.4 million or 1.67% in 2009.  However, there can be no assurance that in any given period the Company will not sustain charge-offs that are substantial in relation to the size of the allowance.

The activity in the allowance for loan losses as of the end of the last five fiscal years is summarized in the following table:

	Year Ended December 31
	2010	2009	2008	2007	2006
	(dollars in thousands)
Outstanding loans:
Average for the year (net)	$201,037	$199,228	$177,988	$163,741	$169,139
End of the year (net)	$176,750	$198,099	$186,632	$166,619	$169,680

Allowance for loan losses:
Balance at beginning of year	$3,386	$2,310	$1,673	$1,654	$1,470

Actual charge-offs:
Commercial	5,119	1,080	308	51	77
Real estate	2,611	3,262	-	-	-
Consumer	62	38	31	-	-
All other (including overdrafts)	-	6	13	10	6

Total charge-offs	7,792	4,386	352	61	83

Less Recoveries:
Commercial	125	1	12	4	26
Real estate	79	-	-	76	-
Consumer	3	-	-	-	-
All other (including overdrafts)	-	1	2	-	1

Total recoveries	207	2	14	80	27

Net loan charge-offs (recoveries)	7,585	4,384	338	(19)	56
Provision for loan loss	15,198	5,460	975	-	240

Balance at end of period	$10,999	$3,386	$2,310	$1,673	$1,654

Ratios:
Net loan charge-offs (recoveries) to average loans	3.77%	2.20%	0.19%	-0.01%	0.03%

Allowance for loan losses to end of year loans	5.84%	1.67%	1.22%	0.99%	0.96%

Net loan charge-offs (recoveries) to allowance for loan losses	68.96%	129.47%	14.63%	-1.14%	3.39%

Net loan charge-offs (recoveries) to provision charged to operating expense	49.91%	80.29%	34.67%	0.00%	23.33%

Interest Reserves

It is not the Bank’s policy to currently grant interest reserves with loans. At December 31, 2010, the Bank had one remaining construction loan with an interest reserve whose balance was less than $3 thousand.

Investment Securities

The average balance of Federal Funds Sold/Excess Balance Account (EBA) at the FRB (overnight investments with other banks) was $7.5 million, $5.1 million and $1.3 million in 2010, 2009 and 2008, respectively. These investments are maintained primarily for the short-term liquidity needs of the Company.  The major factors influencing the levels of required liquidity are the loan demand of the Company's customers, fluctuations in the Company's deposits and consideration for reputation risk associated with current regulatory action.

Average total investment securities increased by $2.0 million 5.3% during 2010, compared to a decrease of $9.4 million or 20.3% in 2009.  The increase in securities was primarily due to the net effect of excess funds due to a significantly decreasing loan portfolio. During 2010, Management implemented balance sheet strategies to augment capital ratios that included taking gains on sales of securities and also reinvesting in 0% risk weighted securities.

The aggregate market value of the investment portfolio was $343 thousand under the amortized cost as of December 31, 2010.  It is the Company's policy not to engage in securities trading transactions.  There are no investments in the portfolio deemed to be permanently impaired.  The Company has classified all of its investment securities as available for sale. The exposure to sub prime loans in the mortgage-backed securities portfolio is minimal due to the fact these securities are guaranteed by United States Government Agencies and, as such, can be viewed as having credit risk comparable to United States Treasury securities.

	December 31, 2010
	(dollars in thousands)
	Amortized Cost	Unrealized Gains	Unrealized (Losses)	Estimated Fair Value
Securities available-for-sale:
U.S. Government and Agency Securities	$10,212	$28	$(198)	$10,042
State and Political Subdivisions	1,818	9	(28)	1,799
SBA Cert of Prticipation	7,793	-	(177)	7,616
Mortgage-Backed Securities	13,062	103	(80)	13,085
Total	$32,885	$140	$(483)	$32,542

	December 31, 2009
	(dollars in thousands)
	Amortized Cost	Unrealized Gains	Unrealized (Losses)	Estimated Fair Value
Securities available-for-sale:
U.S. Government and Agency Securities	$21,825	$217	$(9)	$22,033
State and Political Subdivisions	3,714	95	(5)	3,804
Mortgage-Backed Securities	14,891	295	(33)	15,153
Total	$40,430	$607	$(47)	$40,990

The amortized cost, estimated fair value, and weighted average yield for investment securities available for sale based on maturity date are set forth in the table below.  The weighted average yield is based on the amortized cost of the securities using a method that approximates the level yield method:

	Year Ended December 31,			Year Ended December 31,
	2010			2009
	(dollars in thousands)
	Book Value	Market Value	Weighted Average Yield	Book Value	Market Value	Weighted Average Yield
Available-for-Sale Securities:
U.S. Government and Agency Securities:
One Year or Less	$-	$-	0.00%	$3,996	$4,081	3.14%
One to Five Years	6,026	6,014	1.36%	17,829	17,952	2.61%
Five to Ten Years	-	-	0.00%	-	-
Over Ten Years	4,186	4,028	2.43%	-	-
Total U.S. Agency	10,212	10,042	1.80%	21,825	22,033	2.71%

State and Political Subdivisions:
One Year or Less	-	-	0.00%	762	769	5.26%
One to Five Years	544	553	6.11%	1,208	1,239	5.96%
Five to Ten Years	882	867	6.28%	1,744	1,796	5.91%
Over Ten Years	392	379	5.51%	-	-
Total State and Political Subdivisions	1,818	1,799	6.06%	3,714	3,804	5.79%

SBA-Cert of Participation
One Year or Less	-	-	0.00%	-	-
One to Five Years	-	-	0.00%	-	-
Five to Ten Years	-	-	0.00%	-	-
Over Ten Years	7,793	7,616	3.51%	-	-
Total SBA Cert of Participation	7,793	7,616	3.51%	-	-

Mortgage-Backed Securities:
One Year or Less	524	534	2.65%	2,092	2,163	3.99%
One to Five Years	375	394	4.24%	4,563	4,705	4.12%
Five to Ten Years	-	-		3,079	3,127	3.89%
Over Ten Years	12,163	12,157	2.80%	5,157	5,158	3.24%
Total Mortgage Backed Securities	13,062	13,085	2.84%	14,891	15,153	4.72%
Total Available-for-Sale Securities	$32,885	$32,542	2.85%	$40,430	$40,990	3.37%

Deposits

Total average deposits increased $16.9 million or 7.5% during 2010 compared to $14.6 million or 6.9% during 2009. Average noninterest-bearing deposits decreased $2.3 million or 3.3% in 2010, compared to a decrease of $4.8 million or 6.4% in 2009.  Average interest-bearing deposits increased $19.3 million or 12.4% in 2010 compared to an increase $19.4 million or 14.2% in 2009.

The following chart below indicates a shift in noninterest bearing demand deposits and an increase in interest-bearing deposits (NOW, Money Market and Savings) to higher interest rate Time Certificates of Deposit.  This appears to be a trend that is common throughout the local banking industry during 2010.

	Year Ended December 31
	2010		2009		2008
	(dollars in thousands)
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Noninterest-bearing demand deposits	$68,590	0.00%	$70,935	0.00%	$75,752	0.00%
Money Market Accounts	44,133	1.22%	32,196	1.83%	26,070	2.08%
NOW accounts	13,517	0.24%	13,628	0.36%	12,636	0.32%
Savings deposits	28,195	0.23%	27,387	0.25%	26,166	0.34%
Time deposits of $100,000 or more	53,041	1.68%	46,533	2.45%	39,021	3.62%
Other time deposits	36,330	1.74%	36,190	2.51%	32,650	3.66%

Total deposits	$243,806	0.89%	$226,869	1.21%	$212,295	1.54%

The following table sets forth the actual balances in the various deposit categories at December 31, 2010 and 2009:

	For the Year Ended
	December 31,		Variance
(dollars in thousands)	2010	2009	$	%
Noninterest-bearing demand deposits	$68,328	$69,851	$(1,523)	-2.2%
Money Market Accounts	41,758	37,396	4,362	11.7%
NOW accounts	13,089	14,215	(1,126)	-7.9%
Savings deposits	28,112	27,478	634	2.3%
Time deposits of $100,000 or more	51,195	52,146	(951)	-1.8%
Other time deposits	31,385	37,637	(6,252)	-16.6%

Total deposits	$233,867	$238,723	$(4,856)	-2.0%

Because of the shrinking loan portfolio and general lack of new loan funding demand and in an effort to improve earnings, during the fourth quarter of 2010 the Bank made aggressive efforts to re-price interest bearing deposit products while remaining competitive in the primary market area. Particular emphasis was placed on reducing the higher cost time deposits which came to fruition as evidenced in the table above. There continues to be indications of weakness in the economy which translates to lower demand deposit balances as small business struggles through these difficult times. This is reflected in the decrease in total non-interest bearing demand and NOW accounts.

The remaining maturities of the Company's certificates of deposit in the amount of $100,000 or more as of December 31, 2010 are indicated in the table below.  Interest expense on these certificates of deposit totaled $1.5 million in 2010:

(dollars in thousands)	December 31, 2010
Deposits Maturing in Three months or less	$27,906
Over three months through six months	$18,007
Over six months through twelve months	$23,797
Over twelve months	$12,870
Total	$82,580

Capital

Total shareholders’ equity at December 31, 2010 totaled $7.5 million compared to $23.0 million at December 31, 2009, for a decrease of $15.5 million or 67%. This decrease is due primarily to the $15.0 million net loss for the year ended December 31, 2010, as well as the effects from the accrual of the preferred stock dividend. The preferred stock dividend is paid directly from capital, not from expenses; therefore, preferred stock dividends reduce capital directly and reduce EPS on common stock.

As part of the United States Treasury’s Capital Purchase Program, the Company entered into a Letter Agreement on December 19, 2008 with the United States Department of Treasury, pursuant to which the Company issued and sold 4,000 shares of the Company’s Preferred Stock and a warrant to purchase 38,869 shares of the Company’s Common Stock for an aggregate purchase price of $4.0 million in cash.  The Preferred Stock qualifies as Tier 1 capital and pays cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.  The warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price equal to $15.43 (adjusted for the 2.0% stock dividend declared in September 2009 and March 2010) per share of Common Stock.

The primary source of our funds from which the Company services its debt and pays its obligations and dividends is the receipt of dividends from the Bank. Based on the financial condition of the Company and the Bank, various statutes and regulations may limit the ability of the Company to pay dividends on its preferred stock or other equity securities and may limit the availability of dividends to the Company from the Bank. Specifically, the Company may only pay cash dividends (whether on the Company’s Common Stock or Preferred Stock) out of funds legally available pursuant to the restrictions set forth in the California General Corporate Law (“CGCL”). The CGCL provides that a corporation may make a distribution to its shareholders if the corporation’s retained earnings equal at least the amount of the proposed distribution subject to limited exceptions.  Under the foregoing provisions, the Company is currently unable to pay a cash dividend because of its deficit retained earnings.

Following consultation with the FRBSF, on August 31, 2010 the Company elected to defer regularly scheduled dividends on the Preferred Stock. At December 31, 2010, the Company has missed two dividend payments. By deferring the dividends on Series A Senior Preferred Stock for a total of six quarters, whether or not consecutive, the U.S. Treasury will have the right to elect two members of the Company’s Board of Directors, voting together with any other holders of preferred shares ranking pari passu with the Series A Senior Preferred Stock. These directors would serve on the Company’s Board of Directors until such time as the Company has paid in full all dividends not previously paid, at which time these directors’ terms of office would immediately terminate. Given the Company’s recent losses and accumulated deficit, it is unlikely the Company will resume payment of dividends on its Preferred Stock in 2011.

On December 23, 2010, the Company and the Bank and the FRBSF entered into a Written Agreement, addressing, among other items, management, operations, lending, asset quality and increased capital for the Bank and the Company, as appropriate. (Refer to “Supervision and Regulation, Regulatory and Enforcement Proceddings” found under Risk Factors in this document)   While no specific capital level requirements were issued within the Written Agreement, the Company and Bank are required to submit an acceptable joint written plan to maintain sufficient capital at the Bank, and to notify the FRBSF following any calendar quarter in which the Bank’s capital ratios fall below minimums set forth in such plan, including in such notices steps the Bank or Company intend to take to increase capital ratios. As of this filing of the 10-k with the SEC, this capital plan is still pending review by the FRBSF.

Regulatory capital adequacy requirements state that the Bank must maintain minimum ratios to be categorized as “well capitalized” or “adequately capitalized.”  The Company is not subject to similar regulatory capital requirements because its consolidated assets do not exceed $500 million, the minimum asset size criteria for bank holding companies subject to those requirements. The Bank’s actual capital ratios and the required ratios for a “well capitalized” and “adequately capitalized” bank are as follows:

	Actual		To be adequately capitalized under prompt corrective action provisions		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(thousands)		(thousands)		(thousands)
As of December 31, 2010
Bank
Total Capital (to Risk-Weighted Assets)	$14,975	8.2%	$14,680	8.0%	$18,350	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$12,573	6.9%	$7,340	4.0%	$11,010	6.0%
Tier 1 Capital (to Average Assets)	$12,573	4.8%	$10,588	4.0%	$13,235	5.0%

As of December 31, 2009
Bank
Total Capital (to Risk-Weighted Assets)	$29,223	13.2%	$17,740	8.0%	$22,175	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$26,276	11.9%	$8,870	4.0%	$13,305	6.0%
Tier 1 Capital (to Average Assets)	$26,276	9.7%	$10,821	4.0%	$13,526	5.0%

As December 31, 2010, the Bank is considered “adequately capitalized”. The Bank is considering alternatives to enhance its capital ratios, including strategies to reduce total assets, initiatives to improve core operating earnings, and other strategic alternatives.

Our capital has been significantly reduced as a result of the losses in 2009 and 2010. We must now recapitalize the Company and the Bank. As discussed previously, the Written Agreement requires the Company and Bank to submit a capital plan to the FRBSF containing minimum capital ratios for the Bank that would raise them above their current levels.  In addition, the Anticipated Consent Order will, among other things, require that the Bank achieve and then maintain certain capital ratios significantly in excess of current capital levels.  Although we have not yet received the Anticipated Consent Order, as of December 31, 2010, based on our capital plan submitted to the FRBSF we estimate that we needed to achieve a combination of new equity capital and earnings of approximately $8.7 million in order to appropriately recapitalize the Company and Bank. See discussion under “Recent Regulatory Developments” for additional information.

Short term Borrowings

As of December 31, 2009 the Bank had no short term borrowings.

Long-term Borrowings

The Company issued $5.2 million in junior subordinated debt securities (the “debt securities”) to Santa Lucia (CA) Capital Trust, a statutory trust created under the laws of the State of Delaware.  These debt securities are subordinated to effectively all borrowings of the Company and are due and payable on July 7, 2036.  These debt securities may be redeemed for 105% of the principal balance through July 7, 2011 and then at par thereafter.  Interest is payable quarterly beginning July 7, 2006 at 1.48% over the quarterly adjustable 3-month LIBOR.  Of this $5.2 million, the Company contributed $3.0 million to the Bank and retained $2.2 million at the Company level.  The securities do not entitle the holders to voting rights in the Company but will contain certain restrictive covenants, including restrictions on the payment of dividends to the holders of the Company’s common stock in the event that interest payments on the trust preferred securities are postponed.  The capital contribution received by the Bank from the trust preferred issuance is designated as Tier 1 capital for regulatory purposes.

Following consultation with the FRBSF, on August 31, 2010 the Company elected to defer regularly scheduled payments on its outstanding junior subordinated debenture relating to its outstanding $5 million trust preferred security (the “Security”) for a period of up to 20 consecutive quarters (the “Deferral Period”).  The terms of the Security and the trust documents allow the Company to defer payments of interest for the Deferral Period without default or penalty.  During the Deferral Period, the Company will continue to recognize interest expense associated with the Security.  Upon the expiration of the Deferral Period, all accrued and unpaid interest will be due and payable.  During the Deferral Period, the Company is prevented from paying cash dividends to shareholders or repurchasing stock.

Under applicable regulatory guidelines, the Company’s trust preferred securities issued by our subsidiary capital trust qualify as Tier 1 capital up to a maximum limit of 25% of Tier 1 capital.  Any additional portion of the trust preferred securities would qualify as Tier II capital.  As of December 31, 2010 the subsidiary trust had $5.2 million in trust preferred securities outstanding, of which $2.6 million qualifies as Tier 1 capital.

During the third quarter of 2003, the Bank issued Subordinated Debentures to nineteen investors including executive officers and members of the Bank’s Board of Directors, in the total sum of $2,000,000 (“Debentures”). The total amount issued to executive officers and directors was $1,100,000.  The Debentures include quarterly payment of interest at prime plus 1.5% and quarterly principal installments of $166,666 commencing on September 30, 2008 until paid in full on June 30, 2011. In December 2010, the Bank elected to prepay $499 thousand which consisted of the total remaining amounts due to the holder of the notes. At December 31, 2010 there were no balances owing in regard to the Debentures.

Interest Rate Sensitivity

The Company closely follows the maturities and re-pricing opportunities of both assets and liabilities to reduce gaps in interest spreads.  An analysis is performed quarterly to determine the various interest sensitivity gaps that exist.  In general, the Company is asset sensitive, meaning that when interest rates change, assets (loans) will re-price faster than short-term liabilities (deposits).  Therefore, higher interest rates improve short-term profits and lower rates decrease short-term profits.  Currently, management’s analysis indicates that the Company’s asset sensitive position would not materially affect income for interest rate changes of one percent or less in one year.

The following table presents the Bank’s Rate Sensitivity Gap Report as of December 31, 2010.

	0-3 months	3-12 months	1-3 years	3-5 years	Beyond	Non-Rate Sensitive	Total
	(dollars in thousands)
Interest sensitive assets:

Investment securities	$1,953	$3,936	$11,729	$5,294	$9,972	$(342)	$32,542
FRB & FHLB Stock and CDs with other financial institutions	$1,879	$-	$-	$-	$-	$-	$1,879
Loan receivables	72,313	23,575	75,169	16,225	1,088	-	188,370
Federal funds sold	15,499	-	-	-	-	-	15,499
Non-earning assets	-	-	-	-	-	11,511	11,511
Total assets	$91,644	$27,511	$86,898	$21,519	$11,060	$11,169	$249,801

Interest sensitive liabilities

Demand deposits	$-	$-	$-	$-	$-	$68,328	$68,328
NOW accounts	381	1,143	3,050	3,050	5,465	-	13,089
Money Market Accounts	4,059	10,635	27,064	-	-	-	41,758
Savings deposits	992	2,976	7,938	7,937	8,269	-	28,112
Time deposits	27,907	41,804	10,546	2,276	47	-	82,580
Total savings and time deposits	$33,339	$56,558	$48,598	$13,263	$13,781	$68,328	$233,867
Short-term borrowings	-	-	-	-	-	-	-
Long-term borrowings	-	-	-	-	5,155	-	5,155
Non-funding liabilities and capital	-	-	-	-	-	10,779	10,779
Total liabilities and capital	$33,339	$56,558	$48,598	$13,263	$18,936	$79,107	$249,801

Interest rate sensitivity gap	$58,305	$(29,047)	$38,300	$8,256	$(7,876)	$(67,938)

Risk Indicators from GAP Analysis
Cumulative GAP	$58,305	$29,258	$67,558	$75,814	$67,938
Cumulative GAP (% of total assets)	23.34%	11.71%	27.04%	30.35%	27.20%

Liquidity

Liquidity management involves our ability to meet cash flow requirements arising from fluctuations in deposit levels and demands of daily operations, which include funding of securities purchases, providing for customers’ credit needs and ongoing repayment of borrowings.  Our liquidity is actively managed on a daily basis and reviewed periodically by our ALCO Committee and Board of Directors.  This process is intended to ensure the maintenance of sufficient funds to meet our needs, including adequate cash flow for off-balance sheet instruments.

Our primary sources of liquidity are derived from financing activities that include the acceptance of customer deposits and a Federal Home Loan Bank and Federal Reserve Bank advance line.  The Bank currently has two credit lines with the FHLB, one collateralized by certain loans and the other by certain investment securities. The amount of borrowing capacity at December 31, 2010 related to the pledged investment securities was approximately $20.0 million. On December 20, 2010, the Bank was advised by the FHLB that due to the Bank’s financial condition, this blanket lien method for loan collateral would no longer be available and the Bank would need to “deliver” collateral. Subsequent to December 31, 2010, the Bank has delivered loan collateral in the amount of approximately $41.8 million with a borrowing capacity of approximately $16.1 million. The Bank also has a borrowing relationship established with the Federal Reserve Bank that is collateralized by approximately $7.5 million in investment securities. At December 31, 2010 there were no borrowings outstanding with the FHLB or the FRB.

The Company closely monitors its liquidity so that the cash requirements for loans and deposit withdrawals are met in an orderly manner.  Management monitors liquidity in relation to trends of loans and deposits for short term and long-term requirements.  Liquidity sources are cash, deposits with other banks, overnight Federal Fund/Excess Balance Account EBA) with the FRB investments, investment securities and the ability to sell loans.  As of December 31, 2010, the Bank’s liquidity ratio was 23.0% compared to 20.9% at December 31, 2009.  The 23.0% liquidity ratio at December 31, 2010 is within the Company’s policy limit of maintaining a liquidity ratio of 20% or more. The Company's loan-to-deposit ratio averaged 80.5% in 2010, compared to 84.7% in 2009.

Critical Accounting Policies

This discussion should be read in conjunction with the consolidated financial statements of the Company, including the notes thereto.

Our accounting policies are integral to understanding the results reported.  Our most complex accounting policies require management’s judgment to ascertain the valuation of assets, liabilities, commitments and contingencies.  We have established detailed policies and control procedures that are intended to ensure valuation methods are well controlled and applied consistently from period to period.  In addition, the policies and procedures are intended to ensure that the process for changing methodologies occurs in an appropriate manner.  The following is a brief description of our current accounting policies involving significant management valuation judgments.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

Allowance for Loan Losses

The allowance for loan losses represents management’s best estimate of losses inherent in the existing loan portfolio. The allowance for loan losses is increased by the provision for loan losses charged to expense and reduced by loans charged off, net of recoveries. The provision for loan losses is determined based on management’s assessment of several factors: reviews and evaluation of specific loans, changes in the nature and volume of the loan portfolio, current economic conditions and the related impact on specific borrowers and industry groups, historical loan loss experiences, the level of classified and nonperforming loans and the results of regulatory examinations.

Loans are considered impaired if, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate stipulated in the loan agreement, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. In measuring the fair value of the collateral, management uses assumptions and methodologies consistent with those that would be utilized by unrelated third parties.

Changes in the financial condition of individual borrowers, in economic conditions, in historical loss experience and in the condition of the various markets in which collateral may be sold may all affect the required level of the allowance for loan losses and the associated provision for loan losses.

Available-for-Sale Securities

The fair value of most securities classified as available-for-sale are based on quoted market prices. If quoted market prices are not available, fair values are extrapolated from the quoted prices of similar instruments.

Deferred Tax Assets

We use an estimate of future earnings to support our position that the benefit of our deferred tax assets will be realized. If future income should prove non-existent or less than the amount of the deferred tax assets within the tax years to which they may be applied, the asset may not be realized and our net income will be reduced.

As a result of the increase in the Bank’s reported losses, during the first quarter of 2010 we  increased the valuation allowance on deferred tax assets because the benefit of such assets is dependent on future taxable income.  As a result, income tax expense for the year ended December 31, 2010 was $807,000 despite the pre-tax losses reported.  As the Company implements plans to return to profitability, future operating earnings, if any, would benefit from significant net operating loss carry-forwards.

Deferred Compensation Liabilities

Management estimates the life expectancy of the participants and the accrual methods used to accrue compensation expense.  If individuals outlive their assumed expectancies the amounts accrued for the payment of their benefits will be inadequate and additional changes to income will be required.

ITEM 7A. - QUANTITATIVE AND QUALITIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss in a financial instrument arising from adverse changes in market prices, interest rates, foreign currency exchange rates, commodity prices and equity prices. The Company’s market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. Management uses various asset/liability strategies to manage the re-pricing characteristics of the Company’s earning assets and funding liabilities to ensure that exposure to interest rate fluctuations is within its guidelines of acceptable risk-taking. Hedging strategies, including the terms and pricing of loans and deposits, and managing the deployment of the Company’s securities are used to reduce mismatches in interest rate re-pricing opportunities of portfolio assets and their funding sources.

Interest rate risk is addressed by our Asset Liability Management Committee (“ALCO”) which is comprised of senior management officers of the bank. The ALCO monitors interest rate risk by analyzing the potential impact on the net equity value and net interest income from potential changes in interest rates, and considers the impact of alternative strategies or changes in balance sheet structure. The ALCO manages the Company’s balance sheet in part to maintain, within acceptable ranges, the potential impact on net equity value and net interest income despite fluctuations in market interest rates.

Exposure to interest rate risk is reviewed on at least a quarterly basis by the ALCO and the Board of Directors. Interest rate risk exposure is measured using interest rate sensitivity analysis to determine the change in net portfolio value in the event of hypothetical changes in interest rates. If potential changes to net equity value and net interest income resulting from hypothetical interest rate changes are not within the limits established by the Board of Directors, management may adjust the asset and liability mix to bring interest rate risk within approved limits.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Vavrinek, Trine, Day & Co., LLP	VALUE THE DIFFERENCE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Santa Lucia Bancorp and Subsidiary

We have audited the consolidated balance sheets of Santa Lucia Bancorp and Subsidiary (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of earnings, cash flows and shareholders’ equity for the three years ended December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Santa Lucia Bancorp and Subsidiary as of December 31, 2010 and 2009, and the results of its operations and cash flows for the three years ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note R to the financial statements, the Company consented to the issuance of a Written Agreement by its federal regulator on December 23, 2010.  The Agreement places significant requirements on the Company.  Failure to comply with the terms of the Agreement may result in additional enforcement action against the Company.

Laguna Hills, California
March 2, 2011

Laguna Hills, CA 92653 Tel: 949.768.0833 Fax: 94 9.768.8408 www.vtdcpa.com
FRESNO • LAGUNA HILLS • PALO ALTO • PLEASANTON • RANCHO CUCAMONGA • SACRAMENTO

SANTA LUCIA BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
December 31, 2010 and 2009

	(in thousands)
	2010	2009
ASSETS
(in thousands)
Cash and due from banks	$4,920	$6,588
Federal funds sold/EBA Balance at FRB	15,499	2,500
TOTAL CASH AND CASH EQUIVALENTS	20,419	9,088
Securities available for sale	32,542	40,990
Loans, net	176,750	198,099
Premises and equipment, net	7,735	8,223
Deferred income tax assets	273	1,429
Cash surrender value of life insurance	4,566	5,391
Federal Reserve and Federal Home Loan Bank stock, at cost	1,531	1,643
Other Real Estate Owned	2,123	428
Accrued interest and other assets	3,862	4,632
TOTAL ASSETS	$249,801	$269,923
LIABILITIES & SHAREHOLDER EQUITY
Deposits
Noninterest-bearing demand	$68,328	$69,851
Interest-bearing demand and NOW accounts	13,089	14,215
Money market	41,758	37,396
Savings	28,112	27,478
Time certificates of deposit of $100,000 or more	51,195	52,146
Other time certificates of deposit	31,385	37,637
TOTAL DEPOSITS	233,867	238,723

Long-term borrowings	5,155	6,154
Accrued interest and other liabilities	3,234	2,016
TOTAL LIABILITIES	242,256	246,893

Commitments and contingencies (Note N)	-	-
Shareholders' equity
Preferred Stock - Series A	3,879	3,839
Common stock - no par value; 20,000,000 shares authorized;
issued and outstanding: 2,003,131 shares at December 31,
2010 and 1,961,334 shares at December 31, 2009	10,665	10,349
Additional paid-in capital	956	814
(Accumulated Deficit)Retained earnings	(7,613)	7,698
Accumulated other comprehensive income-net unrealized
(loss)/gain on available-for-sale securities, net of taxes
of $-0- in 2010 and $231 in 2009	(342)	330
TOTAL SHAREHOLDERS' EQUITY	7,545	23,030
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$249,801	$269,923

See Accompanying Notes

SANTA LUCIA BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EARNINGS
Years Ended December 31, 2010, 2009, and 2008

	(in thousands, except per share data)
	2010	2009	2008
Interest income
Interest and fees on loans	$11,456	$12,355	$12,994
Federal funds sold	14	5	24
Investment securities - taxable	998	1,319	2,052
Investment securities - nontaxable	119	172	206
	12,587	13,851	15,276
Interest expense
Time certificates of deposit of $100,000 or more	893	1,139	1,411
Other deposits	1,266	1,613	1,864
Long-term debt and other borrowings	132	269	602
	2,291	3,021	3,877
Net interest income	10,296	10,830	11,399
Provision for loan losses	15,198	5,460	975
Net interest income after
provision for loan losses	(4,902)	5,370	10,424
Noninterest income
Service charges and fees	479	517	554
Dividends on cash surrender value of life insurance	236	240	230
Gain on sale of investment securities	588	225	108
Other income	307	254	219
	1,610	1,236	1,111
Noninterest expense
Salaries and employee benefits	5,176	5,359	5,650
Occupancy	647	663	652
Equipment	574	633	669
Professional services	823	638	601
Data processing	483	520	505
Office expenses	420	413	392
Marketing	377	402	428
Regulatory assessments	717	511	168
Directors' fees and expenses	354	351	327
Messenger and courier expenses	91	95	123
OREO Related Expense	589	-	-
Other	404	280	248
	10,655	9,865	9,763
(Losses)/Income before income taxes	(13,947)	(3,259)	1,772
Income tax, expense(benefit)	807	(1,434)	(633)
Net (losses)/income	$(14,754)	$(1,825)	$1,139

Dividends and Accretion on Preferred Stock	$240	$240	$-

Net (losses)/income Applicable to Common Shareholders	$(14,994)	$(2,065)	$1,139
Per share data:
Net (loss)/income per common share - basic	$(7.49)	$(1.05)	$0.59
Net (loss)/income per common share - diluted	$(7.49)	$(1.05)	$0.58

See Accompanying Notes

SANTA LUCIA BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
Years Ended December 31, 2010, 2009, and 2008

	(in thousands)
						Retained	Accumulated
			Common Stock		Additional	Earnings	Other
	Comprehensive	Preferred	Shares		Paid-in	(Accumulated	Comprehensive
	Income	Stock	Outstanding	Amount	Capital	Deficit)	Income
Balance at January 1, 2008			1,924,873	$9,851	$358	$10,783	$197
Cash dividends - $0.50 per share						(963)
Exercise of stock options, including the realization of tax benefits of $19,000			4,360	43	19	(28)
Repurchase and retirement of stock			(6,180)			(147)
Cumulative - effect adjustment of change in accounting for split-dollar life insurance arrangements						(102)
Preferred Stock - Series A		3,799			151
Stock Option Compensation Expense					149
Comprehensive Income:
Net income	$1,139					1,139
Change in unrealized gain on available-for-sale securities, net of taxes of $256	365						365
Less reclassification adjustment for gains included in net income, deferred of tax of $44	(64)						(64)
Total Comprehensive Income	$1,440
Balance at December 31, 2008		$3,799	1,923,053	$9,894	$677	$10,682	$498
Dividends Preferrred Stock						(181)
Cash dividends - $0.25 per share						(481)
Stock Dividend - 2%			38,281	455		(455)
Cash in lieu for fractional shares						(2)
Accretion on Preferred Stock		40				(40)
Stock Option Compensation Expense					136
Comprehensive Income:
Net loss	$(1,825)					(1,825)
Change in unrealized gain on available-for-sale securities, net of taxes of $211	(300)						(300)
Less reclassification adjustment for gains included in net income, deferred of tax of ($93)	132						132
Refund TARP expenses					1
Total Comprehensive Income	$(1,993)
Balance at December 31, 2009		$3,839	1,961,334	$10,349	$814	$7,698	$330
Dividend Preferred Stock						(200)
Stock Dividend - 2%			39,096	294		(294)
Cash in lieu for fractional shares						(1)
Accretion on Preferred Stock		40				(40)
Exercise of Stock Options			2,701	22		(22)
Stock Option Compensation Expense					142
Comprehensive Income:
Net loss	$(14,754)					(14,754)
Change in unrealized gain on available-for-sale securities, net of taxes of $0	(1,260)						(1,260)
Less reclassification adjustment for gains included in net income, deferred of tax of $0	588						588
Total Comprehensive Income	$(15,426)
Balance at December 31, 2010		$3,879	2,003,131	$10,665	$956	$(7,613)	$(342)

See Accompanying Notes

SANTA LUCIA BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010, 2009, and 2008

	(in thousands)
	2010	2009	2008
Cash flows from operating activities:
Net earnings (losses)	$(14,754)	$(1,825)	$1,139
Adjustments to reconcile net earnings (losses) to net cash
provided (used) by operating activities:
Depreciation and amortization	540	598	643
Provision for loan losses	15,198	5,460	975
Gain on sale of investment securities	(588)	(225)	(108)
Deferred income taxes	1,660	(337)	(371)
Dividends on cash value of life insurance	236	(240)	(230)
Other items, net	2,224	(2,414)	789
Net cash provided by operating activities	4,516	1,017	2,837

Cash flows from investing activities:
Proceeds from principal reductions and maturities
of investment securities	18,829	16,678	12,617
Proceeds from sale of investment securities	19,810	5,176	5,513
Purchases of investment securities	(30,590)	(24,427)	-
(Purchase)/Sale of Federal Reserve Bank and FHLB stock	112	(126)	-
Net change in loans	3,086	(17,818)	(20,987)
Purchases of bank premises and equipment	(52)	(198)	(399)
Proceeds on sale of OREO	1,088	-	-
Proceeds for sale of Life Insurance	589	490	-
Net cash provided(used) in investing activities	12,872	(20,225)	(3,256)

Cash flows from financing activities:
Net change in deposits	(4,856)	26,407	(402)
Proceeds and tax benefit from exercise of stock options	-	-	34
Proceeds from Issuance of Preferred Stock, Net	-	-	3,950
Stock repurchases	-	-	(147)
Net (repayments) proceeds from borrowings	(1,000)	(5,667)	(1,233)
Dividends paid on Preferred Stock	(200)	(181)	-
Cash dividends paid Common Stock	(1)	(483)	(962)
Net cash (used) provided by financing activities	(6,057)	20,076	1,240

Increase (Decrease) in cash and cash equivalents	11,331	868	821

Cash and cash equivalents at beginning of year	9,088	8,220	7,399
Cash and cash equivalents at end of year	$20,419	$9,088	$8,220

Supplemental disclosure of cash flow information:
Interest paid	$2,288	$3,170	$3,926
Income taxes paid	$-	$265	$1,130
Cashless exercise of stock options	$22	$-	$28
Transfer of Loans to Other Real Estate Owned	$3,066	$892	$-

See Accompanying Notes

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Santa Lucia Bank (the “Bank”), collectively referred to herein as the “Company.”  All significant intercompany transactions have been eliminated.

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the Unites States of America and prevailing practices within the banking industry.  A summary of the significant accounting policies consistently applied in preparation of the accompanying financial statements follows:

Nature of Operations

The Company has been organized as a single operating segment and maintains four branches in the San Luis Obispo and northern Santa Barbara Counties of California.  The Company’s primary source of revenue is interest income from loans to customers. The Company’s customers are predominantly small and middle-market businesses and individuals.

The Company has no significant business activities other than its investment in the Bank and its investment and related borrowings from the Capital Trust as discussed in Note H. Accordingly, no separate financial information on the Bancorp is provided.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of reporting cash flows, cash and cash equivalents includes cash, noninterest-earning deposits and federal funds sold.  Generally, federal funds are sold for one day periods.

Cash and Due From Banks

Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank.  The Bank was in compliance with the reserve requirements as of December 31, 2010 and 2009.

The Company periodically maintains amounts due from banks that exceed federally insured limits.  The Company has not experienced any losses in such accounts.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Investment Securities

Bonds, notes, and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Investments not classified as trading securities nor as held-to-maturity securities are classified as available-for-sale securities and recorded at fair value.  Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income included in shareholders’ equity.  Premiums or discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method.  Realized gains or losses on sales of held-to-maturity or available-for-sale securities are recorded using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows; OTTI related to credit loss, which must be recognized in the income statement and; OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.  For equity securities, the entire amount of impairment is recognized through earnings.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Allowance for Loan Losses

The determination of the balance in the allowance for loan losses is based on an analysis of the loan portfolio and reflects an amount which, in management’s judgment, is adequate to provide for potential credit losses after giving consideration to the character of the loan portfolio, current economic conditions, past credit loss experience and such other factors as deserve current recognition in estimating credit losses.  The provision for loan losses is charged to expenses.

The allowance for loan losses is a valuation allowance for probable incurred credit losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The allowance consists of specific and general reserves.  Specific reserves relate to loans that are individually classified as impaired.  A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are generally considered troubled debt restructurings and classified as impaired.

Commercial and real estate loans are individually evaluated for impairment.  If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.  Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.  If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral.  For troubled debt restructurings that subsequently default, the Bank determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

General reserves cover non-impaired loans and are based on historical loss rates for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment’s historical loss experience. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

Portfolio segments identified by the Bank include construction and land development, commercial real estate, commercial and industrial and consumer loans.  Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to income, collateral type and loan-to-value ratios for consumer loans.

Interest and Fees on Loans

Interest income is accrued daily as earned on all loans. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans.  The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectability.  When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.  Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible.  Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Premises and Equipment

Land is carried at cost.  Premises and equipment are carried at cost less accumulated depreciation and amortization.  Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to ten years for furniture and fixtures and forty years for buildings.  Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Company Owned Life Insurance

Company owned life insurance is recorded at the amount that can be realized under insurance contracts at the date of the statement of financial condition, which is the cash surrender value adjusted for other charges or the amounts due that are probable at settlement.

Other Real Estate Owned

Other real estate owned represents real estate acquired through foreclosure and is carried at the lower of the recorded investment in the property or its fair value.  Prior to foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for credit losses, if necessary.  Any subsequent write-downs are charged against operating expenses.  Operating expenses of such properties, net of related income, are included in other expenses.

Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) Stock

The Bank is a member of the FHLB and the FRB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors and may invest in additional amounts.  FHLB and FRB stock are carried at cost, classified as restricted securities, and periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income.

Income Taxes

Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements.  A valuation allowance is established to reduce the deferred tax asset to the level at which it is “more likely than not” that the tax asset or benefits will be realized.  Realization of tax benefits of deductible temporary differences and operating loss carryforwards depends on having sufficient taxable income of an appropriate character within the carryforward periods.

The Company has adopted guidance issued by the Financial Accounting Standards Board that clarifies the accounting for uncertainty in tax positions taken or expected to be taken on a tax return and provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

Advertising Costs

The Company expenses the costs of advertising in the period incurred.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Comprehensive Income

Changes in unrealized gain or loss on available-for-sale securities net of income taxes is the only component of accumulated other comprehensive income for the Company.

Financial Instruments

In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit as described in Note N.  Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Earnings Per Common Share (“EPS”)

Basic earnings per common share (“EPS”) are based on the weighted average number of common shares outstanding before any dilution from common stock equivalents.  Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. All outstanding stock options were not considered in computing diluted earnings per share for 2010 because they were anti-dilutive.

Stock-Based Compensation

The Company has two stock option plans, which are fully described in Note K. The Company recognizes the cost of employee services received in exchange for awards of stock options or other equity instruments, based on the grant-date fair value of those awards. The cost is recognized over the period which an employee is required to provide services in exchange for the award, generally the vesting period.

Fair Value Measurement

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value.

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similarassets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a Bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

See note P for more information and disclosures relating to the Bank’s fair value measurement.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Reclassifications

Certain reclassifications have been made in the 2009 and 2008 financial statements to conform to the presentation used in 2010.  These reclassifications had no impact on the Company’s previously reported financial statements.

Adoption of New Accounting Standards

In June 2009, accounting standards were amended to clarify when a transferor has surrendered control over transferred financial assets and thus is entitled to account for the transfer as a sale.  The amendments establish specific conditions for accounting for the transfer of a financial asset, or a portion of a financial asset, as a sale. This guidance was effective for transfers occurring on or after January 1, 2010 and impacted when a loan participation or SBA loan sale could be accounted for as a sale and the related transferred asset derecognized by the Bank.  Adoption of the standard by the Bank in 2010 did not have a material impact on its balance sheet or statement of operations other than a three month delay in the recognition of the sale and related gain on SBA loan sales due to the existence of recourse provisions commonly found in SBA loan sale agreements.

In July 2010, accounting standards were amended to require significantly more information about the credit quality of the Bank’s loan portfolio.  Although this statement addresses only disclosure and does not seek to change recognition or measurement, the disclosure represents a meaningful change in practice.  New period-end related disclosures are reflected in these financial statements while new activity related disclosures will be effective in 2011.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE B - INVESTMENT SECURITIES

The amortized cost, carrying value and estimated fair values of investment securities available for sale as of December 31, 2010 and December 31, 2009 are as follows:

	Amortized	Unrealized	Unrealized	Estimated
	cost	gains	losses	fair value
December 31, 2010
U.S. government and agency securities	$10,212	$28	$(198)	$10,042
States and political subdivisions	1,818	9	(28)	1,799
SBA Cert of Participation	7,793	-	(177)	7,616
Mortgage-backed securities	13,062	103	(80)	13,085
	$32,885	$140	$(483)	$32,542
December 31, 2009
U.S. government and agency securities	$21,825	$217	$(9)	$22,033
States and political subdivisions	3,714	95	(5)	3,804
Mortgage-backed securities	14,891	295	(33)	15,153
	$40,430	$607	$(47)	$40,990

The carrying value of investment securities pledged to secure public funds, borrowings and for other purposes as required or permitted by law amounts to approximately $29.6 million and $12.6 million at December 31, 2010 and 2009, respectively. During 2010 the Bank had proceeds from the sale of $19.8 million in various securities and gross gains of $588 during 2010 compared to $5.1 million in proceeds in 2009 with $225 in gross gains for the period ending 2009.

The amortized cost and estimated fair value of debt securities at December 31, 2010, by contractual maturity, are shown below.  Mortgage-backed securities are classified in accordance with their estimated lives.  Expected maturities may differ from contractual maturities because borrowers may have the right to prepay obligations.

	Amortized	Estimated
	cost	fair value
Securities available for sale:
Due in one year or less	$524	$534
Due after one year through five years	6,945	6,961
Due after five years through ten years	882	867
Due after ten years	24,534	24,180
	$32,885	$32,542

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE B - INVESTMENT SECURITIES – Continued

The gross unrealized loss and related estimated fair value of investment securities that have been in a continuous loss position for less than twelve months and over twelve months at December 31, 2010 and 2009 are as follows:

	Less than twelve months		Over twelve months		Total
	Unrealized	Estimated	Unrealized	Estimated	Unrealized	Estimated
	loss	fair value	loss	fair value	loss	fair value
December 31, 2010
U.S. government and
agency securities	$(198)	$7,999	$-	$-	$(198)	$7,999
States and political
subdivisions	(28)	1,020	-	-	(28)	1,020
SBA Certificates of
Participation	(177)	7,616	-	-	(177)	7,616
Mortgage-backed
securities	(81)	6,863	-	-	(81)	6,863
	$(484)	$23,498	$-	$-	$(484)	$23,498
December 31, 2009
U.S. government and
agency securities	$(9)	$3,995	$-	$-	$(9)	$3,995
States and political
subdivisions	-	-	(5)	291	(5)	291
Mortgage-backed
securities	(32)	3,038	(1)	198	(33)	3,236
	$(41)	$7,033	$(6)	$489	$(47)	$7,522

At December 31, 2010, the Company has fifteen investment securities where estimated fair market value was 2.02% less than amortized cost.  Unrealized losses on these securities have not been recognized into income because the issuer bonds are of high credit quality (rated AAA), management does not intend to sell and it is not likely that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates.  The fair value is expected to recover as the bonds approach maturity.

NOTE C - LOANS

The Bank’s loan portfolio consists primarily of loans to borrowers within San Luis Obispo and northern Santa Barbara Counties, California.  Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank’s market areas.  As a result, the Bank’s loan and collateral portfolios are, to some degree, concentrated in those industries.

Prior to December 31, 2010 the Bank had certain loans pledged under a blanket lien agreement to secure a borrowing arrangement with the Federal Home Loan Bank (FHLB) discussed in Note G. On December 20, 2010, the Bank was advised by the FHLB that due to the Bank’s financial condition, the blanket lien method for loan collateral would no longer be available and the Bank would need to “deliver” collateral. Subsequent to December 31, 2010, the Bank has delivered loan collateral in the amount of approximately $41.8 million with a borrowing capacity of approximately $16.1 million.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE C – LOANS - Continued

The composition of the loan portfolio at December 31, 2010 and 2009 is as follows:

	2010	2009
Real Estate - construction	$38,143	$47,458
Real Estate - other	114,332	111,183
Commercial	34,232	41,744
Consumer	1,663	1,783
	188,370	202,168
Deferred loan fees	(621)	(683)
Allowance for loan losses	(10,999)	(3,386)
	$176,750	$198,099

The allowance for loan losses is increased by the provision to income and decreased by net charge-offs.  Management’s periodic evaluation of the adequacy of the allowance is based on the Company’s past loan experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Transactions in the allowance for loan losses are summarized as follows:

	2010	2009	2008
Balance at beginning of year	$3,386	$2,310	$1,674
Provision charged to expense	15,198	5,460	975
Loans charged off	(7,792)	(4,386)	(352)
Recoveries on loans previously charged off	207	2	13
Balance at end of year	$10,999	$3,386	$2,310

The following is a summary of the investment in impaired loans, the related allowance for loan losses, income recognized and information pertaining to nonaccrual and past due loans as of December 31, 2010, 2009 and 2008:

	2010	2009	2008
Recorded investment in impaired loans	$25,006	$10,175	$1,614
Related allowance for loan losses	$2,836	$472	$394
Average recorded investment in impaired loans	$25,150	$4,832	$1,528
Interest income recognized for cash payments	$-	$206	$-
Total nonaccrual loans	$23,945	$6,407	$1,614
Total loans past-due ninety days or more and still accruing	$-	$-	$-

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE C – LOANS - Continued

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by impairment method as of December 31, 2010:

	Evaluated for Impairment
Allowance for Loan Losses	Individually	Collectively	Total
Construction and Land Development	$2,585	$1,252	$3,837
Commercial Real Estate	228	2,692	2,920
Commercial and Industrial	23	4,141	4,164
Consumer	-	78	78
	$2,836	$8,163	$10,999

	Evaluated for Impairment
Loans	Individually	Collectively	Total
Construction and Land Development	$15,537	$22,606	$38,143
Commercial Real Estate	6,496	$107,836	114,332
Commercial and Industrial	2,873	$31,359	34,232
Consumer	100	$1,563	1,663
	$25,006	$163,364	$188,370

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors.  The Company analyzes loans individually by classifying the loans as to credit risk.  This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans.  This analysis is performed on an ongoing basis as new information is obtained.  The Company uses the following definitions for risk ratings:

Special Mention - Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard - Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Impaired – A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.

Loans listed as pass include larger non-homogeneous loans not meeting the risk rating definitions above and smaller, homogeneous loans not assessed on an individual basis.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE C – LOANS - Continued

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows as of December 31, 2010:

	Pass	Special Mention	Sub-standard	Impaired	Total
December 31, 2010
Real Estate:
Construction and Land Development	$15,276	$4,143	$3,187	$15,537	$38,143
1-4 Family Residential	8,216	-	-	1,383	9,599
Multifamily Residential	2,783	-	-	-	2,783
Commercial real Estate and Other	88,731	6,569	1,537	5,113	101,950
Commercial and Industrial	30,200	174	985	2,873	34,232
Consumer and Other	1,541	-	22	100	1,663
	$146,747	$10,886	$5,731	$25,006	$188,370

Past due and nonaccrual loans were as follows as of December 31, 2010:

	Still Accruing
	30-89 Days Past Due	Over 90 Days Past Due	Non-Accrual
December 31, 2010
Real Estate:
Construction and Land Development	$606	$-	14,912
1-4 Family Residential	-	-	1,383
Multifamily Residential	-	-	-
Commercial real Estate and Other	-	-	5,113
Commercial and Industrial	-	-	2,437
Consumer and Other	-	-	100
	$606	$-	$23,945

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE C – LOANS - Continued

Individually impaired loans were as follows as of December 31, 2010:

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
	Balance	Investment	Allowance	Investment	Recognized
December 31, 2010
With no Related Allowance Recorded
Real Estate:
Construction and Land Development	$13,930	$11,721	$-	$11,540	$45
1-4 Family Residential	2,269	1,383	-	$2,795	-
Multifamily Residential	-	-	-	$-	-
Commercial Real Estate and Other	4,704	4,657	-	$4,753	-
Commercial and Industrial	3,361	2,465	-	$4,041	20
Consumer	100	100	-	$25	-
With an Allowance Recorded
Real Estate:
Construction and Land Development	3,816	3,816	2,585	2,897	-
1-4 Family Residential	-	-	-	-	-
Multifamily Residential	-	-	-	-	-
Commercial Real Estate and Other	455	455	228	228	-
Commercial and Industrial	409	409	23	216	-
Consumer	-	-	-	-	-
	$29,044	$25,006	$2,836	$26,495	$65

The Bank has allocated $2.8 million of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2010.  The Bank has not committed to lend additional amounts  as of December 31, 2010 to customers with outstanding loans that are classified as troubled debt restructurings.

NOTE D - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to certain executive officers, directors and the businesses with which they are associated.  All such loans and commitments to lend were made under terms which are consistent with the Bank’s normal lending policies.

The following is an analysis of the activity of all such loans:

	2010	2009
Beginning balance	$5,081	$5,197
Credits granted, including renewals	1,171	1,180
Repayments	(3,845)	(1,296)
	$2,407	$5,081

In regard to related party transactions there are undisbursed loans amount of approximately $565 and $700 at December 31, 2010 and 2009, respectively.

Deposits from related parties held by the Bank at December 31, 2010 and 2009 amounted to $2.2 million and $842 respectively.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE E - PREMISES AND EQUIPMENT

The composition of premises and equipment at December 31 is as follows:

	2010	2009
Premises	$7,766	$7,750
Furniture, fixtures and equipment	4,326	4,298
	12,092	12,048
Less accumulated depreciation	6,388	5,856
	5,704	6,192
Land	2,031	2,031
	$7,735	$8,223

NOTE F - DEPOSITS

At December 31, 2010, the scheduled maturities of time deposits are as follows:

Due in one year	$69,710
Due from one to three years	10,547
Due after three years	2,323
$82,580

NOTE G - SHORT-TERM BORROWINGS

The Bank has a borrowing arrangement with the Federal Home Loan Bank of San Francisco (FHLB) and the Federal Reserve Bank (FRB).  The Bank currently has two credit lines with the FHLB, one collateralized by certain loans and the other by certain investment securities. The amount of borrowing capacity at December 31, 2010 related to the pledged investment securities was approximately $20.0 million. On December 20, 2010, the Bank was advised by the FHLB that due to the Bank’s financial condition, this blanket lien method for loan collateral would no longer be available and the Bank would need to “deliver” collateral. Subsequent to December 31, 2010, the Bank has delivered loan collateral in the amount of approximately $41.8 million with a borrowing capacity of approximately $19.1 million. The Bank also has a borrowing relationship established with the Federal Reserve Bank that is collateralized by approximately $7.5 million in investment securities. The Bank has no Fed Funds lines with correspondent banks at December 31, 2010.

As of December 31, 2010 the Bank had no borrowings.

NOTE H - LONG-TERM BORROWINGS

During the third quarter of 2003, the Bank issued Subordinated Debentures to nineteen investors including executive officers and members of the Bank’s Board of Directors, in the total sum of $2.0 million (“Debentures”).

The total amount issued to executive officers and directors was $1.1 million.  The Debentures include quarterly payment of interest at prime plus 1.5% and quarterly principal installments of $167 commencing on September 30, 2008 until paid in full on June 30, 2011. In December 2010, the Bank elected to prepay $499 which consisted of the total remaining amounts due to the holder of the notes. At December 31, 2010 there were no balances owing in regard to the Debentures.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE H - LONG-TERM BORROWINGS-continued

On April 28, 2006, the Company issued $5.2 million in junior subordinated debt securities (the “debt securities”) to the Santa Lucia Capital Trust, a statutory trust created under the laws of the State of Delaware.  These debt securities are subordinated to effectively all borrowings of the Company and are due and payable on July 7, 2036.  These debt securities may be redeemed for 105% of the principal balance through July 7, 2011 and at par thereafter.  Interest is payable quarterly beginning July 7, 2006 at 1.48% over the quarterly adjustable 3-month LIBOR. At December 31, 2010 the rate was 1.77%

The Company also purchased a 3% minority interest in Santa Lucia (CA) Capital Trust.  The balance of the equity of The Company Bancorp (CA) Capital Trust is comprised of mandatorily redeemable preferred securities.

Following consultation with the FRB, on August 31, 2010 the Company elected to defer regularly scheduled payments on its outstanding junior subordinated debenture relating to its outstanding $5.2 million trust preferred security (the “Security”) for a period of up to 20 consecutive quarters (the “Deferral Period”).  The terms of the Security and the trust documents allow the Company to defer payments of interest for the Deferral Period without default or penalty.  During the Deferral Period, the Company will continue to recognize interest expense associated with the Security.  Upon the expiration of the Deferral Period, all accrued and unpaid interest will be due and payable.  During the Deferral Period, the Company is prevented from paying cash dividends to shareholders or repurchasing stock.

NOTE I - INCOME TAXES

The asset and liability method is used in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

As a result of the increase in the Company‘s reported losses, during the first quarter of 2010 we increased the valuation allowance on deferred tax assets because the benefit of such assets is dependent on future taxable income.  As a result, income tax expense for the year ended December 31, 2010 was $807. As the Company implements plans to return to profitability, future operating earnings, if any, would benefit from significant net operating loss carry-forwards.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE I - INCOME TAXES-Continued

Significant components of the Company’s deferred tax liabilities and assets as of December 31 are as follows:

	2010	2009	2008
Deferred liabilities:
Tax over book depreciation	$216	$300	$369
Market value adjustment on investment securities	-	231	349
Other	87	129	130
Total deferred tax liabilities	303	660	848
Valuation Allowance	(6,522)	-	-
Deferred tax assets:
Allowance for loan losses	3,668	1,009	909
Deferred compensation plans	701	699	671
State taxes	1	1	95
Net loss carryforward	1,997	232	28
Other	731	148	119
Total deferred tax assets	7,098	2,089	1,822
Net deferred tax assets	$273	$1,429	$974

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE I - INCOME TAXES-Continued

The provision for income taxes consists of the following:

	2010	2009	2008
Currently payable	$(580)	$(1,097)	$1,004
Deferred benefit	1,387	(337)	(371)
	$807	$(1,434)	$633

The principal sources of deferred income taxes and the tax effect of each are as follows:

	2010	2009	2008
Tax over book depreciation	$(84)	$(69)	$(56)
Provision for loan losses	(2,659)	(100)	(236)
State taxes	-	94	96
Net loss carryforward	(1,765)	(204)	13
Deferred compensation plans	(2)	(28)	(173)
Valuation Allowance	6,522	-	-
Other	(625)	(30)	(15)
Net deferred taxes	$1,387	$(337)	$(371)

As of December 31, 2010, the Bank had federal net operating loss carry forwards available to reduce future taxable income of approximately $4.0 million. The net operating loss carry forwards expire in 2030.

The Bank has net operating loss carryforwards of approximately $8.7 million for state income tax purposes that will expire in 2030 if not previously utilized.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE I - INCOME TAXES-Continued

As a result of the following items, the total tax expense was different from the amount computed by applying the statutory income tax rate to earnings before income taxes:

	2010		2009		2008
Federal “expected” tax	$(4,742)	(34.0)%	$(1,108)	(34.0)%	$602	34.0%
State franchise tax, net	(988)	(7.1)	(240)	(7.4)	122	6.9
Tax exempt income	(108)	(0.8)	(119)	(3.7)	(128)	(7.2)
Valuation Allowance	6,522	46.8	-		-
Other	123	.9	33	1.1	37	2.1
Total expense(benefit)	$807	5.8%	$(1,434)	(44.0)%	$633	35.7%

The Company is subject to Federal income tax and California franchise tax. Federal income tax returns for the years ended December 31, 2009, 2008 and 2007 are open to audit by the Federal authorities and California returns for the years ended December 31, 2009, 2008, 2007 and 2006 are open to audit by state authorities. The Company is currently under an IRS audit for tax year ending 2009 and 2007 for which the Company does not expect any changes to the tax position.

NOTE J - EMPLOYEE PROFIT SHARING AND DEFERRED COMPENSATION

The Bank sponsors a 401 (k) plan for the benefit of its employees.  In 1994 the Bank also approved the creation of an Employee Stock Ownership Plan for the benefit of its employees.  Contributions to these plans are determined by the Board of Directors. As a result of the large losses incurred in 2010, the Bank made no contribution to the Employee Stock Ownership Plan. The contributions for 2009 and 2008 were $154 and $202, respectively. The Bank contributed $58, $56 and $58 to the 401 (k) plan in 2010, 2009 and 2008, respectively.

The Bank has entered into a deferred compensation agreements with key officers and board members.  Under these agreements, the Bank is obligated to provide, upon retirement, a lifetime benefit for the officers and directors. The annual benefits range from $14 to $45 for key officers and $4 to $6 for directors.  The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreements until the expected retirement dates of the participants.  The expense incurred and amount accrued for this plan for the years ended December 31, 2010, 2009, and 2008 totaled $86, $137 and $275, respectively.  The Bank is a beneficiary of life insurance policies that have been purchased as a method of financing the benefits under the agreements.

NOTE K - STOCK OPTIONS

The Company sponsors one compensatory incentive and non-qualified stock option plan which provides certain key employees and the Board of Directors with the option to purchase shares of common stock, and one Equity Based Compensation Plan which provides certain key employees and the Board of Directors with the award of any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Share Unit, Performance Share Award, Dividend Equivalent, or any combination thereof.  In 1999, the Bank adopted a stock option plan (the 2000 plan) under which up to 374,514 shares of the Bank’s common stock may be issued to directors, officers, and key employees.  In 2006, the Company adopted the 2006 Equity Based Compensation Plan (the Plan), which the maximum number of shares of common stock that may be awarded under this Plan shall not exceed 208,000 shares, including 39,743 shares rolled over from the Company’s 2000 Stock Option Plan which expires on August 15, 2015.  Option prices may not be less than 100% of the fair market value of the stock at the date of grant.  Options became exercisable at the rate of 20% per year beginning at various dates and expire not more than ten years from the date of grant.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE K - STOCK OPTIONS - Continued

The Company recognized stock-based compensation costs of $142, $136 and $148 and related tax benefits of $15, $26 and $42 for 2010, 2009 and 2008, respectively.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions:

2010
Risk-free rates	2.55%
Expected volatility	20.00%
Expected dividend yield	1.16%
Expected term	5.8 yrs
Weighted-average grant
date fair value	$1.87

There were no options granted in 2009.

A summary of the status of the Company’s fixed stock option plan as of December 31, 2010 and changes during the year then ended is presented below:

			Weighted-
		Weighted-	average
		average	remaining	Aggregate
		exercise	contractual	intrinsic
	Shares	price	term	value
Outstanding at beginning of year	237,794	$18.68
Granted	59,470	$8.92
Exercised	(8,323)	$7.87
Forfeited	(25,878)	$18.60
Expired	(28,881)	$7.87
Outstanding at end of year	234,182	$16.50	5.3years	None
Options exercisable	158,765	$17.98	3.9years	None

The total intrinsic value of options exercised during the years ended December 31 were approximately $0 in 2010 and 2009 and $93 in 2008. As of December 31, 2010 there was $143 of total unrecognized compensation cost related to the outstanding stock options that will be recognized over a weighted average period of 1.8 years.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE L – DIVIDENDS

The Company paid cash dividends of $0.25 per share to all shareholders of record as of March 31, 2009 and declared a 2% stock dividend to all shareholders of record as of September 30, 2009 and March 31, 2010. Per share data in the financial statements have been retroactively adjusted to reflect the 2% stock dividends.

NOTE M - EARNINGS PER SHARE (EPS)

The following is a reconciliation of net earnings (loss) and shares outstanding to the income and number of shares used to compute EPS:

(in thousands, except per share data)	December 31, 2010		December 31, 2009		December 31, 2008
	Income	Shares	Income	Shares	Income	Shares
(dollars in thousands)
Net income (loss)	$(14,754)		$(1,825)		$1,139
Less dividends earned on Preferred Stock	(200)		(200)
Accreted discount on Preferred Stock	(40)		(40)
Average shares outstanding		2,002,960		1,961,483		1,924,023
Used in Basic EPS	(14,994)	2,002,960	(2,065)	1,961,483	1,139	1,924,023
Dilutive effect of outstanding stock options						48,465
Used in Diluted EPS	$(14,994)	2,002,960	$(2,065)	1,961,483	$1,139	1,972,488
	Basic	$(7.49)	Basic	$(1.05)	Basic	$0.59
	Diluted	$(7.49)	Diluted	$(1.05)	Diluted	$0.58

NOTE N - COMMITMENTS AND CONTINGENCIES

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those commitments.  Commitments to extend credit (such as the unfunded portion on lines of credit and commitments to fund new loans) as of December 31, 2010 and 2009 amounts to approximately $31.6 million and $43.1 million, respectively, of which approximately $1.6 million and $1.3 million are related standby letters of credit, respectively.  The Company uses the same credit policies in these commitments as is done for all of its lending activities.  As such, the credit risk involved in these transactions is essentially the same as that involved in extending loan facilities to customers.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements.  The Company evaluates each client's credit worthiness on a case-by-case basis.  The amount of collateral obtained if deemed necessary by the Company is based on management's credit evaluation of the customer.  The majority of the Company's commitments to extend credit and standby letters of credit are secured by real estate.

In the normal course of business, the Company is involved in various forms of litigation.  In the opinion of management, and based on the advise of the Company’s legal counsel, the disposition of all pending litigation will not have a material effect on the Company’s financial position.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE O – PREFERRED STOCK AND RELATED WARRANT

December 19, 2008, the Company entered into a Purchase Agreement with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company agreed to issue and sell 4,000 shares of the Company’s Preferred Stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock) and a Warrant to purchase 37,360 shares of the Company’s Common Stock for an aggregate purchase price of $4 million in cash. In connection with this transaction the Company incurred $50 in costs.

The Preferred Stock qualifies as Tier 1 capital and will pay cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The Preferred Stock may be redeemed by the Company after three years. Prior to the end of the three years, the Preferred Stock may be redeemed only with proceeds from the sale of qualifying equity securities of the Company.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $16.06 per share. On March 31, 2010 the Board of Directors declared a 2% stock dividend which automatically increased the number of common shares subject to the warrant to 38,869 and reduced the exercise price of the warrant to $15.43.

Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the redemption of 100% of the shares of Preferred Stock .

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of the issuance of the Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

The net proceeds from the issuance of the Preferred Stock and Warrant of $3.95 million were allocated between the Preferred Stock and the Warrant based on their estimated relative fair values.  The resulting discount of $201 on the Preferred Stock will be accreted against retained earnings over the estimated five-year life of the Preferred Stock reducing the reported income available for common shareholders.

Following consultation with the FRB, on August 31, 2010 the Company elected to defer regularly scheduled dividends on the Preferred Stock. As of December 31, 2010, the Company has missed two dividend payments. By deferring the dividends on Series A Senior Preferred Stock for a total of six quarters, whether or not consecutive, the U.S. Treasury will have the right to elect two members of the Company’s Board of Directors, voting together with any other holders of preferred shares ranking pari passu with the Series A Senior Preferred Stock. These directors would serve on the Company’s Board of Directors until such time as the Company has paid in full all dividends not previously paid, at which time these directors’ terms of office would immediately terminate.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE P - FAIR VALUE MEASUREMENT

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

Securities: The fair values of securities available for sale are determined by obtaining significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data. (Level 2)

Collateral-Dependent Impaired Loans:  The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect (1) partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral or (2) the full charge-off of the loan carrying value. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants (Level 3).

Other Real Estate Owned: Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at the lower of carrying amount of fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a Level 3 classification. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

The following table provides the hierarchy and fair value for each major category of assets and liabilities measured at fair value at December 31, 2010 and 2009:

	Fair Value Measurements as of December 31, 2010 using
	Level 1	Level 2	Level 3	Total
Assets and liabilities measured at fair value on a recurring basis
Assets:
Securities Available for Sale	$-	$32,542	$-	$32,542
Assets measured at fair value on a non-recurring basis
Collateral-Dependent Impaired
Loans, Net of Specific Reserves	$-	$-	$17,761	$17,761
Other Real Estate Owned	$-	$-	$2,123	$2,123

	Fair Value Measurements as of December 31, 2009 using
	Level 1	Level 2	Level 3	Total
Assets and liabilities measured at fair value on a recurring basis
Assets:
Securities Available for Sale	$-	$40,990	$-	$40,990
Assets measured at fair value on a non-recurring basis
Collateral-Dependent Impaired
Loans, Net of Specific Reserves	$-	$-	$6,407	$6,407
Other Real Estate Owned	$-	$-	$428	$428

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE P - FAIR VALUE MEASUREMENT-continued

Collateral-dependent impaired loans had a net carrying value of $17.8 million and $6.4 million at December 31, 2010 and December 31, 2009, respectively. There was no specific reserve associated with these loans in either period.

Other real estate owned had a net carrying amount of $2.1 million, which is made up of the outstanding balance of $2.1 million, net of a valuation allowance of $0 at December 31, 2010 and $428, net of valuation allowance of $0 at December 31, 2009,

NOTE Q - FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument.  Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.  These estimates are subjective in nature, involve uncertainties and matters of judgment, and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.  Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

The carrying amounts of cash, short term investments, due from customers on acceptances and bank acceptances outstanding are considered to approximate fair value.  Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with banks.  The fair values of investment securities, including available for sale, are discussed in Note P.  The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market  prices of similar instruments where available.

Financial Liabilities

The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value.  For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities.  The fair value of long term debt is based on rates currently available for debt with similar terms and remaining maturities.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008
(in thousands)

NOTE Q - FAIR VALUES OF FINANCIAL INSTRUMENTS-Continued

Off-Balance Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements.  The fair values of these financial instruments are not deemed to be material.

The estimated fair value of financial instruments at December 31, 2010 and 2009 are summarized as follows: (in thousands)

	December 31, 2010		December 31, 2009
	Carrying	Market	Carrying	Market
	value	value	value	value
Financial Assets:
Cash and cash equivalents	$20,419	$20,419	$9,088	$9,088
Investment securities	32,542	32,542	40,990	40,990
Loans receivable, net	176,750	175,112	198,099	195,724
Cash surrender value of life insurance	4,566	4,566	5,391	5,391
Federal Reserve Bank and FHLB stock	1,531	1,531	1,643	1,643
OREO plus accrued interest and other assets	4,135	4,135	6,061	6,061
Financial Liabilities:
Time deposits	$82,580	$83,242	$89,783	$90,088
Other deposits	151,287	151,287	148,940	148,940
Other borrowings	-	-	-	-
Long-term debt	5,155	5,155	6,154	6,154
Accrued interest and other liabilities	3,234	3,234	2,016	2,016

NOTE R - REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy requires the Bank to maintain minimum amounts and ratios (set forth in this footnote) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).

Regulatory and Enforcement Proceedings

On December 23, 2010, the Company the Bank and the Federal Reserve Bank of San Francisco (“FRBSF”) entered into a Written Agreement (the “Written Agreement”), effective December 23, 2010, addressing, among other items, management, operations, lending, asset quality and increased capital for the Company and the Bank, as appropriate.

 SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008

NOTE R - REGULATORY MATTERS-Continued

The Written Agreement was the result of a recent examination of the Bank and the Company by the FRBSF that resulted in certain criticisms of the Bank, particularly related to the overall quality of the Bank’s loan portfolio.

Among other things, the Written Agreement requires that:

•	The Company serve as a source of strength for the Bank;
•	The board of directors of the Bank submit a plan to strengthen board oversight of the management and operations of the Bank;
•	The Bank submit to the FRBSF a plan to strengthen credit risk management practices;
•	The Bank submit to the FRBSF revised written lending and credit administration policies and procedures;
•
The Bank submit to the FRBSF a written program for the effective, ongoing third party review of the Bank’s loan portfolio, and that the board of directors take appropriate steps to ensure that the findings of such reviews are addressed by management;

•	The Bank maintain a fully funded Allowance for Loans and Lease Losses (“ALLL”)
•
The Company and the Bank submit to the FRBSF an acceptable joint written plan to maintain sufficient capital at the Bank, and notify the FRBSF following any calendar quarter in which the Bank’s capital ratios fall below minimums set forth in such plan, including in such notice steps the Bank or Company intend to take to increase capital ratios;

•	The Bank submit to the FRBSF an acceptable written contingency funding plan;
•	The Bank submit to the FRBSF a written business plan for 2011 to improve the Bank’s earnings and overall condition;
•	The Bank seek regulatory approval for all dividend and other payments to stockholders
•
The Company and its nonbank subsidiary not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the FRBSF and the Director;

•	The Bank immediately take all necessary steps to correct all violations of laws and regulations cited in the Report of Examination;
•	The Company and the Bank submit any new officer or director, or change in any existing officer’s or director’s duties, to the FRBSF for prior approval or non-objection;
•	The Company and the Bank seek prior approval or non-objection from the FRBSF before making any indemnification or severance payment to an officer or director;
•	The Company and the Bank submit to the FRBSF joint quarterly written progress reports on efforts to comply with the Written Agreement;

The Written Agreement will remain effective and enforceable until stayed, modified, terminated or suspended in writing by the FRBSF. The foregoing description of the Written Agreement is a summary and does not purport to be a complete description of all of its terms, and is qualified in its entirety by reference to a copy of the Written Agreement, attached in an 8-K filing with the Securities and Exchange Commission (the “SEC”) filed on December 29, 2010.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008

NOTE R - REGULATORY MATTERS-Continued

Compliance Efforts

The Bank is actively engaged in responding to the concerns raised in the Written Agreement and believes that it has already addressed many of the regulatory requirements.

The Bank has acted promptly in regard to the requirements of the Written Agreement, including the following actions:

•
The Bank made numerous changes in the executive structure to include a newly appointed Chief Credit Officer (CCO) in July 2010 and Chief Financial Officer in September 2010. In addition, Stanley R. Cherry, Director and former President/CEO has rejoined the Bank as a senior credit administrator and will be working closely with the CCO to manage the day-to-day credit functions.

•
The Board has submitted to the regulators a plan to strengthen board oversight with many of the components already in place including new and/or enhanced financial and asset quality reporting. In addition, in August 2010, the Capital and Examination Board Committee was formed to track matters requiring immediate attention that were outlined in the regulatory report of examination and the subsequent Written Agreement, along with weekly reporting of asset quality status and capital initiatives.

•	The Bank engaged an independent third party to conduct asset quality reviews on a bi-annual basis. The first engagement in October 2010 included the review of over 73% of the entire loan portfolio.
•	Within the timelines required, all program and/or plans have been submitted to the regulators
•	The Bank and Company are in compliance with all actions requiring prior regulatory approvals

The Company and Bank will continue their efforts to comply with all provisions of the Written Agreement, and believe they are taking the appropriate steps necessary to comply in a timely fashion.

The California Department of Financial Institutions (“DFI”) completed an examination of the Bank in the fourth quarter of 2010.  Based upon discussion with the DFI following the examination, the Bank’s condition has been further downgraded.  Further, the Bank likely will receive some form of formal enforcement action from the DFI.  While we expect the action from the DFI to be similar in scope to the Written Agreement, it will differ in at least one important respect.  While the Written Agreement requires the Bank to submit a capital plan to the FRBSF, the agreement does not specify a particular level of capital the Company or Bank must maintain.  The DFI has indicated that its action will include specific minimum capital ratios that the Bank must meet for both the tier 1 leverage and total risk based capital ratios.  At this time, the Bank has not been advised of the minimum capital ratios sought by the DFI.  However, those ratios are expected to be in excess of the Bank’s current capital ratios.

While the Company and Bank are moving diligently to comply with the Written Agreement and to respond to the criticisms of the FRBSF and DFI, there can be no assurance that full compliance will be achieved with either the Written Agreement or any formal action sought by the DFI.  As a result, the Company and the Bank could become subject to further regulatory restrictions or penalties.  Full satisfaction of the Written Agreement and the action to be sought by the DFI will depend in part on raising a significant amount of additional capital.  The Company’s ability to raise capital will depend on market conditions, which are outside the Company’s control, and also on the Bank’s financial performance and condition.  Should the Bank’s asset quality continue to erode and require significant additional provision for loan losses, resulting in additional future net operating losses at the Bank, the Company’s ability to raise capital may be impaired. In addition, further operating losses would cause the Bank’s capital levels to decline further, requiring the raising of more capital.

SANTA LUCIA BANCORP AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
December 31, 2010, 2009, and 2008

NOTE R - REGULATORY MATTERS-Continued

The following table also sets forth the Bank’s actual capital amounts and ratios (dollar amounts in thousands):

					To be well capitalized
			For capital		under prompt corrective
	Actual		adequacy purposes		action provisions
	Amount		Amount		Amount
	(thousands)	Ratio	(thousands)	Ratio	(thousands)	Ratio
As of December 31, 2010
Bank
Total Capital (to Risk-Weighted Assets)	$14,975	8.2%	$14,680	8.0%	$18,350	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$12,573	6.9%	$7,340	4.0%	$11,010	6.0%
Tier 1 Capital (to Average Assets)	$12,573	4.8%	$10,588	4.0%	$13,235	5.0%

As of December 31, 2009
Bank
Total Capital (to Risk-Weighted Assets)	$29,223	13.2%	$17,740	8.0%	$22,175	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$26,276	11.9%	$8,870	4.0%	$13,305	6.0%
Tier 1 Capital (to Average Assets)	$26,276	9.7%	$10,821	4.0%	$13,526	5.0%

The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of the Bank’s undivided profits or the Bank’s net income for its last three fiscal years less the amount of any distribution made by the Bank to shareholders during the same period.

With certain exceptions the Company may not pay a dividend to its shareholders unless its retained earnings equal at least the amount of the proposed dividend.

NOTE S – HOLDING COMPANY

On April 3, 2006 the Company acquired all the outstanding shares of the Bank by issuing 1,909,837 shares of common stock in exchange for the surrender of all outstanding shares of the Bank’s common stock.  There was no cash involved in this transaction. The acquisition was accounted for like a pooling of interest and the consolidated financial statements contained herein have been restated to give full effect to this transaction. The Company has no significant business activities other than its investment in the Bank and its investment and related borrowings from Santa Lucia (CA) Capital Trust as discussed in Note H.  Accordingly, no separate financial information on the Company is provided.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

The Company’s management carried out an evaluation, under the supervision and with the participation of the Company’s President and Chief Executive Officer and the Company’s Executive Vice President and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of December 31, 2010, pursuant to Exchange Act Rule 13a-15. Based upon that evaluation, the Company’s President and Chief Executive Officer along with the Company’s Executive Vice President and Chief Financial Officer concluded that the Company’s disclosure controls and procedures as of December 31, 2010 are effective in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) required to be included in the Company’s periodic filings under the Exchange Act.

Internal Control Over Financial Reporting

(a) Management’s Annual Report on Internal Control Over Financial Reporting.

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

As of December 31, 2010, management assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments. Based on the assessment, management determined that the Company maintained effective internal control over financial reporting as of December 31, 2010, based on those criteria.

The Company’s management, including its Chief Executive Officer and Chief Financial Officer, does not expect that its disclosure controls and procedures, or its internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.

/s/ John C. Hansen	/s/ Margaret A. Torres
John C. Hansen	Margaret A. Torres
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

(b)           Changes in Internal Control Over Financial Reporting.

No changes in the Company’s internal control over financial reporting have come to management’s attention that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 9B.               OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND COPORATE GOVERNANCE

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees and directors of the Company, and complies with the SEC’s requirements for a code of ethics applicable to senior executive officers.  A copy of the Code of Business Conduct and Ethics can be found on the Bank’s website, santaluciabank.com.

During 2007, the Board established a Corporate Governance Committee Charter and Corporate Governance Guidelines. A copy of the Corporate Governance Committee Charter and Guidelines was attached as “Exhibit A” to the Proxy Statement filed with the SEC on February 15, 2008.

The following paragraphs set forth certain information as of March 31, 2011, with respect to those persons serving as the Company’s Board of Directors.  The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.  There are no arrangements or understandings by which any of the Directors of the Company were selected.  There is no family relationship between any of the Directors or executive officers.

Khatchik H. Achadjian, 59 years old, has served as a Director of the Company/Bank since 1996 and was a Director of Central Coast National Bank for 6 years prior to that.  For the past 15 years Mr. Achadjian has served on the Audit Committee.  He was a 4th District County Supervisor of San Luis Obispo from 1998 to 2010, and was a member of the Coastal Commission.  He is currently a State Assemblyman and is the owner of several service stations.

Stanley R. Cherry, 67 years old, has served as a Director of the Company/Bank since 1985.  Mr. Cherry was President and Chief Executive Officer of the Company/Bank from 1985 to 2003 at which time he retired.  During his term of office he served on the Audit Committee, ALCO Committee and Loan Committee.  In December of 2010 Mr. Cherry re-joined the Bank as a Senior Vice President in Credit Administration on an interim basis after the retirement of another employee in that department.

Jerry W. DeCou III, 79 years old, has served as a Director and Chairman of the Board of the Company/Bank since 1985.  He has served as a Loan Committee member, and spent 15 years as an Investment Committee member.  Mr. DeCou is a principal shareholder in DeCou Lumber Company, Inc., and is retired.

Douglas C. Filipponi, 58 years old, has served as a Director and Vice Chairman of the Board of the Company/Bank since 1985.  He has served on the Investment Committee and is an Audit Committee member.  He is President and General Manager of Filipponi-Thompson Drilling Company, Inc.  He is also a partner or shareholder in various vineyard and ranch related companies.

John C. Hansen, 67 years old, has served as a Director of the Company/Bank since July 2007, and President and Chief Executive Officer of the Bank since January 2009.  Prior to that Mr. Hansen served as President and Chief Operating Officer from July 2007 through January 2009, Executive Vice President, Chief Financial Officer and Secretary of the Bank since 2004 and Company since 2006, and various other positions since 1995.  Mr. Hansen has been in banking for 49 years covering all aspects of the industry.

Jean Hawkins, 83 years old, has served as a Director of the Company/Bank since 1985.   Ms. Hawkins has served on the Investment committee for 24 years, and is currently a Loan Committee member.  Ms. Hawkins is retired.

Paul G. Moerman, 63 years old, has served as a Director of the Company/Bank since 1985.  Mr. Moerman has served on the Audit Committee and is an Investment Committee and Loan Committee member.  He is presently a Real Estate Developer and President of Moerman, Inc. (Contractor).

Larry H. Putnam, 64 years old, has served as a Director of the Company/Bank since 2002, and was employed by the Company/Bank continuously since 1985 in various administrative and executive positions.  Mr. Putnam retired as the President and Chief Executive Officer in January 2009.  Mr. Putnam has been a banker for 43 years, 26 of them with the Bank and Company.  His breadth of knowledge of the banking industry in general, and our market area and organization in particular, provide the Company’s board with critical banking expertise in all facets of the business of banking.

D. Jack Stinchfield, 73 years old, has served as a Director of the Company/Bank since 1985.  He served on the Loan Committee and has been an Audit Committee member for 13 years.  He is a General Contractor and Real Estate Broker.  He was previously in real estate brokerage and lending, and currently is a Loan Officer specializing in reverse mortgages for a company based in Arizona.

General Information About the Directors.
Unless stated otherwise, all of the directors have been continuously employed by their present employers for more than five years.  None of our directors is a director, nor has been during the prior five years, of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

ABOUT THE BOARD AND ITS COMMITTEES

We have a strong commitment to good corporate governance and to the highest standards of ethical conduct.  Corporate governance continued to receive a heightened degree of focus from our Board of Directors and management during 2010.

The Board.  The Company is governed by a Board of Directors and various committees of the Board that meet throughout the year.  Directors discharge their responsibilities throughout the year at Board and committee meetings and also through telephone contact and other communications with the Chief Executive Officer and others regarding matters of concern and interest to the Company.  During 2010, there were twelve (12) regularly scheduled meetings of the Board of the Bank and three (3) special meetings.  There were four (4) regularly scheduled meetings of the Board of the Company and nine (9) special meetings in 2010.  During 2010, the following members of the Board, representing 67% of the Board, were “independent” as defined in the NASDAQ listing standards: Messrs. Achadjian, DeCou III, Filipponi, Moerman and Stinchfield, and Ms. Hawkins.  During 2010, Messrs. Cherry, Hansen and Putnam were not “independent.” The Board has a standing Audit Committee.  The Board has a Compensation Committee that serves in an advisory capacity to the Board and a Corporate Governance Committee.

Board Leadership and Board Role in Risk Oversight.  The Board is led by the Company’s Chairman, Mr. DeCou III.  The Company has determined that the roles of the Chief Executive Officer and Chairman should be separated, and believes it is important to have the Chief Executive Officer serve as a Director.  This separation encourages appropriate Board oversight of management, and we believe fosters an appropriate level of separation between these two distinct levels of leadership of the Company.  In addition to the Board Chairman, additional Board leadership is provided through the respective chairs of the Board’s standing committees.

Through Board and committee meetings, the Board takes an active role in the risk oversight of the Company and the Bank.  For example, the Director Loan Committee meets weekly to discuss proposed loans requiring Board action and to monitor, discuss, and resolve problem loans.  The Audit Committee looks at risk assessment, and the Investment Committee reviews investment ratings and interest rate risk.  Risk based capital is reviewed by the Board.  Another primary way in which the Board is involved in risk oversight is through the review and adoption of various policies under which the Bank operates.  Significant among these are the Bank’s loan, investment, audit and funds management policies, all of which are designed pursuant to regulatory guidelines and seek to maintain the prudent operation of the Bank’s business.

Audit Committee.  The following describes the Audit Committee membership during 2010, the number of meetings held during 2010, its current membership, and its function.

The members of the Audit Committee during 2010 were Directors Achadjian, Cherry, Filipponi, and Stinchfield.  This Audit Committee met five (5) times in 2010.  The following members of the audit committee are “independent,” as defined by the NASDAQ listing standards:  Messers. Achadjian, Filipponi, and Stinchfield.  Mr. Cherry was not “independent.”  The Board has determined it does not have an “audit committee financial expert,” as such term is defined in the rules and regulations under the Securities Act of 1933, serving on its Audit Committee.  The Board does not have an audit committee financial expert for a variety of reasons, including but not limited to the depth of financial experience of Mr. Cherry who serves on the Audit Committee and served as Santa Lucia Bank’s President and CEO from 1985 until 2003.

Pursuant to its Charter, the Audit Committee is a standing committee appointed annually by the Board of Directors.  The Audit Committee Charter is available on the Company’s website. The Committee assists the Board of Directors in fulfilling its responsibility to the shareholders and depositors relating to the quality and integrity of our accounting systems and financial-reporting processes, the identification and assessment of business risks and the adequacy of overall control environment within the Company.  In so doing, the Audit Committee will:

•	Assist Board oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements;

•	Hold the sole authority to appoint or replace the independent auditors, and assist the Board in ensuring the independence and qualifications of the Company’s independent auditors;

•	Review and evaluate examination results from state and federal bank regulatory agencies relating to financial reporting of the Company;

•	Review and discuss the Company’s annual audited financial statements with management and the Company’s independent auditors; and

•
Periodically review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s systems and controls for monitoring and managing legal and regulatory compliance.

During the course of the fiscal year the Committee reviewed its written policy, which was accepted by the Board of Directors without change.

The Audit Committee reports:

•
The Committee has overseen the financial reporting process for “the Company” on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the annual report and Form 10-K, which was filed with the Securities and Exchange Commission on March 3, 2011.

•
In accordance with Statements on Accounting Standards (SAS) No. 114, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports.  These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements.  In addition, the Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

•
The Committee has also met and discussed with the Company management, and its independent and external auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, and the selection of the Company’s independent auditors.

•
The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

•
Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on (Form 10-K) for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

/s/ D. Jack Stinchfield	/s/ Khatchik H. Achadjian
D. Jack Stinchfield	Khatchik H. Achadjian

/s/ Stanley R. Cherry	/s/ Douglas C. Filipponi
Stanley R. Cherry	Douglas C. Filipponi

Corporate Governance Committee.  The members of the Corporate Governance Committee during 2010 were Directors Cherry, DeCou III, Hawkins, Filipponi, Putnam, Achadjian and Hansen.  The Corporate Governance Committee met three (3) times in 2010.  The Corporate Governance Committee is comprised of employee and non-employee Directors, all of whom, except Messers. Cherry, Hansen and Putnam were “independent” as defined by the NASDAQ rules.  A copy of the Corporate Governance Charter and Corporate Governance Guidelines are available on the Company’s website.

The Corporate Governance Committee will, among other things:

•	Develop, recommend, and review annually the Board of Directors’ Corporate Governance Guidelines to comply with state and federal laws and regulations.

•
Lead the search for qualified directors, review qualifications of individuals suggested by shareholders and directors as potential candidates, and identify nominees who are best qualified.  The criteria for selecting nominees for election as directors of the Company shall include, but not limited to, experience, accomplishments, education, skills, and the highest personal and professional integrity;

•
Recommend to the Board of Directors the nominees to be proposed by the Company for election as directors of the Company at the annual meeting of shareholders, or to fill vacancies on the Board of Directors;

•
Review the Board of Directors’ committee structure and recommend to the Board for its approval directors to serve as members of each committee. The Committee will review committee composition annually and recommend new committee members, as necessary.

Director Nomination Process.  The Corporate Governance Committee is responsible for screening potential Director candidates, recommending qualified candidates to the Board for nomination, and filling vacancies occurring between annual meetings of shareholders.  The Committee considers recommendations of potential candidates from current Directors, management and shareholders.

The Corporate Governance Committee will consider shareholder recommendations for candidates for the Board.  Recommendations can be made in accordance with the “Shareholder Communications with the Board of Directors” section of the Corporate Governance Guidelines, which provides that shareholders may submit recommendations in writing to the Corporate Governance Committee at the Company’s headquarters office.  Each recommendation should identify the proposed nominee and any additional information that may be useful in evaluating the proposed nominee.  Shareholders are reminded that proposing a nominee in this fashion does not constitute a shareholder nomination of a Board member.  To actually nominate a person for Board membership a shareholder must comply with Article III, Section 3 of the Company’s Bylaws.  The Committee’s non-exclusive list of criteria for Board members is set forth in the “Selection of Directors” section of the Company’s Corporate Governance Guidelines, and includes:

•	Personal qualities and characteristics, accomplishments and reputation in the local business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•
The fit of the individual’s skills and personality with those of other Directors and potential Directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, background and experience.

The Corporate Governance Committee conducts surveys and otherwise seeks out the identity of possible candidates for the Board on an ongoing basis.  The Committee screens all potential candidates in the same manner regardless of the source of the recommendation.  At present, the Corporate Governance Committee does not engage a third part to identify and evaluate potential director candidates.

Shareholder Communications with the Board. If a shareholder desires to send a communication directly to the Board, a shareholder may do so by complying with the “Shareholder Communications with the Board” section of our Corporate Governance Guidelines, or by sending a letter addressed to the Board to the Company’s headquarters at 7480 El Camino Real, Atascadero, California 93422.  Because the Board often receives solicitation materials from vendors, requests for donations, and advertisements, it is the general practice of the Company to have the President or Executive Vice President review all mail addressed to the Board prior to its delivery to the Board Chairman.

Attendance of Board of Directors at Annual Meeting. We do not have a formal policy regarding Director attendance at the Annual Meeting of Shareholders.  However, we strongly recommend that all incumbent Board members, as well as those nominated in the Proxy Statement, attend the Annual Meeting.  All of our Board members attended the Annual Meeting last year.

ITEM 11.               EXECUTIVE COMPENSATION

The information required by Item 11 of Form 10-K is as follows:

The following describes the Advisory Compensation Committee during 2010, the number of meetings held during 2010, its current membership, and its function.

The members of the committee during 2010 were Directors DeCou III, Filipponi, Cherry, and Hansen who is a non voting member.  Messrs. DeCou III and Filipponi were “independent” as defined in the NASDAQ definition of “independent,” at the fiscal year end December 31, 2010.  Because this committee serves in an advisory capacity only and the ultimate decisions on executive compensation are made by the full Board, the Company does not have a formal charter for such committee.  The Advisory Compensation Committee makes recommendations to the Board, which is responsible for making the final determinations on executive compensation.  The Board determined that it is appropriate for the Company not to have a formal compensation committee in light of the Company’s relative size, stability of the Company’s Board, and the historic involvement of the entire Board in the compensation process.

In connection with executive and director compensation the Board:

•	Establishes proper compensation for the Chief Executive Officer and the other executive officers of the Bank, with Mr. Hansen abstaining from any matter pertaining to his own compensation;

•	Provides oversight of management’s decisions regarding salary procedure for other senior officers and employees; and

•	Makes recommendations to management with respect to incentive compensation and equity-based plans.

The Board does not delegate authority for determining executive officer or director compensation; however the Board does take guidance from the Company’s Advisory Compensation Committee, concerning the compensation of the executive officers.

The Board does not engage compensation consultants to determine or recommend the amount or form of executive and director compensation.  However, the Board does from time to time seek the advice of compensation consultants on certain elements of its overall compensation strategy.  No compensation consultants were engaged in 2010 and 2009.

The following table sets forth the aggregate compensation for services in all capacities paid or accrued by the Company to the named executive officers during 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Change in pension value and non- qualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
		(1)	(2)	(3)	(4)	(5)
John C. Hansen	2010	$170,650	$-	$5,349	$74,424	$25,174	$275,597
President /Chief Executive Officer	2009	$180,314	$-	$-	$46,157	$27,448	$253,919

Margaret A. Torres	2010	$53,141	$35,000	$7,350		$3,425	$98,916
EVP/Chief Financial Officer	2009						$-

Claudya Ross	2010	$133,668		$4,279		$11,279	$149,226
EVP/Chief Credit Officer	2009						$-

John L. McNinch	2010	$126,937		$5,349		$20,099	$152,385
EVP/Credit Administrator	2009	$129,367				$14,206	$143,573

(1)	Amounts shown include gross salary earnings, less individual contributions to the Bank’s 125 Cafeteria Plan.

(2)
Amounts shown as bonus payments were earned in the year indicated but not paid until January of the next fiscal year.  Additionally, a one time payment in the form of a sign on bonus was paid to Margaret A. Torres.

(3)	Amounts shown are the grant date fair value of stock options granted in 2009 and 2010.

(4)	The Company’s contribution under Mr. Hansen’s Salary Continuation Agreement was $46,157 and $74,424 for 2009 and 2010 respectively.

(5)
John C. Hansen:  Bank paid portion of insurance premium was $7,620 and $8,160 for 2009 and 2010 respectively.  Car allowance was $6,000 for 2009 and $6,000 for 2010.  401(k) matching by the Bank was $3,508 and $3,500 in 2009 and 2010 respectively.  The amount allocated to Mr. Hansen’s ESOP as of January 31, 2011 was $10,320 and $7,514 for 2009 and 2010 respectively.

Margaret A. Torres:  Bank paid portion of insurance premium was $1,425 for 2010, and car allowance was $2,000 in 2010.  There was no 401(k) matching by the Bank in 2010 for Ms. Torres.  Ms. Torres is not yet vested in the ESOP Plan.

Claudya D. Ross:  Bank paid portion of insurance premium was $5,700 for 2010, and car allowance was $4,150 in 2010.  401(k) matching by the Bank was $1,429 in 2010.  Ms. Ross is not yet vested in the ESOP Plan.

John L. McNinch:  Bank paid portion of insurance premium was $6,720 and $7,260 for 2009 and 2010 respectively.  Car allowance was $4,800 and $4,800 in 2009 and 2010 respectively.  401(k) matching by the Bank was $2,686 and $2,644 in 2009 and 2010 respectively.  The amount allocated to Mr. McNinch’s ESOP was $5,395 in 2010, for which he is not yet vested. Mr. McNinch retired January 1, 2011.

There were no contributions to ESOP in 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
	(1)	(2)	(3)
John C. Hansen	16,645	0	$12.8560	12/10/2003	12/9/2013
President/Chief	8,320	2,040	$23.8550	9/15/2006	9/14/2016
Executive Officer	510	2,040	$10.0000	2/17/2010	2/16/2020

Margaret A. Torres Executive Vice President/Chief Financial Officer	0	10,000	$3.5500	9/1/2010	8/31/2020

Claudya D. Ross Executive Vice President/Chief Credit Officer	408	1,632	$10.000	2/17/2010	2/16/2020

John L. McNinch	3,120	4,680	$21.867	5/20/2008	5/19/2018
Executive Vice President/Credit Administrator	510	2,040	$10.000	2/17/2010	2/16/2020

(1)	Represents the vested and unexercised portion of stock options granted (adjusted for 4 for 1 stock split 6/30/05, 2% stock dividend 10/20/09 and 2% stock dividend 4/23/10).

(2)	Represents the number of unvested shares of stock options granted (adjusted for 4 for 1 stock split 6/30/05 and 2% stock dividend 10/20/09 and 2% stock dividend 4/23/10).

(3)	Represents the market value of the options at their grant date (adjusted for 4 for 1 stock split 6/30/05 and 2% stock dividend 10/20/09 and 2% stock dividend 4/23/10).

Santa Lucia Bancorp Stock Option Plan.  The Company sponsors one compensatory incentive and non-qualified stock option plan which provides certain key employees and the Board of Directors with the option to purchase shares of common stock, and one Equity Based Compensation Plan which provides certain key employees and the Board of Directors with awards of options, stock appreciation rights, restricted stock awards, restricted share units, and performance share awards, or any combination thereof.  In 1999, the Bank adopted a stock option plan (the 2000 Plan) under which up to 360,000 shares of the Bank’s common stock could be issued to directors, officers, and key employees.  As of the adoption of the new Equity Based Compensation Plan in 2006, no further grants may be made under the 2000 Plan.  In 2006, the Company adopted the 2006 Equity Based Compensation Plan (the Plan), under which the maximum number of shares of common stock that may be awarded shall not exceed 200,000 shares, including 38,200 shares rolled over from the Company’s 2000 Stock Option Plan.  To date, only options have been granted from the Plan.

Option prices may not be less than 100% of the fair market value of the stock at the date of grant.  Options became exercisable at the rate of 20% per year beginning at various dates and expire not more than ten years from the date of grant.  Both Plans permit payment for the exercise of options in cash or by means of a cashless exercise, whereby the optionee's consideration for the exercise of the stock options may be other shares of the Company's Common Stock owned by the Optionee.  During 2010, 59,470 shares were granted by the Company under the Plan, which includes a 2% stock dividend and a 10,000 share grant.

In the case of termination of employment or status as a director, no additional options become exercisable, and exercise rights cease in three (3) months unless employment or status as a director is terminated because of death or disability, in which case the option may be exercised for not more than one year following termination. In case of termination of employment for cause, or cessation of status as a director as a result of being removed from office by a bank regulatory authority or by judicial process, exercise rights cease immediately.  The Company recognized stock-based compensation costs of $142,470 in 2010.

As of March 31, 2011 there were options outstanding under both plans for 234,182 shares of the Company’s common stock.

401(k) Plan.  The Santa Lucia Bank Profit Sharing / 401(k) Plan (the “401(k) Plan”) was established, and all assets of the former profit sharing plan were transferred to it, effective July 1, 2001. The Bank administers the 401(k) Plan, and its trustees are Khatchik H. Achadjian, John C. Hansen and Sharon Satterthwaite.

Employees are eligible to participate in the 401(k) Plan if they are over 18 years of age and have competed at least six months of service with the Bank, provided they are not covered by any collective bargaining agreement.  Eligible employees are allowed to contribute pre-tax compensation to the 401(k) Plan each year, to a maximum established by law and by the terms of the 401(k) Plan.  In its discretion the Bank may also contribute additional amounts. During the year ended December 31, 2010, the Bank made approximately $57,627 in contributions to the 401(k) Plan.

Santa Lucia Bank Employee Stock Ownership Plan.  Effective as of January 1, 1994, the Bank adopted the Santa Lucia Bank Employee Stock Ownership Plan ("ESOP").  The ESOP is considered by the Board of Directors to be a means of recognizing the contributions made to the Bank's successful operation by its employees and to encourage stock ownership by its employees.  The Trustees under the ESOP are Khatchik H. Achadjian, John C. Hansen and Sharon Satterthwaite.

All employees of the Bank who are at least 18 years old, have been credited with one (1) year service, and have 1,000 hours by the end of their first twelve (12) consecutive months of employment are eligible to participate.  A part of the Bank's contribution is allocated to the account of each employee who was eligible that year.  An employee is fully vested in the ESOP if they retire at age 65, they die while employed by the Bank, they become disabled while employed by the Bank or have participated in the ESOP for three (3) years.  An employee who does not meet these criteria may become partially vested.

Salary Continuation Agreements.  The Bank has entered into two Salary Continuation Agreements with executive officer John C. Hansen.  Agreement number one was most recently amended effective December 17, 2008 (“Agreements”).  All such changes were made in the effort to bring such benefits into compliance with Internal Revenue Code section 409A.  Agreement number two was entered into on December 17, 2008.

The Bank has chosen to fund these Agreements with the purchase of bank owned life insurance (“BOLI”) policies on the life of the foregoing officer.  In addition to paying a death benefit in the event of a death of the executive officer, the BOLI policies also generate income, which helps to offset the annual expense accrual incurred by the Bank each year because of the Agreements.  In 2010, the aggregate accrued expense recognized by the Bank because of the Agreements for Mr. Hansen was $74,424 and the aggregate income earned from the BOLI policies was $54,870.

Agreement number one, upon his retirement, provided Mr. Hansen’s continuous employment with the Bank until age 65, provides payments to Mr. Hansen annually of $30,001 in equal monthly installments, continuing for the remainder of his life.  Agreement number two, provided Mr. Hansen’s continuous employment with the Bank until age 70, provides payments of $45,000 annually in equal monthly installments for 15 years.  In the event of retirement at age 62, he would be entitled to a reduced retirement benefit with each of the two agreements.

The participant is also entitled to lesser payments in the event of a change of control of the Bank, disability or separation from employment.  The Bank has purchased life insurance policies on the life of the participant to provide funds to the Bank to meet its obligations under the Agreements. The participant is an unsecured general creditor of the Bank with regard to payments to be made pursuant to the Agreements.

Employee Agreements.  In 1994, the Company entered into a change of control agreement with John C. Hansen, then Senior Vice President and Chief Financial Officer, now President and Chief Executive Officer.  In general, Mr. Hansen’s agreement provides that after a "Change in Control" (as defined in the Agreements), and his termination without cause or "resignation with good reason" within 24 months of the announcement of, or 18 months of the consummation of the Change in Control, he will be entitled to a lump sum payment equal to 24 months of compensation at his respective base salary rate then in effect plus continued participation in his employee benefits for said 12-month period. Given the limitations of TARP CPP, Mr. Hansen may not receive any of the benefits provided by this agreement for so long as the Bank is a TARP CPP participant.

Emergency Economic Stabilization Act of 2008.  On December 19, 2008, the Company sold a series of its preferred stock and common stock purchase warrants to the U.S. Department of Treasury under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) created under the Emergency Economic Stabilization Act of 2008 (“EESA”) which was amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”).  As a result of this transaction, the Company became subject to certain executive compensation requirements under TARP CPP, EESA, ARRA and Treasury Department regulations.  Those requirements apply the Company’s named executive officers as well as other senior executive officers of the Company (collective, the “SEOs”).  Those requirements are:

•
A prohibition of the payment of any “bonus, retention award, or incentive compensation” to named executive officers and the next twenty (20) most highly-compensated employees for as long as any CPP related obligations are outstanding.  The prohibition does not apply to certain bonuses payable pursuant to “Employment Agreements” in effect prior to February 11, 2009;

•
“Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP obligations have been satisfied, and any other conditions which the Treasury may specify have been met;

•	Prohibition on any payment to any SEO or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any CPP obligations remain outstanding;

•
Recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the next twenty (20) most highly compensated employees in addition to the SEO’s;

•	Prohibition on compensation plans that “encourage” earnings manipulation;

•	A requirement that the CEO and CFO provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company’s annual filings with the SEC;

•	Implementation of a company-wide policy regarding excessive or luxury expenditures; and

•
The U.S. Department of the Treasury has the right to review bonuses, retention awards, and other compensation paid to the SEO’s and the next twenty (20) most highly-compensated employees of each company receiving CPP assistance before ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the CPP or otherwise in conflict with the public interest

The Company has taken steps to implement the foregoing limitations and believes it is in full compliance with its executive compensation restrictions.

DIRECTOR COMPENSATION
Name	Gross Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
	(1)	(2)	(3)
K. Achadjian	$24,000	$2,140	$7,622	$33,762
S. Cherry	$24,000	$2,140	$8,751	$34,891
J. DeCou	$27,600	$2,140	$7,145	$36,885
D. Filipponi	$25,275	$2,140	$1,506	$28,921
J. Hawkins	$27,750	$2,140	$(74)	$29,816
L. Putnam	$24,000	$2,140	$30,701	$56,841
P. Moerman	$26,250	$2,140	$14,730	$43,120
D. J. Stinchfield	$24,000	$2,140	$13,588	$39,728
	$202,875	$17,120	$83,968	$303,963

(1)	Fees paid to each Director for Board and Committee meetings throughout the year.

(2)	Amounts shown are the grant date fair value of stock options granted in 2010.

(3)
Amounts shown include the Bank paid portion of the Director’s insurance premium, and the amount paid toward the Director’s retirement plan (if any).  The amount shown for Directors Cherry and Putnam includes their salary continuation plan payments.

Compensation of Directors.  During 2010, the non-employee Chairman of the Board was paid a fee of $2,300 per month for attending all Board and committee meetings.  All other non-employee directors were paid a fee of $2,000 per month for attending all Board and committee meetings.  Of that compensation the amount of $300 is deferred pursuant to the terms of the Deferred Fee Agreement described below for those participating in this plan.  Directors Cherry and Putnam do not participate in the Deferred Fee Plan.  Loan Committee members are paid a fee of $75 per meeting attended.  Beginning in 2007 Directors no longer receive health insurance coverage on the same basis as employees.  During 2010 the Bank helped to defer the cost of insurance for Directors by paying $1,255 for Stanley R. Cherry, $7,145 for Jerry W. DeCou, $1,255 for Douglas C. Filipponi, $3,435 for Jean Hawkins, $14,160 for Paul G. Moerman and $8,345 for D. Jack Stinchfield.  In addition they participate in a Director Retirement Plan and in the Company's Stock Option Plan, all as described below.  The total amount of fees paid to Directors for attendance at Board and committee meetings during 2010 was $202,875 of which $21,600 was deferred.

Director Retirement Plan.  All of the non-employee directors of the Bank except Mr. Cherry and Mr. Putnam are participants in the Bank's Director Retirement Plan ("Director's Plan"), which was entered into on February 1, 1997.  In order to receive benefits under the Director's Plan, a non-qualified plan, a participant must have completed ten (10) years of service as a director of the Bank and is entitled to the full benefit of the plan upon retirement at age 75 or a lesser benefit at age 65 based upon the number of years of service.  The participants are also entitled to lesser benefits in the event of leaving the Bank's Board of Directors before attaining age 65 and ten (10) years of service, disability or a change of control of the Bank.

The Bank has purchased life insurance policies on the life of each participant to provide funds to the Bank to meet its obligations under the Agreements.  The participants are unsecured general creditors of the Bank with regard to payments to be made pursuant to the Director's Plan.

Deferred Fee Agreement.  All of the non-employee Directors of the Bank, except for Mr. Cherry and Mr. Putnam, are participants in the Bank's Deferred Fee Agreement ("Deferral Agreement"), which was entered into on February 1, 1997. The Deferral Agreement is a non-qualified plan.  Under the Deferral Agreement a participant elects to defer a portion of their director fees, which amount may be changed once each year in advance.  Each participating director is required to defer at least $3,600 per year.  A deferral account is established for each participant and the monies in the deferral account accrue interest at an annual rate equal to the prime rate as reported in The Wall Street Journal on the anniversary date of the Deferral Agreement.

Upon termination of the participant's service as a director ("Normal Termination") of the Bank, disability, or a change of control of the Bank, they are entitled to the amount in their deferral account to be paid over ten (10) years.  In the event of a participant's death while still a director of the Bank, the benefit payable to their beneficiary will be the greater of the benefit upon Normal Termination or a benefit determined as if the director had deferred $3,600 annually until age 75.

The Bank has purchased life insurance policies on the life of each participant to provide funds to the Bank to meet its obligations under the Deferral Agreements.  The participants are unsecured general creditors of the Bank with regard to payments to be made pursuant to the Director’s Plan.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by Item 12 of Form 10-K is as follows:

Security Ownership of Certain Beneficial Owners.  As of March 31, 2011, the Company knew of no person who owned more than five percent (5%) of the outstanding shares of its Common Stock except (i) as set forth in “Security Ownership of Management” or (ii) as described below:

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Trust for the Santa Lucia Bank
Employee Stock Ownership Plan 1/
7480 El Camino Real
Atascadero, California 93422	189,167	9.4%

1/
The Trust holds the shares of Company’s common stock for the ultimate benefit of Santa Lucia Bank employees who participate in the Bank’s Employee Stock Ownership Plan (“ESOP”).  At December 31, 2010, 189,167 shares were held in the Trust.  The Trustees of the ESOP are Khatchik H. Achadjian, John C. Hansen and Sharon Satterthwaite, who have shared voting and disposition power over the shares held in the Trust.

Security Ownership of Management.  The following table provides information as of March 31, 2011, concerning the equity ownership of the Company’s common stock by its directors/nominees, executive officers, and its directors and executive officers as a group:

Name and Address of Beneficial Ownership 1/	Relationship with Company	Amount and Nature of Beneficial Ownership 2/3		Percentage of Class 3/
Khatchik H. Achadjian	Director	13,669	4/	0.7%
Stanley R. Cherry	Director	115,479	5/	5.5%
Jerry W. DeCou III	Chairman of the Board	92,796	6/	4.4%
Douglas C. Filipponi	Vice Chairman of the Board	136,622	7/	6.5%
John C. Hansen	President, Chief Executive Officer and Director	42,524	8/	2.0%
Jean Hawkins	Director	108,993	9/	5.2%
John L. McNinch	Executive Vice President/ Credit Administrator	3,931	10/	0.2%
Paul G. Moerman	Director	63,122	11/	3.0%
Larry H. Putnam	Director	105,597	12/	5.0%
Claudya D. Ross	EVP/Chief Credit Officer	22,850	13/	1.1%
D. Jack Stinchfield	Director	56,229	14/	2.7%
Margaret A. Torres	EVP/Chief Financial Officer	0	15/	0.0%

All Directors and Executive Officers of the Company as a group		761,812		36.3%
(12 persons)

1/	The address for each person is c/o Santa Lucia Bancorp, 7480 El Camino Real, Atascadero, California 93422.

2/
Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, the beneficial owner of these securities has sole voting and investment power for the shares of the Company’s common stock listed.

3/	Includes shares of common stock subject to stock options exercisable within 60 days.

4/
Includes 8,168 shares in a trust and 979 custodial shares over which Mr. Achadjian has shared voting and disposition power.  Does not include shares held in the ESOP Plan for which Mr. Achadjian is one of the Trustees over which he disclaims beneficial ownership.

5/	Includes 74,743 shares in a trust over which Mr. Cherry has shared voting and disposition power and 31,016 shares over which Mr. Cherry has sole voting or investment power.

6/	Includes 88,432 shares held in a trust over which Mr. DeCou has shared voting and disposition power.

7/
Includes 121,648 shares held in trust over which Mr. Filipponi has shared voting and disposition power, 3,438 shares in which Mr. Filipponi has sole voting and 7,172 held for Mr. Filipponi’s benefit by his company’s profit sharing plan.

8/
Includes 17,049 shares in a trust over which Mr. Hansen has shared voting and disposition power.  Does not include shares held in the ESOP Plan of which Mr. Hansen is one of the Trustees, over which Mr. Hansen disclaims beneficial ownership (except for those shares vested in his individual accounts there under).

9/	Includes 104,629 shares in a trust over which Ms. Hawkins has shared voting and disposition power.

10/	Includes 301 shares in which Mr. McNinch has sole voting power.

11/	Includes 58,758 shares in a trust over which Mr. Moerman has shared voting and disposition power.

12/	Includes 67,313 shares held in a trust over which Mr. Putnam has shared voting and disposition power and 8,955 shares over which Mr. Putnam has either sole voting or investment power.

13/	Includes 22,442 shares in which Ms. Ross has sole voting power.

14/	Includes 51,865 shares in trusts over which Mr. Stinchfield has shared voting and disposition power.

15/	Ms. Torres currently owns no stock.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and any person who owns more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).  Officers, directors and holders of 10% or more of the Company’s common stock are required by SEC regulations to furnish the SEC with copies of all Section 16(a) forms they file.  To the best knowledge of the Company, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, there are no holders of 10% or more of the Company’s common stock and all Section 16(a) filing requirements applicable to its executive officers and Directors appear to have been met

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The information required by Item 13 of Form 10-K is as follows:

Transactions with Related Persons.  There have been no transactions, or series of similar transactions, during 2010, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average total assets at year-end for the last three (3) completed fiscal years, and in which any director (or nominee for director) of the Company, executive officer of the Company, any shareholder owning of record or beneficially 5% or more of Company Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management.  Some of the current Directors and executive officers of the Company and the companies with which they are associated have been customers of, and have had banking transactions with the Company, in the ordinary course of the Company’s business.  The Company expects to continue to have such banking transactions in the future.  All loans and commitments to lend included in such transactions have been made, (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loan with persons not related to the Company, and (iii) in the opinion of management of the Company, did not involve more than the normal risk of collectibility or present any other unfavorable features.

Director Independence. During 2010, the following members of the Board, representing 67% of the Board, were “independent” as defined in the NASDAQ listing standards: Messrs. Achadjian, DeCou III, Filipponi, Moerman and Stinchfield, and Ms. Hawkins.

ITEM 14                PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required by Item 14 of Form 10K is as follows:

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Vavrinek, Trine, Day & Co., LLP (“Vavrinek”), independent certified public accountants, performed the audit of our consolidated financial statements for the year ended December 31, 2010.  A representative of Vavrinek should be present at the Annual Meeting, and will have the opportunity to make a statement if desired.  Vavrinek’s representative also will be able to respond to appropriate questions.

Fees Paid to the Independent Auditors.  During the fiscal year ended December 31, 2010, fees paid to our independent auditor, Vavrinek, consisted of the following:

Audit Fees.  Aggregate audit fees billed to the Bank by Vavrinek during the 2009 and 2010 fiscal years for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $63,000 and $63,000, respectively.

Audit-Related Fees.  There were audit-related fees of $6,000 and $6,000 billed to the Bank by Vavrinek during the 2009 and 2010 fiscal years, respectively.

Tax Fees.  The aggregate fees billed to the Bank by Vavrinek during the 2009 or 2010 fiscal years for tax compliance, tax advice, or tax planning totaled $8,000 and $8,000, respectively.  Such fees related to Vavrinek’s preparation of the Bank’s Federal and State tax returns and calculation of related estimated tax payments.

For the fiscal year 2010,theAudit Committee considered and deemed the services provided by Vavrinek compatible with maintaining the principle accountant’s independence. The Charter fo the Audit Committee of the Board contains policies and procedures for the pre-approval of audit and non-audit services from the Company’s independent public accountant.

PART IV

ITEM 15.               EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following exhibits are filed as part of the Form 10-K, and this list includes the Exhibit Index:

Index to Exhibits

Exhibit Number	Exhibit	Sequentially Numbered Pages
3.1	Articles of Incorporation of the Bancorp, as amended	13/

3.2	Bylaws of the Bancorp, as amended	13/

3.3	Certificate of Amendment to Bylaws of The Company Bank, dated January 16, 2002	7/

3.4	Amendment to Bylaws of The Company Bank, dated January 21, 2009	17/

10.4	The Company Bank’s Employee Stock Ownership Plan	1/

10.5	Plan Administrator’s Guide for the Bank’s Employee Stock Ownership Plan	1/

Exhibit Number	Exhibit	Sequentially Numbered Pages
10.6	The Company Bank’s Profit Sharing Plan	1/

10.9	Salary Continuation agreement by and between The Company Bank and Stanley R. Cherry, dated February 1, 1997	2/

10.10	Salary Continuation agreement by and between The Company Bank and Larry H. Putnam, dated February 1, 1997	2/

10.11	Deferred Fee Agreement by and Between The Company Bank and Khatchik Achadjian, dated February 1, 1997	2/

10.12	Deferred Fee Agreement by and Between The Company Bank and Dino Boneso, dated February 1, 1997	2/

10.13	Deferred Fee Agreement by and Between The Company Bank and Jerry W. DeCou, III, dated February 1, 1997	2/

10.14	Deferred Fee Agreement by and Between The Company Bank and Douglas C. Filipponi, dated February 1, 1997	2/

10.15	Deferred Fee Agreement by and Between The Company Bank and Jean Hawkins, dated February 1, 1997	2/

10.16	Deferred Fee Agreement by and Between The Company Bank and Paul G. Moerman, dated February 1, 1997	2/

10.17	Deferred Fee Agreement by and Between The Company Bank and Norman J. Norton, Jr., dated February 1, 1997	2/

10.18	Deferred Fee Agreement by and Between The Company Bank and William S. Osibin, dated February 1, 1997	2/

10.19	Deferred Fee Agreement by and Between The Company Bank and D. Jack Stinchfield, dated February 1, 1997	2/

10.20	Director Retirement Agreement by and between The Company Bank and Khatchik Achadjian, dated February 1, 1997	2/

10.21	Director Retirement Agreement by and between The Company Bank and Dino A. Boneso, dated February 1, 1997	2/

10.22	Director Retirement Agreement by and between The Company Bank and Jerry W. DeCou, III, dated February 1, 1997	2/

10.23	Director Retirement Agreement by and between The Company Bank and Douglas C. Filipponi, dated February 1, 1997	2/

10.24	Director Retirement Agreement by and between The Company Bank and Jean Hawkins, dated February 1, 1997	2/

10.25	Director Retirement Agreement by and between The Company Bank and Paul G. Moerman, dated February 1, 1997	2/

10.26	Director Retirement Agreement by and between The Company Bank and Willard S. Osibin, dated February 1, 1997	2/

10.27	Director Retirement Agreement by and between The Company Bank and D. Jack Stinchfield, dated February 1, 1997	2/

10.28	Agreement for Data Processing Services between The Company Bank and Fiserv Savings and Community Bank Group, dated February 21, 1997	3/

Exhibit Number	Exhibit	Sequentially Numbered Pages
10.29	Equipment Sales Agreement between The Company Bank and Information Technology, Inc., dated February 14, 1997	3/

10.30	Equipment Sales Agreement between The Company Bank and Information Technology, Inc., dated February 14, 1997	3/

10.31	Equipment Sales Agreement between The Company Bank and Information Technology, Inc., dated February 14, 1997	3/

10.32	Software License Agreement between The Company Bank and Information Technology, Inc., dated February 14, 1997	3/

10.33	Product License Agreement between The Company Bank and Information Technology, Inc., dated February 14, 1997	3/

10.34	Product License Agreement between The Company Bank and Information Technology, Inc., dated February 14, 1997	3/

10.35	Product License Agreement between The Company Bank and Information Technology, Inc., dated February 14, 1997	3/

10.36	Services Agreement between The Company Bank and Information Technology, Inc., dated February 14, 1997	3/

10.37	Remote Access Support Agreement between The Company Bank and Information Technology, Inc., dated February 14, 1997	3/

10.38	Salary Continuation Agreement by and between The Company Bank and John C. Hansen, dated August 1, 1998	4/

10.39	Employment Agreement by and between The Company Bank and Stanley R. Cherry, dated August 1, 1998	4/

10.40	Employment Agreement by and between The Company Bank and Larry H. Putnam, dated August 1, 1998	4/

10.41	Employment Agreement by and between The Company Bank and John C. Hansen dated August 1, 1998	4/

10.42	The Company Bank 2000 Stock Option Plan and form of stock option agreement	5/

10.44	Amendment to Salary Continuation Agreement of Stanley R. Cherry, Dated April 15, 1998	6/

10.45	Amendment to Salary Continuation Agreement of Larry H. Putnam, dated April 15, 1998	6/

10.46	Amendment to Salary Continuation Agreement of Stanley R. Cherry, dated May 10, 2000	6/

10.47	Amendment to The Company Bank Director Retirement Agreement with Khatchik H. Achadjian	6/

10.48	Amendment to The Company Bank Director Retirement Agreement with Dino Boneso, dated January 10, 2001	6/

10.49	Amendment to The Company Bank Director Retirement Agreement with Jerry W. DeCou, III, dated January 10, 2001	6/

Exhibit Number	Exhibit	Sequentially Numbered Pages
10.50	Amendment to The Company Bank Director Retirement Agreement with Douglas C. Filipponi, dated January 10, 2001	6/

10.51	Amendment to The Company Bank Director Retirement Agreement with Jean Hawkins, dated January 10, 2001	6/

10.52	Amendment to The Company Bank Director Retirement Agreement with Paul G. Moerman, dated January 10, 2001	6/

10.53	Amendment to The Company Bank Director Retirement Agreement with D. Jack Stinchfield, dated January 10, 2001	6/

10.54	Amendment to Salary Continuation agreement with Stanley R. Cherry, dated January 10, 2001	6/

10.55	Amendment to Salary Continuation agreement with Larry H. Putnam, dated January 10, 2001	6/

10.56	Amendment to Salary Continuation agreement with John C. Hansen, dated January 10, 2001	6/

10.57	401(K) Profit Sharing Plan adopted effective July 1, 2001	7/

10.59	Form of Note Purchase Agreement	9/

10.60	Subordinated Note	9/

10.62	Amendment to Employment Agreement by and between The Company Bank and John Hansen dated November 11, 2004	11/

10.63	Employment Agreement by and between The Company Bank and Jim Cowan dated November 11, 2004	11/

10.65	The Company Bancorp 2006 Equity Based Compensation Plan	12/

10.66	Amended and Restated Employment Agreement by and between The Company Bank and Larry H. Putnam dated December 15, 2006	13/

10.67	Amended and Restated Employment Agreement by and between The Company Bank and John C. Hansen dated December 15, 2006	13/

10.68	Amended and Restated Employment Agreement by and between The Company Bank and James M. Cowan dated December 15, 2006	13/

10.70	Amendment to the Salary Continuation Agreement by and between The Company Bank and Larry H. Putnam dated April 12, 2007.	14/

10.71	Amendment to the Salary Continuation Agreement by and between The Company Bank and John C. Hansen dated April 12, 2007.	14/

10.72	Second Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and Larry H. Putnam dated March 19, 2008.	15/

10.73	First Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and John C. Hansen dated March 19, 2008.	15/

Exhibit Number	Exhibit	Sequentially Numbered Pages
10.74	First Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and James Cowan dated March 19, 2008	15/

10.75	Second Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and Jerry W. DeCou dated March 19, 2008.	15/

10.76	Second Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and Douglas C. Filipponi dated March 19, 2008.	15/

10.77	Second Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and Khatchik Achadjian dated March 19, 2008.	15/

10.78	Third Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and Stanley R. Cherry dated March 19, 2008.	15/

10.79	First Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and Jean Hawkins dated March 19, 2008.	15/

10.80	Second Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and Paul G. Moerman dated March 19, 2008.	15/

10.81	Second Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement by and between The Company Bank and D. Jack Stinchfield dated March 19, 2008.	15/

10.82	Agreement made by and between The Company Bank and Jerry W. DeCou, III dated October 15, 2008	16/

10.83	Agreement made by and between The Company Bank and Douglas C. Filipponi dated October 15, 2008	16/

10.84	Agreement made by and between The Company Bank and Khatchik Achadjian dated October 15, 2008	16/

10.85	Agreement made by and between The Company Bank and Stanley R. Cherry dated October 15, 2008	16/

10.86	Agreement made by and between The Company Bank and Jean Hawkins dated October 15, 2008	16/

10.87	Agreement made by and between The Company Bank and Paul G. Moerman dated October 15, 2008	16/

10.88	Agreement made by and between The Company Bank and D. Jack Stinchfield dated October 15, 2008	16/

10.89	First Amendment to Amend and Restated Employment Agreement made by and between The Company Bank and Larry H. Putnam dated October 15, 2008	16/

10.90	First Amendment to Amend and Restated Employment Agreement made by and between The Company Bank and John C. Hansen dated October 15, 2008	16/

10.91	First Amendment to Amend and Restated Employment Agreement made by and between The Company Bank and James Cowan dated October 15, 2008	16/

Exhibit Number	Exhibit	Sequentially Numbered Pages
10.92	Salary Continuation Agreement by and between The Company Bank and Larry H. Putnam dated December 17, 2008	17/

10.93	First Amended and Restated Salary Continuation Agreement by and between The Company Bank and Larry H. Putnam dated December 17, 2008	17/

10.94	Salary Continuation Agreement by and between The Company Bank and John C. Hansen dated December 17, 2008	17/

10.95	First Amended and Restated Salary Continuation Agreement by and between The Company Bank and John C. Hansen dated December 17, 2008	17/

10.96	First Amended and Restated Salary Continuation Agreement by and between The Company Bank and James M. Cowan dated December 17, 2008	17/

10.97	First Amended and Restated Deferred Fee Agreement by and between The Company Bank and Jerry W. DeCou III dated December 17, 2008	17/

10.98	First Amended and Restated Deferred Fee Agreement by and between The Company Bank and Douglas C. Filipponi dated December 17, 2008	17/

10.99	First Amended and Restated Deferred Fee Agreement by and between The Company Bank and Khatchik H. Achadjian dated December 17, 2008	17/

10.100	First Amended and Restated Deferred Fee Agreement by and between The Company Bank and Jean Hawkins dated December 17, 2008	17/

10.101	First Amended and Restated Deferred Fee Agreement by and between The Company Bank and Paul G. Moerman dated December 17, 2008	17/

10.102	First Amended and Restated Deferred Fee Agreement by and between The Company Bank and D. Jack Stinchfield dated December 17, 2008	17/

10.103	First Amended and Restated The Company Bank Director Retirement Agreement by and between The Company Bank and Jerry W. DeCou III dated December 17, 2008	17/

10.104	First Amended and Restated The Company Bank Director Retirement Agreement by and between The Company Bank and Douglas C. Filipponi dated December 17, 2008	17/

10.105	First Amended and Restated The Company Bank Director Retirement Agreement by and between The Company Bank and Khatchik H. Achadjian dated December 17, 2008	17/

10.106	First Amended and Restated The Company Bank Director Retirement Agreement by and between The Company Bank and Jean Hawkins dated December 17, 2008	17/

10.107	First Amended and Restated The Company Bank Director Retirement Agreement	17/
by and between The Company Bank and Paul G. Moerman dated December 17, 2008

10.108	First Amended and Restated The Company Bank Director Retirement Agreement by and between The Company Bank and D. Jack Stinchfield dated December 17, 2008	17/

Exhibit Number	Exhibit	Sequentially Numbered Pages
14.1	Code of Business Conduct and Ethics	17/

23.1	Consent of independent accountants from Vavrinek, Trine, Day & Co., LLP

31.1	Certification of Chief Executive Officer pursuant to Rule 15d-14

31.2	Certification of Chief Financial Officer pursuant to Rule 15d-14

32.1	Certification pursuant to Rule 15d-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code

99.1	Troubled Asset Relief Program Certification of Chief Executive Officer

99.2	Troubled Asset Relief Program Certification of Chief Financial Office

1/	Incorporated by reference from the Bank’s Form 10-K for the year ended December 31, 1995

2/	Incorporated by reference from the Bank’s Form 10-K for the year ended December 31, 1996

3/	Incorporated by reference from the Bank’s Form 10-K for the year ended December 31, 1997

4/	Incorporated by reference from the Bank’s Form 10-K for the year ended December 31, 1998

5/	Incorporated by reference from the Bank’s Form 10-K for the year ended December 31, 1999

6/	Incorporated by reference from the Bank’s Form 10-K for the year ended December 31, 2000

7/	Incorporated by reference from the Bank’s Form 10-K for the year ended December 31, 2001

8/	Incorporated by reference from the Bank’s Form 10-K for the year ended December 31, 2002

9/	Incorporated by reference from the Bank’s Form 10-Q for the period ended September 30, 2003

10/	Incorporated by reference from the Bank’s Form 10-K for the period ended December 31, 2003

11/	Incorporated by reference from the Bank’s Form 10-K for the period ended December 31, 2004

12/	Filed as part of Registrants Registration Statement on Form S-8 (File #333-137997) (Filed on 10/13/06)

13/	Incorporated by reference from the Bank’s Form 10-K for the period ended December 31, 2006

14/	Incorporated by reference from the Bank’s Form 10-Q for the period ended March 31, 2007

15/	Incorporated by reference from the Bank’s Form 10-Q for the period ended March 31, 2008

16/	Incorporated by reference from the Bank’s Form 10-Q for the period ended September 30, 2008

17/	Incorporated by reference from the Bank’s Form 10-K for the period ended December 31, 2008

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COMPANY BANCORP

By:	/s/ John C. Hansen
JOHN C. HANSEN
President and Chief Executive Officer
(Principal Executive Officer) Dated: May 10, 2011

By:	/s/ Margaret A. Torres
Margaret A. Torres
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer) Dated: May 10, 2011

In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated:

/s/ John C. Hansen	President and	May 10, 2011
JOHN C. HANSEN	Chief Executive Officer

/s/ Jerry W. DeCou	Chairman of the	May 10, 2011
JERRY W. DECOU III	Board of Directors

/s/ Douglas C. Filipponi	Vice Chairman	May 10, 2011
DOUGLAS C. FILIPPONI	of the Board of Directors

/s/ Khatchik H. Achadjian	Director	May 10, 2011
KHATCHIK H. ACHADJIAN

/s/ Stanley R. Cherry	Director	May 10, 2011
STANLEY R. CHERRY

/s/ Jean Hawkins	Director	May 10, 2011
JEAN HAWKINS

/s/ Paul G. Moerman	Director	May 10, 2011
PAUL G. MOERMAN

/s/ Larry H. Putnam	Director	May 10, 2011
LARRY H. PUTNAM

/s/ D. Jack Stinchfield	Director	May 10, 2011
D. JACK STINCHFIELD

EXHIBIT INDEX

Exhibit Sequential Number	Description
23.1	Consent of independent accountants from Vavrinek, Trine, Day & Co., LLP

31.1	Certification of Chief Executive Officer pursuant to Rule 15d-14

31.2	Certification of Chief Financial Officer pursuant to Rule 15d-14

32.1	Certification pursuant to Rule 15d-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code

99.1	Troubled Asset Relief Program Certification of Chief Executive Officer

99.2	Troubled Asset Relief Program Certification of Chief Financial Office

Appendix E

Santa Lucia Bancorp’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2011

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(D) OF THE EXCHANGE ACT

For transition period _______________ to _______________

Commission File Number: 000-51901
Santa Lucia Bancorp
(Exact name of registrant as specified in its charter)

California	35-2267934
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7480 El Camino Real, Atascadero, CA 93422
(Address of principal executive offices)

805-466-7087
(Registrant's telephone number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒       No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Reg S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    ☐ Yes      ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non- accelerated filer ☐ Smaller reporting Company  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐   No ☒
APPLICABLE ONLY TO CORPORATE ISSUERS

Title of Class: Common Stock, no par value; shares outstanding as of April 30, 2011: 2,003,131.

Santa Lucia Bancorp

2

PART I - FINANCIAL INFORMATION

ITEM I - Financial Statements

Santa Lucia Bancorp

Consolidated Balance Sheets
(dollars in thousands)

	31-Mar-11	31-Dec-10
	(unaudited)
Assets
Cash and due from banks	$5,742	$4,920
Federal funds sold/EBA Balances at FRB	20,300	15,499
Total cash and cash equivalents	26,042	20,419

Securities available for sale	31,089	32,542
Loans, net	168,744	176,750
Premises and equipment, net	7,614	7,735
Deferred income tax asset	273	273
Cash surrender value of life insurance	4,603	4,566
Federal Reserve Bank and
Federal Home Loan Bank stock, at cost	1,531	1,531
Other Real Estate Owned	3,042	2,123
Accrued interest and other assets	3,336	3,862
Total Assets	$246,274	$249,801
Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$68,008	$68,328
Interest-bearing demand and NOW accounts	13,279	13,089
Money market	44,610	41,758
Savings	28,995	28,112
Time certificates of deposit of $100,000 or more	46,721	51,195
Other time certificates	29,098	31,385
Total Deposits	230,711	233,867
Short-term borrowings	-	-
Long-term debt	5,155	5,155
Accrued interest and other liabilities	3,259	3,234
Total Liabilities	239,125	242,256
Commitments and contingencies	-	-
Shareholders' equity
Preferred Stock - Series A	3,889	3,879
Common stock - no par value; authorized 20,000,000 shares;
Issued and outstanding, 2,003,131 shares at March 31, 2011 and at December 31, 2010	10,665	10,665
Additional Paid-in Capital	987	956
Retained earnings (Accumulated Deficit)	(8,022)	(7,613)
Accumulated other comprehensive income-net unrealized gains on available-for-sale securities, net of taxes	(370)	(342)
Total shareholders' equity	7,149	7,545
Total liabilities and shareholders' equity	$246,274	$249,801

(see accompanying notes)

3

Santa Lucia Bancorp
Consolidated Statements of Income
(dollars in thousands except per share data)

	For the three month period ending
	31-Mar-11	31-Mar-10
	(unaudited)	(unaudited)
Interest Income		Restated
Interest and fees on loans	$2,468	$3,023
Federal funds sold/EBA	9	1
Investment securities	215	314
	2,692	3,338
Interest expense
Time certificates of deposit of $100,000 or more	166	253
Other deposits	169	377
Short-term borrowings	-	-
Long-term debt	24	34
	359	664

Net interest income	2,333	2,674

Provision for credit losses	370	8,748
Net interest income after provision for loan losses	1,963	(6,074)
Noninterest income
Service charges and fees	91	120
Gain on sale of investment securities	-	-
Other income	67	93
	158	213
Noninterest expense
Salaries and employee benefits	1,249	1,380
Occupancy	157	158
Equipment	135	144
Professional services	248	137
Data processing	122	119
Office related expenses	112	104
Marketing	67	81
Regulatory assessments	222	111
Directors' fees and expenses	30	89
Other	128	97
	2,470	2,420
Earnings (losses) before income taxes	(349)	(8,281)

Income taxes Expense/(Benefit)	-	807

Net Earnings (Loss)	$(349)	$(9,088)

Dividends and Accretion on Preferred Stock	$60	$60

Net earnings (losses) Applicable to Common Shareholders	$(409)	$(9,148)
Per Common Share Data
Net Earnings (Loss) - basic	$(0.20)	$(4.57)
Net Earnings (Loss) - diluted	$(0.20)	$(4.57)

(see accompanying notes)

4

Santa Lucia Bancorp
Consolidated Statement of Shareholders' Equity
(dollars in thousands except shares outstanding)
For year ending December  31, 2010 and the period ending March 31, 2011

						(Accumulated	Accumulated
			Common Stock		Additional	Deficit)	Other
	Comprehensive	Preferred	Shares		Paid-in	Retained	Comprehensive
	Income	Stock	Outstanding	Amount	Capital	Earnings	Income
Balance at December 31, 2009		$3,839	1,961,334	$10,349	$814	$7,698	$330
Dividend Preferred Stock						(200)
Stock Dividend - 2%			39,096	294		(294)
Cash in lieu for fractional shares						(1)
Accretion on Preferred Stock		40				(40)
Exercise of Stock Options			2,701	22		(22)
Stock Option Compensation Expense					142
Comprehensive Income:
Net loss for the year	$(14,754)					(14,754)
Change in unrealized gain on available-for-sale securities, net of taxes of $0	(1,260)						(1,260)
Less reclassification
adjustment for gains included in net income, deferred of tax of $0	588						588
Total Comprehensive Income	$(15,426)
Balance at December 31, 2010		$3,879	2,003,131	$10,665	$956	$(7,613)	$(342)
Dividend Preferred Stock						(50)
Accretion on Preferred Stock		10				(10)
Stock Option Compensation Expense					31
Comprehensive Income:
Net loss for the year	$(349)					(349)
Change in unrealized gain
on available-for-sale
securities, net of taxes of $0	(28)						(28)
Total Comprehensive Income	$(377)
Balance at March 31, 2011		$3,889	2,003,131	$10,665	$987	$(8,022)	$(370)

5

Santa Lucia Bancorp
Consolidated Statements of Cash Flow
(dollars in thousands)

	(For the three month period ended)
	31-Mar-11	31-Mar-10
Cash flows from operating activities:		Restated (1)
Net (loss)	$(349)	$(9,088)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	126	144
Provision for loan losses	370	8,748
Stock-based compensation expense	31	33
Loss on sale of other real estate owned	39	-
Other items, net	381	918
Net cash provided by operating activities	598	755

Cash flows from investing activities:
Proceeds from principal reductions and maturities of investment securities	1,519	5,131
Proceeds from sale of other real estate owned	317	-
Purchases of investment securities	-	(4,000)
Net change in loans	6,400	(2,895)
Purchases of bank premises and equipment	(5)	(16)
Net cash (used) by investing activities	8,231	(1,780)

Cash flows from financing activities:
Net change in deposits	(3,156)	6,568
Net change in borrowings	-	(167)
Dividends paid on Preferred Stock	(50)	(50)
Net cash provided by financing activities	(3,206)	6,351

Net increase in cash and cash equivalents	5,623	5,326

Cash and cash equivalents at beginning of year	20,419	9,088
Cash and cash equivalents at end of year	$26,042	$14,414
Supplemental disclosure of cash flow information:
Interest paid	$337	$668
Transfer of loans to Other Real Estate Owned	$1,330	$694

(see accompanying notes)

6

SANTA LUCIA BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Basis of Presentation:

The accompanying unaudited condensed consolidated financial statements of Santa Lucia Bancorp (the “Company”) and its subsidiary Santa Lucia Bank (the ”Bank”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC).  Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations.  Nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading.  These interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s 2010 Annual Report as filed on Form 10K.

In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of the Company with respect to the interim consolidated financial statements and the results of its operations for the interim period ended March 31, 2011, have been included.  The results of operations for interim periods are not necessarily indicative of the results for a full year. Certain reclassifications were made to prior year’s presentations to conform to the current year. These reclassifications had no material impact to the Company’s previously reported financial statements.

Note 2 Recently Issued Accounting Pronouncements:

In April 2011, the FASB issued an accounting standard updated to amend previous guidance with respect to troubled debt restructurings.  This updated guidance is designed to assist creditors with determining whether or not a restructuring constitutes a troubled debt restructuring.  In particular, additional guidance has been added to help creditors determine whether a concession has been granted and whether a debtor is experiencing financial difficulties. Both of these conditions are required to be met for a restructuring to constitute a troubled debt restructuring.  The amendments in the update are effective for the first interim period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption.  The provisions of this update are not expected to have a material impact on the Company’s financial position, results or operations or cash flows.

In July 2010, the FASB updated disclosure requirements with respect to the credit quality of financing receivables and the allowance for credit losses.  According to the guidance, there are two levels of detail at which credit information must be presented - the portfolio segment level and class level.  The portfolio segment level is defined as the level where financing receivables are aggregated in developing a company’s systematic method for calculating its allowance for credit losses.  The class level is the second level at which credit information will be presented and represents the categorization of financing related receivables at a slightly less aggregated level than the portfolio segment level.  Companies are now required to provide the following disclosures as a result of this update: a rollforward of the allowance for credit losses at the portfolio segment level with the ending balances further categorized according to impairment method along with the balance reported in the related financing receivables at period end; additional disclosure of nonaccrual and impaired financing receivables by class as of period end; credit quality and past due/aging  information by class as of period end; information surrounding the nature and extent of loan modifications and troubled-debt restructurings and their effect on the allowance for credit losses during the period; and detail of any significant purchases or sales of financing receivables during the period.  The increased period-end disclosure requirements became effective for periods ending on or after December 15, 2010, with the exception of the additional disclosures surrounding troubled-debt restructurings, which were deferred in December 2010 in order to correspond to the expected clarification guidance to be issued with respect to troubled-debt restructurings.  This expected clarification guidance was issued in April 2010, thus, the additional disclosures surrounding troubled-debt restructurings will be required for annual and interim reporting periods beginning on or after June 15, 2011.  The increased disclosures for activity within a reporting period became effective for periods beginning on or after December 15, 2010.  The provisions of this update expanded the Company’s current disclosures with respect to the credit quality of our financing receivables in addition to our allowance for loan losses.

7

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  ASU 2010-06 which added disclosure requirements about significant transfers into and out of Levels 1 and 2, clarified existing fair value disclosure requirements about the appropriate level of disaggregation, and clarified that a description of the valuation techniques and inputs used to measure fair value was required for recurring and nonrecurring Level 2 and 3 fair value measurements.  The Company adopted these provisions of the ASU in preparing the Consolidated Financial Statements for the period ended September 30, 2010.  The adoption of these provisions of this ASU, which was subsequently codified into Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures,” only affected the disclosure requirements for fair value measurements and as a result had no impact on the Company’s statements of income and condition.  See Note 7 and 9 to the Consolidated Financial Statements for the disclosures required by this ASU.

This ASU also requires that Level 3 activity about purchases, sales, issuances, and settlements be presented on a gross basis rather than as a net number as currently permitted.  This provision of the ASU is effective for the Company’s reporting period ending March 31, 2011. As this provision amends only the disclosure requirements for fair value measurements, the adoption has no impact on the Company’s statements of income and condition.

Note 3 Loans and Related Allowance for Loan Losses:

A summary of loans as of March 31, 2011 and December 31, 2010 is as follows:

	(dollars in thousands)		As % Gross Loans
	31-Mar-11	31-Dec-10	31-Mar-11	31-Dec-10

Real estate - construction	$35,112	$38,143	19.5%	20.2%
Real estate - other	110,848	114,332	61.6%	60.7%
Commercial	32,394	34,232	18.0%	18.2%
Consumer	1,453	1,663	0.8%	0.9%
Gross Loans	179,807	188,370	100.0%	100.0%

Deferred loan fees	(596)	(621)
Allowance for loan losses	(10,467)	(10,999)
Net Loans	$168,744	$176,750

The Bank’s loan portfolio consists primarily of loans to borrowers within the San Luis Obispo and northern Santa Barbara Counties, California.  Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank’s market areas.  As a result, the Bank’s loan and collateral portfolios are, to some degree, concentrated in those industries.  When real estate is taken as collateral, advances are generally limited to a certain percentage of the appraised value of the collateral at the time the loan is made, depending on the type of loan, the underlying property and other factors.

Allowance for Loan Losses

The Bank’s allowance for loan losses as a percentage of total loans was 5.82% as of March 31, 2011, and reflects a small decrease of 2 basis points from 5.84% at December 31, 2010, see Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations for further discussion on the “Allowance for Loan Losses”. Management believes that the allowance for loan losses at March 31, 2011 is adequate after considering the above factors. Although management believes the allowance for loan loss is adequate, there is no assurance that at any given period the Company will not sustain charge-offs that are substantial in relation to the size of the allowance.

8

Each segment of loans in the portfolio possess varying degrees of risk, based on, among other things, the type of loan being made, the purpose of the loan, the type of collateral securing the loan, and the sensitivity the borrower has to changes in certain external factors such as economic conditions.  The following provides a summary of the risks associated with various segments of the Company’s loan portfolio, which are factors Management regularly considers when evaluating the adequacy of the allowance:

Construction / Land segments – construction and land loans generally possess a higher inherent risk of loss than other portfolio segments.  Risk arises from the necessity to complete projects within specified cost and time limits.  Trends in the construction industry may also impact the credit quality of these loans, as demand drives construction activity.  In addition, trends in real estate values significantly impact the credit quality of these loans, as property values determine the economic viability of future construction projects.

Real estate secured – consist primarily of loans secured by commercial real estate, multi-family, farmland, and 1-4 family residential properties.  Also included in this segment are equity lines of credit secured by real estate.  As the majority of this segment is comprised of commercial real estate loans, risks associated with this segment lie primarily within that loan type.  Adverse economic conditions may result in a decline in business activity and increased vacancy rates for commercial properties.  These factors in conjunction with a decline in real estate prices may expose the Company to the potential for losses if a borrower cannot continue to service the loan with operating revenues, and the value of the property has declined to a level such that it no longer fully covers the Company’s recorded investment in the loan.

Commercial and Industrial – consist primarily of commercial and industrial loans (business lines of credit), agriculture loans, and other commercial purpose loans.  Repayment of commercial and industrial loans is generally provided from the cash flows of the related business to which the loan was made.  Adverse changes in economic conditions may result in a decline in business activity, which can impact a borrower’s ability to continue to make scheduled payments.  The risk of repayment of agriculture loans arises largely from factors beyond the control of the Company or the related borrower, such as commodity prices and weather conditions.

Consumer – the installment loan portfolio is comprised primarily of a large number of small loans with scheduled amortization over a specific period. The majority of installment loans are made for consumer and business purchases.  Weakened economic conditions may result in an increased level of delinquencies within this segment, as economic pressures may impact the capacity of such borrowers to repay their obligations.

The following table sets forth the allocation of the ALLL by loan category for the three months ended March 31, 2011:

Loan Portfolio Segement	Balance at Beginning of Year January 1, 2011	Provision for Loan Losses (Charged) Credited to expense	Less Loans Charged Off	Plus Recoveries on Loans Previously Charged Off	Balance at Quarter ended March 31, 2011
	Quarter Ended March 31, 2011
Real Estate:
Construction and Land Development	$3,837	$(9)	$216	$-	$3,612
1-4 Family Residential	$681	$(3)	$-	$3	$681
Multifamily Residential	$18	$(3)	$-	$-	$15
Commercial Real Estate and Other	$2,221	$692	$745	$1	$2,169
Commercial and Industrial	$4,164	$(285)	$415	$470	$3,934
Consumer and Other	$78	$(22)	$1	$1	$56
Unallocated	$-	$-	$-	$-	$-
Totals	$10,999	$370	$1,377	$475	$10,467

9

The following table sets forth the allocation of the ALLL by loan category for the year ended December 31, 2010:

Loan Portfolio Segement	Balance at Beginning of Year January 1, 2010	Provision for Loan Losses (Charged) Credited to expense	Less Loans Charged Off	Plus Recoveries on Loans Previously Charged Off	Balance at Quarter ended December 31, 2010
	Quarter Ended March 31, 2011
Real Estate:
Construction and Land Development	$784	$5,022	$2,005	$36	$3,837
1-4 Family Residential	$-	$900	$261	$42	$681
Multifamily Residential	$-	$18	$-	$-	$18
Commercial Real Estate and Other	$1,412	$1,153	$345	$1	$2,221
Commercial and Industrial	$1,145	$8,013	$5,119	$125	$4,164
Consumer and Other	$39	$98	$62	$3	$78
Unallocated	$6	$(6)	$-	$-	$-
Totals	$3,386	$15,198	$7,792	$207	$10,999

The following tables provide summaries and totals of loans individually and collectively evaluated for impairment as of March 31, 2011 and December 31, 2010:

March 31, 2011	Evaluated for Impairment
Allowance for Loan Losses	Individually	Collectively	Total
(dollars in thousands)
Construction and Land Development	$2,599	$1,013	$3,612
Commercial Real Estate	-	$2,865	2,865
Commercial and Industrial	-	$3,934	3,934
Consumer	-	$56	56
	$2,599	$7,868	$10,467

	Evaluated for Impairment
Loans	Individually	Collectively	Total

Construction and Land Development	$15,158	$19,954	$35,112
Commercial Real Estate	6,440	$104,408	110,848
Commercial and Industrial	1,670	$30,724	32,394
Consumer	-	$1,453	1,453
	$23,268	$156,539	$179,807

10

December 31, 2010	Evaluated for Impairment
Allowance for Loan Losses	Individually	Collectively	Total

Construction and Land Development	$2,585	$1,252	$3,837
Commercial Real Estate	228	2,692	2,920
Commercial and Industrial	23	4,141	4,164
Consumer	-	78	78
	$2,836	$8,163	$10,999

	Evaluated for Impairment
Loans	Individually	Collectively	Total

Construction and Land Development	$15,537	$22,606	$38,143
Commercial Real Estate	6,496	$107,836	114,332
Commercial and Industrial	2,873	$31,359	34,232
Consumer	100	$1,563	1,663
	$25,006	$163,364	$188,370

Credit Quality and Credit Risk Management

The Company manages credit risk not only through extensive risk analyses performed prior to a loan’s funding, but through the ongoing monitoring of loans within the portfolio, and more specifically certain types of loans that generally involve a greater degree of risk, such as commercial real estate, commercial lines of credit, and construction/land loans.  The Company monitors loans in the portfolio with the assistance of a semi-annual independent loan review.  These reviews generally not only focus on problem loans, but also pass credits within certain pools of loans that may be expected to experience stress due to economic conditions.

This process allows the Company to validate credit ratings, underwriting structure, and the Company’s estimated exposure in the current economic environment as well as enhance communications with borrowers where necessary in an effort to mitigate potential future losses.

The Company has a Director’s Loan committee, chaired by the Chief Executive Officer and is comprised of three Bank directors.  The Board of Directors establishes the Company’s desire for funding certain types of credit and regularly reviews the Company’s position with respect to credit quality pursuant to the Company’s lending policy.  The Company’s lending policy is established by the Chief Credit Officer and is reviewed annually by the Board of Directors for approval.  The lending policy establishes underwriting criteria, sets portfolio concentration limits, provides criteria for the proper risk grading of loans, requires internal reviews of all pass graded credits meeting certain criteria, and contains requirements concerning the identification of and regular monitoring of problem loans.

The policy also provides that analyses shall be conducted on all significant problem loans at least quarterly, in order for the Company to properly estimate its potential exposure to loss associated with such credits in a timely manner.  The policy also provides that a detailed listing of all problem loans be provided to the Company’s Board of Director’s on a regular basis.  Additionally, the Company maintains a subset of pass list loans designated as “watch” loans, that for any of a variety of reasons, Management believes require additional regular review.  Pass graded loans which are designated as watch credits are more heavily scrutinized than other pass rated credits in the portfolio, so that any potential weaknesses that may develop in such credits are more quickly identified, thereby serving to mitigate potential losses.

Pursuant to the Company’s lending policy, all loans in the portfolio are assigned a risk rating, which allows Management, among other things, to identify the risk associated with each credit in the portfolio, and to provide a basis for estimating credit losses inherent in the portfolio.  Risk grades are generally assigned based on information concerning the borrower, and the strength of the collateral.  Risk grades are reviewed regularly by the Company’s Director’s Loan committee, and are scrutinized by independent loan reviews performed semi-annually, as well as by regulatory agencies during scheduled examinations.  The Company grades all loans as either: (i) excellent (ii) good (iii) pass, (iv) watch (iii) special mention, (iv) substandard, and (vi) doubtful.

11

The following provides brief definitions for credit ratings assigned to loans in the portfolio:

Pass Excellent- Loans classified as Excellent are risk free. Loans present no identifiable or potential adverse risk to the Bank.  Documented repayment is either backed by the full faith and credit of the United Stated Government, or 115% secured by cash collateral in the possession of the Bank that is free from potential claim.  In addition, these credits will conform in all aspects to established loan policies and procedures, laws, rules, and regulations.

Pass Good- Loans classified as good are those extended to the highest quality borrower. A well structured credit to a firm in existence for a minimum of five years with at least four years of consecutive profits and/or dividend payments, with a strong equity position, with good liquidity, excellent debt service ability, and credit to a reasonably strong borrower supported by a strong guarantor and/or fully secured by collateral of unquestioned value that is readily marketable.

Pass - Loans classified as Satisfactory have acceptable credit history with no apparent weaknesses.  A Satisfactory rating describes the average commercial loan risk at the low end of the middle market. Any credit which we are compelled to follow monthly for borrowing base certificates and financial information fit into this category. These are credits which are reasonable risks but may require monitoring on the part of the loan officer.  Credits in this category are stronger than the average borrower in our portfolio.  Borrowers in our market that fit this category usually do not use their lines of credit much, if at all.  They are more likely to borrow for equipment and real estate than for working capital.

Pass Watch-  Loans classified as Watch indicate that although the borrower meets the rating criteria for a general risk rating of Pass, the specific credit being evaluated possesses technical deficiencies. Technical deficiencies include, but are not limited to; inadequate or improperly executed documentation, which may be material; lack of current financial information in accordance with lending policy; non receipt of financial statements within the Bank’s established policy period beyond the dates required in loan agreements; and non receipt of borrowing certificates and/or agings within 15 days of dates required. If not corrected within 60 to 90 days (15 days for borrowing certificates and agings), a more severe rating may be warranted.  Once the deficiency has been cured, to the satisfaction of credit administration, a better borrower rating may be established.

Special Mention- Loans classified as Special Mention have potential weaknesses that deserve management's close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the bank's credit position at some future date.  Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification

Substandard- Loans classified as Substandard are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard credits have well-defined weaknesses that jeopardize the timely collection of principal and interest and/or the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful- A loan classified as Doubtful has the same weaknesses as Substandard credits, but those weaknesses are so much more severe that, based on current information, collection or liquidation in full is highly improbable. The Bank must expect that some portion of the loan will be loss.

Loans listed as pass include larger non-homogeneous loans not meeting the risk rating definitions above and smaller, homogeneous loans not assessed on an individual basis.

12

Based on analysis performed, the risk category of loans by class of loans is as follows for the noted periods:

	Pass	Special Mention	Sub-standard	Impaired	Total
March 31, 2011	(dollars in thousands)
Real Estate:
Construction and Land Development	$17,215	$-	$2,739	$15,158	$35,112
1-4 Family Residential	7,914	272	-	1,350	9,536
Multifamily Residential	2,769	-	-	-	2,769
Commercial real Estate and Other	86,636	4,315	2,502	5,090	98,543
Commercial and Industrial	28,189	291	2,244	1,670	32,394
Consumer and Other	1,435	-	18	-	1,453
	$144,158	$4,878	$7,503	$23,268	$179,807

	Pass	Special Mention	Sub-standard	Impaired	Total
December 31, 2010
Real Estate:
Construction and Land Development	$15,276	$4,143	$3,187	$15,537	$38,143
1-4 Family Residential	8,216	-	-	1,383	9,599
Multifamily Residential	2,783	-	-	-	2,783
Commercial real Estate and Other	88,731	6,569	1,537	5,113	101,950
Commercial and Industrial	30,200	174	985	2,873	34,232
Consumer and Other	1,541	-	22	100	1,663
	$146,747	$10,886	$5,731	$25,006	$188,370

Impaired Loans

Impaired loans are analyzed on a loan by loan basis due to the unique characteristics of each loan.  Loans are considered impaired if, based on current information and events, it is probable that we will be unable to collect the scheduled payments due according to the contractual terms of the loan agreement.  The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the contractual interest rate set in the loan agreement.  Collateral-dependent loans are measured for impairment based on the fair value of the collateral.  A loan is considered collateral dependent if the repayment of the loan is expected to be provided solely by the underlying collateral.  The fair value of the underlying collateral is generally determined by utilizing an appraisal of the collateral discounted for estimated costs to sell.

13

The following table sets forth the migration of loans classified substandard for the three months ending March 31, 2011:

	Loans Classified Substandard
	(dollars in thousands)
	Balance at Dec 31, 2010	Added	Principal Reductions	Upgraded to Pass	Charge-Off	To OREO	Balance at March 31, 2011
Real Estate:
1-4 Family Residential - Construction	$557	$347	$-	$-	$(53)	$-	$851
Other Construction/All Land Development and other	$18,167	178	(370)	(667)	(163)	(100)	17,045
1-4 Family Residential	1,383	-	(33)	-	-	-	1,350
Multi-family Residential	-	-	-	-	-	-	-
HELOCS	811	452	(241)	-	-	-	1,022
Commerical Real Estate- Owner Occupied	5,253	2,735	(15)	-	(745)	(1,230)	5,998
Commerical Real Estate-Non Owner Occupied	586	-	(14)	-	-	-	572
Commercial and Industrial	3,858	624	(153)	-	(415)	-	3,914
Consumer	122	-	(102)	-	(1)	-	19

	$30,737	$4,336	$(928)	$(667)	$(1,377)	$(1,330)	$30,771

14

Individually impaired loans were as follows as of the periods noted:

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
	Balance	Investment	Allowance	Investment	Recognized
March 31, 2011	(dollars in thousands)
With no Related Allowance Recorded
Real Estate:
Construction and Land Development	$15,911	$11,376	$-	$11,549	$-
1-4 Family Residential	1,409	1,350	-	1,367	-
Multifamily Residential	-	-	-	-	-
Commercial Real Estate and Other	5,840	5,090	-	4,874	-
Commercial and Industrial	2,959	1,310	-	1,888	7
Consumer	-	360	-	230	-
With an Allowance Recorded				-
Real Estate:				-
Construction and Land Development	3,886	3,782	2,599	3,799	-
1-4 Family Residential	-	-	-	-	-
Multifamily Residential	-	-	-	-	-
Commercial Real Estate and Other	-	-	-	228	-
Commercial and Industrial	-	-	-	205	-
Consumer	-	-	-	-	-
	$30,005	$23,268	$2,599	$24,140	$7

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
	Balance	Investment	Allowance	Investment	Recognized
December 31, 2010
With no Related Allowance Recorded
Real Estate:
Construction and Land Development	$13,930	$11,721	$-	$11,540	$45
1-4 Family Residential	2,269	1,383	-	2,795	-
Multifamily Residential	-	-	-	-	-
Commercial Real Estate and Other	4,704	4,657	-	4,753	-
Commercial and Industrial	3,361	2,465	-	4,041	20
Consumer	100	100	-	25	-
With an Allowance Recorded
Real Estate:
Construction and Land Development	3,816	3,816	2,585	2,897	-
1-4 Family Residential	-	-	-	-	-
Multifamily Residential	-	-	-	-	-
Commercial Real Estate and Other	455	455	228	228	-
Commercial and Industrial	409	409	23	216	-
Consumer	-	-	-	-	-
	$29,044	$25,006	$2,836	$26,495	$65

The Company typically moves to charge-off loan balances when, based on various evidence, it believes those balances are no longer collectable.  Such evidence may include updated information related to a borrower’s financial condition or updated information related to collateral securing such loans.  Such loans are monitored internally on a regular basis by the Chief Credit Officer or designee, who is responsible for obtaining updated periodic appraisal information for collateral securing problem loans.  If a loan’s credit quality deteriorates to the point that collection of principal through traditional means is believed by Management to be doubtful, and the value of collateral securing the obligation is sufficient, the Company generally takes steps to protect and liquidate the collateral.  Any loss resulting from the difference between the Company’s recorded investment in the loan and the fair market value of the collateral obtained through repossession is recognized by a charge to the allowance for loan losses.

15

The following table sets forth the amount of partial charge offs in nonperforming loans during the first three months of 2011:

	Nonperforming Loans	Nonperforming Loans with Partial Charge Offs Recorded	Partial Charge Offs Recorded
March 31, 2011
Real Estate:
Construction and Land Development	15,158	1,311	216
1-4 Family Residential	1,350	-	-
Multifamily Residential	-	-	-
Commercial real Estate and Other	5,090	2,416	209
Commercial and Industrial	1,212	-	-
Consumer and Other	-	-	-
	$22,810	$3,727	$425

Nonperforming loans with partial charge
offs as % of total nonperforming loans	16.3%

Partial charge offs as % nonperforming
loans with with partial charge offs	11.4%

Net partial charge offs as % of ALLL	4.1%

16

Past due and nonaccrual loans were as follows for the periods noted:

	Still Accruing
	30-89 Days Past Due	Over 90 Days Past Due	Non-Accrual
March 31, 2011		(dollars in thousands)
Real Estate:
Construction and Land Development	$-	$-	15,158
1-4 Family Residential	-	-	1,350
Multifamily Residential	-	-	-
Commercial real Estate and Other	-	-	5,090
Commercial and Industrial	168	-	1,212
Consumer and Other	-	-	-
	$168	$-	$22,810

	Still Accruing
	30-89 Days Past Due	Over 90 Days Past Due	Non-Accrual
December 31, 2010
Real Estate:
Construction and Land Development	$606	$-	14,912
1-4 Family Residential	-	-	1,383
Multifamily Residential	-	-	-
Commercial real Estate and Other	-	-	5,113
Commercial and Industrial	-	-	2,437
Consumer and Other	-	-	100
	$606	$-	$23,945

At March 31, 2011, the Bank has allocated $2.6 million of specific reserve to one customer whose loan term had been modified in a troubled debt restructuring. This compares to $2.8 million as of December 31, 2010 that included one additional customer whose loan was subsequently charged off in Q1, 2011. The Bank has not committed to lend additional amounts as of March 31, 2011 to customers with outstanding loans that are classified as troubled debt restructurings.

Note 4 Commitments and Contingencies:

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those commitments.  Commitments to extend credit (such as the unfunded portion on lines of credit and commitments to fund new loans) as of March 31, 2011 and 2010 amounts to approximately $25.8 million and $42.9 million respectively, of which approximately $1.6 million and $1.5 million are related to standby letters of credit, respectively.  The Bank uses the same credit policies in these commitments as for all of its lending activities.  As such, the credit risk involved in these transactions is essentially the same as that involved in extending loan facilities to customers.

Because of the nature of its activities, the Company and Bank are from time to time subject to pending and threatened legal actions, which arise out of the normal course of their business.  In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

17

Note 5 Earnings Per Share:

Basic earnings per share are based on the weighted average number of shares outstanding before any dilution from common stock equivalents.  Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shares in the earnings of the entity.

The following is a reconciliation of the net income and shares outstanding to the income and number of shares used to compute EPS:

	Three Months Ending		Three Months Ending
	31-Mar-11		31-Mar-10
			Restated
	Income	Shares	Income	Shares
	(Numerator)	(Denominator)	(Numerator)	(Denominator)
	(dollars in thousands except earnings per share)
Net Income (Loss)	$(349)		$(9,088)
Less Dividends and Accretion on Preferred Stock	(60)		(60)
Average Shares Outstanding		2,003,131		2,001,961
Used in Basic EPS	(409)	2,003,131	(9,148)	2,001,961
Dilutive Effect of Outstanding
Stock Options		-		-
Used in Diluted EPS	$(409)	2,003,131	$(9,148)	2,001,961

Basic	$(0.20)		$(4.57)

Diluted	$(0.20)		$(4.57)

Common stock equivalents for the three months ending March 31, 2011 have been excluded from the calculation of diluted earnings (loss) per share since their effect was anti-dilutive.

Note 6 Stock Based Compensation:

The Company has two stock option plans, which are fully described in Note K in the Bank’s Annual Report on Form 10-K.  The Company recognizes the cost of employee services received in exchange for awards of stock options or other equity instruments, based on the grant-date fair value of those awards. The cost is recognized over the period which an employee is required to provide services in exchange for the award, generally the vesting period.

Note 7 Fair Value Measurement:

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

•	Level 1 – Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date

•
Level 2 – Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 –Significant unobservable inputs that reflect a Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

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The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

Securities: The fair values of securities available for sale are determined by obtaining significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data. (Level 2)

Collateral-Dependent Impaired Loans:  The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect (1) partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral or (2) the full charge-off of the loan carrying value. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants (Level 3).

Other Real Estate Owned: Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at the lower of carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a Level 3 classification. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

The following table provides the hierarchy and fair value for each major category of assets and liabilities measured at fair value at March 31, 2011 and December 31, 2010.

	Fair Value Measurements as of March 31, 2011 using
	Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Assets and liabilities measured at fair value on a recurring basis
Assets:
Securities Available for Sale	$-	$31,089	$-	$31,089

Assets measured at fair value on a non-recurring basis
Collateral-Dependent Impaired
Loans, Net of Specific Reserves	$-	$-	$18,437	$18,437
Other Real Estate Owned	$-	$-	$3,042	$3,042

	Fair Value Measurements as of December 31, 2010 using
	Level 1	Level 2	Level 3	Total
Assets and liabilities measured at fair value on a recurring basis
Assets:
Securities Available for Sale	$-	$32,542	$-	$32,542

Assets measured at fair value on a non-recurring basis
Collateral-Dependent Impaired
Loans, Net of Specific Reserves	$-	$-	$17,761	$17,761
Other Real Estate Owned	$-	$-	$2,123	$2,123

Collateral-dependent impaired loans had a net carrying value of $18.4 million and $17.8 million at March 31, 2011 and December 31, 2010, respectively. There was no specific reserve associated with these loans in either period. During the quarterly review of fair value, at March 31, 2011, partial charge offs of $425 thousand were processed.

19

Other real estate owned had a net carrying amount of $3.0 million and $2.1 million at March 31, 2011 and December 31, 2010, respectively. During the quarterly review of fair value, at March 31, 2011, one single family residential property was written down by $54 thousand.

Charge offs on collateral dependent loans and OREO are the result of periodic but no less than quarterly evaluation of fair value.

Note 8 Investment Securities:

The amortized cost, carrying value and estimated fair values of investment securities available for sale as of March 31, 2011 and December 31, 2010 are as follows:

	March 31, 2011
	Amortized	Unrealized	Unrealized	Estimated
	cost	gains	losses	fair value
	(dollars in thousands)
Securities Available for Sale:
U.S. government and
agency securities	$6,023	$25	$(37)	$6,011
States and political
subdivisions	1,817	7	(23)	1,801
SBA Cert of Participation	7,599	-	(201)	7,398
Mortgage-backed securities	16,020	93	(234)	15,879
	$31,459	$125	$(495)	$31,089

	December 31, 2010
	Amortized	Unrealized	Unrealized	Estimated
	cost	gains	losses	fair value
Securities Available for Sale:
U.S. government and
agency securities	$10,212	$28	$(198)	$10,042
States and political
subdivisions	1,818	9	(28)	1,799
SBA Cert of Participation	7,793	-	(177)	7,616
Mortgage-backed securities	13,062	103	(80)	13,085
	$32,885	$140	$(483)	$32,542

The carrying value of investment securities pledged to secure public funds, borrowings and for other purposes as required or permitted by law amounts to approximately $28.8 million at March 31, 2011 and $29.6 million at December 31, 2010.  During 2010 the Company had proceeds from the sale of approximately $19.8 million securities and gross gains of $588 thousand.  The Company did not sell any securities in the first three months of 2011.

The amortized cost and estimated fair value of debt securities at March 31, 2011, by contractual maturity, are shown below.  Mortgage-backed securities are classified in accordance with their estimated lives. Expected maturities may differ from contractual maturities because borrowers may have the right to prepay obligations.

20

	Amortized	Estimated
(dollars in thousands)	cost	fair value
Securities available for sale:
Due in one year or less	$1,005	$1,018
Due after one year through five years	5,729	5,719
Due after five years through ten years	1,035	1,026
Due after ten years	23,690	23,326
	$31,459	$31,089

The gross unrealized loss and related estimated fair value of investment securities that have been in a continuous loss position for less than twelve months and over twelve months at March 31, 2011, and December 31, 2010 are as follows:

	Less than twelve months		Over twelve months		Total
	Unrealized	Estimated	Unrealized	Estimated	Unrealized	Estimated
	loss	fair value	loss	fair value	loss	fair value
	(dollars in thousands)
March 31, 2011:
U.S. government and agency securities	$(37)	$3,972	$-	$-	$(37)	$3,972
States and political subdivisions	(23)	962	-	-	(23)	962
SBA Certificates of participation	(201)	7,398	-	-	(201)	7,398
Mortgage-backed
securities	(234)	10,708	-	-	(234)	10,708
	$(495)	$23,040	$-	$-	$(495)	$23,040

	Less than twelve months		Over twelve months		Total
	Unrealized	Estimated	Unrealized	Estimated	Unrealized	Estimated
	loss	fair value	loss	fair value	loss	fair value
December 31, 2010:
U.S. government and agency securities	$(198)	$7,999	$-	$-	$(198)	$7,999
States and political subdivisions	(28)	1,020	-	-	(28)	1,020
SBA Certificates of participation	(177)	7,616	-	-	(177)	7,616
Mortgage-backed securities	(80)	6,863	-	-	(80)	6,863
	$(483)	$23,498	$-	$-	$(483)	$23,498

Unrealized losses on securities have not been recognized into income because the issuer bonds are of high credit quality (rated AAA), management does not intend to sell and it is not likely that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates.  The fair value is expected to recover as the bonds approach maturity.

Note 9 Fair Value of Financial Instruments:

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument.  Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.  These estimates are subjective in nature, involve uncertainties and matters of judgment, and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

21

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.  Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

The carrying amounts of cash, short term investments, due from customers on acceptances and bank acceptances outstanding are considered to approximate fair value.  Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with banks.  The fair values of investment securities, including available for sale, are discussed in Note 6.  The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market  prices of similar instruments where available.

Financial Liabilities

The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value.  For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities.  The fair value of long term debt is based on rates currently available for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements.  The fair values of these financial instruments are not deemed to be material.

22

The estimated fair value of financial instruments at March 31, 2011 and December 31, 2010 are summarized as follows:

	March 31, 2011		December 31, 2010
	Carrying	Market	Carrying	Market
	value	value	value	value
	(dollars in thousands)
Financial Assets:
Cash and cash equivalents	$26,042	$26,042	$20,419	$20,419
Investment securities	31,089	31,089	32,542	32,542
Loans receivable, net	168,744	167,634	176,750	175,112
Cash surrender value of life insurance	4,603	4,603	4,566	4,566
Federal Reserve Bank and FHLB stock	1,531	1,531	1,531	1,531
Accrued interest and other assets	669	669	798	798

Financial Liabilities:
Time deposits	$75,819	$76,373	$82,580	$83,242
Other deposits	154,892	154,892	151,287	151,287
Long-term debt	5,155	5,155	5,155	5,155
Accrued interest payable	54	54	55	55

Note 10  Stock Dividend:

On March 31, 2010, the Company declared a two percent (2%) stock dividend on the Company’s common stock to the shareholders on record as of that date and payable on April 23, 2010.  All per share data in the financial statements and footnotes have been adjusted to give retroactive effect of this dividend.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Santa Lucia Bancorp (the “Company”) (OTC Bulletin Board: SLBA) is a California corporation organized in 2006 to act as the holding company for Santa Lucia Bank (the “Bank”), a four office bank serving San Luis Obispo and northern Santa Barbara Counties.

The following is management’s discussion and analysis of the major factors that influenced our financial performance for the three months ended March 31, 2011.  This analysis should be read in conjunction with the Company’s 2010 Annual Report as filed on Form 10-K and with the unaudited financial statements and notes as set forth in this report.  Unless the context requires otherwise, the terms “Company,” “us,” “we,” and “our” refers to Santa Lucia Bancorp on a consolidated basis.

FORWARD LOOKING INFORMATION

Certain statements contained in this Quarterly Report on Form 10-Q (“Report”), including, without limitation, statements containing the words “estimate,” “believes,” “anticipates,” “intends,” “may,” “expects,” “could,” and words of similar import, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements relate to, among other things, our current expectations regarding future operating results, net interest margin, strength of the local economy, and allowance for credit losses.  Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: our ability to comply with the enforcement actions to which we are subject, general economic and business conditions in those areas in which the Company operates, the ongoing financial crisis and recent recession  in the United States, California and foreign financial markets, the recovery, and bank regulatory and government response thereto, the increase in nonperforming loans and the decrease in real estate values collateralizing many of the Bank’s loans,  demographic changes, competition, fluctuations in interest rates, changes in business strategy or developmental plans, changes in governmental regulations, credit quality, the availability of capital to satisfy the requirements of the Bank’s consent order issued by the California Department of Financial Institutions, increased FDIC assessment, and other factors discussed in Item 1A. , Risk Factors of the company’s 2010 Annual Report as filed on Form 10-K.   When relying on forward-looking statements to make decisions with respect to our company, investors and others are cautioned to consider these and other risks and uncertainties.  The company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

23

This discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this report.

Executive Overview

For the three months ended March 31, 2011 and 2010, the Company recorded a net loss of approximately $349 thousand and $9.1 million, respectively. The net loss applicable to common shareholders was $409 thousand or $0.20 per diluted common share and $9.1 million or $4.57 per diluted common share for the quarter ended March 31, 2011 and the same period in 2010, respectively. Loss applicable to common shareholders is calculated by adding dividends accrued and discount accreted on preferred stock to the net losses. On a year over year basis, the net loss decreased by approximately $8.7 million primarily due to the $8.4 million decrease in the provision the Bank made to the allowance for loan losses and the absence in 2011 of a valuation allowance for deferred tax assets. During the first three months of 2010, the Bank processed a significant provision for loan losses resulting from, among other things, the recognition of increases in non-performing loans due in part to continued weaknesses in local, state and economic conditions.

On a linked quarter basis, the Company’s net loss totaled $409 thousand and $1.2 million for March 31, 2011 and December 31, 2010, respectively. This reduction in net loss on a linked quarter basis is primarily attributable to $1.4 million less in the provision for loan losses. Despite the decrease in the provision for loan losses, the allowance for loan losses as a percentage of gross loans was similar at 5.82% and 5.84% for the periods ending March 31, 2011 and December 31, 2010, respectively.

We continue to experience a challenging credit environment and continued economic weakness. Efforts initiated in 2010 to reinforce the oversight of the loan portfolio, specifically with respect to problem assets, along with expanded independent third party loan review have resulted in applying a more stable methodology in regard to problem asset resolution. There has been meaningful progress made over the past nine months in identifying and working through specific credit problems and our volume of nonperforming assets decreased from the prior quarter end. In addition, we have posted recoveries of approximately $475 thousand in the first quarter of 2011 for loans charged off in 2010.

The following provides an overview of asset quality at March 31, 2011:

•
At March 31, 2011 non-performing assets totaled approximately $25.9 million compared to $26.1 million at December 31, 2010. This represents a decrease of $216 thousand or .83%. The ratio of non-performing assets to total assets was 10.5% at March 31, 2011 compared to 10.4% at December 31, 2010.

•
Non-performing loans totaled approximately $22.8 million at March 31, 2011 compared to $23.9 million at December 31, 2010, representing a decrease of approximately $1.1 million or 4.7%.  Non-performing loans represented 12.7% of total gross loans at March 31, 2011 compared to the same percentage of 12.7% at December 31, 2010. At March 31, 2011 non-performing loans as a percent of allowance for loan losses was 217.9% compared to 217.7% at December 31, 2010.

•
The allowance for loan losses was approximately $10.5 million at March 31, 2011 compared to $11.0 million at December 31, 2010. This represents a decrease of approximately $.5 million. The allowance for loan losses as a percentage of gross loans was 5.82% and 5.84% at March 31, 2011 and December 31, 2010, respectively.

24

•
Net charge-offs for the three months ended March 31, 2011 totaled $902 thousand compared to $908 thousand in the same period of 2010. Net charge-offs to average loans was .49% and .45% for the three months ended March 31, 2011 and 2010, respectively.

•	Other real estate owned totaled approximately $3.0 million at March 31, 2011 compared to $2.1 million at December 31, 2010.

For additional information regarding asset quality, Other real estate owned, the allowance for loan losses and provisions for loan losses, please see “Other Real Estate Owned”, “Non-Performing Assets,” and “Allowance for Loan Losses” of Management’s Discussion and Analysis filed on this Form 10-Q.

The following provides a summary of operating results for the three months ended March 31, 2011:

•
Interest income for the three months ended March 31, 2011 was approximately $2.7 million, which represents a decline of approximately $646 thousand or 19.4% from the same period in 2010. On a year over year basis, average loans decreased by $18.0 million while interest earning deposits with other institutions increased by a similar amount. The change from the higher yielding loan portfolio to overnight liquidity has had a negative 92 basis point impact to the yield on earning assets.

•
Interest expense for the three months ended March 31, 2011 was approximately $359 thousand, which represents a decline of approximately $305 thousand or 45.9% from the same period in 2010. On a year over year basis, average interest bearing liabilities decreased by $8.1 million with average time deposits decreasing by $11.7 million. The Company made concerted efforts in the final quarter of 2010 to lower the cost of interest bearing deposits with the full effect of those changes having a positive impact to the first three months of 2011.

•
As a result of the items mentioned above, net interest income for the three months ended March 31, 2011 was approximately $2.3 million compared to $2.7 million for the same period in 2010. This represents a decrease of approximately $341 thousand or 12.8%.  For the three months ended March  31, 2011 the Company’s net interest margin was 4.03% compared to the 4.41% reported for the same period in 2010, representing a decline of 38 basis points.

•
For the three months ended March 31, 2011, non-interest income totaled approximately $158 thousand, compared to $213 thousand for the same period in 2010. The variance of $55 thousand includes a loss on sale of OREO in the amount of $39 thousand and reduced NSF fees.

•
Non-interest expense for the three months ended March 31, 2011 and the same period in 2010, was approximately $2.4 million. Salaries and employee benefits decreased by $131 thousand while professional services and regulatory fees increased by $111 thousand each on a year over year basis. Professional services were higher due to asset quality issues and regulatory fees were higher as the result of the Bank’s financial condition.

The following provides a summary of changes in the balance sheet for the three months ended March 31, 2011:

•	Total assets at March 31, 2011 were $246.3 million, approximately $3.5 million or 1.4% less than that reported at December 31, 2010.

•
Fed Funds sold and interest bearing due from balances totaled $20.3 million at March 31, 2011, approximately $4.8 million or 31.0% higher than that reported at December 31, 2010.  A decrease in total loans along with the Bank’s plan to increase liquidity in response to our Written Agreement with the FRBSF accounts for the high balances in this category.

•
Available for sale investment securities totaled approximately $31.1 million at March 31, 2011, approximately $1.5 million or 4.5% less than that reported at December 31, 2010.  As mentioned, the Bank’s current plan is to retain excess liquidity in the overnight interest bearing due from balances until such time that there is trending evidence of no reputation risk as the result of regulatory action. The Bank has not experienced any such reputation risk to date.

25

•
Gross loans totaled approximately $179.8 million at March 31, 2011, representing a decrease of approximately $8.6 million or 4.8% from that reported at December 31, 2010.  In addition to loan demand being soft throughout the year, the Bank was also restricted by regulatory CRE levels as the result of the significant losses experienced during the year.

•
Total deposits were approximately $230.7 million at March 31, 2011, representing $3.2 million or 1.3% less than that reported at December 31, 2010.  Time certificates of deposits decreased by $6.8 million or 8.2% due to the reshaping of the balance sheet in the absence of loan demand. Core deposits (defined as total deposits less time certificates of deposit of $100,000 or more) represented 79.7% and 78.1% at March 31, 2011 and December 31, 2010, respectively.

•
Shareholders’ equity totaled approximately $7.1 million at March 31, 2011, representing a decrease of approximately $396 thousand or 5.3% from that reported at December 31, 2010.  The primary factor for the decrease is the net loss of $409 thousand reported for the three months ended March 31, 2011.

Regulatory and Enforcement Proceedings

On December 23, 2010, the Company, the Bank and the Federal Reserve Bank of San Francisco (“FRBSF”) entered into a Written Agreement (the “Written Agreement”), effective December 23, 2010, addressing, among other items, management, operations, lending, asset quality and increased capital for the Company and the Bank, as appropriate.

The Written Agreement was the result of a recent examination of the Bank and the Company by the FRBSF that resulted in certain criticisms of the Bank, particularly related to the overall quality of the Bank’s loan portfolio.

The following lists action items within the Written Agreement and updates to those items:

•	The Company serve as a source of strength for the Bank;
o	Plan Submitted to FRBSF by Bank January 28, 2011
•	The board of directors of the Bank submit a plan to strengthen board oversight of the management and operations of the Bank;
o	Submitted to FRBSF by Bank February 18, 2011
•	The Bank submit to the FRBSF a plan to strengthen credit risk management practices;
o	Submitted to FRBSF by Bank February 18, 2011 with revisions to plan submitted April 29, 2011
•	The Bank submit to the FRBSF revised written lending and credit administration policies and procedures;
o	Submitted to FRBSF by Bank March 23, 2011
•
The Bank submit to the FRBSF a written program for the effective, ongoing third party review of the Bank’s loan portfolio, and that the board of directors take appropriate steps to ensure that the findings of such reviews are addressed by management;

o	Submitted to FRBSF by Bank March 23, 2011
▪
In addition, the Bank engaged an independent third party to conduct asset quality reviews on a bi-annual basis. The first engagement in October 2010 included the review of over 73% of the entire loan portfolio with the second visitation in March 2011 that extended the coverage of loans to approximately 92% review overall.

•	The Bank maintain a fully funded Allowance for Loans and Lease Losses (“ALLL”)
o	Submitted to FRBSF by Bank in Quarterly Progress Reporting on January 28, 2011 and April 29, 2011
▪
Since September 2010, the Bank in consultation with its regulators and third party vendors has been making revisions to the ALLL methodology. Based on  the Bank’s historical loss migration analysis, the qualitative adjustments made to reflect weakness perceived in the economy, FAS 114 impairments and other available and known information, the Bank believes that the present levels of reserves approximates the appropriate level of loan loss reserves.  While there have been changes to the methodology, overall the levels of reserves as a percent of gross loans was 4.95%, 5.84% and 5.82% at September 30, 2010, December 31, 2010 and March 312, 2011, respectively.

26

•
The Company and the Bank submit to the FRBSF an acceptable joint written plan to maintain sufficient capital at the Bank, and notify the FRBSF following any calendar quarter in which the Bank’s capital ratios fall below minimums set forth in such plan, including in such notice steps the Bank or Company intend to take to increase capital ratios;

o	Submitted to FRBSF by Bank January 28, 2011 with revisions to Plan submitted April 29, 2011.
•	The Bank submit to the FRBSF an acceptable written contingency funding plan;
o	Submitted to FRBSF by Bank January 28, 2011 with revisions to Plan submitted April 29, 2011.
•	The Bank submit to the FRBSF a written business plan for 2011 to improve the Bank’s earnings and overall condition;
o	Submitted to FRBSF by Bank March 23, 2011
•	The Bank seek regulatory approval for all dividend and other payments to stockholders
o	The Bank had no event requiring approval.
•
The Company and its nonbank subsidiary not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the FRBSF and the Director;

o	The Bank had no event requiring approval.
•	The Bank immediately take all necessary steps to correct all violations of laws and regulations cited in the Report of Examination;
o	Completed December 2010
•	The Company and the Bank submit any new officer or director, or change in any existing officer’s or director’s duties, to the FRBSF for prior approval or non-objection;
o	The Bank had no event requiring approval.
•	The Company and the Bank seek prior approval or non-objection from the FRBSF before making any indemnification or severance payment to an officer or director;
o	The Bank had no event requiring approval.
•	The Company and the Bank submit to the FRBSF joint quarterly written progress reports on efforts to comply with the Written Agreement;
o	Submitted to FRBSF by Bank January 28, 2011 and April 29, 2011

The Written Agreement will remain effective and enforceable until stayed, modified, terminated or suspended in writing by the FRBSF. The foregoing description of the Written Agreement is a summary and does not purport to be a complete description of all of its terms, and is qualified in its entirety by reference to a copy of the Written Agreement, attached in an 8-K filing with the Securities and Exchange Commission (the “SEC”) filed on December 29, 2010.

The Company and Bank will continue their efforts to comply with all provisions of the Written Agreement, and believe they are taking the appropriate steps necessary to comply in a timely fashion.

As disclosed in the Company’s 10-K filed with the SEC on March 3, 2011, the Department of Financial Institutions (DFI) completed an examination of the Bank in the fourth quarter of 2010 and based upon the results of the examination, the Bank was expecting a formal enforcement action. On May 3, 2011, the Bank agreed to a Consent Order (the “Order”) with the DFI effective May 3, 2011.  Among other things, the Order requires that the board of directors of the Bank develop, adopt and submit a plan to correct the Bank’s condition which could include objectives of either increasing the tangible shareholder’s equity or finding a strategic partner acceptable to the Commissioner of the DFI (the “Commissioner”).  The Order further requires that within 90 days the Bank increase its shareholders’ equity by $12 million and thereafter, maintain its shareholder’s equity in an amount not less than 9% of the Bank’s total assets.

Many of the requirements of the Order reflect recommendations or requirements that the Bank has been working on for some time.  The Company engaged an investment banking firm, D.A. Davidson,in November 2010 to explore potential capital initiatives. The Company also filed an S-1 Registration Statement for a contemplated Rights Offering on March 31, 2011. The Bank will continue its efforts to comply with all provisions of the Order.  While the Bank is moving diligently to comply with the Order, there can be no assurance that full compliance will be achieved.  As a result, the Bank could become subject to further regulatory restrictions or penalties.

27

Our capital has been significantly reduced as a result of the losses in 2009, 2010 and 2011. We must now recapitalize the Company and the Bank. If we do not achieve the goal imposed by the Order, it will have a material adverse effect on the Company and the Bank and our ability to continue as a going concern. Failing to adequately recapitalize the Company or satisfy our regulatory capital requirements could lead to, among other things, additional regulatory enforcement actions including the imposition of civil monetary penalties against the Company, the Bank or both, the termination of insurance of the Bank’s deposits by the FDIC or the closing of the Bank with the imposition of a conservator or receiver.

The Company previously held in escrow approximately $1.2 million through efforts in a recent private placement (the “Private Placement”).  While this amount of capital would be a material addition to the Company’s capital levels, this amount of capital will not adequately recapitalize the Bank, bring the Bank into compliance with the capital ratio requirement set by the DFI, nor will it be sufficient for purposes of satisfying the Written Agreement.  Because of this shortfall in the Private Placement and in anticipation of the investors ability to participate in the contemplated rights offering, effective May 3, 2011, the Company elected to return the funds to the investors

Economic Conditions

The economy in the Company’s service area is based primarily on agriculture, tourism, light industry, and retail trade. Services supporting these industries have also developed in the areas of medical, financial and educational services.  The population of San Luis Obispo County and the City of Santa Maria (in Northern Santa Barbara County) totaled approximately 267,000 and 85,000, respectively, according to the most recent economic data provided by the U.S. Census Bureau.  The moderate climate allows a year round growing season in the local economy’s agricultural sector.  Vineyards and ranches also contribute largely to the local economy.  The Central Coast’s leading agricultural industry is the production of wine grapes and wine. Vineyards in production have grown significantly over the last decade.  Access to numerous recreational activities and destinations including lakes, mountains and beaches provide for a relatively stable tourist industry from many areas including the Los Angeles/Orange County basin, the San Francisco Bay area and the San Joaquin Valley. The economy in the Company’s primary markets of San Luis Obispo and Santa Barbara counties has not been immune to the current downturn in national and state economic conditions.  Weakened economic conditions have resulted in, among other things, increased unemployment, increased vacancy rates, and lower occupancy rates in the hospitality industry within the Company’s primary markets.

The Company believes that the local economies, in which it operates, Atascadero, Paso Robles, Arroyo Grande, and Santa Maria continue to decline slightly as the unemployment numbers remain static, businesses cash flows continue to decline and the real estate market shows little signs of improvement.

Recent indications show the unemployment rate in San Luis Obispo County decreased 1 basis point or 1% from 10.00% as of December 31, 2010 to 9.9% as of March 31, 2011.  Both San Luis Obispo and Santa Barbara Counties have unemployment rates well below the State average unemployment rate of 12.0%.

Despite record low interest rates and a temporary slowdown in bank foreclosures it appears the housing market struggled in the fourth quarter of 2010 and will continue to struggle in 2011. Specifically, the fourth quarter of 2010 saw a strong decline in first-time home buyers due to the elimination of the first-time homebuyer tax credit and an increase in repeat buyers who are purchasing second homes and investment properties.  Another notable trend is the duration of time that homes are staying on the market.  Eighty-nine percent of the agents in San Luis Obispo County reported that properties are sitting on the market for 60 or more days.  More that 20% of the agents indicate that homes in the county are staying on the market in excess 120 days.

Michael Bearden, President and CEO of Househunt, Inc. stated that his research indicates that 2011 will be another tough year.  Mr. Bearden stated that “Overall, more foreclosures, declining home prices, and more difficult lending standards are causing home buyers to remain cautious about buying homes today

Management acknowledges that as economic conditions continue to wane on state and national levels and if the level of unemployment continues to rise, conditions within our primary market may continue to be negatively impacted.  Additional job losses and any prolonged decline in economic activity may further impact certain borrowers to whom the Bank has extended credit and whose loans have continued to perform.

28

Selected Financial Data

The table below provides selected financial data that highlights the Company’s performance results for the three months ended March 31, 2011, December 31, 2010 and March 31, 2010:

	(dollars in thousands, except share data and ratios)
	Unaudited
				Variance		Variance
	For the three months ended,			March 2011 to Dec 2010		March 2011 to March 2010
	31-Mar-11	31-Dec-10	31-Mar-10	$	%
Summary of Operations:
Interest Income	$2,692	$2,986	$3,338	$(294)	-9.8%	$(646)	-19.4%
Interest Expense	359	441	664	(82)	-18.6%	(305)	-45.9%

Net Interest Income	2,333	2,545	2,674	(212)	-8.3%	(341)	-12.8%
Provision for Loan Loss	370	1,750	8,748	(1,380)	-78.9%	(8,378)	-95.8%
				-
Net Interest Income After Provision for Loan Losses	1,963	795	(6,074)	1,168	146.9%	8,037	-132.3%
Noninterest Income	158	697	213	(539)	-77.3%	(55)	-25.8%
Noninterest Expense	2,470	2,686	2,420	(216)	-8.0%	50	2.1%

Income Before Income Taxes	(349)	(1,194)	(8,281)	845	-70.8%	7,932	-95.8%
Income Tax Expense	-	-	807	-	0.0%	(807)	-100.0%

Net Income (loss)	$(349)	$(1,194)	$(9,088)	$845	-70.8%	$8,739	-96.2%

Dividends and Accretion on Preferred Stock	$60	$60	$60	$-	0.0%	$-	0.0%

Net earnings (losses) Applicable to Common Shareholders	$(409)	$(1,254)	$(9,148)	$845	-67.4%	$8,739	-95.5%

Cash Dividends Paid	$-	$-	$-	$-	0.0%	$-	0.0%

Per Common Share Data:
Net Income - Basic	$(0.20)	$(0.63)	$(4.57)	$0.43	-68.3%	$4.37	-95.6%
Net Income - Diluted	$(0.20)	$(0.63)	$(4.57)	$0.43	-68.3%	$4.37	-95.6%
Dividends	$-	$-	$-	$-	0.0%	$-	0.0%
Tangible Book Value	$1.57	$1.77	$4.92	$(0.20)	-11.2%	$(3.35)	-68.0%

Common Outstanding Shares:	2,003,131	2,003,131	2,003,131	$-	0.0%	$-	0.0%

Statement of Financial Condition Summary:
Total Assets	$246,274	$249,801	$267,243	$(3,527)	-1.4%	$(20,969)	-7.8%
Total Deposits	230,711	233,867	245,290	(3,156)	-1.3%	$(14,579)	-5.9%
Total Net Loans	168,744	176,750	191,551	(8,006)	-4.5%	$(22,807)	-11.9%
Allowance for Loan Losses	10,467	10,999	11,226	(532)	-4.8%	$(759)	-6.8%
Total Shareholders' Equity	7,149	7,545	13,853	(396)	-5.2%	$(6,704)	-48.4%

Asset Quality:
Loan on Non-Accrual	$22,810	$23,945	$20,245	$(1,135)	-4.7%	$2,565	12.7%
Loans Past Due >90 days and still accruing	$-	$-	$-	$-	0.0%	$-	0.0%
OREO	$3,042	$2,123	$1,122	$919	43.3%	$1,920	171.1%
Loans Past Due 30-89 days	$168	$606	$519	$(438)	-72.3%	$(351)	-67.6%

Selected Ratios:
Return on Average Assets	-5.47%	-14.00%	-18.05%
Return on Average Equity	-0.16%	-0.47%	-325.96%
Net Interest Margin	4.03%	4.04%	4.41%
Average Loans as a Percentage of Average Deposits	78.76%	78.77%	84.58%
Allowance for Loan Losses to Total Loans	5.82%	5.84%	5.52%
Bank
Tier I Capital to Average Assets	4.94%	4.75%	6.52%
Tier I Capital to Risk-Weighted Assets	7.00%	6.85%	8.36%
Total Capital to Risk-Weighted Assets	8.31%	8.16%	9.71%

29

RESULTS OF OPERATIONS

Net Income

Our net loss of $409 thousand for the three months ended March 31, 2011 reflects a significant improvement over the $9.1 million loss reported for the three months ended March 31, 2010. On a year over year basis, the net loss decreased by approximately $8.7 million primarily due to the $8.4 million decrease in the provision the Bank made to the allowance for loan losses, the absence in 2011 of a valuation allowance for deferred tax assets and a reduction in interest expense. During the first three months of 2010, the Bank processed a significant provision for loan losses resulting from, among other things, the recognition of increases in non-performing loans due in part to continued weaknesses in local, state and economic conditions.

Net Interest Income

Net interest income is the Company’s largest source of operating income and is derived from interest and fees received on interest earning assets, less interest expense incurred on interest bearing liabilities.  The net interest margin (NIM) is the amount of net interest income expressed as a percentage of average earning assets.  The most significant impact on the Company’s net interest income between periods is derived from the interaction of changes in the volume of and rates earned or paid on interest earning assets and interest bearing liabilities. Factors considered in the analysis of net interest income are the composition and volume of earning assets and interest-bearing liabilities, the amount of non-interest-bearing liabilities, non-accruing loans, and changes in market interest rates.

Net interest income for the three months ended March 31, 2011 totaled $2.7 million compared to $3.3 million for the same period in 2010. This represents a year over year decrease of 19.4%. Total interest income at March 31, 2011 decreased $646 thousand and interest expense decreased $305 thousand compared to the same period in 2010.  The decrease in interest income was primarily due to a 63 basis point decrease in the yield on average loans and to the decrease of 48 basis points in the yield on investment securities. On a year over year basis, the volume of average loans decreased by nearly $18 million while the amount of loans on non-accrual remained about the same at $22.8 million and $20.2 million at March 31, 2011 and 2010, respectively. The foregone interest on this level of loans for the first three months of 2011 and 2010 totaled approximately $300 thousand for each period. The impact of the large amount of non-accrual loans in 2011 and 2010 to the net interest margin represents a negative impact of 52 basis points and 49 basis points, respectively.

On a year over year basis, the net interest margin decreased 38 basis points from 4.41% at March 31, 2010 to 4.03% at March 31, 2011.  The primary reason for this decrease was the decline in the yield on average earning assets noted in the paragraph above that was offset to some degree by the decrease in total interest bearing liabilities. Further, lower interest rates on new investments that were purchased to replace previous investments that were either sold, matured or called, decreased the average investment yield 48 basis points from 3.23% at March 31, 2010 to 2.75% for the same period in 2011.

Total interest income and fees produced a 4.65% yield on average earning assets for the three months ended March 31, 2011 compared to 5.50% for the same period in 2010.  The average loan to average deposit ratio for the three months ended March 31, 2011 and 2010 was 78.8% and 84.6%, respectively. The lower ratio for 2011 has a negative impact on the yield for earning assets in that excess funds are deployed in lower yielding assets typically represented by higher average balances in overnight investments. As mentioned in the “Executive Overview” of this document, the Bank has consciously maintained significant balances in overnight investments to provide for immediate liquidity in the face of any reputation risk as the result of regulatory actions.

At March 31, 2011, total interest expense decreased $305 thousand or 45.9% from $664 thousand at the same period for 2010. The decrease in total interest expense on a year over year basis was driven by Management’s initiatives in the latter part of 2010 to reduce deposit rates to market levels. The soft loan demand and decreasing loan portfolio allowed management to aggressively re-price with the anticipation of some decrease in higher cost deposits. On a year over year basis, average deposits decreased $7.1 million or 4%, however, time deposits decreased $11.7 million. This would be reflective of management’s re-pricing actions that began in September 2010 and have continued through March 2011. Year over year, the rate paid on interest-bearing liabilities decreased 65 basis points.

30

The following table presents for the periods indicated, condensed average balance sheet information for the Company, together with interest income and yields earned on average interest earnings assets, as well as interest expense and rates paid on average interest bearing liabilities:

	For the three months ending March 31,
	2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(dollars in thousands)
Assets:
Loans	$184,414	$2,468	5.43%	$202,387	$3,023	6.06%
Investment securities	31,654	215	2.75%	39,437	314	3.23%
Federal funds sold	-	-	0.00%	4,223	1	0.10%
Interest-earning deposits with
other institutions	18,969	9	0.19%	-	-	-
Total average interest-earning assets	235,037	2,692	4.65%	246,047	3,338	5.50%
Other assets	25,988			28,035
Less allowance for loan losses	(10,993)			(3,481)
Total average assets	$250,032			$270,601

Liabilities and Shareholders' Equity:
Interest Bearing liabilities:
Deposits
Interest-bearing demand - NOW	$13,610	$3	0.09%	$14,097	$11	0.32%
Money Market	44,308	64	0.59%	40,340	163	1.64%
Savings	28,399	11	0.16%	27,277	17	0.25%
Time certificates of deposit	80,084	257	1.30%	91,768	439	1.94%
Total average interest-bearing deposits	166,401	335	0.82%	173,482	630	1.47%

Short-term borrowings	-	-	0.00%	67	-	0.00%
Long-term borrowings	5,155	24	1.89%	6,140	34	2.25%
Total interest-bearing liabilities	171,556	359	0.85%	179,689	664	1.50%

Demand deposits	67,758			65,797
Other liabilities	3,237			2,094
Shareholders' equity	7,481			23,021
Total average liabilities and
shareholders' equity	$250,032			$270,601
Net interest income		$2,333			$2,674
Net interest margin			4.03%			4.41%

31

The table below indicates an increase in the fed fund/Excess Balance Account at the FRB portfolio from 1.7% of average earning assets at March 31, 2010 to 8.1% at of March 31, 2011. Excess liquidity is being held purposefully in the over night investment vehicle to allow for immediate access to funds in the event of a liquidity crisis that could exist as the result of regulatory actions and/or the overall financial condition of the Company. The table also indicates a decrease in the loan portfolio from 82.3% of average earning assets at March 31, 2010 to 78.5% at March 31, 2011.

Further, the table notes a decrease in the investment portfolio from 16.0% to 13.4% when comparing March 31, 2010 to March 31, 2011.

(dollars in thousands)		Percent of		Percent of
	March	Earning	March	Earning
	2011	Assets	2010	Assets
Federal Funds Sold/EBA	18,969	8.07%	4,223	1.72%
Loans	$184,414	78.46%	$202,387	82.26%
Investments	31,654	13.47%	39,437	16.02%
Total Average Earning Assets	$235,037	100.00%	$246,047	100.00%

As a percent of total deposits at March 31, 2011, the table below shows that noninterest bearing demand, Money Market and Savings accounts increased over that reported for the same period in 2010. There was a slight decrease for NOW accounts however, Time Deposits percentage of total deposits at March 31, 2011 decreased significantly from that shown for 2010.

	(dollars in thousands)
		Percent of		Percent of
	March	Total	March	Total
	2011	Deposits	2010	Deposits
Average noninterest bearing deposits	67,758	28.94%	65,797	27.50%
Average interest bearing demand-NOW	13,610	5.81%	14,097	5.89%
Average Money Marekt	44,308	18.92%	40,340	16.86%
Average Savings	28,399	12.13%	27,277	11.40%
Average Time Deposits	80,084	34.20%	91,768	38.35%
Total Deposits	$234,159	100.00%	$239,279	100.00%

Noninterest Income

Noninterest income for the three months ended March 31, 2011 was $158 thousand compared to $213 thousand for the same period in 2010.  That represents a decrease of $55 thousand or 25.8%, which is primarily due to the loss on sale of OREO in the approximate amount of $39 thousand in the first quarter of 2011. In addition, anecdotal information suggests that customers have become more watchful of cash flow and expenses such as NSF fees as the Bank has experienced a reduction in these fees on a year over year basis.

Noninterest Expenses

Salary and employee benefits for the three months ended March 31, 2011 and March 31, 2010 totaled approximately $1.2 and $1.4 million, respectively. As part of cost saving initiatives, late in the third quarter of 2010, the Bank implemented a freeze on merit increases for all staff. In addition, staff levels have been reduced through attrition with careful analysis conducted as positions become vacant. Further, during the first quarter of 2011, the Bank gained savings of approximately $5 thousand per month by negotiating a new group health package and restructuring the employee contribution to the cost.

Occupancy and equipment expense remain relatively static as there have been no significant changes to the facilities or purchases of equipment.

Professional services for the three months ended March 31, 2011 totaled $248 thousand, which reflects an increase of $111 thousand or 81% compared to $137 thousand over the same period in 2010. The increase in legal fees and other professional services in 2011 is directly attributable to capital raising initiatives including but not limited to the filing of an S-1 registration statement with the SEC during the first quarter of 2011.

32

The table below sets forth the line items for this category:

Professional Services
(dollars in thousands)

	For the three months ended,		Variance
	31-Mar-11	31-Mar-10	$	%
Legal	$108	$35	$73	209%
Audits	45	45	-	0%
Svc Chgs	19	24	(5)	-21%
Other	76	33	43	130%
	$248	$137	$111	81%

Data processing expense remained static on a year over year basis as no new initiatives relative to data processing were implemented throughout 2010 and into the first quarter of 2011.

Marketing related expense for the three months ended March 31, 2011 totaled $67 thousand which reflects a decrease of $14 thousand or 17% compared to $81 thousand in the same period in 2010.  The decrease is primarily due to initiatives to reduce advertising costs and promotional expense.

Regulatory assessment fees for the period ending March 31, 2010 totaled $222 thousand, which reflects an increase of $111 thousand or 100% compared to $111 thousand in the same period in 2010. The Bank’s FDIC premiums were increased during the last two quarters of 2010 as a result of the Written Agreement.

Director expense for the three months ended March 31, 2011 totaled $30 thousand, which reflects a decrease of $59 thousand over the same period in 2010. A credit adjustment of approximately $55 thousand was processed during the first quarter of 2011 as the result of an over accrual in one of the Bank’s compensation plans related to the Director’s split dollar agreement. Effective May 1, 2011, the Directors have elected to suspend all director fees and compensation plan accruals.

Other expense for the three months ended March 31, 2011 totaled $128 thousand which reflects an increase of $31 thousand over the same period in 2010. Cost related to asset quality issues and OREO expense account for approximately $48 thousand and $28 thousand of the increase, respectively.

Income Taxes

As a result of the increase in the Bank’s reported losses, in 2010 we increased the valuation allowance on deferred tax assets because the benefit of such assets is dependent on future taxable income.  The effect of the increase to the valuation allowance was retroactively restated to the quarter ended March 31, 2010. As the Company implements plans to return to profitability, future operating earnings, if any, would benefit from significant net operating loss carryforwards. The Company currently has a deferred tax asset of $273. The Company has a strong history of generating core book earnings such that, based on the available evidence, it is more likely than not that the Company will be able to utilize its deferred tax asset at March 31, 2011.

FINANCIAL CONDITION

Compared to December 31, 2010, total assets decreased $3.5 million or 1.4% to $246.3 million at March 31, 2011. The following discussion provides further analysis of the Company’s financial condition at March 31, 2011 compared to prior periods.

Loan Portfolio and the Allowance for Loan Losses

Concentration of Credit Risk

As of March 31, 2011, real estate served as the principal source of collateral with respect to approximately 81.2% of our loan portfolio, of which, 49.0% is considered commercial real estate (CRE).  Within the makeup of our CRE, approximately 59.6% of our commercial term loans are granted for owner use, which is repaid from the cash flow of the owner’s business.  The Bank believes that owner occupied properties do not carry the same risk as commercial strip centers and other income properties with higher vacancy factors that rely on third parties for repayment.

33

In the past, the Bank targeted experienced local builders that were active in residential construction for owner’s use, spec construction and small-scale residential construction projects. A continued decline in current economic conditions has had an effect on the demand for new loans, the ability of borrowers to repay outstanding loans, the value of real estate and other collateral securing loans and the value of real estate owned by us, as well as our financial condition and results of operations in general.

Additionally, federal banking regulators recently issued final guidance regarding commercial real estate lending.  This guidance suggests that institutions that are potentially exposed to significant commercial real estate concentration risk will be subject to increased regulatory scrutiny.  Institutions that have experienced rapid growth in commercial real estate lending, have notable exposure to a specific type of commercial real estate lending or are approaching or exceed certain supervisory criteria that measure an institution’s commercial real estate portfolio against its capital levels, may be subject to increased regulatory scrutiny.  We are subject to increased regulatory scrutiny because of our commercial real estate portfolio and, as a result, the Bank must develop or revise, adopt, and implement a plan to systematically reduce the amount of loans within this category as outlined in the Written Agreement issued to the Bank on December 23, 2010.

The following chart sets forth the balances and volume of loans in the various categories for Construction-Land-Development at March 31, 2011:

Construction/Land/Development
(dollars in thousands)

	Amount	%	# Loans
Spec SFR	$850	2.42%	5
Spec Comml	2,818	8.03%	1
OffSite Devel	3,523	10.03%	4
SFR	1,884	5.37%	3
Comml Owner	4,298	12.24%	1
Tax Exempt-Comml	3,489	9.94%	1
Land Comml	7,132	20.31%	12
Land SFR	4,243	12.08%	16
Land SFR Devel	3,093	8.81%	6
Land Mixed	3,782	10.77%	1

	$35,112	100.00%	50

Underwriting

Our commercial and industrial loans are generally made to established small to mid-size businesses to provide financing for their working capital needs or acquisition of fixed-assets. Management examines current and projected cash flows to determine the ability of the borrower to repay their obligations as agreed. Commercial loans are primarily made based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers. We target stable local businesses many of which have guarantors who can provide an additional source of repayment for our credit extensions.

Commercial real estate loans are subject to underwriting standards and processes similar to commercial loans, in addition to those of real estate loans. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Repayment of commercial real estate loans is largely dependent on the successful operation of the property securing the loan, or the business conducted on the property securing the loan. Underwriting for these loans must meet a minimum debt coverage ratio of 1.20:1.00, and we also require a conservative loan-to-value of 65% or less. Furthermore, substantially all of our loans are guaranteed by the owners of the properties. Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy. In the event of a vacancy, strong guarantors have historically carried the loans until a replacement tenant can be found. The owner’s substantial equity investment provides a strong economic incentive to continue to support the commercial real estate projects.

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Construction loans are generally made to developers and builders to finance land acquisition as well as the subsequent construction. These loans are underwritten after evaluation of the borrower's financial strength, reputation, prior track record and obtaining independent appraisal reviews. The construction industry can be severely impacted by several major factors, including: 1) the inherent volatility of real estate markets; 2) vulnerability to weather delays, labor, or material shortages and price hikes; and, 3) generally thin margins and tight cash flow. Estimates of construction costs and value associated with the complete project may be inaccurate. Construction loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project. Beginning in early 2010, due to the decline in capital levels and the subsequent non-compliance with commercial real estate regulatory guidelines, the Bank no longer originated this type of loan.

Consumer loans primarily consist of personal loans, credit cards, overdraft protection loans and loans for the purchase of automobiles. We originate consumer loans utilizing credit score information, debt-to-income ratio and loan-to-value ratio analysis where appropriate. This activity, coupled with relatively small loan amounts that are spread across many individual borrowers, minimizes risk.

Total loans, net of the allowance for loan losses, decreased approximately $8.0 million to $168.7 million at March 31, 2011, compared to $176.7 million at December 31, 2010. The decrease is primarily attributable to the absence of any meaningful loan demand coupled with approximately $ 1.3 million in certain classified loans migrating to Other Real Estate Owned (OREO).

The following table sets forth balances in the loan portfolio for the periods noted:

	(dollars in thousands)		Variance
	31-Mar-11	31-Dec-10	$	%
Real estate - construction	$35,112	$38,143	$(3,031)	-7.9%
Real estate - other	110,848	114,332	(3,484)	-3.0%
Commercial	32,394	34,232	(1,838)	-5.4%
Consumer	1,453	1,663	(210)	-12.6%
Gross Loans	179,807	188,370	$(8,563)	-4.5%

Deferred loan fees	(596)	(621)	25	-4.0%
Allowance for loan losses	(10,467)	(10,999)	532	-4.8%
Net Loans	$168,744	$176,750	(8,006)	-4.5%

Due to our capital constraints the Bank is limited in its options to originate new loans, specifically those loan types included in the CRE ratio calculation. This has not had a material impact on our results of operations or financial condition due to the continuing poor economic conditions in our market place and soft loan demand in general.

The Bank made a $370 thousand provision to its allowance for loan losses during the first three months ended March 31, 2011.  The Bank evaluates the allowance for possible loan losses based upon an individual analysis of specific categories of loans, specific categories of classified loans and individual classified assets.  As of March 31, 2011, the ALLL was 5.82% of total loans, compared to 5.84% at December 31, 2010.

The Bank experienced net charge-offs of $902 thousand, $467 thousand, $2.7 million, $3.5 million and $908 thousand for the three months ended March 31, 2011, December 31, 2011, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

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Allowance for Loan Losses

The Bank made a $370 thousand addition to its ALLL during the three month period ending March 31, 2011 compared to $8.7 million for the same period in 2010. The significant provision in March 2010 was the result of identification of material asset quality deterioration in the overall portfolio during a regulatory examination. At March 31, 2011 and 2010, the ALLL as a percent of total gross loans was 5.82% and 5.52%, respectively.

An allowance for loan losses is established to provide for those loans that may not be repaid in their entirety for a variety of reasons.  The allowance is maintained at a level considered by Management to be adequate to provide for probable incurred losses.  The allowance is increased by provisions charged to earnings and is reduced by charge-offs, net of recoveries.  The provision for loan losses is based upon Management’s analysis of the adequacy of the allowance for loan losses as of the date of the balance sheet, which includes, among other things, an analysis of past loan loss experience and Management’s evaluation of the loan portfolio under current economic conditions.

The allowance for loan losses represents the Company’s best estimate of the allowance necessary to provide for probable incurred losses in the portfolio as of the balance sheet date.  In making this determination, the Company analyzes the ultimate collectability of loans in the portfolio by incorporating feedback provided by internal loan staff, Management’s findings from internal loan reviews, findings from an independent semi-annual loan review function, and information provided by examinations performed by regulatory agencies.  Further, the provision for probable incurred loan losses is based on management’s assessment of several qualitative factors: changes in the nature and volume of the loan portfolio, current economic conditions and the related impact on specific borrowers and industry groups; the level of classified and nonperforming loans and the results of regulatory examinations.  Consideration is also given to the possible effects of changes in lending policies and procedures; the experience and depth of lending management and staff; concentrations, and changes in underlying collateral values. At March 31, 2011, the qualitative factors accounted for approximately $2.4 million or 23% of the total ALLL. For the period ending March 31, 2010, previous management funded the ALLL based in great part on regulatory examination results and recommendations and the qualitative factors were not specifically identified. As noted in the Written Agreement, the ALLL methodology was not acceptable and significant changes have been made since the third quarter of 2010. On a linked quarter basis, at December 31, 2010, the qualitative factors accounted for approximately $2.8 million or 25% of the total ALLL. The change on a linked quarter basis is the result of improved conditions to the Bank’s loan policies and procedures in regard to underwriting, charge off and recovery practices along with the enhanced quality of loan review both internal and external. For loans not considered to be impaired, management uses historical loss experience coupled with the previously mentioned qualitative factors to determined estimated reserves.

Impaired loans are analyzed on a loan by loan basis due to the unique characteristics of each loan.  Loans are considered impaired if, based on current information and events, it is probable that we will be unable to collect the scheduled payments due according to the contractual terms of the loan agreement.  The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the contractual interest rate set in the loan agreement.  Collateral-dependent loans are measured for impairment based on the fair value of the collateral.  A loan is considered collateral dependent if the repayment of the loan is expected to be provided solely by the underlying collateral.  The fair value of the underlying collateral is generally determined by utilizing an appraisal of the collateral discounted for estimated costs to sell.

The Company recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions; the type of loan being made; the creditworthiness of the borrower over the term of the loan and in the case of a collateralized loan, the quality of the collateral for such loan.

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The following table shows the changes in the allowance for loan losses during the periods indicated:

	Three Months Ended
	March 31,
	2011	2010
	(dollars in thousands)
Allowance,beginning of period	$10,999	$3,386
Provision for loan loss	370	8,748
Recoveries on Loans Charges Off	475	52
Loans Charged Off	1,377	960
Allowance, End of Period	$10,467	$11,226

Ratios:
Net loan charge-offs (recoveries) to average loans	0.49%	0.45%

Allowance for loan losses to end of period loans	5.82%	5.52%

Net loan charge-offs (recoveries) to allowance for loan losses	8.62%	8.09%

Net loan charge-offs (recoveries) to provision charged to operating expense	243.78%	10.38%

Troubled Debt Restructurings

Under Generally Acceptable Accounting Principles (GAAP), a modification of a loan’s terms constitutes a troubled debt restructuring (TDR) if the creditor for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that it would not otherwise consider. The concession could either stem from an agreement between the creditor and the debtor or be imposed by law or a court. However, not all modifications of loan terms automatically result in a TDR. For example, if the modified terms are consistent with market condition and representative of terms the borrower could obtain in the open market, the restructured loan is not categorized as a TDR. However, if a concession (e.g. below market interest rate, forgiving principal or previously accrued interest) is granted based on the borrower’s financial difficulty, the TDR designation is appropriate. In an effort to resolve difficult situations, the Bank has granted certain concessions to certain borrowers who are experiencing financial difficulty.  The Bank classifies these loans as TDRs. Given that these loans are considered impaired, the Bank downgrades such loans to a substandard risk grade and individually evaluates them to determine the extent to which they are impaired under the guidance provided by U.S. GAAP.  U.S. GAAP states that the amount of impairment should generally be measured based on the expected future cash flows on the restructured loan, discounted at the loans original effective interest rate or as a practical expedient the creditor may measure impairment based on an observable market price for the loan or the fair value of the collateral securing the loan if the loan is collateral dependent.

At March 31, 2011, the Bank had twenty-one loans to ten borrowers totaling $14.1 million which were considered Troubled Debt Restructurings (TDR’s) of which two loans to two borrowers in the aggregate amount of approximately $458 thousand within the Commercial and Industrial category continue to accrue interest. Approximately $7 thousand was paid for interest and included in income for these two loans during the first three months of 2011. The remainder of the total loans considered TDR at March 31, 2011 were on nonaccrual status whereby accrued interest of $270 thousand was not recognized in income.

At December 31, 2010, the Bank had twenty-five loans to fourteen borrowers totaling $16.0 million which were considered Troubled Debt Restructurings (TDR’s) of which three loans to three borrowers in the aggregate amount of approximately $1.1 million, $457 thousand within the Commercial and Industrial category and $624 thousand in land, continue to accrue interest. Approximately $65 thousand was paid for interest and included in income for these three loans during the year ended 2010. The remainder of the total loans considered TDR at December 31, 2010 were on nonaccrual status whereby accrued interest of $638 thousand was not recognized in income.

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The loan categories with principal balances, interest paid and applied to income and interest earned but not recognized in income for the loans classified as TDR for the periods noted are as follows:

	For the three months ended March 31, 2011
	Principal Balance	Interest Paid on Accruing Loans	Interest Earned but not recognized in Income
	(dollars in thousands)
Residential Real Estate	$604	$-	$11
Offsite Development	2,195	-	35
Land	4,942	-	137
Residential Construction 1-4 SFR	851	-	7
Construction-Owner Use	4,299	-	62
Commercial and Industrial	1,151	7	18
Consumer, Other	18	-	-

	$14,060	$7	$270

	For the year ended December 31, 2010
	Principal Balance	Interest Paid on Accruing Loans	Interest Earned but not recognized in Income
	(dollars in thousands)
Residential Real Estate	$614	$-	$21
Commercial Property for Owners Use	1,282	-	35
Offsite Development	2,279	-	176
Land	5,632	45	197
Residential Construction 1-4 SFR	557	-	8
Construction-Owner Use	4,343	-	156
Commercial and Industrial	1,269	20	45
Consumer, Other	21	-	-

	$15,997	$65	$638

Concessions granted by the Bank were reductions in interest rate. Thus far, the concessions granted have allowed the borrowers to retain their properties and/or to continue to operate their business.

Typically Real Estate loans considered TDR’s are measured for impairment utilizing current appraisals to determine the fair value of the collateral with any deficiency charged off during the period of measurement. The Bank has complied with this in all cases but one where the borrower had additional means of repayment and the discounted cash flow method was used to determine impairment. At both March 31, 2011 and December 31, 2010, the deficiency as a result of the measurement was $2.6 million and is carried as a valuation allowance within the allowance for loan losses.

Nonperforming Loans

Interest income is accrued daily as earned on all loans.  Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans.  The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on the contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectibility.  When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.  Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible.

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The Bank had 37 loans totaling approximately $22.8 million on nonaccrual at March 31, 2011 compared to 43 loans totaling $23.9 million at December 31, 2010 and 37 loans totaling $20.2 million at March 31, 2010. The large level of nonperforming loans over the past year is a result of the current economic downturn, a reduction in real estate collateral values, recent regulatory examinations and the Bank’s increased efforts to identify problem credits promptly given the continued economic weakness in our markets.

The table below sets forth nonperforming loans and nonperforming assets for the periods noted:

	31-Mar-11	31-Dec-10	30-Mar-10
(dollars in thousands)			Restated
Nonaccrual Loans	$22,810	$23,945	$20,245
Accruing loans over 90 days past due	-	-	-
Total nonperforming loans:	22,810	23,945	20,245

OREO	3,042	2,123	1,122
Total nonperforming assets	25,852	26,068	21,367

Nonperforming loans/gross loans	12.69%	12.71%	9.95%

Nonperforming loans plus OREO/
total gross loans plus OREO	14.14%	13.68%	10.44%

Nonperforming assets/ total asstes	10.50%	10.44%	8.00%

Nonperforming loans/allowance for loan losses	217.92%	217.70%	180.34%

At March 31, 2011, of the loans on non-accrual, approximately $17.9 million or 79% are current and not past due with scheduled payments. Many of the loans that are not past due but have been placed on non-accrual are recognized to have weakness in cash flow and/or decreases in collateral value thereby creating impairment in the credit.

On at least a quarterly basis or more frequently if warranted, loans that are on nonaccrual are reviewed to determine the fair value of the real estate collateral and the Bank charges-off the portions of such loans considered uncollectible based on these analyses. All non-accrual and certain other classified loans that in the aggregate totaled approximately $23.5 million at March 31, 2011, have been analyzed under FAS 114 with appropriate reserves established or, in the case of collateral dependent loans, loans were written down to fair market value. Management is diligently working through each situation and the loans are in various stages of resolution. A detailed action plan is in place for all classified credits.

In addition to the internal efforts expended to identify problem credits, late in the third quarter of 2010 and then again in the first quarter of 2011, the Bank contracted with a highly skilled and regarded independent third party to review a significant portion of the loan portfolio. The primary focus and scope was to determine if the Bank was properly identifying problem credits under enhanced guidelines developed by the Bank earlier this year. With approximately 92% of the total loan balances outstanding reviewed within the scope of the external audits, the results confirmed that management’s identification of risk grades is appropriate.  The early identification of problem credits begins the eventual resolution of these weak credits. The Bank has made a significant amount of progress in this regard as is evidenced by the increased recognition of non-performing credits and the provision to loan loss that goes hand in hand with this process. Management remains vigilant in this process even though we know that not all situations will have a favorable outcome.

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The table below sets forth more information regarding the stratification of non-accrual loans at March 31, 2011:

(in thousands)	31-Mar-11
Type of Loan	# Loans	# Borrowers		Amount	Single Largest
Construction-Spec- SFR	5	1		$851	$188
Construction-Comml-Owner Occupied	1	1		4,299	$4,299
Land	9	7		10,009	$3,782
SFR	5	3		1,350	$516
HELOC	2	2		452	$227
CRE-Owner Occupied	4	3		4,489	$2,416
CRE	1	1		148	$148
Commercial & Industrial	10	7		1,212	$308
Consumer	0	0		-	$-

Total Non-Accrual Loans	37	17	a)	$22,810

a)	Adjusted by 8 borrowers with loans in various categories

It is management’s belief that although the additional controls are in place, there is no assurance with the current economic conditions, loss of jobs and declining market values on real estate that other existing long term lending relationships may decline causing the Company to charge off and write down loans to fair value and place additional loans on nonaccrual status.

OREO

At March 31, 2011, the Bank had four Other Real Estate Owned (“OREO”) properties at a carrying value of approximately $3.0 million. This compares to four properties at a carrying value of $2.1 million at the prior year end. The following table outlines activity in OREO from the previous year end:

OREO
(dollars in thousands)

Description	31-Dec-10	Sold	Write-Down	Added	31-Mar-11	# Properties
Single Family Residential	$973	$-	(54)	-	$919	1
Commerical Property	314	-		1,229	1,543	2
Land	836	(356)	-	100	580	1

	$2,123	$(356)	$(54)	$1,329	$3,042

Updated appraisals have been obtained for all OREO properties and the appropriate charge offs were processed at the time they were transferred to OREO. All of the properties are being actively marketed and have listing agreements in place.

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Deposits

At March 31, 2011, deposits totaled $230.7 million compared to $233.9 million at December 31, 2010. The following table sets forth balances and variances in the various categories for the periods noted:

	(dollars in thousands)
	March 31,	December 31,	Variance
	2011	2010	$	%
Noninterest bearing demand	$68,008	$68,328	$(320)	-0.5%
Interest bearing demand-NOW	13,279	13,089	190	1.5%
Money Marekt	44,610	41,758	2,852	6.8%
Savings	28,995	28,112	883	3.1%
Time Deposits >$100	46,721	51,195	(4,474)	-8.7%
Time Deposits < $100	29,098	31,385	(2,287)	-7.3%
Total Deposits	$230,711	$233,867	$(3,156)	-1.3%

In the absence of loan demand and the need for funding, the Bank implemented initiatives to reduce higher yielding time deposits. This included the non renewal of institutional time deposits along with overall lower rates offered while remaining competitive but not a market leader in regard to rates. This also served as a positive impact to the initiatives to enhance capital ratios. The Bank’s customer base continues to be very loyal and reflective of the relationship building that has been a part of the Bank’s culture for decades.

Other Borrowings

On March 31, 2011 the Company had no borrowings with Federal Home Loan Bank or the Federal Reserve Bank. Refer to Liquidity section below for more details.

Trust Preferred Securities

On April 28, 2006, the Company issued $5.2 million in Trust Preferred securities.  The issue was priced at 1.48% over the quarterly adjustable 3-month LIBOR.  The issue was written for a term of 30-years, with an option to redeem in whole or part at par anytime after the fifth year.  The Company contributed $3.0 million to the Bank.

On August 31, 2010, the Company elected to defer interest payments on the trust preferred securities in accordance with and allowable under the indenture agreement and does not anticipate resuming those interest payments in the near term.  The indenture agreement allows the Company to continue to elect deferment for up to 20 calendar quarters without being in default.  During this deferral period, the indenture agreement prohibits us from paying dividends on our common and preferred stock.  The Company elected this deferral period in order to provide us more flexibility as we strategize to improve the operations and capital position of the Company; however, the election to defer payments on our trust preferred securities could adversely affect our business operations, financial condition, results of operations and prospects. The current rate is 1.758% and the Company has accrued but not paid approximately $71 thousand in interest.

Capital

Total shareholders’ equity at March 31, 2011 totaled $7.1 million compared to $7.5 million at December 31, 2010. The decrease is due primarily the net loss reported of $349 thousand, as well as the effects from the accrued preferred stock dividend.  The preferred stock dividend is accrued directly from capital, not from expenses; therefore, preferred stock dividends reduce capital directly and reduce EPS on common stock.

As part of the United States Treasury’s Capital Purchase Program, the Company entered into a Purchase Agreement on December 19, 2008 with the United States Department of Treasury, where the Company agreed to issue and sell 4,000 shares of the Company’s Series A Preferred Stock and a warrant to purchase 38,869 shares of the Company’s Common Stock for an aggregate purchase price of $4.0 million in cash.  The Preferred Stock qualifies as Tier 1 capital and pays cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. The warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price equal to $15.436 (adjusted for the 2.0% stock dividend declared on March 17, 2010) per share of the Common Stock.

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The primary source of our funds from which the Company services its debt and pays its obligations and dividends is the receipt of dividends from the Bank.   Based on the financial condition of the Company and the Bank, various statutes and regulations may limit the ability of the Company to pay dividends on its preferred stock or other equity securities and may limit the availability of dividends to the Company from the Bank.  Following consultation with the Federal Reserve Bank of San Francisco (the “FRB”), on August 31, 2010 the Company elected to defer regularly scheduled dividends on the Preferred Stock. As of March 31, 2011, the Company has missed two dividend payments. By deferring the dividends on Series A Senior Preferred Stock for a total of six quarters, whether or not consecutive, the U.S. Treasury will have the right to elect two members of the Company’s Board of Directors, voting together with any other holders of preferred shares ranking pari passu with the Series A Senior Preferred Stock. These directors would serve on the Company’s Board of Directors until such time as the Company has paid in full all dividends not previously paid, at which time these directors’ terms of office would immediately terminate. Given the Company’s recent losses and accumulated deficit, it is unlikely the Company will resume payment of dividends on its Preferred Stock in 2011. At March 31, 2011, the Company has accrued $100 thousand for dividends that have not been paid.

Regulatory capital adequacy requirements state that the Bank must maintain minimum ratios to be categorized as “well capitalized” or “adequately capitalized.”  The Company is not subject to similar regulatory capital requirements because its consolidated assets do not exceed $500 million, the minimum asset size criteria for bank holding companies subject to those requirements. The Bank’s actual capital ratios and the required ratios for a “well capitalized” and “adequately capitalized” bank are as follows:

	"Adequately Capitalized" Minimum Ratio	"Well Capitalized" Minimum Ratio	31-Mar-11	31-Dec-10
Tier I Capital to Average Assets - "Bank Only"	4.00%	5.00%	4.94%	4.75%
Tier I Capital to Risk-Weighted Assets - "Bank Only"	4.00%	6.00%	7.00%	6.85%
Total Capital to Risk-Weighted Assets - "Bank Only"	8.00%	10.00%	8.31%	8.16%

At March 31, 2011, the Bank is considered “adequately capitalized”. The Bank is actively working on  alternatives to enhance its capital ratios to comply with regulatory enforcement actions , including strategies to reduce total assets, initiatives to improve core operating earnings, and strategies to raise capital.

Liquidity

Liquidity management involves our ability to meet cash flow requirements arising from fluctuations in deposit levels and demands of daily operations, which include funding of securities purchases, providing for customers’ credit needs and ongoing repayment of borrowings.  Our liquidity is actively managed on a daily basis and reviewed periodically by our ALCO Committee and Board of Directors.  This process is intended to ensure the maintenance of sufficient funds to meet our needs, including adequate cash flow for off-balance sheet instruments.

Our primary sources of liquidity are derived from financing activities that include the acceptance of customer deposits and a Federal Home Loan Bank and Federal Reserve Bank advance line. The Bank has two credit lines with FHLB totaling $41.2 million that are collateralized by certain loans and investment securities and one credit line with the FRB totaling approximately $3.6 million that is secured by three investment securities. At March 31, 2011, the Bank has no borrowed funds outstanding on any of the available lines of credit. The Bank’s current Liquidity policy is to maintain a liquidity ratio of not less than 20.0% based on regulatory formula. As of March 31, 2011 the Bank had a liquidity ratio of 24.8% compared to 22.5% at March 31, 2010 and 23.0% at December 31, 2010.

Interest Rate Sensitivity

The Bank closely follows the maturities and re-pricing opportunities of both assets and liabilities to reduce gaps in interest spreads.  An analysis is performed quarterly to determine the various interest sensitivity gaps, the economic value of equity and earnings at risk.  The reports indicate that the Bank is somewhat asset sensitive, meaning that when interest rates change, assets (loans) will re-price faster than short-term liabilities (deposits).  With a decrease in the prime lending rate loans re-price faster than the deposits.

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The asset liability management report as of March 31, 2011 indicates that the Bank is relatively neutral to either a rates up and down scenario.   The following table sets forth the results of the various scenarios of rate environments applied to net interest income:

Interest Income and Expense Under Rate Shock
(dollars in thousands)

	-200bp	-100bp	0bp	+100bp	+200bp
Net Interest Income	$(64)	$(10)	$-	$28	$160

Percent of Risk	-0.65%	-0.10%	0.00%	0.29%	1.63%

Assumptions are inherently uncertain and, consequently, the model cannot precisely measure net interest income or precisely predict the impact of changes in interest rates on net interest income.  Actual results will differ from simulated results due to timing, magnitude and frequency of interest rate changes, as well as changes in market conditions and management strategy.

Critical Accounting Policies

This discussion should be read in conjunction with the unaudited consolidated financial statements of the Company, including the notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations and audited financial statements, including the notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Bank’s Form 10-K for the year ended December 31, 2010.

Our accounting policies are integral to understanding the results reported.  Our most complex accounting policies require management’s judgment to ascertain the valuation of assets, liabilities, commitments and contingencies.  We have established detailed policies and control procedures that are intended to ensure valuation methods are well controlled and applied consistently from period to period.  In addition, the policies and procedures are intended to ensure that the process for changing methodologies occurs in an appropriate manner.  The following is a brief description of our current accounting policies involving significant management valuation judgments.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

Allowance for Loan Losses

The determination of the balance in the allowance for loan losses is based on an analysis of the loan portfolio and reflects an amount which, in management’s judgment, is adequate to provide for probable incurred loan  losses after giving consideration to the character of the loan portfolio, current economic conditions, past credit loss experience and such other factors as deserve current recognition in estimating credit losses.  The provision for loan losses is charged to expenses.

The Bank typically moves to charge-off loan balances when, based on various evidence, it believes those balances are no longer collectable.  Such evidence may include updated information related to a borrower’s financial condition or updated information related to collateral securing such loans  Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

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The allowance consists of specific and general reserves.  Specific reserves relate to loans that are individually classified as impaired.  A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Nonperforming Commercial and real estate loans are individually evaluated for impairment.  If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.  Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.  If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral.  For troubled debt restructurings that subsequently default, the Bank determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

General reserves cover non-impaired loans and are based on historical loss rates for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated probable incurred loan losses as of the evaluation date to differ from the portfolio segment’s historical loss experience. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

Portfolio segments identified by the Bank include construction and land development, commercial real estate, commercial and industrial and consumer loans.  Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to income, collateral type and loan-to-value ratios for consumer loans.

Available-for-Sale Securities

The fair values of most securities classified as available-for-sale are based on quoted market prices. If quoted market prices are not available, fair values are extrapolated from the quoted prices of similar instruments.

Deferred Compensation Liabilities

Management estimates the life expectancy of the participants and the accrual methods used to accrue compensation expense.  If individuals or their beneficiaries outlive their assumed expectancies the amounts accrued for the payment of their benefits will be inadequate and additional charges to income will be required.

ITEM 3 QUANTITATIVE AND QUALITIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss in a financial instrument arising from adverse changes in market prices, interest rates, foreign currency exchange rates, commodity prices and equity prices. The Company’s market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. Management uses various asset/liability strategies to manage the re-pricing characteristics of the Company’s earning assets and funding liabilities to ensure that exposure to interest rate fluctuations is within its guidelines of acceptable risk-taking. Hedging strategies, including the terms and pricing of loans and deposits, and managing the deployment of the Company’s securities are used to reduce mismatches in interest rate re-pricing opportunities of portfolio assets and their funding sources.

Interest rate risk is addressed by our Asset Liability Management Committee (“ALCO”) which is comprised of senior management officers of the bank. The ALCO monitors interest rate risk by analyzing the potential impact on the net equity value and net interest income from potential changes in interest rates, and considers the impact of alternative strategies or changes in balance sheet structure. The ALCO manages the Company’s balance sheet in part to maintain, within acceptable ranges, the potential impact on net equity value and net interest income despite fluctuations in market interest rates.

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Exposure to interest rate risk is reviewed on at least a quarterly basis by the ALCO and the Board of Directors. Interest rate risk exposure is measured using interest rate sensitivity analysis to determine the change in net portfolio value in the event of hypothetical changes in interest rates. If potential changes to net equity value and net interest income resulting from hypothetical interest rate changes are not within the limits established by the Board of Directors, management may adjust the asset and liability mix to bring interest rate risk within approved limits.

ITEM 4T CONTROLS AND PROCEDURES

As of the end of the period covered by this report, management, including the Company’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures with respect to the information generated for use in this Quarterly Report.  Based upon, and as of the date of that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the disclosures controls and procedures were effective to provide reasonable assurances that information required to be disclosed in the reports the Company files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

There was no change in the Company’s internal controls over financial reporting during the quarter ended March 31, 2011 that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

In designing and evaluating disclosure controls and procedures, the Company’s management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute, assurances of achieving the desired control objectives and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

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PART II  - OTHER INFORMATION

ITEM 1.  Legal Proceedings.

The Company is involved in various legal proceedings occurring in the ordinary course of business which, in aggregate, are believed by management to be immaterial to the financial condition and results of operations of the Company.

ITEM 1A.  Risk Factors.

We Are Subject to Various Regulatory Requirements and Expect to Be Subject to Future Regulatory Restrictions and Enforcement Actions

There have been no changes to risk factors identified in the Company’s Annual report on Form 10-K for 2010.

ITEM 2.  Unregistered Sale of Equity Securities and Use of Proceeds.

None.

ITEM 3.  Defaults Upon Senior Securities.

Not applicable.

ITEM 4.  (Removed and Reserved)

ITEM 5.  Other Information

Not applicable.

ITEM 6.  Exhibits

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SANTA LUCIA BANCORP

Date: May 16, 2011	/s/ John C. Hansen
John C. Hansen
President and Chief Executive Officer (Principal Executive Officer)

Date: May 16, 2011	/s/ Margaret A. Torres
Margaret A. Torres
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit Sequential Number	Description
31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

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REVOCABLE PROXY – SANTA LUCIA BANCORP
SPECIAL MEETING OF SHAREHOLDERS – October 6, 2011

The undersigned shareholder(s) of Santa Lucia Bancorp (the “Company”) hereby appoints, constitutes and nominates Khatchik H. Achadjian, Douglas C. Filipponi and D. Jack Stinchfield, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at Santa Lucia Bank, 7480 El Camino Real, Atascadero, California on October 6, 2011, at 6:00 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.            To consider and act upon a proposal to approve the principal terms of an Agreement and Plan of Merger by and among Carpenter Fund Manager GP, LLC, Mission Community Bancorp, Mission Community Bank, the Company and Santa Lucia Bank, dated June 24, 2011, that provides for a merger of Santa Lucia and a newly formed subsidiary of Carpenter Community BancFund, L.P., and Carpenter Community BancFund-A, L.P., to be immediately followed by the merger of Santa Lucia Bank with and into Mission Community Bank, and the transactions related thereto as more fully described in the proxy statement dated [*], 2011.

☐  For                                           ☐  Against                                           ☐  Abstain

2.            To adopt the following non-binding advisory resolution approving certain “golden parachute” compensation payable under existing agreements with the Company that certain executive officers of the Company will or may receive in connection with the merger as disclosed in the proxy statement dated [*], 2011.

“Resolved, that the shareholders of Santa Lucia Bancorp approve “golden parachute” compensation payable to certain executive officers of the Company that will or may be received in connection with the merger”

☐  For                                           ☐  Against                                           ☐  Abstain

3.            To transact such other business as may properly come before the Special Meeting.

Continued on back

{REVERSE SIDE}

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

I/WE do ☐ or:                                              I/WE do not ☐ expect to attend this meeting.

The Board of Directors recommends a vote FOR the foregoing proposals.  If any other business is presented at the Special Meeting, this proxy shall be voted in accordance with the discretion of the proxy holders.  This proxy also vests discretionary authority to cumulate votes. If a shareholder signs and returns this proxy card, but does not indicate thereon the manner in which he or she wishes his or her shares to be voted with respect to the proposals described above, then this proxy will be voted FOR each of the proposals. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

Signature

Signature

Date:

Please date and sign exactly as your name(s) appear to the left.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners should sign.